                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

IN RE:                        ) CHAPTER 11
                              )
INTERMET CORPORATION, ET AL., ) CASE NO. 04-67597
                              ) (JOINTLY ADMINISTERED)
   DEBTORS.                   )
                              ) HONORABLE MARCI B. MCIVOR

              AMENDED DISCLOSURE STATEMENT OF INTERMET CORPORATION
         AND CERTAIN OF ITS DOMESTIC SUBSIDIARIES DATED AUGUST 12, 2005

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 20, 2005 (THE "VOTING DEADLINE"), UNLESS EXTENDED BY INTERMET CORPORATION ("INTERMET") OR THE APPLICABLE DEBTOR. IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY SUCH TIME. NOTEHOLDERS MUST RETURN THEIR BALLOTS EARLIER THAN THE VOTING DEADLINE TO A "NOMINEE"--SEE SECTION II.D. OF THIS DISCLOSURE STATEMENT FOR FURTHER DETAILS.

FOLEY & LARDNER LLP
Judy A. O'Neill (P32142)
Daljit S. Doogal (P57181)
Frank W. DiCastri
500 Woodward Avenue
Detroit, Michigan 48226
(313) 234-7100

Counsel to the Debtors and
Debtors in Possession

                                   DISCLAIMER

NO PERSON (AS DEFINED IN THE PLAN) IS AUTHORIZED IN CONNECTION WITH THE PLAN, OR THE SOLICITATION OF BALLOTS WITH RESPECT TO THE PLAN, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT, ITS EXHIBITS AND ANY OTHER BANKRUPTCY COURT-APPROVED SOLICITATION MATERIALS. IF ANY SUCH REPRESENTATIONS OR INFORMATION ARE GIVEN OR MADE, THEY SHOULD NOT BE RELIED UPON. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT ALL THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

THIS DISCLOSURE STATEMENT DESCRIBES VARIOUS TRANSACTIONS CONTEMPLATED UNDER THE PLAN BUT IS NOT A SUBSTITUTE FOR THE PLAN. THE TERMS OF THE PLAN WILL GOVERN IN CASE OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT. A COPY OF THE PLAN ACCOMPANIES THIS DISCLOSURE STATEMENT. THE DEFINITIONS IN THE PLAN ARE INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT. CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT, WITHOUT DEFINITION, HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN.

THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND AN AMENDED DISCLOSURE STATEMENT AT ANY TIME SUBJECT TO THE LIMITATIONS IN THE PLAN AND THE BANKRUPTCY CODE. YOU ARE URGED TO STUDY THE PLAN IN FULL AND TO CONSULT WITH YOUR LEGAL COUNSEL AND TAX ADVISORS ABOUT THE PLAN AND ITS IMPACT UPON YOUR LEGAL RIGHTS, INCLUDING POSSIBLE TAX CONSEQUENCES. PLEASE READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND CONSIDER FULLY THE "CERTAIN FACTORS TO BE CONSIDERED" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION XII - "CERTAIN FACTORS TO BE CONSIDERED."

THE PLAN AND THIS DISCLOSURE STATEMENT ARE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION"; HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR DISCLOSURE STATEMENT AND NONE OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION OR ANY SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITIES HAS APPROVED THIS DISCLOSURE STATEMENT, THE PLAN, THE NEW COMMON STOCK (AS DEFINED IN THE

PLAN) OR THE RIGHTS (AS DEFINED IN THE PLAN) OFFERED UNDER THE PLAN, OR HAS PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

NO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR "BLUE SKY" LAWS HAS BEEN FILED WITH THE SEC OR ANY OTHER AGENCY BY THE DEBTORS WITH RESPECT TO THE RIGHTS OR THE NEW COMMON STOCK THAT WILL BE ISSUED ON THE EFFECTIVE DATE OF THE PLAN AND THAT MAY BE DEEMED TO BE OFFERED BY VIRTUE OF THIS SOLICITATION. THE DEBTORS ARE RELYING ON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 1145 OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS ANY OFFER OF THE NEW COMMON STOCK (EXCEPT ANY OFFER TO THE INITIAL COMMITTED PURCHASERS (AS DEFINED IN THE PLAN)) THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE PLAN.

EXCEPT WITH RESPECT TO THE PROJECTIONS SHOWN IN EXHIBIT G TO THIS DISCLOSURE STATEMENT (THE "PROJECTIONS"), AND EXCEPT AS OTHERWISE SPECIFICALLY AND EXPRESSLY STATED HEREIN, THIS DISCLOSURE STATEMENT DOES NOT REFLECT ANY EVENTS THAT MAY OCCUR SUBSEQUENT TO THE DATE HEREOF. SUCH EVENTS MAY HAVE A MATERIAL IMPACT ON THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS DO NOT INTEND TO UPDATE THE PROJECTIONS. THE PROJECTIONS ARE QUALIFIED BY, AND ARE SUBJECT TO, THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS INCLUDED IN THIS DISCLOSURE STATEMENT. IN ADDITION, NONE OF THE AUDITORS OR OTHER ADVISORS FOR THE DEBTORS HAS COMPILED OR EXAMINED THE PROJECTIONS AND, ACCORDINGLY, NONE OF SUCH PARTIES EXPRESSES ANY OPINION OR PROVIDES ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, OR ASSUMES ANY RESPONSIBILITY FOR, AND EACH SUCH PARTY EXPRESSLY DISCLAIMS ANY RESPONSIBILITY FOR, THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE PLAN AND THIS DISCLOSURE STATEMENT INCLUDING UNDER
SECTION IV - "OPERATIONS OF THE

DEBTORS," SECTION VI - "CAUSES OF ACTION," AND SECTION XII - "CERTAIN FACTORS TO BE CONSIDERED."

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. NOTHING CONTAINED HEREIN WILL CONSTITUTE AN ADMISSION OF ANY FACT OR OF LIABILITY BY ANY PARTY WITH REGARD TO ANY CLAIM OR LITIGATION. NO STATEMENT OF FACT WILL BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR IN ANY PROCEEDING WITH RESPECT TO ANY LEGAL EFFECT OF THE REORGANIZATION OF THE DEBTORS OR THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND THIS DISCLOSURE STATEMENT.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, BY ITS NATURE, IS IN THE MANNER OF PROJECTIONS, WHICH MAY PROVE TO BE DIFFERENT FROM ACTUAL RESULTS AND MAY BE SUBJECT TO CHANGE FROM TIME TO TIME.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY MANAGEMENT OF THE DEBTORS, EXCEPT WHERE OTHER SOURCES ARE IDENTIFIED. THE DEBTORS AUTHORIZE NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE PLAN OTHER THAN THOSE IN THIS DISCLOSURE STATEMENT AND ACCOMPANYING DOCUMENTS. YOU SHOULD NOT RELY ON ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PARTY TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT. NO ONE IS AUTHORIZED TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE DEBTORS. THE DEBTORS HAVE BEEN CAREFUL TO BE ACCURATE IN THIS DISCLOSURE STATEMENT IN ALL MATERIAL RESPECTS, AND THEY BELIEVE THAT THE CONTENTS OF THIS DISCLOSURE STATEMENT ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS. HOWEVER, THE DEBTORS CANNOT AND DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY. IN PARTICULAR, EVENTS AND FORCES BEYOND THE CONTROL OF THE DEBTORS MAY ALTER THE ASSUMPTIONS UPON WHICH THE FEASIBILITY OF THE PLAN ARE SUBJECT.

THIS DISCLOSURE STATEMENT MAY CONTAIN STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD LOOKING STATEMENTS INCLUDE THOSE REGARDING CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. SUCH

FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED IN SECTION XII, "CERTAIN FACTORS TO BE CONSIDERED," THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS TO BE DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE STATEMENTS. YOU SHOULD ALSO REVIEW PART II, ITEM 7, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," CONTAINED IN INTERMET'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, FOR ADDITIONAL INFORMATION REGARDING FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS TO BE DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED BY ANY FORWARD-LOOKING STATEMENTS.

                                TABLE OF CONTENTS

I.      INTRODUCTION......................................................     1
        A.   GENERAL......................................................     1
        B.   SUMMARY OF DEBTORS' CORPORATE STRUCTURE......................     2
        C.   JOINTLY PROPOSED PLANS OF REORGANIZATION.....................     3
        D.   INTERCOMPANY CLAIMS..........................................    19
        E.   PRESERVATION OF CERTAIN CAUSES OF ACTION.....................    19

II.     PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION..................    19
        A.   VOTING PROCEDURES............................................    19
        B.   ELECTIONS ON THE BALLOT TO RECEIVE NEW COMMON STOCK..........    20
        C.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS
             OTHER THAN NOTEHOLDER CLAIMS.................................    21
        D.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF NOTEHOLDER CLAIMS.......    21
        E.   INQUIRIES....................................................    23
        F.   ACCEPTANCE...................................................    23
        G.   CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS
             OF THE PLAN..................................................    24
        H.   MODIFICATION OF THE PLAN AND AMENDMENTS......................    25
        I.   EFFECT OF CONFIRMATION.......................................    26
        J.   REVOCATION OF THE PLAN.......................................    26

III.    BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT
        OF BANKRUPTCY PROCEEDINGS.........................................    26

IV.     OPERATIONS OF THE DEBTORS.........................................    27
        A.   CORPORATE STRUCTURE..........................................    27
        B.   INTERMET'S BUSINESS OPERATIONS...............................    29
        C.   PROPERTIES...................................................    37
        D.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS..............    38
        E.   THE PRINCIPALS OF THE DEBTORS................................    40
        F.   ENVIRONMENTAL RELATED LIABILITIES............................    46

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
V.      THE DEBTORS' DEBT OBLIGATIONS.....................................    49
        A.   THE PRE-PETITION CREDIT FACILITY.............................    49
        B.   LETTERS OF CREDIT AGREEMENT..................................    49
        C.   SENIOR NOTES.................................................    50
        D.   INDUSTRIAL REVENUE BONDS.....................................    51
        E.   TRADE DEBT...................................................    52

VI.     CAUSES OF ACTION..................................................    53
        A.   CHAPTER 5 CLAIMS.............................................    53
        B.   OTHER CLAIMS.................................................    53
        C.   PENDING LITIGATION...........................................    53

VII.    SIGNIFICANT POST-PETITION ACTIONS.................................    53
        A.   FIRST DAY MOTIONS............................................    54
        B.   RETENTION OF PROFESSIONALS...................................    54
        C.   CASE ADMINISTRATION..........................................    55
        D.   OPERATIONAL DEVELOPMENTS.....................................    55
        E.   DEBTOR-IN-POSSESSION FINANCING...............................    63
        F.   FORMATION OF THE OFFICIAL COMMITTEE OF EQUITY SECURITY
             HOLDERS AND THE AD HOC INTERMET TRADE CLAIMS COMMITTEE.......    65
        G.   APPROVAL OF THE KEY EMPLOYEE RETENTION PLAN..................    66
        H.   GOODWILL AND ASSET IMPAIRMENT................................    67

VIII.   SUMMARY OF THE PLAN...............................................    68
        A.   EIGHTEEN (18) DIFFERENT PLANS OF REORGANIZATION..............    69
        B.   TREATMENT OF UNCLASSIFIED CLAIMS.............................    72
        C.   TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN......    77
        D.   TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN........    79
        E.   INTERCOMPANY CLAIMS..........................................    86

IX.     EFFECT OF CONFIRMATION AND IMPLEMENTATION OF THE PLAN.............    86
        A.   CONFIRMATION.................................................    87

        B.   EFFECTS OF PLAN CONFIRMATION.................................    87
        C.   EXIT FINANCING...............................................    94
        D.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................    95
        E.   DISTRIBUTIONS................................................    97
        F.   RETIREE BENEFITS.............................................   100
        G.   CORPORATE GOVERNANCE.........................................   101
        H.   REORGANIZED DEBTORS..........................................   102
        I.   CORPORATE ACTION.............................................   102
        J.   NON-DEBTOR AFFILIATES........................................   103
        K.   STOCKHOLDERS' AGREEMENT......................................   103
        L.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS...........   104
        M.   REGISTRATION RIGHTS AGREEMENT................................   106
        N.   CANCELLATION OF EXISTING COMMON STOCK AND EXISTING PREFERRED
             STOCK........................................................   107
        O.   MANAGEMENT INCENTIVE PLAN....................................   107
        P.   KEY EMPLOYEE RIGHTS OFFERING.................................   108
        Q.   CONTINUATION OF BUSINESS.....................................   108
        R.   EMPLOYMENT AGREEMENTS........................................   109
        S.   DISBANDMENT OF OFFICIAL COMMITTEES...........................   109
        T.   DISBURSING AGENT.............................................   109
        U.   POST-CONFIRMATION EFFECT OF INDENTURE........................   109
        V.   APPROVAL OF SETTLEMENTS......................................   110
        W.   PRESERVATION OF CERTAIN CAUSES OF ACTION.....................   110

X.      THE RESTRUCTURING COMMITMENT LETTER AND THE RIGHTS OFFERING.......   111
        A.   INITIAL COMMITTED PURCHASERS.................................   111
        B.   TERMS AND CONDITIONS OF THE RESTRUCTURING COMMITMENT LETTER..   113
        C.   ABILITY TO PARTICIPATE IN THE RIGHTS OFFERING................   114
        D.   ISSUANCE OF RIGHTS...........................................   116
        E.   SUBSCRIPTION PERIOD..........................................   116

        F.   SUBSCRIPTION PRICE...........................................   116
        G.   SUBSCRIPTION RECORD DATE.....................................   116
        H.   SUBSCRIPTION AGENT...........................................   116
        I.   EXERCISE OF RIGHTS...........................................   117
        J.   TRANSFER RESTRICTION; REVOCATION.............................   117
        K.   DISTRIBUTION OF RIGHTS OFFERING SHARES.......................   118
        L.   SUBSEQUENT ADJUSTMENTS TO THE RIGHTS OFFERING PARTICIPATION
             CLAIM AMOUNT.................................................   118
        M.   NO INTEREST..................................................   118
        N.   VALIDITY OF EXERCISE OF RIGHTS...............................   118
        O.   USE OF PROCEEDS..............................................   119
        P.   MARKETING TO OTHER POTENTIAL INVESTORS AND ALTERNATIVES......   119
        Q.   JURISDICTION.................................................   120

XI.     VALUATION ANALYSIS................................................   120
        A.   VALUATION OF THE REORGANIZED DEBTORS.........................   120

XII.    CERTAIN FACTORS TO BE CONSIDERED..................................   129
        A.   CERTAIN BANKRUPTCY CONSIDERATIONS............................   129
        B.   RISKS RELATING TO THE NEW COMMON STOCK.......................   130
        C.   RISKS ASSOCIATED WITH THE BUSINESSES.........................   131

XIII.   UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF THE PLAN IS
        CONFIRMED.........................................................   131
        A.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS..........   133
        B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN
             CLAIMS.......................................................   137
        C.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NEW COMMON
             STOCK........................................................   140

XIV.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST..   143
        A.   FEASIBILITY OF THE PLAN......................................   143
        B.   BEST INTERESTS TEST..........................................   145
        C.   CHAPTER 7 LIQUIDATION ANALYSIS...............................   146

XV.     SOLICITATION OF THE PLAN..........................................   148

        A.   PARTIES IN INTEREST ENTITLED TO VOTE.........................   148
        B.   CLASSES IMPAIRED UNDER THE PLAN..............................   149
        C.   WAIVERS OF DEFECTS, IRREGULARITIES, ETC......................   150
        D.   WITHDRAWAL OF BALLOTS; REVOCATION............................   150
        E.   FURTHER INFORMATION; ADDITIONAL COPIES.......................   151

XVI.    CONCLUSION........................................................   151

List of Exhibits

Exhibit A  - Debtors' Amended Plans of Reorganization
Exhibit B  - Corporate Structure Chart
Exhibit B1 - Post-Emergence Corporate Structure Chart
Exhibit C  - List Of Debtors' Properties
Exhibit D  - List Of Pending Litigation
Exhibit E  - List Of First Day Motions
Exhibit F  - Liquidation Analysis
Exhibit G  - Projected Financial Information For The Reorganized Debtors
Exhibit H  - Selected Historical Financial Information
Exhibit I  - Distribution Schedule
Exhibit J  - Stockholders' Agreement

I.   INTRODUCTION

     A.   GENERAL

The purpose of this Amended Disclosure Statement (the "Disclosure Statement")(1) is to provide Holders of all Claims and Interests in the Debtors with adequate information, within the meaning of Section 1125(a) and 1126 of the Bankruptcy Code, of a kind, and in sufficient detail, to make an informed judgment about the amended plans of reorganization submitted to the Bankruptcy Court on August 12, 2005 (collectively, the "Plan") by Intermet Corporation, a Georgia corporation ("Intermet"), and certain of its domestic subsidiaries, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc. (collectively, the "Domestic Subsidiaries") (Intermet and the Domestic Subsidiaries are each individually referred to as a "Debtor" and collectively, as the "Debtors"). A copy of the Plan is attached hereto as Exhibit A.

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

The Debtors are debtors and debtors-in-possession in jointly administered Cases under Chapter 11 of the Bankruptcy Code. The Debtors are reorganizing and continuing to conduct their businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code and are soliciting votes to accept or reject the Plan. The Debtors

----------
(1) A copy of this Disclosure Statement and all of its exhibits, including exhibits to the Plan as they become available on the Exhibit Filing Date (or earlier in the event that the Plan so provides), will be available at www.administar.net. This Disclosure Statement amends and restates the Disclosure Statement filed on August 5, 2005.

and the Creditors' Committee believe that acceptance of the Plan is in the best interests of any Person who holds a Claim against the Debtors. Based on the settlement described in Section VIII.A. of this Disclosure Statement, the Ad Hoc Committee supports the Plan.

None of the non-Debtor Affiliates incorporated outside of the United States have commenced, or are subject to, a case under Chapter 11 of the Bankruptcy Code or similar insolvency proceeding in any other jurisdiction. These foreign non-Debtor Affiliates, which are identified in the corporate structure chart attached hereto as Exhibit B, continue to operate their businesses in the ordinary course of business. In addition, there are two domestic non-Debtor
Affiliates: Western Capital Corporation and Transnational Indemnity Company. These subsidiaries have ceased operations and the Debtors anticipate that they will be dissolved pursuant to state law prior to, or soon after, the Effective Date.

Debtors Alexander City Casting Company, Inc., Ironton Iron, Inc., Wagner Havana, Inc. and Intermet Illinois, Inc. are non-operating entities which currently own Assets. It is each such Debtor's intention to sell such Assets after the Effective Date. The proceeds of such sales will be paid to the Exit Lenders.

HOLDERS OF CLAIMS AGAINST ANY OF THE DEBTORS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN, TOGETHER WITH THE EXHIBITS, IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

     B.   SUMMARY OF DEBTORS' CORPORATE STRUCTURE

Attached as Exhibit B hereto is a chart illustrating the current corporate structure of the Debtors and the non-Debtor Affiliates.

Immediately after the Effective Date, the Debtors intend to restructure their domestic operations in order to realign the legal structure with the management reporting system, streamline and simplify the corporate structure to reduce the administrative burden of managing the current structure, and the Debtors believe the new corporate structure will allow them to more effectively manage the tax consequences associated with cancellation of indebtedness income. Attached as Exhibit B1 is a chart illustrating the post-Effective Date corporate structure of the Debtors that is currently contemplated. The Debtors currently contemplate the following changes to their domestic corporate structure:(2)

- Reorganized Intermet will form a new corporation named "Light Metals Group, Inc."

- "Light Metals Group, Inc." will form "Tool Products, LLC," "Ganton Technologies, LLC," "Diversified Diemakers, LLC" and "Alexander City, LLC"

----------
(2) The post-emergence corporate structure chart attached as Exhibit B1 and the transactions contemplated therein (including all corporate name changes) are preliminary and subject to change as the Debtors (and the Reorganized Debtors) continue to evaluate the reorganization of their businesses.

-    Reorganized Tool Products, Inc. will merge with "Tool Products, LLC"

-    Reorganized Ganton Technologies, Inc. will merge with "Ganton Technologies,
     LLC"

- Reorganized Alexander City Casting Company, Inc. will merge with "Alexander City, LLC"

- Reorganized Diversified Diemakers, Inc. will merge with "Diversified Diemakers, LLC"

-    Reorganized Sudbury, Inc. will be renamed "Ferrous Metals Group, Inc."

- Reorganized Intermet will contribute the stock of Reorganized Lynchburg Foundry Company, Reorganized Ironton Iron, Inc., and Reorganized Northern Castings Corporation to "Ferrous Metals Group, Inc."

- "Ferrous Metals Group, Inc." will form "Lynchburg, LLC," "Northern, LLC," and "Ironton, LLC"

-    Reorganized Lynchburg Foundry Company will merge with "Lynchburg, LLC"

-    Reorganized Northern Castings Corporation will merge with "Northern, LLC"

-    Reorganized Ironton Iron, Inc. will merge with "Ironton, LLC"

- "Ferrous Metals Group, Inc." will contribute the stock of Reorganized Western Capital Corporation to Reorganized Wagner Castings Company

- Reorganized Wagner Havana, Inc. will merge with Reorganized Western Capital Corporation

     C.   JOINTLY PROPOSED PLANS OF REORGANIZATION

THE PLAN IS THE PRODUCT OF INTENSIVE NEGOTIATIONS AMONG THE DEBTORS, THE CREDITORS' COMMITTEE, THE PRE-PETITION AGENT, THE INITIAL COMMITTED PURCHASERS AND THE AD HOC COMMITTEE. THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THEY STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. BASED ON THE SETTLEMENT DESCRIBED IN SECTION VIII.A. OF THIS DISCLOSURE STATEMENT, THE AD HOC COMMITTEE SUPPORTS THE PLAN.

The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, see SECTION VIII "SUMMARY OF PLAN." The Plan was the result of a term sheet negotiated among the Debtors, the Creditors' Committee, the Pre-Petition Agent, and the Initial Committed Purchasers which is attached to the Restructuring Commitment Letter attached to the Plan as Exhibit A. The following summary is qualified in its entirety by the provisions of the Plan.

The Plan provides for the treatment of both classified and unclassified Claims against and Interests in each of the Debtors. SEE SECTION VIII - "SUMMARY OF THE PLAN" and Exhibit A to this Disclosure Statement for more details.

          1.   Unclassified Claims Against Each Debtor

In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Plan provides that Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims (to the extent such Workers' Compensation Claims are not General Unsecured Claims as described in Article 3.06 of the Plan), Pension Claims, and Consignment Claims are not classified. The respective treatment of such unclassified Claims is set forth below.

               A.   Administrative Claims Against Any Debtor

Except for Holders of DIP Facility Claims, each Holder of an Allowed Administrative Claim against any Debtor will receive, in full satisfaction of such Allowed Administrative Claim, Cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder agrees to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor will be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing in the Plan will be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or another court of competent jurisdiction.

               B.   Tax Claims Against Any Debtor

Each Holder of an Allowed Tax Claim against any Debtor will receive, in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Effective Date and (2) the date that is ten (10) days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Tax Claim, or (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim, totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim will have agreed in writing; provided that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to the Plan and the Holder of an Allowed Tax Claim will not assess or attempt to collect such penalty from the Debtors, their Estates, the Reorganized Debtors, or their property.

               C.   DIP Facility Claims Against Any Debtor

On the Effective Date, in full satisfaction of the DIP Facility Claims against each Debtor, the DIP Agents (for the benefit of the DIP Lenders, as applicable) will receive Cash in an amount equal to the then outstanding amount of the DIP Facility Claims (including, without limitation, all accrued and unpaid interest, fees and expenses and any other amounts that may then be due and payable under the DIP Facility) and any undrawn letters of credit issued pursuant to the DIP Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility. On the Effective Date, the DIP Agents' and the DIP Lenders' commitments and obligations under the DIP Facility will be irrevocably terminated and the Debtors will be deemed to have unconditionally and irrevocably released the DIP Lenders and the DIP Agents from all obligations, claims and liabilities arising thereunder or relating thereto.

               D.   U.S. Trustee Fees Owed By Any Debtor

The U.S. Trustee's quarterly fees owed by any Debtor will be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

               E.   Workers' Compensation Claims Against Any Debtor

Upon the Effective Date of the Plan, with the exception of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., the Reorganized Debtors will continue the Workers' Compensation Programs for all states in which they operate. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Workers' Compensation Programs, provided that in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., Claims arising thereunder will be General Unsecured Claims. The Reorganized Debtors will be responsible for all valid Claims for benefits and liabilities under the applicable Workers' Compensation Programs, provided that, in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., such Claims arising thereunder will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. All obligations under the applicable Workers' Compensation Programs will be paid in accordance with the terms and conditions of applicable Workers' Compensation Programs and all other applicable laws other than the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., which Claims will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. For all states in which the Debtors currently operate or have operated, with the exception of the State of Ohio, the Workers Compensation Programs are either (i) self-insured, or (ii) insured with a third party insurance carrier, and are in all cases secured by letters of credit. Accordingly, Claims resulting from the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., will be Class 4 General Unsecured Claims or Class 5 Unsecured Convenience Claims as applicable.

               F.   Pension Claims Against Any Debtor

Upon Confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue all Pension Plans in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Pension Plans will remain unaltered. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their control group of or from any current or future liability under applicable law with respect to the Pension Plans. On the Effective Date, the Debtors will pay into each Pension Plan the amount then due for the 2004 Pension Plan years unless such payments have already been made by the Debtors in the ordinary course. On the Effective Date, the Debtors will pay into each Pension Plan the remaining amounts then due under applicable minimum funding standards and the PBGC will be deemed to have withdrawn its Claims with respect to the Pension Plans. The PBGC is enjoined from seeking relief against the Reorganized Debtors under 29 U.S.C. Section 1362(e) as a consequence of the closure of the Debtors' Racine, Wisconsin or Decatur, Illinois facilities so long as (i) the Debtors remain current on minimum funding for all Pension Plans and do not apply for a waiver; (ii) the Debtors achieve at least 90% of the EBITDA contained in the financial projections that they have provided to their creditors in these Cases, provided, however, that the Debtors will have 30 calendar days to show that failure to meet such projections does not have a material adverse effect on PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iii) the Debtors remain current on their obligations to and in compliance with all covenants with their lenders, provided, however, that the Debtors will have 15 calendar days to show that the failure to meet an obligation or comply with a covenant does not have a material adverse effect PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iv) no reportable event occurs under 29 C.F.R. Section 4043.29, provided, however, that the Debtors will have 30 calendar days to show that if such a reportable event occurs, it will not have a material adverse effect on PBGC or any of the Pension Plans sponsored by the Debtors or any member of their controlled group; and (v) the Debtors provides the PBGC with any reports that they provide to any lender relating to failure to meet an obligation or comply with a covenant within 15 calendar days. In addition, the Debtors agree to be treated as subject to and shall not be exempted from advance reporting of reportable events under 29 C.F.R. Section 4043.61. The Debtors also will provide to PBGC Forms 5500 and the actuarial valuation reports annually; notice of changes in actuarial assumptions; and notice of plan mergers or other plan transactions. The Debtors will provide audited annual and unaudited quarterly financial statements when provided to their lenders.

               G.   Consignment Claims Against Any Debtor

Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all Liens, if any, of Persons who provided goods to the Debtors on consignment
(i) prior to the Petition Date and who hold valid, enforceable, and perfected Liens in such goods (a) pursuant to a written agreement with the Debtors and (b) in accordance with applicable law, or (ii) after the Petition Date pursuant to any order of the Bankruptcy Court will, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the Debtors and such Persons and will remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to the Debtors on consignment will be deemed to hold General Unsecured Claims under the Plan.

          2.   Classified Claims Against Each Debtor

Classes 1, 2, and 3 are Unimpaired for all Debtors. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims or Unimpaired Equity Interests in such Classes are conclusively presumed to have accepted the Plan. Classes 3a, 3b, 4, 4a, 4b, 4c, 5 and Class 6b Impaired Equity Interests are Impaired. Holders of Allowed Claims in Classes 3a, 3b, 4, 4a, 4b, 4c and 5 are, to the extent that such Claims are Allowed, not Disputed, or Temporarily Allowed for voting purposes pursuant to Bankruptcy Rule 3018(a), allowed to vote as a Class to accept or reject the Plan. Holders of Class 6b Impaired Equity Interests in the Impaired Equity Debtors are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

The tables below provide summaries of the classification and treatment of classified Claims and Equity Interests for each Debtor. The treatment of Claims shown below is more fully explained in the distribution schedule attached as
Exhibit I to this Disclosure Statement.

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

 CLASS AND TYPE                                                     ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                        OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                       THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                         OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   -----------------------------------   --------------------------
Class 1           Unimpaired for each Debtor - deemed to           Intermet                              100%
(Priority         have accepted the Plan and not entitled          Corporation: approx. $1,337,882
Claims)           to vote on the Plan; each Holder paid in full
                  in Cash from the Assets of each particular       Alexander City Casting                100%
                  Debtor against whom the Holder holds its Claim   Company, Inc.: $0
                  on the latest of the (i) Effective Date, (ii)
                  the date that is 10 days after the Allowance     Cast-Matic                            100%
                  Date of such Claim and (iii) the date when       Corporation: approx. $123,878
                  such Claim becomes due and payable according
                  to its terms.                                    Columbus                              100%
                                                                   Foundry, L.P.: approx. $95,175

                                                                   Diversified                           100%
                                                                   Diemakers, Inc.: approx. $33,135

                                                                   Ganton                                100%
                                                                   Technologies, Inc.: approx.
                                                                   $146,574

                                                                   Intermet Holding Company: $0          100%

                                                                   Intermet Illinois, Inc.: $0           100%

                                                                   Intermet International, Inc.: $0      100%

                                                                   Intermet U.S.                         100%
                                                                   Holding, Inc.: approx. $10,186

                                                                   Ironton Iron, Inc.: $0                100%

                                                                   Lynchburg Foundry                     100%
                                                                   Company: approx. $26,431

                                                                   Northern Castings                     100%
                                                                   Corporation: approx. $27,871

                                                                   Sudbury, Inc.: $0                     100%

                                                                   SUDM, Inc.: $0                        100%

                                                                   Tool Products, Inc.: approx.          100%
                                                                   $70,048

                                                                   Wagner Castings                       100%
                                                                   Company: approx. $14,983

                                                                   Wagner Havana, Inc.: $0               100%

Class 2           Unimpaired for each Debtor- deemed to            Intermet                              100%
(Pre-Petition     have accepted the Plan and not entitled          Corporation: approx. $171 million
Lender Claims)    to vote on Plan; Pre-Petition Agent
                  paid Cash in full amount of principal and        Alexander City Casting                100%
                  interest due, plus all un-reimbursed fees and    Company, Inc.: approx. $171 million
                  expenses incurred by the Pre-Petition Agent
                  through the Effective Date, plus all interest    Cast-Matic                            100%
                  and fees (if any) to which the Pre-Petition      Corporation: approx. $171 million
                  Lenders are entitled under Section 506(b) of
                  the Bankruptcy Code, and any other amounts       Columbus                              100%
                  owed by the Debtors under the DIP Order.         Foundry, L.P.: approx. $171 million

                                                                   Diversified                           100%
                                                                   Diemakers, Inc.: approx.
                                                                   $171 million

                                                                   Ganton                                100%
                                                                   Technologies, Inc.: approx.
                                                                   $171 million

                                                                   Intermet                              100%
                                                                   Holding Company: approx.
                                                                   $171 million

                                                                   Intermet Illinois, Inc.: approx.      100%
                                                                   $171 million

 CLASS AND TYPE                                                     ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                        OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                       THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                         OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   -----------------------------------   --------------------------
                                                                   Intermet                              100%
                                                                   International, Inc.: approx. $171
                                                                   million

                                                                   Intermet U.S.                         100%
                                                                   Holding, Inc.: approx. $171 million

                                                                   Ironton Iron, Inc.: approx. $171      100%
                                                                   million

                                                                   Lynchburg Foundry                     100%
                                                                   Company: approx. $171 million

                                                                   Northern Castings                     100%
                                                                   Corporation: approx. $171 million

                                                                   Sudbury, Inc.: approx. $171 million   100%

                                                                   SUDM, Inc.: approx. $171 million      100%

                                                                   Tool Products, Inc.: approx. $171     100%
                                                                   million

                                                                   Wagner Castings                       100%
                                                                   Company: approx. $171 million

                                                                   Wagner Havana, Inc.: approx. $171     100%
                                                                   million

Class 3           Unimpaired - legal, equitable and contractual    Intermet Corporation: approx.         100%
(Secured Claims   rights reinstated on the Effective Date, or      $322,248
Against Any       otherwise satisfied in accordance with
Debtor Except     the Plan.                                        Alexander City Casting                100%
Claims In Class                                                    Company, Inc.: $0
3a As To Wagner
Castings                                                           Cast-Matic Corporation: approx.       100%
Company)                                                           $6,983

                                                                   Columbus                              100%
                                                                   Foundry, L.P.: approx. 201,595

                                                                   Diversified                           100%
                                                                   Diemakers, Inc.: approx. $50,787

                                                                   Ganton                                100%
                                                                   Technologies, Inc.: approx.
                                                                   $2,841,476

                                                                   Intermet Holding Company: $0          100%

                                                                   Intermet Illinois, Inc.: $0           100%

                                                                   Intermet International, Inc.: $0      100%

                                                                   Intermet U.S.                         100%
                                                                   Holding, Inc.: approx. $22,763

                                                                   Ironton Iron, Inc.: $0                100%

                                                                   Lynchburg Foundry                     100%
                                                                   Company: approx. $157,687

                                                                   Northern Castings                     100%
                                                                   Corporation: approx. $798

                                                                   Sudbury, Inc.: $0                     100%

                                                                   SUDM, Inc.: $0                        100%

                                                                   Tool Products, Inc.: approx.          100%
                                                                   $617,655

                                                                   Wagner Castings                       100%
                                                                   Company: approx. $330,712

                                                                   Wagner Havana, Inc.: $0               100%


Class 3a          Impaired. On the Effective Date, Dana            Wagner Castings                       100%
(Secured          Corporation will be allowed to setoff            Company: approx. $5,300

 CLASS AND TYPE                                                     ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                        OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                       THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                         OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   -----------------------------------   --------------------------
Claims Held By    such Claim from amounts owed to Wagner
Dana              Castings, Columbus Foundry, L.P., Lynchburg
Corporation       Foundry Company, and Intermet, on the
Against Wagner    condition that Dana provides the amendments
Castings          to its purchase orders with the aforementioned
Company)          Debtors set forth in an agreement by and among
                  such Debtors and Dana dated April, 2005.

(c) Class 4       Impaired - each Holder paid:                     Intermet                              Cash-Out Amount: 4.09%
(General                                                           Corporation: approx. $189,197,093
Unsecured         (a) the Cash-Out Amount; OR                      (includes Noteholder Claims)          If New Common Stock and
Claims Other                                                                                             Rights elected: 15.4%
Than Those        (b) at the option of each such Holder of a
In Classes 4a,    General Unsecured Claim and only to the extent                                         If Inducement Cash
4b, or 4c)        that such Holder of General Unsecured Claims                                           elected: Pro Rata share of
                  so elects on the Ballot:                                                               $1,501,901, estimated at
                                                                                                         16.2%
                       (i) a Pro Rata portion of shares of New
                  Common Stock allocated to the applicable         Alexander City Casting                Cash-Out Amount: 2.61%
                  Debtor as indicated in Exhibit B to the Plan,    Company, Inc.: approx. $179,931,240
                  and                                              (consists only of Noteholder          If New Common Stock and
                                                                   Claims)                               Rights elected: 9.8%
                       (ii) its Pro Rata share of the Rights
                  allocated to the applicable Debtor as                                                  If Inducement Cash
                  indicated on Exhibit B to the Plan; OR                                                 elected: N/A

                  (c) at the option of each such Holder of a       Cast-Matic                            Cash-Out Amount: 2.90%
                  General Unsecured Claim and only to the extent   Corporation: approx. $183,197,759
                  that such Holder of General Unsecured Claims     (includes Noteholder Claims)          If New Common Stock and
                  makes the Inducement Cash Election for such                                            Rights elected: 10.9%
                  Debtor on the Ballot, the Inducement Cash
                  Amount.                                                                                If Inducement Cash
                                                                                                         elected: Pro Rata share of
                  For the avoidance of doubt, in the event a                                             $375,002, estimated at
                  Holder of a General Unsecured Claim fails to                                           11.5%
                  elect the options set forth in subsections (b)
                  or (c) above, such Holder will receive Cash      Columbus                              Cash-Out Amount: 4.0%
                  equal to the Cash-Out Amount.                    Foundry, L.P.: approx. $189,397,046
                                                                   (includes Noteholder Claims)          If New Common Stock and
                                                                                                         Rights elected: 15.1%

                                                                                                         If Inducement Cash
                                                                                                         elected: Pro Rata share of
                                                                                                         $1,499,723, estimated at
                                                                                                         15.8%

                                                                   Diversified                           Cash-Out Amount: 3.13%
                                                                   Diemakers, Inc.: approx.
                                                                   $183,291,005 (includes Noteholder
                                                                   Claims)                               If New Common Stock and
                                                                                                         Rights elected: 11.8%

                                                                                                         If Inducement Cash
                                                                                                         elected: Pro Rata share of
                                                                                                         $416,418, estimated at
                                                                                                         12.4%

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                                                                   Ganton Technologies,                 Cash-Out Amount: 2.67%
                                                                   Inc.: approx. $187,016,248
                                                                   (includes Noteholder Claims)         If New Common Stock and
                                                                                                        Rights elected: 10.0%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $748,563, estimated at
                                                                                                        10.6%

                                                                   Intermet Holding Company: $0 (not    N/A
                                                                   a guarantor of Senior Notes and
                                                                   therefore, no Noteholder Claims)

                                                                   Intermet                             Cash-Out Amount: 2.61%
                                                                   Illinois, Inc.: approx.
                                                                   $181,331,240 (includes Noteholder    If New Common Stock and
                                                                   Claims)                              Rights elected: 9.8%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $144,935, estimated at
                                                                                                        10.4%

                                                                   Intermet                             Cash-Out Amount: N/A
                                                                   International, Inc.: approx.
                                                                   $14,000 (not a guarantor of          If New Common Stock and
                                                                   Senior Notes, and therefore, no      Rights elected: 100%
                                                                   Noteholder Claims)
                                                                                                        If Inducement Cash
                                                                                                        elected: N/A

                                                                   Intermet U.S.                        Cash-Out Amount: 2.75%
                                                                   Holding, Inc.: approx.
                                                                   $185,889,247 (includes               If New Common Stock and
                                                                   Noteholder Claims)                   Rights elected: 10.3%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $648,143, estimated at
                                                                                                        10.9%

                                                                   Ironton Iron, Inc.: approx.          Cash-Out Amount: 2.61%
                                                                   $182,736,103 (includes
                                                                   Noteholder Claims)
                                                                                                        If New Common Stock and
                                                                                                        Rights elected: 9.8%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $290,373, estimated at
                                                                                                        10.4%

                                                                   Lynchburg Foundry                    Cash-Out Amount: 2.63%
                                                                   Company: approx. $189,342,671
                                                                   (includes Noteholder Claims)         If New Common Stock and
                                                                                                        Rights elected: 9.9%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                                                                                                        $981,416, estimated at
                                                                                                        10.4%

                                                                   Northern Castings                    Cash-Out Amount: 2.94%
                                                                   Corporation: approx. $181,482,233
                                                                   (includes Noteholder Claims)         If New Common Stock and
                                                                                                        Rights elected: 11.1%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $180,772, estimated at
                                                                                                        11.7%

                                                                   Sudbury, Inc.: approx.               Cash-Out Amount: 2.62%
                                                                   $182,804,825 (includes Noteholder
                                                                   Claims)
                                                                                                        If New Common Stock and
                                                                                                        Rights elected: 9.9%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $297,963, estimated at
                                                                                                        10.4%

                                                                   Tool                                 Cash-Out Amount: 3.0%
                                                                   Products, Inc.: approx.
                                                                   $186,138,827 (includes Noteholder    If New Common Stock and
                                                                   Claims)                              Rights elected: 11.3%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $737,597, estimated at
                                                                                                        11.9%

                                                                   Wagner Castings Company              Cash-Out Amount: 2.61%
                                                                   Company: approx. $184,580,140
                                                                   (includes Noteholder Claims).        If New Common Stock and
                                                                                                        Rights elected: 9.8%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $481,277, estimated at
                                                                                                        10.4%

                                                                   Wagner                               Cash-Out Amount: 2.62%
                                                                   Havana, Inc.: approx. $181,369,667
                                                                   (includes Noteholder Claims).        If New Common Stock and
                                                                                                        Rights elected: 9.9%

                                                                                                        If Inducement Cash
                                                                                                        elected: Pro Rata share of
                                                                                                        $149,176, estimated at
                                                                                                        10.4%

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
Class 4a          Impaired. If the Liquidating Plan Condition is   Wagner Castings Company              0%
(General          satisfied, each Holder paid:                     General Company: approx.
Unsecured                                                          $184,580,140 Unsecured Claims
Claims and        On or as soon as reasonably practicable after    (includes Noteholder Claims).
Unsecured         the Effective Date, in full satisfaction of
Convenience       the Allowed General Unsecured Claims in such
Claims Against    Class, the Indenture Trustee, on behalf of
Wagner Castings   each of the Noteholders, or each Holder of the
Company but       Allowed General Unsecured Claims,
only if the       respectively, will receive in full
Liquidating       satisfaction of their Claims against Wagner
Plan Condition    Castings:
is satisfied)
                  Cash equal to each Holder's Pro Rata share of
                  all proceeds remaining after liquidation of
                  all assets of Wagner Castings and the
                  satisfaction of all Liens thereon, including
                  those arising after the Effective Date, such
                  as the Liens arising under the Exit Financing
                  Facility.

Class 4b          Impaired. On or as soon as reasonably            SUDM, Inc.: approx. $179,931,240     Cash-Out Amount: 2.61%
(General          practicable after the Effective Date, in full    (consists only of Noteholder
Unsecured         satisfaction of its Allowed General Unsecured    Claims)                              If New Common Stock and
Claims Against    Claims in such Class, the Indenture Trustee,                                          Rights elected: 9.8%
SUDM, Inc.)       on behalf of each of the Noteholders, or each
                  Holder of the Allowed General Unsecured                                               If Inducement Cash
                  Claims, respectively, will receive:                                                   elected: N/A

                  (a) the Cash-Out Amount allocated to SUDM as indicated at right and in Exhibit B to the Plan; OR

                  (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot:

                       (i) a Pro Rata portion of shares of New
                  Common Stock allocated to SUDM as indicated in Exhibit B to the Plan, and

                       (ii) its Pro Rata share of the Rights
                  allocated to SUDM as indicated on Exhibit B to the Plan; OR

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                  (c) at the option of each such Holder of a
                  General Unsecured Claim against SUDM and only
                  to the extent that such Holder makes the
                  Inducement Cash Election for SUDM on the
                  Ballot, the Inducement Cash Amount with
                  respect to SUDM.

                  For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) above, such Holder will receive Cash equal to the Cash-Out Amount.

Class 4c          Impaired. If the Liquidating Plan Condition      Wagner                               Cash-Out Amount: 2.62%
(General          is satisfied:                                    Havana, Inc.: approx. $181,369,667
Unsecured                                                          (includes Noteholder Claims)         If New Common Stock and
Claims And        On the Effective Date, the Indenture                                                  Rights elected: 9.9%
Unsecured         Trustee, on behalf of each of the
Convenience       Noteholders, or a Holder of Allowed                                                   If Inducement Cash
Claims Against    General Unsecured Claims against Wagner                                               elected: Pro Rata share of
Wagner Havana,    Havana, Inc., will receive in full                                                    $149,176, estimated at
Inc., but only    satisfaction of their Claims:                                                         10.4%
if the
Liquidating       (a) the Cash-Out Amount allocated to
Plan              Wagner Havana as indicated in Exhibit B to
Condition is      the Plan; OR
satisfied)
                  (b) at the option of each such Holder of a
                  General Unsecured Claim and only to the extent
                  that such Holder of General Unsecured Claims
                  so elects on the Ballot:

                       (i) a Pro Rata portion of shares of the
                  New Common Stock allocated to Wagner Havana as indicated in Exhibit B to the Plan,

                       (ii) its Pro Rata share of the Rights
                  allocated to Wagner Havana and indicated on Exhibit B to the Plan; and

                       (iii) its Pro Rata share of the
                  Reorganized Wagner Havana New Common Stock which will be conveyed

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                  immediately to Reorganized Intermet upon the
                  Effective Date; OR

                  (c) at the option of each such Holder of a General Unsecured Claim against Wagner Havana and only to the extent that such Holder makes the Inducement Cash Election for Wagner Havana on the Ballot, the Inducement Cash Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan.

                  In the event a Holder of a General Unsecured
                  Claim fails to elect the options set forth in subsections (b) or (c) above, such Holder will receive the Cash-Out Amount allocated to Wagner Havana.

(d) Class 5       Impaired - each Holder paid as soon as           Intermet                             Pro Rata share of
(Unsecured        practicable after the Effective Date, the        Corporation: approx. $3,014,877      $488,681, estimated to be
Convenience       Convenience Cash Amount shown at right and in                                         16.2%
Claims)           Exhibit B to the Plan.

                                                                   Alexander City Casting               N/A
                                                                   Company, Inc.: $0

                                                                   Cast-Matic                           Pro Rate share of
                                                                   Corporation: approx. $1,169,873      $134,304, estimated to be
                                                                                                        11.5%

                                                                   Columbus                             Pro Rata share of
                                                                   Foundry, L.P.: approx. $3,749,449    $594,047, estimated to be
                                                                                                        15.8%

                                                                   Diversified                          Pro Rata share of
                                                                   Diemakers, Inc.: approx.             $350,337, estimated to be
                                                                   $2,826,606                           12.4%

                                                                   Ganton                               Pro Rata share of
                                                                   Technologies, Inc.: approx.
                                                                   $4,438,257                           $468,922, estimated to be
                                                                                                        10.6%

                                                                   Intermet Holding Company: $0         N/A

                                                                   Intermet Illinois, Inc.: approx.     Pro Rata share of $36,
                                                                   $348                                 estimated to be 10.4%

                                                                   Intermet                             Pro Rata share of $14,000,
                                                                   International, Inc.: $0              estimated to be 100%

                                                                   Intermet U.S.                        Pro Rata share of
                                                                   Holding, Inc.: approx. $2,363,306    $257,093, estimated to be
                                                                                                        10.9%

                                                                   Ironton Iron, Inc.: approx. $2,517   Pro Rata share of $261,
                                                                                                        estimated to be 10.4%

                                                                   Lynchburg Foundry                    Pro Rata share of
                                                                   Company: approx. $2,965,232          $309,212, estimated to be

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                                                                                                        10.4%

                                                                   Northern Castings                    Pro Rata share of
                                                                   Corporation: approx. $1,117,590      $130,258, estimated to be
                                                                                                        11.7%

                                                                   Sudbury, Inc.: approx. $6,853        Pro Rata share of $711,
                                                                                                        estimated to be 10.4%

                                                                   SUDM, Inc.: $0                       N/A

                                                                   Tool Products, Inc.: approx.         Pro Rata share of
                                                                   $3,096,229                           $367,900, estimated to be
                                                                                                        11.9%

                                                                   Wagner Castings                      Pro Rata share of
                                                                   Company: approx. $2,950,382          $305,438, estimated to be
                                                                                                        10.4%

                                                                   Wagner Havana, Inc.: approx.         Pro Rata share of $26,236,
                                                                   $252,977                             estimated to be 10.4%

Class 6a          Unimpaired as to the Unimpaired Equity           Alexander City Casting               100%; Allowed and retained
(Unimpaired       Interests in the Unimpaired Equity Debtors, in   Company, Inc.: 500 shares            by Reorganized Intermet
Equity            which cases the Holders are deemed to have
Interests)        accepted the Plan and are not entitled to        Cast-Matic Corporation: 47,805       100%; Allowed and retained
                  vote. As to such Unimpaired Equity Debtors,      shares                               by Reorganized Sudbury,
                  the Class 6 Unimpaired Equity Interests will                                          Inc.
                  be Allowed and retained by the applicable
                  Reorganized Debtor shown at right.               Columbus Foundry, L.P.: 95%          100%; Allowed and retained
                                                                   General Partner Interest, and 5%     by Reorganized Intermet
                                                                   Limited Partner Interest             U.S. Holding, Inc. (95%
                                                                                                        General Partner Interest)
                                                                                                        and SUDM, Inc. (5% Limited
                                                                                                        Partner Interest)

                                                                   Diversified Diemakers, Inc.:         100%; Allowed and retained
                                                                   10,000 shares                        by Reorganized Intermet

                                                                   Ganton Technologies, Inc.:           100%; Allowed and retained
                                                                   1,000,000 shares                     by Reorganized Intermet

                                                                   Intermet Holding Company: 1,000      100%; Allowed and retained
                                                                   shares                               by Reorganized Intermet
                                                                                                        International, Inc.

                                                                   Intermet Illinois, Inc.: 1,000       100%; Allowed and retained
                                                                   shares                               by Reorganized Sudbury,
                                                                                                        Inc.

                                                                   Intermet International, Inc.: 500    100%; Allowed and retained
                                                                   shares                               by Reorganized Intermet

                                                                   Intermet U.S. Holding, Inc.: 1,000   100%; Allowed and retained
                                                                   shares                               by Intermet International,
                                                                                                        Inc.

                                                                   Ironton Iron, Inc., but only as to   Existing Common Stock:

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                                                                   the Existing Common Stock: 23,000    100%; Allowed and retained
                                                                   shares. See Class 6b for treatment   by Reorganized Intermet
                                                                   of the Existing Preferred Stock.

                                                                   Lynchburg Foundry Company: 100       100%; Allowed and retained
                                                                   shares                               by Reorganized Intermet

                                                                   Northern Castings Corporation: 500   100%; Allowed and retained
                                                                   shares                               by Reorganized Intermet

                                                                   Sudbury, Inc.: 1,000 shares          100%; Allowed and retained
                                                                                                        by Reorganized Intermet

                                                                   SUDM, Inc.: 1,000 shares             100%; Allowed and retained
                                                                                                        by Intermet International,
                                                                                                        Inc.

                                                                   Tool Products, Inc.: 100 shares      100%; Allowed and retained
                                                                                                        by Reorganized Intermet

                                                                   (e) Wagner Castings Company:         If Liquidating Plan
                                                                   296,550 shares if the Liquidating    Condition is not satisfied:
                                                                   Plan Condition is not satisfied.     100%; Allowed and retained
                                                                   See Class 6b if the Liquidating      by Reorganized Sudbury, Inc.
                                                                   Plan Condition is satisfied.

                                                                   (e) Wagner Havana, Inc.: 100         If Liquidating Plan
                                                                   shares if the Liquidating Plan       Condition is not
                                                                   Condition is not satisfied. See      satisfied: 100%; Allowed
                                                                   Class 6b if the Liquidating Plan     and retained by
                                                                   Condition is satisfied.              Reorganized Wagner
                                                                                                        Castings Company

Class 6b          Impaired as to the Impaired Equity               Intermet Corporation: 0 shares       0%; Cancelled.
(Impaired         Interests in the Impaired Equity Debtors,
Equity            in which cases the Holders are not               (e) Wagner Castings Company, but     If the Liquidating Plan
Interests)        entitled to vote on the Plan and are             only if the Liquidating Plan         Condition is satisfied:
                  deemed to have rejected it. On the               Condition is satisfied: 0 shares     For liquidation purposes
                  Effective Date, all of the Class 6b                                                   only, 1 share of Reorganized
                  Impaired Equity Interests of such Impaired                                            Wagner Castings New Common
                  Equity Debtors will be cancelled.                                                     Stock issued and transferred
                                                                                                        to a third-party liquidating
                                                                                                        trustee.

                                                                   (e) Wagner Havana, Inc., but         If Liquidating Plan
                                                                   only if the Liquidating Plan         Condition is satisfied:
                                                                   Condition is satisfied: 0 shares.    0%; Cancelled. 1000 shares
                                                                                                        of Reorganized Wagner
                                                                                                        Havana New Common Stock
                                                                                                        issued to Holders of
                                                                                                        General

 CLASS AND TYPE                                                    ESTIMATED AMOUNT OF ALLOWED CLAIMS       ESTIMATED RECOVERY
  OF CLAIM OR                                                       OR EQUITY INTERESTS BY DEBTOR ON       OF ALLOWED CLAIMS OR
EQUITY INTEREST                                                      THE EFFECTIVE DATE, SUBJECT TO     EQUITY INTERESTS BY DEBTOR
FOR EACH DEBTOR              TREATMENT BY EACH DEBTOR                        OBJECTIONS (A)                         (B)
---------------   ----------------------------------------------   ----------------------------------   --------------------------
                                                                                                        Unsecured Claims
                                                                                                        and transferred to
                                                                                                        Reorganized Intermet.

                                                                   Ironton Iron, Inc., but only as      Existing Preferred Stock:
                                                                   to the Existing Preferred Stock:     0%; Cancelled.
                                                                   0 shares.

(a) The Claims estimates set forth above reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.

(b) This table assumes and incorporates the Substantive Consolidation Settlement described in Section VIII.A. of this Disclosure Statement. In particular, this table reflects the additional $6.7 million in value that, pursuant to the settlement, Noteholders are providing to Holders of General Unsecured Claims and Unsecured Convenience Claims (other than Noteholders), as compared to the value that would have been distributed to such Creditors in de-consolidated plans.

(c) See "Explanation of Creditor Treatment in Class 4" in Section VIII.D.2.a, below.

(d) Allowed unsecured Claims that are less than or equal to $125,000 and for which only one Debtor is liable, or for which the Holder makes a Convenience Class Election. See "Explanation of Creditor Treatment in Class 5" in Section VII.D.6.a. below.

(e) See "Explanation of Impaired Equity Interest Treatment in Class 6b for Wagner Castings Company and Wagner Havana, Inc." in Section VIII.D.7.a, below.

For a more detailed description of the foregoing Classes of Claims and Equity Interests and the proposed Distributions thereto, SEE SECTION VIII - "SUMMARY OF THE PLAN."

               A.   Aggregate Noteholder Recoveries

DUE TO THE GUARANTIES DISCUSSED IN SECTION V.C. BELOW, THE NOTEHOLDERS HAVE CLAIMS AGAINST INTERMET AND EVERY SENIOR NOTE GUARANTOR (ALL DEBTORS EXCEPT INTERMET INTERNATIONAL, INC. AND INTERMET HOLDING COMPANY). THEREFORE, THE NOTEHOLDERS WILL RECEIVE DISTRIBUTIONS FROM INTERMET AND EVERY SENIOR NOTE GUARANTOR EQUAL TO THE SUM OF ALL OF THE CASH-OUT AMOUNT RECOVERIES, OR THE NEW COMMON STOCK AND RIGHTS RECOVERIES, AS APPLICABLE, WHICH ARE ILLUSTRATED IN THE TABLE ABOVE.

THE AGGREGATE PERCENTAGE RECOVERY FOR NOTEHOLDERS WHO ELECT TO RECEIVE THE CASH-OUT AMOUNT FROM EACH SUCH DEBTOR IS ESTIMATED TO BE APPROXIMATELY 12.71%. THE AGGREGATE PERCENTAGE RECOVERY FOR NOTEHOLDERS WHO ELECT TO RECEIVE NEW COMMON STOCK AND RIGHTS FROM EACH SUCH DEBTOR IS

ESTIMATED TO BE APPROXIMATELY 47.8%. SEE SECTIONS V.C. AND VIII FOR MORE
DETAILS.

     D.   INTERCOMPANY CLAIMS

All Intercompany Claims will be released, waived and discharged as of the Effective Date. Claims held by Non-Debtor Affiliates against the Debtors will, with the consent of the Initial Committed Purchasers, to the maximum extent practicable, be (a) released, waived, and discharged as of the Effective Date,
(b) offset against claims held by Debtors against Non-Debtor Affiliates, or (c) converted to equity with respect to the obligee Debtor.

     E.   PRESERVATION OF CERTAIN CAUSES OF ACTION

In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, including Avoidance Actions and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules or on Exhibit J to the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the Confirmation or consummation of the Plan. Further, recovery of any proceeds of Causes of Action will be deemed "for the benefit of the Estates" as set forth in Section 550(a) of the Bankruptcy Code.

II. PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION

     A.   VOTING PROCEDURES

Under the Bankruptcy Code, the only Classes that are entitled to vote to accept or reject the Plan are Classes of Claims that are Impaired under the Plan. Accordingly, Classes of Claims or Interests that are Unimpaired under the Plan as to all Debtors, Classes 1 (Priority Claims Against Any Debtor), 2 (Pre-Petition Lender Claims Against Any Debtor), 3 (Class 3 Against Any Debtor Except As To Wagner Castings Company), and 6a (Unimpaired Equity Interests) are presumed to have accepted the Plan as to all Debtors and are not entitled to vote on the Plan. Holders of Secured Claims held by Dana

Corporation Against Wagner Castings Company (Class 3a), General Unsecured Claims against any Debtor (Classes 4, 4a, 4b, and 4c), and Unsecured Convenience Claims (Class 5), as to all Debtors, are Impaired and will be entitled to vote to accept or reject the Plan. Holders of Impaired Equity Interests (Class 6b) will not vote because such Impaired Equity Interests will not receive any Distribution and, accordingly, such Holders are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

Creditors that hold Claims in more than one Impaired Class are entitled to vote separately in each Class. To the extent that such multiple claims can be identified by the Debtors' balloting and subscription agents, J.P. Morgan Trust Company N.A. ("JP Morgan") and Financial Balloting Group L.L.C. ("Financial Balloting Group", and with JP Morgan, the "Balloting Agents"), such a Creditor will receive a separate Ballot for each of its Claims in each Class (in accordance with the records of the Clerk of the Court) and should complete and sign each Ballot separately. JP Morgan will serve as Balloting Agent with respect to non-Noteholder Claims and Financial Balloting Group will serve as Balloting Agent with respect to Noteholder Claims.

Except as otherwise ordered by the Bankruptcy Court, votes on the Plan will be counted only with respect to Claims: (a) that are listed on the Schedules other than as disputed, contingent or unliquidated; or (b) for which a Proof of Claim was filed on or before the applicable Claims Filing Bar Date. Any vote by a Holder of a Claim will not be counted if such Claim has been disallowed or is the subject of an unresolved objection, or is otherwise not entitled to a vote pursuant to the Bankruptcy Code or Bankruptcy Rules or a Bankruptcy Court order, absent an order of the Bankruptcy Court allowing such Claim for voting purposes pursuant to Section 502 of the Bankruptcy Code and Rule 3018 of the Bankruptcy Rules.

Voting on the Plan by each Holder of a Claim in an Impaired Class entitled to vote is important. After carefully reviewing the Plan and this Disclosure Statement, each Holder of such a Claim should use the enclosed Ballot or Ballots to vote to either accept or reject the Plan, and then return the Ballot or Ballots by mail to the appropriate address.

     B.   ELECTIONS ON THE BALLOT TO RECEIVE NEW COMMON STOCK

The Ballots will give Creditors options to elect to receive New Common Stock and to participate in the Rights Offering. All holders of New Common Stock will be subject to the Stockholders' Agreement which will, among other things, govern each holder of New Common Stock's access to information with respect to the Reorganized Debtors and each holder's ability to transfer such holder's New Common Stock. ACCORDINGLY, A PERSON'S ELECTION ON THE BALLOT TO RECEIVE NEW COMMON STOCK WILL CONSTITUTE SUCH PERSON'S AGREEMENT TO BE BOUND BY THE STOCKHOLDERS' AGREEMENT, WHICH IS ATTACHED TO THE PLAN AS EXHIBIT F AND AS EXHIBIT J TO THIS DISCLOSURE STATEMENT.

     C. SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS OTHER THAN NOTEHOLDER CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND IN ACCORDANCE WITH THE BALLOT AND THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED BY THE APPLICABLE BALLOTING AGENT NO LATER THAN THE VOTING DEADLINE.

If a Ballot is damaged, lost, or missing, a replacement Ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact JP Morgan at WWW.ADMINISTAR.NET or by telephone at (904) 807-3023.

     D.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF NOTEHOLDER CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND IN ACCORDANCE WITH THE BALLOT AND THE VOTING INSTRUCTIONS ON THE BALLOT.

If a Ballot is damaged, lost, or missing, a replacement Ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact Financial Balloting Group at (646) 282-1800.

The Record Date for determining which Holders of Noteholder Claims are entitled to vote on the Plan is August 9, 2005. THE INDENTURE TRUSTEE WILL NOT VOTE ON BEHALF OF THE HOLDERS OF SUCH NOTEHOLDER CLAIMS. HOLDERS MUST SUBMIT THEIR OWN BALLOTS IN ACCORDANCE WITH THE BALLOT AND THE INSTRUCTIONS ON THE BALLOT.

          1.   Beneficial Owners

A beneficial owner holding Senior Notes should vote on the Plan by completing and signing the enclosed Ballot in accordance with the provisions of the Ballot and returning it directly to the designated bank, broker, agent, nominee or other record holder holding your Senior Notes ("Nominee") as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to Financial Balloting Group in the enclosed pre-paid envelope by the Voting Deadline.

As described in the Ballot, in order to make the elections in the Ballot, a beneficial owner must have been the beneficial owner of its Noteholder Claim either (1) as of the Record

Date or the Subscription Record Date, as applicable with respect to each election, and the date such beneficial owner's notes are tendered by its Nominee with respect to certain elections, as stated in the Ballot, or (2) as of the date the beneficial owner's notes are tendered by its Nominee as described in the Ballot with respect to other elections, as stated in the Ballot.

In order to vote and make any election choice other than the "Cash-Out Amount" alternative described in the Ballot, the beneficial owner's Nominee must "tender" the beneficial owner's notes into the appropriate election account established at the Depository Trust Company ("DTC") for that purpose. (The Cash-Out Amount alternative is the default alternative under the Plan, and any Senior Notes that have not had another specific alternative election made with respect to them will receive the Cash-Out Amount treatment.) Senior Notes may be withdrawn from a particular election account until the Voting Deadline. After the Voting Deadline, no withdrawals will be permitted. Once the Senior Notes have been "tendered" and the Voting Deadline has passed, no further trading will be permitted in the Senior Notes held in the election accounts.

Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and timely delivers to Financial Balloting Group that Ballot and a master Ballot that reflects the vote of such beneficial owner.

          2.   Nominees

A Nominee that on the Record Date is the registered holder of Senior Notes for a beneficial owner will obtain the votes of the beneficial owners of such Senior Notes, consistent with customary practices for obtaining the votes of such securities, as follows:

          The Nominee will obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded, no later than five (5) business days after receipt by such Nominee of such materials. Each such beneficial owner must then indicate his/her or its vote and any election on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee will, in turn, complete a master Ballot compiling the votes and other information from the Ballot, execute the master Ballot, and deliver the master Ballot to Financial Balloting Group so that it is RECEIVED by Financial Balloting Group before the Voting Deadline. Copies of all Ballots returned by beneficial owners must be forwarded to Financial Balloting Group (along with the master ballot) and retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO FINANCIAL BALLOTING GROUP SO THAT

IT IS RECEIVED BY FINANCIAL BALLOTING GROUP BEFORE THE VOTING DEADLINE.

          3.   Miscellaneous

For purposes of voting to accept or reject the Plan, the beneficial owners of Senior Notes will be deemed to be the "Holders" of the Claims represented by such Senior Notes. The Debtors, in their sole discretion, may request that the applicable Balloting Agent attempt to contact voters who have submitted defective Ballots to cure any such defects in the Ballots or master Ballots.

Except as provided below, unless the Ballot or master Ballot is timely submitted to the Balloting Agent before the Voting Deadline together with any other documents required by such Ballot or master Ballot, the Debtors may, in their sole discretion, reject such Ballot or master Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

Other procedures apply to the voting process and Ballots generally as provided in the Bankruptcy Court's Order (I) Approving Disclosure Statement; (II) Approving Form And Manner Of Notice Of Confirmation Hearing (III) Establishing Procedures For Filing Objections To Confirmation Of Debtors' Plan; (IV) Approving Balloting Agents And Subscription Agents; (V) Approving Solicitation Package And Related Procedures; (VI) Setting Voting And Subscription Record Date; (VII) Approving Forms Of Ballots; (VIII) Establishing Voting Deadline;
(IX) Approving Procedures For Vote Tabulation; (X) Establishing Deadline And Procedures For Temporary Allowance Of Claims (XI) Approving Procedures For Rights Offering; And (XII) Approving Certain Other Related Matters, a copy of which has been provided to voting Creditors and which is available upon request to JP Morgan.

     E.   INQUIRIES

If you have questions about the procedures for voting your Claim, or the packet of materials that you received, please contact the applicable Balloting Agent, i.e., if you are not a Noteholder, contact JP Morgan at (904) 807-3023 and if you are a Noteholder, contact Financial Balloting Group at (646) 282-1800.

If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the Exhibits to those documents at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact JP Morgan as described above.

FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XV OF THIS DISCLOSURE STATEMENT.

     F.   ACCEPTANCE

The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims of that class which actually timely and properly cast ballots.

In the event that any of the Impaired Classes of Claims do not accept the Plan with respect to any Debtor, the Debtors reserve the right to (a) modify the Plan in accordance with its terms, and (b) request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code, notwithstanding such lack of acceptance, by a finding that the Plan provides fair and equitable treatment to any Impaired Class of Claims voting to reject the Plan.

     G.   CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS OF THE PLAN

          1.   CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

The following must occur on or before Confirmation, unless and until each of the following conditions has been satisfied or waived, in accordance with Article
9.02 of the Plan, in writing by the Debtors and each of the Initial Committed
Purchasers:

               A.   The Bankruptcy Court will have entered the Confirmation
                    Order;

               B. The following documents will be executed and delivered to the Initial Committed Purchasers, each in form and substance satisfactory to the Initial Committed Purchasers:

                    (i) a commitment letter related to the Exit Financing Facility;

                    (ii) the Private Placement Purchase Agreement; and

                    (iii) the Cash-Out Purchase Agreement.

               C. The Restructuring Commitment Letter will have been approved by the Bankruptcy Court pursuant to a Final Order.

               D. The Restructuring Commitment Letter will not have been terminated, and all conditions precedent thereunder will have been satisfied or waived, unless such conditions precedent relate to post-Confirmation events.

          2.   Conditions Precedent To Effectiveness Of The Plan

Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur, and the Plan will not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with

Article 9.02 of the Plan, in writing by the Debtors and each of the Initial Committed Purchasers:

               (i) The Confirmation Order, in form and substance reasonably satisfactory to the Initial Committed Purchasers, will have become a Final Order;

               (ii) The closing and an initial funding will have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) will have been waived or satisfied in accordance with the terms thereof;

               (iii) The closing and funding will have occurred under the Rights Offering and/or Private Placement Purchase Agreement and the Cash-Out Purchase Agreement and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) will have been waived or satisfied in accordance with the terms thereof;

               (iv) The certificate of incorporation for Reorganized Intermet, and the bylaws of Reorganized Intermet (and similar corporate governance documents), the Registration Rights Agreement, the Stockholders' Agreement, and the Exit Financing Facility will each be in form and substance acceptable to the Initial Committed Purchasers and will be effective on the Effective Date.

               (v) The New Common Stock will have been issued in accordance with the Plan;

               (vi) The Restructuring Commitment Letter will not have been terminated and all conditions precedent thereunder will have been satisfied or waived;

               (vii) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date will have been delivered and all conditions precedent thereto will have been satisfied or waived; and

               (viii) Reorganized Intermet and the Initial Committed Purchasers will have approved the terms of the Employment Agreements.

     H.   MODIFICATION OF THE PLAN AND AMENDMENTS

The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under
Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing Date with the consent of the Initial Committed Purchasers which consent will not be reasonably withheld. The Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

     I.   EFFECT OF CONFIRMATION

If the Plan is Confirmed by the Bankruptcy Court:

- The terms of the Plan will be binding on the Debtors, all Creditors, Holders of Equity Interests, and other parties in interest, regardless of whether they have accepted the Plan.

- Except as provided in the Plan, all Claims and Equity Interests will be discharged; and Creditors and Holders of Equity Interests will be prohibited from asserting their Claims against or Equity Interests in the Debtors or their Assets, or against Reorganized Intermet or any of the Reorganized Debtors.

     J.   REVOCATION OF THE PLAN

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan, then the Plan will be null and void and, in such event, nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor.

III. BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS(3)

The Debtors' Cases were initiated primarily in response to substantial and unprecedented increases in the cost of raw materials, especially scrap steel. The price of scrap steel, which is the Debtors' primary raw material for ferrous casting operations, increased from approximately $160 per net ton at the beginning of 2003 to approximately $210 per net ton at the end of 2003 and to approximately $400 per net ton by the end of 2004. The price of scrap steel reached a peak of $440 per net ton in November, 2004.

Industry commentators attribute this unprecedented rise in scrap steel prices to, among other things:

- An assessment of an export tariff by Russia and the Ukraine, which decreased the supply available to countries such as China, South Korea and Turkey.

- High oil prices and war which contributed to a worldwide rise in freight prices.

----------
(3) This information is intended as a summary only. No single factor, but rather a combination of the events described below, led to these Chapter 11 Cases.

- China's rapid macroeconomic and intensive manufacturing growth, which fueled China's purchase of more than 3.3 million tons of U.S. scrap in 2003 alone (accounting for approximately 30% of all U.S. exported scrap for the year).

- South Korea's increased purchases of scrap steel from the U.S. (approximately 2.5 million tons in 2003).

- The economic rebound of the U.S. economy which resulted in increased domestic demand for scrap.(4)

Because of pre-existing contractual pricing terms with most of the Debtors' customers, the Debtors' were limited in their ability to pass these and other raw material cost increases to customers. At the same time, some of the Debtors' largest trade creditors began to tighten or eliminate credit terms, which increased working capital requirements. The Debtors also experienced operational difficulties at the Pulaski, Tennessee and Racine, Wisconsin light-metals plants.

These financial and operational difficulties impaired the Debtors' ability to continue to draw on the Pre-Petition Credit Facility. In an effort to avoid anticipated defaults under loan covenants, which would have occurred as of September 30, 2004, the Debtors entered into discussions with the Pre-Petition Agent, seeking waivers of certain conditions contained in the Pre-Petition Credit Facility. The Debtors were unable to obtain waivers on acceptable terms and, consequently, the Cases were filed on September 29, 2004.

The Debtors have continued to operate their U.S. businesses as debtors-in-possession under Bankruptcy Court protection from Creditors. The Debtors continue to review all aspects of their business for opportunities to improve performance, while seeking to restructure their secured and unsecured debt, rationalize their facilities and cost structure, and effect a customer strategy focused on scrap steel cost recovery and other commercial and financial issues.

IV. OPERATIONS OF THE DEBTORS

     A.   CORPORATE STRUCTURE

Intermet, a Georgia corporation, has been publicly held since 1985. Intermet directly or indirectly owns all of the issued and outstanding ownership interests of each of the Domestic Subsidiaries listed below. Each of the Domestic Subsidiaries listed below is an entity organized under the laws of the respective states identified below and each is a Debtor in the Cases:

----------
(4) Spada, Alfred T., "Ferrous Scrap Pricing: A Case of Supply and Demand," Modern Casting, April 2004 at 18.

ALEXANDER CITY CASTING COMPANY, INC., a/k/a Intermet Alexander City Foundry, an Alabama corporation

CAST-MATIC CORPORATION, a/k/a Intermet Stevensville Plant, a Michigan corporation

COLUMBUS FOUNDRY, L.P., a/k/a Intermet Columbus Foundry, a Delaware limited partnership

DIVERSIFIED DIEMAKERS, INC., a/k/a Intermet Hannibal Plant, a/k/a Intermet Palmyra Plant, a/k/a Intermet Monroe City Plant, a Delaware corporation

GANTON TECHNOLOGIES, INC., a/k/a Intermet Racine Plant, a/k/a Intermet Racine Machining, a/k/a Intermet Pulaski Plant, an Illinois corporation

INTERMET HOLDING COMPANY, a Delaware corporation

INTERMET ILLINOIS, INC., f/k/a Frisby P.M.C., Incorporated, an Illinois corporation

INTERMET INTERNATIONAL, INC., f/k/a Intermet New River Foundry, f/k/a Intermet Columbus Machining, a Georgia corporation

IRONTON IRON, INC., a/k/a Intermet Ironton Foundry, an Ohio corporation

INTERMET U.S. HOLDING, INC., a/k/a Intermet New River Foundry, a/k/a Intermet Columbus Machining, a Delaware corporation

LYNCHBURG FOUNDRY COMPANY, a/k/a Intermet Archer Creek Foundry, a/k/a Intermet Radford Foundry, a Virginia corporation

NORTHERN CASTINGS CORPORATION, a/k/a Intermet Hibbing Foundry, a Georgia corporation

SUDBURY, INC., a Delaware corporation

SUDM, INC., a Michigan corporation

TOOL PRODUCTS, INC., a/k/a Intermet Minneapolis Plant, a/k/a Intermet Jackson Plant, a Delaware corporation

WAGNER CASTINGS COMPANY, a/k/a Intermet Decatur Foundry, a Delaware corporation

WAGNER HAVANA, INC., a/k/a Intermet Havana Foundry, a Delaware corporation

Intermet also conducts business through its foreign non-Debtor Affiliates, as listed in the organizational chart attached as Exhibit B hereto. None of the foreign non-Debtor Affiliates have commenced, or is subject to, cases under Chapter 11 of the Bankruptcy Code or similar insolvency proceedings in any other jurisdiction. These foreign non-Debtor Affiliates continue to operate their businesses in the ordinary course of business outside of any insolvency proceeding.

In addition, there are two domestic non-Debtor Affiliates: Western Capital Corporation and Transnational Indemnity Company. These domestic non-Debtor Affiliates have ceased operations and the Debtors anticipate that they will be dissolved pursuant to state law prior to, or shortly after, the Effective Date.

     B.   INTERMET'S BUSINESS OPERATIONS

Intermet is one of the largest independent producers of ductile iron, aluminum, magnesium and zinc castings in the world. In addition, the Debtors provide machining and tooling related to their casting business along with a range of other products and services to the automotive and industrial markets. The Debtors specialize in the design and manufacture of highly engineered, cast automotive components for the global light truck, passenger car, light vehicle and heavy-duty vehicle markets. These products are primarily structural and safety components and are used in vehicle powertrain, chassis, brake and body/interior parts.

The Debtors supply cast products to a broad array of automotive and industrial customers. Original equipment manufacturers ("OEMs") and Tier 1 and Tier 2 suppliers of automotive components increasingly rely on their suppliers to design and engineer parts based on specific design parameters, including weight, size, cost and performance criteria. In addition, OEMs, Tier 1 and Tier 2 suppliers look to their suppliers to solve problems arising in the design and manufacturing process. The Debtors provide a broad range of full-service capabilities, including advanced design and engineering, casting, machining and sub-assembly.

The Debtors' ferrous metal products include ductile iron castings and related machining operations. These castings include crankshafts, brackets, bearing caps, steering knuckles, wheel spindles, differential carriers and cases, brake anchors and calipers and suspension control arms. The Debtors' light metals products include aluminum, magnesium and zinc castings and related machining operations. These castings include engine covers, brackets, instrument panel frames, connector housings, steering knuckles, airbag controller enclosures, heat sinks, steering column components and windshield wiper motor enclosures.

The Debtors provide cast products used by automotive OEMs including, but not limited to, DaimlerChrysler, Ford, General Motors, PSA Peugeot Citroen, Volkswagen, BMW, Honda and Toyota, as well as their leading suppliers, such as Delphi, Visteon, PBR Automotive, TRW, Continental Teves, Knorr, Denso, Metaldyne and Dana.

As of December 31, 2004, the Debtors' Ferrous Metals segment had a total average straight time casting capacity of 625,000 net tons, a decrease of 18,000 net tons as compared to 643,000 net tons in 2003. The decrease was due to the closure of the Debtors' Havana, Illinois plant in 2004. The Debtors' Light Metals segment had a total average straight time available casting capacity of 75,600 net tons as of December 31, 2004, an increase of 4,000 net tons as compared to 71,600 net tons in 2003.

The Debtors' casting facilities, including their European facilities, operated at an average annual capacity utilization of 74% in 2004, 68% in 2003 and 70% in 2002.

          1.   Acquisitions And Closures

               A.   Columbus Machining Closure

In October 2004, the Debtors announced the closure of their Columbus Machining Plant, located in Midland, Georgia, which occurred during the first quarter of 2005. As a result of this decision the Debtors recorded a $0.3 million restructuring and impairment charge that was primarily comprised of the write-down of inventory. See additional discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 5 to the Consolidated Financial Statements, Restructuring and Impairment Charges, included therewith. See also Section VII.D.4 of this Disclosure Statement, "Columbus Machining Closure," for additional details.

               B.   Racine Closure

In December 2004, the Debtors announced the closure of their Racine (die-casting) Plant and Racine Machining Plant, both of which are located in Sturtevant, Wisconsin. The Debtors closed these plants during the second quarter of 2005. As a result of this decision, the Debtors recorded a $10.3 million restructuring and impairment charge in 2004. This charge consisted of a write-down of fixed assets of $6.5 million, write-down of inventory of $2.4 million, a pension plan curtailment of $1.2 million and an additional $0.1 million each for severance pay and other contractual benefits included in the collective bargaining agreement that was in place at the plant. See additional discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 5 to the Consolidated Financial Statements, Restructuring and Impairment Charges included therewith. See also Section VII.D.3 of this Disclosure Statement, "Racine Plant Closure," for additional details.

               C.   Decatur Closure

On March 29, 2005, the Debtors announced their plan to close their Decatur Foundry located in Decatur, Illinois during the fourth quarter of 2005. The Debtors recognized asset impairment charges in 2004 of $10.9 million to reduce the capital assets to their fair values. The Debtors are in the process of determining reserves required for plant closing costs. See Section VII.D.5 of this Disclosure Statement, "Decatur Plant Closure," for more details.

               D.   Porto, Portugal

Pursuant to the Debtors' agreement dated June 25, 2003 with Melfina - Estudos, Servicos e Participacoes, S.A., the Debtors made a final payment in December 2004 to acquire 100% ownership of the shares of Fundicao Nodular, S.A. ("Porto Foundry"), which is located in Porto, Portugal. Under the terms of the agreement, the Debtors acquired the final 25% of the shares for a cash investment of Euro 4.9 million (approximately $6.2 million). The Porto Foundry is a caster of various ductile-iron automotive components.

          2.   Financial Information About Segments

Sales and operating loss for the Debtors' Ferrous Metals segment in 2004 were $562.6 million and $16.9 million, respectively, compared with sales and operating income of $493.4 million and $13.2 million, respectively, in 2003. Sales and operating loss in the Debtors' Light Metals segment in 2004 were $274.6 million and $124.6 million, respectively, compared to sales and operating loss of $237.8 million and $44.2 million, respectively, in 2003. See additional discussion in Intermet's Annual Report on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 14 to the Consolidated Financial Statements, Reporting for Business Segments included therewith.

          3.   Products, Markets And Sales

The Debtors focus on value-added cast metal products, which they supply mainly to the automotive market. In 2004, 2003 and 2002, approximately 95.4%, 94.1% and 95.2% of the Debtors' sales, respectively, were attributable to the automotive market. Within the automotive market, the Debtors' products generally fall into four major categories:

- Chassis and suspension components such as steering knuckles, control arms, steering gear housings, torsion bar adjusters, spindle carriers and spring seats;

- Powertrain components such as electronic control module housings, engine crankshafts, bearing caps, front covers and cam covers; transmission housings, retainers and bodies; and differential cases, carriers and bearing caps;

- Brake components such as light vehicle and heavy vehicle calipers, anchors and brackets; and

- Interior/body components such as steering column and lock housings, electronic enclosures, mirror supports and brackets.

The Debtors also manufacture a variety of products for the industrial and appliance markets. In 2004, 2003 and 2002, approximately 4.6%, 5.9% and 4.8% of the Debtors' sales, respectively, were attributable to the industrial and appliance markets.

Reportable segment sales for continuing operations by market for 2004 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      65.8%             0.8%            66.6%
LIGHT METALS SEGMENT        29.6%             3.8%            33.4%
                            ----              ---            -----
TOTAL                       95.4%             4.6%           100.0%
                            ====              ===            =====

Reportable segment sales for continuing operations by market for 2003 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      66.5%             1.0%            67.5%
LIGHT METALS SEGMENT        27.6%             4.9%            32.5%
                            ----              ---            -----
TOTAL                       94.1%             5.9%           100.0%
                            ====              ===            =====

Reportable segment sales for continuing operations by market for 2002 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      63.3%             0.8%            64.1%
LIGHT METALS SEGMENT        31.9%             4.0%            35.9%
                            ----              ---            -----
TOTAL                       95.2%             4.8%           100.0%
                            ====              ===            =====

All of the Debtors' foundry facilities that supply the automotive industry have QS-9000 and ISO-9001 or ISO-9002 certification. All of the Debtors' European and many of their North American operations have been certified to the new TS-16949 quality standard.

The Debtors primarily market their products through their own sales and customer service staff. To a limited degree, the Debtors use independent sales representatives. The Debtors' principal sales offices are in Troy, Michigan and Saarbrucken, Germany, but are also supported by a smaller sales office in Tokyo, Japan. The Debtors primarily produce to customer orders and do not maintain any significant inventory of finished goods not on order.

The Debtors' sales staff acts as a liaison between their customers and their production personnel. Through the Debtors' applications and product engineering groups, the Debtors offer engineering and design capabilities and customer assistance at the design stage of customer programs. The Debtors utilize quality assurance representatives and engineers to work with their customers' manufacturing personnel to detect and avoid potential problems as well as to evaluate new product opportunities. In addition to working with their customers' design engineers and other technical staff, the Debtors' product design engineers frequently work closely with customers' purchasing personnel and the Debtors' own sales personnel to present their ideas and secure production purchase orders.

The Debtors supply cast products to automotive OEMs directly and through Tier 1 and Tier 2 suppliers. During the past three years, net sales to significant customers were as follows (as a percentage of consolidated net sales):

    CUSTOMER      2004   2003   2002
    --------      ----   ----   ----
DAIMLERCHRYSLER    11%    10%    18%
DELPHI             11%    11%    11%
FORD                9%    11%    12%
METALDYNE          10%     8%     1%
TRW                 7%     6%     2%
VISTEON             6%     6%     5%
PBR AUTOMOTIVE      5%     6%     5%
GENERAL MOTORS      3%     5%     5%

During the past three years, net sales by market were as follows (as a percentage of consolidated net sales):

                                2004   2003   2002
                                ----   ----   ----
NORTH AMERICAN LIGHT TRUCKS       46%    52%    53%
NORTH AMERICAN PASSENGER CARS     26%    25%    29%
NORTH AMERICAN HEAVY VEHICLES      2%     1%     1%
EUROPEAN LIGHT VEHICLES           17%    13%     9%
EUROPEAN HEAVY VEHICLES            4%     3%     3%
INDUSTRIAL AND OTHER               5%     6%     5%
                                 ---    ---    ---
TOTAL                            100%   100%   100%
                                 ===    ===    ===


Sales of ferrous metals castings for continuing operations were 478,000, 455,000 and 429,000 net tons in 2004, 2003 and 2002, respectively. The increase in net tons sold in 2004 compared to 2003 is primarily because of increased European sales, the full effect of the consolidation of the Porto Foundry in July 2003, and the use of the Debtors' products for a new DaimlerChrysler program in North America. The increase in net tons sold in 2003 compared to 2002 is primarily because of the Debtors' consolidation of the Porto Foundry's operating results beginning in July 2003.

Sales of light metals castings were 41,000, 34,000 and 41,000 net tons in 2004, 2003 and 2002, respectively. The increase in net tons sold in 2004 compared to 2003 is primarily because the Debtors are supplying products for new programs for DaimlerChrysler and Ford. The decrease in net tons sold in 2003 compared to 2002 was due primarily to lower market demand and the conversion of one high-volume magnesium program to plastic.

          4.   Design, Manufacturing And Machining

The Debtors have a technical center located in Lynchburg, Virginia, and engineering capability in Troy, Michigan, Saarbrucken, Germany and Tokyo, Japan, that provide development, engineering and design services to the Debtors' customers. In addition, the Debtors provide technical support to all of their plants. The Debtors furnish their customers with design support using the customers' native computer-aided design and engineering languages as well as the Debtors' cast metal process simulation software. The Debtors' design and engineering teams also assist their customers in the initial stages of product creation and development.

The Debtors' capabilities include computer-aided engineering analysis, design optimization, prototyping, modeling enhancements and testing. The Debtors use three-dimensional solid modeling software in conjunction with rapid prototype development, among other computer-aided design techniques, to support their customers in the initial stages of product design and prototype creation. The Debtors' goal is to continually improve product quality and performance. The Debtors also strive to reduce costs by offering new product solutions that optimize designs, reduce weight, consider the use of alternative materials or incorporate more efficient manufacturing processes. The Debtors believe that their design and engineering capabilities serve as a competitive advantage as their customers continue to outsource these critical activities to their own suppliers.

The Debtors' Ferrous Metals segment produces ductile iron castings. The Debtors' ferrous metal castings range from small parts weighing only a few ounces each to products weighing up to 75 pounds each. The ferrous metals cast production process involves melting scrap steel and pig iron in a cupola melter or an electric furnace, adding various alloys and pouring the molten metal into molds made primarily of sand. The molten metal cools and solidifies in the molds. The molds are then broken apart and the castings are removed.

The Debtors' Light Metals segment produces castings of aluminum, magnesium and zinc. The Debtors' light metal castings range from small products weighing only a few ounces each to products weighing up to 50 pounds each. To produce light metal castings, the Debtors use a process called die-casting, in which molten aluminum, magnesium or zinc is introduced into a metal die and solidified. The Debtors also produce light metal castings using pressure-counter-pressure casting (PCPC (TM)), which is a casting method in which molten metal, usually aluminum, is introduced into a permanent die cavity with low-pressure gas applied to the metal in a sealed furnace.

Customers usually specify the properties that are required in their castings, such as strength, ductility and hardness, and the Debtors then determine how best to meet those specifications. Constant testing and monitoring of the casting process is necessary to maintain both the quality and performance consistency of the castings. Electronic analysis and monitoring equipment, including x-ray, real-time radioscopy, ultrasonic and magnetic-particle testing and chemical spectroscopy is used extensively in grading scrap metal, analyzing molten metal and testing castings.

Most castings require machining before they can be put to their ultimate use. This machining may include drilling, boring, milling, threading or cutting operations. Many customers provide their own machining for castings or have them machined by third parties. Most of the Debtors' light metals casting plants have some machining operations integral in the casting operation. The Debtors also contract with other companies to machine castings that the Debtors produce, before the castings are shipped to customers.

          5.   Raw Materials

Scrap steel is the primary raw material that the Debtors use to manufacture ferrous metals castings. The Debtors purchase scrap steel from numerous sources, using a combination of spot market purchases and short-term contract commitments. The Debtors have no material long-term contractual commitments with any scrap steel supplier, nor is it generally possible to secure long-term commitments in this market. Sharp increases in scrap steel cost have had a significant negative impact on the Debtors' financial results and were the major factor in our initiation of the Cases. As part of the Cases, the Debtors have negotiated revised surcharge policies related to the products in which scrap steel is a major input. These agreements provide for price adjustments that are linked to the change in value of certain steel indices, which the Debtors believe are representative of their true scrap costs. These new policies became effective with a majority of the Debtors' customers on January 1, 2005. In addition, lag times between scrap steel price movements and the Debtors' ability to adjust prices have been reduced from between one and six months to approximately one month with most of the Debtors' major customers. The Debtors' customers have also agreed in some cases to additional surcharges intended to cover price increases in other materials and transportation.

In the Debtors' light metals business, the Debtors' primary raw materials are primary and secondary aluminum alloy and primary magnesium ingots. The Debtors purchase aluminum using spot market purchases and short-term contract commitments. The Debtors have no material long-term contractual commitments with any aluminum suppliers. The Debtors have contractual arrangements with many of their major customers that allow the Debtors to adjust their castings prices to reflect fluctuations in the cost of aluminum ingot. Adjustments are typically made after a time period specified by the customers and always lag the market. See Item 7A of Intermet's Annual Report on Form 10-K, December 31, 2004, "Quantitative and Qualitative Disclosures about Market Risks" for further discussion of raw materials purchases.

The Debtors had contractual arrangements with some of their suppliers, which expired at various times through 2004, for the purchase of various materials, other than scrap steel, primary and secondary aluminum ingot and primary magnesium ingot, used in the manufacturing process. These contracts provided limited protection against price increases of raw materials. Many of these contracts were renewed in 2004. Other than as noted above, the Debtors do not have specific arrangements in place to adjust casting prices for fluctuations in the prices of alloy and other materials.

          6.   Cyclicality And Seasonality

Although most of the Debtors' products are generally not affected by year-to-year automotive style changes, model changes may have an impact on sales. In addition, the inherent cyclicality of the automotive industry has affected the Debtors' sales and earnings during periods of slow economic growth or recession. The Debtors' third and fourth quarter sales are usually lower than first and second quarter sales due to plant closings by automakers for holidays, vacations and model changeovers.

          7.   Backlog

Most of the Debtors' business involves supplying all or a portion of the customer's requirements under blanket purchase orders that are issued on an annual basis. Customers typically issue firm releases and shipping schedules on a periodic basis, typically monthly or weekly. Many of the Debtors' customers' purchase orders permit cancellation of the orders at any time at the convenience of the customer. The Debtors' backlog at any time generally consists only of the orders that have not been released for shipment.

          8.   Competition

The Debtors compete with many other foundries domestically and internationally. Some of these foundries are owned by major users of castings. For example, many automobile manufacturers in North America and Europe, which are among the Debtors' customer base, operate their own foundries. However, they also purchase a significant number of castings from INTERMET and other companies. The Debtors' castings also compete, to some degree, with other types of metal castings, plastics, and steel and aluminum forgings and stampings.

The machining industry is highly fragmented and competitive. As in the foundry industry, major purchasers of machined components often have significant in-house capabilities to perform their own machining work. The Debtors compete primarily on the basis of product quality, engineering, service and price. The Debtors emphasize their ability to produce complex products in order to compete for value-added castings.

          9.   Research And Development

The Debtors conduct process, material and product development programs for both their ferrous metals and light metals products, principally at a technical center and a research foundry in Lynchburg, Virginia. In addition, the Debtors established an engineering center at their European headquarters in Saarbrucken, Germany in 2003. This facility complements the capabilities of the Lynchburg Technical Center and the Debtors' engineering capability in Troy, Michigan to facilitate a global network of engineering research and development operations.

Current research and testing projects encompass both new manufacturing processes and materials and product development. The Debtors' research foundry has a self-contained melting and molding facility with extensive metallurgical, physical and chemical testing capabilities. The Debtors' work on new manufacturing processes focuses on ways to lower costs and improve quality. The Debtors' product development work includes projects to extend the performance range for existing materials such as with austempering of ductile iron and special alloying for creep-resistant magnesium alloys. In addition, the Debtors are currently working to develop new materials, improve manufacturing processes and improve material properties. The Debtors directly expensed $1.5 million, $1.2 million and $1.3 million in 2004, 2003 and 2002, respectively, for basic research and development.

          10.  Employees

At April 30, 2005, the Debtors had 5,311 employees, comprised of 3,880 and 1,431 employees in North America and Europe, respectively. The Debtors' workforce included 3,183 and 1,190 hourly manufacturing workers in North America and Europe, respectively, on such date. The remaining employees on such date were management, engineering, sales and clerical personnel.

          11.  Financial Information About Geographic Areas

Long-lived and deferred tax assets were located as follows for 2004, 2003 and 2002 (in thousands of dollars):

For the year ended December 31:

                            2004       2003       2002
                          --------   --------   --------
IDENTIFIABLE ASSETS IN:
NORTH AMERICA             $357,260   $560,117   $683,775
EUROPE                    $155,563   $126,567   $ 80,323
                          --------   --------   --------
TOTAL                     $512,823   $686,684   $764,098
                          ========   ========   ========

Sales by geographic locations for external customers for 2004, 2003 and 2002 were as follows (in thousands of dollars):

For the year ended December 31:

                                 2004       2003       2002
                               --------   --------   --------
SALES TO EXTERNAL CUSTOMERS:
NORTH AMERICA                  $658,987   $604,218   $663,648
EUROPE                         $175,842   $117,096   $ 88,506
OTHER INTERNATIONAL            $  2,344   $  9,853   $  3,583
                               --------   --------   --------
TOTAL                          $837,173   $731,167   $755,737
                               ========   ========   ========

     C.   PROPERTIES

Intermet's headquarters are located in Troy, Michigan, and Intermet operates 18 manufacturing facilities throughout the world. All of the Debtors' manufacturing locations are owned, except the Jackson Plants and Columbus Foundry facilities, which are leased pursuant to financing arrangements utilizing industrial revenue bonds. All of the Debtors' U.S. owned properties are subject to liens securing bank borrowings. For further information on debt, see Section V of this Disclosure Statement, and the discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operation" and Note 8 to the Consolidated Financial Statements, Debt, included therewith.

Intermet's operations in the United States occupy approximately 2,750,000 square feet (approximately 419,000 square feet of which represents leased facilities) in facilities located in Michigan, Virginia, Georgia, Illinois, Minnesota, Missouri, Tennessee,

Wisconsin. Its operations outside of the United States occupy 596,000 square feet (8,000 square feet of which represents leased facilities) in facilities located in Germany and Portugal. The utilization and capacity of Intermet's facilities fluctuates based upon current economics, customer demands and the mix of components it produces and the vehicle models for which it is producing the components. Intermet believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current manufacturing needs.

A list of Intermet's facilities is set forth on Exhibit C attached hereto. Intermet's current lease for its corporate headquarters will expire on October 31, 2005. On August 4, 2005, Intermet filed a motion for authority to enter into a new corporate headquarters lease agreement with 700 Tower SPE, LLC, Intermet's new proposed landlord for premises located in the building located at 700 Tower Drive, Troy, Michigan. As soon as is reasonably practicable, Intermet will move to the new corporate headquarters facility, which is described in more detail on Exhibit C.

     D.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS

The following table shows the current list of directors and executive officers of each of the Debtors:

   DEBTOR          DIRECTORS (AGE)             OFFICERS (AGE)                      POSITION
-----------   ------------------------   --------------------------   ----------------------------------
  INTERMET      DR. GARY F. RUFF (53)       DR. GARY F. RUFF (53)       CHAIRMAN OF THE BOARD AND CHIEF
CORPORATION                                                                    EXECUTIVE OFFICER
              DR. JOHN P. CRECINE (65)                                             DIRECTOR
                JULIA D. DARLOW (63)                                               DIRECTOR
                NORMAN F. EHLERS (67)                                              DIRECTOR
                 JOHN R. HORNE (67)                                                DIRECTOR
              THOMAS H. JEFFS II (66)                                              DIRECTOR
              CHARLES G. MCCLURE (51)                                              DIRECTOR
              RICHARD A. NAWROCKI (56)                                             DIRECTOR
               MITSUNOBU TAKEUCHI (63)                                             DIRECTOR
               PAMELA E. RODGERS (46)                                              DIRECTOR
                                            ROBERT E. BELTS (55)       VICE PRESIDENT--FINANCE AND CHIEF
                                                                               FINANCIAL OFFICER
                                          TIMOTHY R. GILLILAND (54)      VICE PRESIDENT - LIGHT METALS
                                             TODD A. HEAVIN (43)         VICE PRESIDENT--FERROUS METALS
                                            MARY JO KARJALA (60)              CORPORATE SECRETARY
                                             ALAN J. MILLER (56)        VICE PRESIDENT, GENERAL COUNSEL
                                                                            AND ASSISTANT SECRETARY
                                              BYTHA MILLS (49)          VICE PRESIDENT, ADMINISTRATION
                                            THOMAS E. PRUCHA (55)     VICE PRESIDENT--TECHNICAL SERVICES
                                           JOHN D. RUTHERFORD (58)         VICE PRESIDENT SALES AND
                                                                                   MARKETING
                                         MICHAEL S. SKRZYPCZAK (48)           CORPORATE TREASURER

        DEBTOR                 DIRECTORS (AGE)              OFFICERS (AGE)                  POSITION
---------------------   ----------------------------   ------------------------   ----------------------------
                                                       LAURENCE VINE-CHATTERTON     VICE PRESIDENT INTERMET
                                                                 (55)             CORPORATION AND PRESIDENT --
                                                                                        INTERMET EUROPE

    ALEXANDER CITY             ROBERT E. BELTS                                             PRESIDENT
CASTING COMPANY, INC.          ALAN J. MILLER               ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA           ASSISTANT SECRETARY

      CAST-MATIC                ROBERT E. BELTS             ROBERT E. BELTS           CHAIRMAN & PRESIDENT
     CORPORATION                ALAN J. MILLER              ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                                                         MICHAEL S. SKRYPCZAK              TREASURER
                                                            MARY JO KARJALA           ASSISTANT SECRETARY

       COLUMBUS         INTERMET INTERNATIONAL, INC.                                    GENERAL PARTNER
    FOUNDRY, L.P.                  SUDM, INC.                                           LIMITED PARTNER

     DIVERSIFIED                ROBERT E. BELTS             ROBERT E. BELTS                PRESIDENT
   DIEMAKERS, INC.              ALAN J. MILLER              ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA           ASSISTANT SECRETARY

        GANTON                  ROBERT E. BELTS             ROBERT E. BELTS           CHAIRMAN & PRESIDENT
  TECHNOLOGIES, INC.            ALAN J. MILLER              ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                              DIRECTOR
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA            ASSISTANT SECRETARY

       INTERMET                 ROBERT E. BELTS             ROBERT E. BELTS                PRESIDENT
   HOLDING COMPANY              ALAN J. MILLER              ALAN J. MILLER                 SECRETARY
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA            ASSISTANT SECRETARY

       INTERMET                 ROBERT E. BELTS             ROBERT E. BELTS           CHAIRMAN & PRESIDENT
    ILLINOIS, INC.              ALAN J. MILLER              ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA            ASSISTANT SECRETARY

       INTERMET                 ROBERT E. BELTS             ROBERT E. BELTS           CHAIRMAN & PRESIDENT
 INTERNATIONAL, INC.         DR. GARY F. RUFF                                               DIRECTOR
                                 ALAN J. MILLER             ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                                                          GREGORY B. WAHOWIAK            VICE PRESIDENT
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA           ASSISTANT SECRETARY

    INTERMET U.S.               ROBERT E. BELTS             ROBERT E. BELTS                PRESIDENT
    HOLDING, INC.               ALAN J. MILLER              ALAN J. MILLER        VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                              DIRECTOR
                                                         MICHAEL S. SKRZYPCZAK             TREASURER
                                                            MARY JO KARJALA            ASSISTANT SECRETARY

        DEBTOR           DIRECTORS (AGE)       OFFICERS (AGE)               POSITION
---------------------   ----------------   ---------------------   --------------------------
       IRONTON           ROBERT E. BELTS      ROBERT E. BELTS               PRESIDENT
      IRON, INC.         ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

      LYNCHBURG          ROBERT E. BELTS      ROBERT E. BELTS               PRESIDENT
   FOUNDRY COMPANY                             ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

       NORTHERN          ROBERT E. BELTS       ROBERT E. BELTS        CHAIRMAN & PRESIDENT
 CASTINGS CORPORATION    ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                        DR. GARY F. RUFF                                    DIRECTOR
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

    SUDBURY, INC.        ROBERT E. BELTS       ROBERT E. BELTS              PRESIDENT
                         ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

      SUDM, INC.         ROBERT E. BELTS       ROBERT E. BELTS              PRESIDENT
                         ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

         TOOL            ROBERT E. BELTS       ROBERT E. BELTS         CHAIRMAN & PRESIDENT
    PRODUCTS, INC.       ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

        WAGNER           ROBERT E. BELTS       ROBERT E. BELTS         CHAIRMAN & PRESIDENT
   CASTINGS COMPANY      ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                        DR. GARY F. RUFF                                    DIRECTOR
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

        WAGNER           ROBERT E. BELTS       ROBERT E. BELTS         CHAIRMAN & PRESIDENT
     HAVANA, INC.        ALAN J. MILLER        ALAN J. MILLER      VICE PRESIDENT & SECRETARY
                                           MICHAEL S. SKRZYPCZAK            TREASURER
                                              MARY JO KARJALA          ASSISTANT SECRETARY

     E.   THE PRINCIPALS OF THE DEBTORS

          1.   Background Of Directors And Executive Officers

DIRECTORS

DR. RUFF became Chairman and Chief Executive Officer of Intermet in July 2004. He served as President and Chief Executive Officer from July 2003 to July 2004 and as

President and Chief Operating Officer from December 2002 to July 2003. During July 2000, he was promoted to Executive Vice President -- Technical Services. Before joining Intermet, Dr. Ruff served in a variety of positions at CMI International and its successor company, Hayes Lemmerz International, Inc., automotive parts suppliers. He served as President of North American Aluminum Wheels -- Hayes Lemmerz International and as Corporate Vice President of Hayes Lemmerz International, Inc. from February 1999 to May 1999. He was Chief Technical Officer, Executive Vice President and director of CMI International, Inc. from February 1994 until Hayes-Lemmerz purchased CMI in January 1999.

DR. CRECINE has been a director of Intermet since 1993. He is Chief Executive Officer of B.P.T., Inc. and Chief Financial Officer of Islandless Network, LLC, and a private investor and consultant. He was president of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1975, a position he held until 1982 when he became the University's provost and senior vice president for Academic Affairs. He held that position until his Georgia Tech appointment. He is a director of Interland, Inc. and IT/IS Telecom, LLC.

MS. DARLOW has been a director of Intermet since 2001. Ms. Darlow became counsel to the Grand Rapids based law firm of Varnum Riddering Schmidt & Howlett LLP in January 2005. Ms. Darlow is a former partner of the Detroit-based law firm of Dickinson Wright PLLC, having joined the firm in 1971, and most recently serving as a consulting member and attorney from January 2002 until October 2004. Ms. Darlow also serves on the Board of Trustees for Marygrove College and the Michigan Opera Theatre. She is the past President of the State Bar of Michigan.

MR. EHLERS has been a director of Intermet since 1997. He served as Vice President-Purchasing and Supply at Ford Motor Company from 1992 until his retirement in 1996. Before 1992 he served as Vice President-Supply for Ford of Europe, executive director of North American Automotive Operations production purchasing and executive director of purchasing and transportation services.

MR. HORNE has been a director of Intermet since 1997. He retired as Chairman of the Board of Navistar International Corporation in February 2004, a position he held since February 2003. Prior to that he served as Chairman and CEO from April 2002. Mr. Horne served as Chairman, CEO and President of Navistar International Corporation from 1995 until 2002. He serves as a director for the Corrections Corporation of America and is a director and member of the executive committee of Junior Achievement of Chicago.

MR. JEFFS has been a director of Intermet since 1997. He retired as vice chairman of First Chicago NBD Corporation and First National Bank of Chicago, and president and chief operating officer of its Michigan subsidiary, NBD Bank, effective October 31, 1998. He is a governor of the Stratford Festival of Canada.

MR. MCCLURE has been a director of Intermet since 2002. He was elected to the position of Chairman of the Board, Chief Executive Officer and President and a director of ArvinMeritor in August 2004. Prior to joining ArvinMeritor, he served Federal-Mogul Corporation as Chief Executive Officer and a member of the Board of Directors from July 2003 to July 2004, and as President and Chief Operating Officer and a member of the Board from January 2001 to July 2003. He served Detroit Diesel Corporation as President, Chief Executive Officer and a member of the Board from 1997 to December 2000, and held a number of management positions with Johnson Controls, Inc. from 1983 to 1997, including President of the Americas Region; Vice President and Managing Director of European Operations; and Vice President and General Manager of Joint Ventures. From 1983 to 1985 Mr. McClure was employed at Hoover Universal, acquired by Johnson Controls in 1985. He began his career with Ford Motor Company as a heavy-duty truck sales engineer and field service engineer. Mr. McClure is a director of R.L. Polk & Company, and serves on the boards of various business and civic organizations.

MR. NAWROCKI has been a director of Intermet since 2003. He is currently the President, Chief Executive Officer and member of the Board of Directors of CMI - Management Services, Inc., part owner and President of R.W. Ventures, LLC, a venture capital entity, President of R.W. Real Estate, LLC, and President of Plan B Consultants, LLC. Prior positions include President and CEO and Director, and Executive Vice President and Chief Financial Officer of CMI International, Inc. from November 1986 to February 1999. Prior to joining CMI International, Inc., Mr. Nawrocki was a partner with CPA firm Cuilla, Smith and Dale. He became a Certified Public Accountant in Michigan in 1974. Mr. Nawrocki is a mentor with the Northville, Michigan Youth Association.

MR. TAKEUCHI has been a director of Intermet since 2004. He serves as Chairman Emeritus of DENSO International America, Inc., North American headquarters for Japan-based DENSO Corporation, and honorary advisor to the Board of Directors of DENSO Corporation since June 2004 after a 40-year career with the company. Previously, Mr. Takeuchi served as a member of DENSO Corporation's Board of Directors and as Chair and Chief Executive Officer of DENSO International America since July 2002, having served as President and Chief Executive Officer since June 1997. Mr. Takeuchi is a member and past president of the Japan Business Society of Detroit and serves on boards of the National Association of Manufacturers, Original Equipment Suppliers Association, Motor Equipment Manufacturers Association, Economic Club of Detroit and the Greater Detroit Chamber of Commerce.

MS. RODGERS has been a director of Intermet since 1999. She has been president of Rodgers Chevrolet in Woodhaven, Michigan since November 1996. Previously, she was president of Flat Rock Chevrolet-Oldsmobile from February 1993. Ms. Rodgers serves on the boards of the Community Foundation for Southeastern Michigan, New Detroit Inc., and the Detroit Black Chamber.

OFFICERS

DR. RUFF - see above.

MR. BELTS joined Intermet as Vice President - Finance and Chief Financial Officer in August 2002 following 14 years with Detroit Diesel Corporation, most recently serving as Senior Vice President and Chief Financial Officer. Prior to this position, he was Vice President and Controller with Detroit Diesel Corporation. He began his career in 1971 with General Motors Corporation, rising to the position of Divisional Director of Budgets and General Accounting with GM's Detroit-Diesel-Allison Division. Detroit-Diesel-Allison transitioned to an independent company in 1988.

MR. GILLILAND joined Intermet in October 2003 as General Manager of the Intermet Racine Operations. He was promoted in May 2004 to the position of Vice President, Light Metals. Prior to joining Intermet, he was with J. L. French Automotive Castings, Inc. where he served as Vice President of Quality, having previously held various manufacturing positions with J.L. French. Before J.L. French, Mr. Gilliland served as Vice President of Manufacturing for Nelson Metal Products Corporation, acquired by J.L. French in October 1999. He has served as Vice President and General Manager at various CMI International operations, was a Plant Manager with Amcast Corporation, and began his career with General Motors having held positions of increasing responsibility at the company's casting operations.

MR. HEAVIN joined Intermet as a Group Vice President in June 2000. Prior to joining Intermet, he held the position of Manufacturing Manager for Delphi's energy and chassis division. Prior to Delphi, Mr. Heavin was with United Technologies Automotive for six years as Plant Manager of the Holland, Michigan plant and subsequently as a General Manager in the Interiors group.

MS. KARJALA joined Intermet as Executive Assistant to the Chairman and CEO in September 1995. In December 2002 she was elected by the Board of Directors to the position of Corporate Secretary, having served as Assistant Corporate Secretary since January 1997. Prior to joining Intermet, Ms. Karjala was with the Jervis B. Webb Company in the position of International Office Manager. She began her career with the Ford Motor Company.

MR. MILLER joined Intermet in July 1998 as Corporate General Counsel and was named Vice President and General Counsel in August 1999 and Secretary in 2000. He served as Vice President, General Counsel and Secretary of Libbey-Owens-Ford Co., an automotive parts supplier, from February 1987 to July 1998.

MS. MILLS joined Intermet in February 1997 as Manager of Investor Relations. In December 2002, she was elected by the Board of Directors to the position of Vice President of Administration, having been promoted from the Director of Corporate Affairs, a position she held from March 1999. Prior to joining Intermet, Ms. Mills served as Human Resources Manager, Accounting Supervisor and in other positions with Dana Corporation.

MR. PRUCHA joined Intermet in October 1999 as Director, Process Research and Development and was promoted to the position of Vice President, Technical Services in December 2002. Prior to joining Intermet, Mr. Prucha served as Vice President of Technology with CMI International for 10 years, having 30 years of experience in the metal-casting industry, 20 of which at CMI.

MR. RUTHERFORD joined Intermet in June 2003 as Director of Sales responsible for Light Metals sales and the activities of the company's independent manufacturers' representatives. He was promoted to the position of Vice President of Sales and Marketing in August 2004. Mr. Rutherford came to Intermet from Eastern Alloys, Inc. located in New York, where he served as Vice President Sales and Marketing. Prior to Eastern Alloys, he was Vice President of Business Development at Dynacast /SPM, also of New York. Prior positions included Vice President of Sales and Marketing at Magnesium Aluminum Corporation, and he began his career in metals and casting at Aluminum Smelting and Refining Company, Inc. ultimately becoming President and CEO.

MR. SKRZYPCZAK joined Intermet in 1995 as Director of Treasury Services. In April 2000, the Board of Directors appointed Mr. Skrzypczak to the position of Corporate Treasurer. Prior to joining Intermet, he was with the U.S. Department of the Treasury, where he served as a national bank examiner for the Comptroller of the Currency. Mr. Skrzypczak has also held treasury and financial positions at Inacomp Computer Centers, Merrill Lynch and Wells Fargo Bank.

MR. VINE-CHATTERTON joined Intermet in January 1999 as a Vice President of Intermet and President of Intermet Europe. Before coming to Intermet, he was a divisional Finance Director of T&N PLC, UK, an automotive parts supplier, from June 1996. Mr. Vine-Chatterton was a divisional Finance Director of Caradon PLC, UK, an international supplier to building and home improvement industries, from January 1994 until 1996.

          2.   Compensation Of The Principals Of The Debtors

               A.   ANNUAL COMPENSATION

The following chart sets forth the annual salaries for 2004 and 2005 of the principals of the Debtors:

NAME                        2004 ANNUAL COMPENSATION       2005 ANNUAL COMPENSATION
----                        ------------------------       ------------------------
Dr. Gary F. Ruff               $500,000 (7/2004)                 Same as 2004

Dr. John P. Crecine   See "Director Compensation" below.         Same as 2004

Julia D. Darlow       See "Director Compensation" below.         Same as 2004

Norman F. Ehlers      See "Director Compensation" below.         Same as 2004

NAME                            2004 ANNUAL COMPENSATION             2005 ANNUAL COMPENSATION
----                            ------------------------             ------------------------
JOHN R. HORNE              SEE "DIRECTOR COMPENSATION" BELOW.              SAME AS 2004

THOMAS H. JEFFS II         SEE "DIRECTOR COMPENSATION" BELOW.              SAME AS 2004

CHARLES G. MCCLURE         SEE "DIRECTOR COMPENSATION" BELOW.              SAME AS 2004

RICHARD A. NAWROCKI        SEE "DIRECTOR COMPENSATION" BELOW.   SEE "DIRECTOR COMPENSATION" BELOW.

PAMELA E. RODGERS          SEE "DIRECTOR COMPENSATION" BELOW.              SAME AS 2004

ROBERT E. BELTS                         $260,000                           SAME AS 2004

TIMOTHY R. GILLILAND                    $200,000                           SAME AS 2004

TODD A. HEAVIN                          $210,000                           SAME AS 2004

MARY JO KARJALA                         $ 72,000                          $75,600 (4/05)

ALAN J. MILLER                          $225,000                           SAME AS 2004

BYTHA MILLS                             $150,000                           SAME AS 2004

THOMAS E. PRUCHA                        $175,000                           SAME AS 2004

JOHN D. RUTHERFORD                      $200,000                           SAME AS 2004

MICHAEL S. SKRZYPCZAK                   $130,000                           SAME AS 2004

LAURENCE VINE-CHATTERTON     $204,721 / E186,110 (1E = $1.1)      $249,260 / E206,000 (1E=$1.21)

In addition, officers received a 401(k) match, ESOP contribution, term life insurance benefits, other medical and health benefits, and certain other personal benefits. See also the discussion of the Key Employee Retention Plan in
Section VII.G. of this Disclosure Statement.

               B.   DIRECTOR COMPENSATION

The Debtors do not pay board fees to their employee directors. The Debtors pay Dr. Crecine, Ms. Darlow, Mr. Ehlers, Mr. Horne, Mr. Jeffs, Mr. McClure, Mr. Nawrocki, Ms. Rodgers and Mr. Takeuchi, as non-employee directors, $8,500 quarterly, for regularly scheduled board or committee meetings and telephone board and committee meetings. In addition, non-employee directors receive a fee of $1,000 for special board or committee meetings other than the afternoon before or day of a regularly scheduled board meeting. Committee chairpersons receive a fee of $2,000 per year paid quarterly, and directors are reimbursed for out-of-pocket expenses associated with attending meetings or conducting board business.

Effective July 2004, the Debtors increased the compensation of their lead director, Mr. Nawrocki, $3,750 per quarter in addition to the fees described above. Effective April 2005, the Debtors further increased Mr. Nawrocki's compensation to an aggregate increase of $12,500 per quarter in addition to the fees described above.

     F.   ENVIRONMENTAL RELATED LIABILITIES

          1.   Description Of Environmental Liabilities

Various of the Debtors conduct and have conducted industrial operations at numerous facilities in the United States. As a result, they have been involved in matters relating to the discharge of materials into the environment. The Debtors have participated and are participating in a number of on-site investigation, monitoring and/or remediation projects at various owned and non-owned sites, some of which are being managed or overseen by federal, state and/or local regulatory agencies. The Debtors' operations are also regulated by state and local environmental agencies that issue various permits covering the Debtors' operations with respect to discharges to air, water and solid or hazardous waste disposal. Various of the Debtors have been involved in some proceedings with state or federal regulators alleging noncompliance with permit limitations or other matters. Further information with respect to these matters is set forth at Item 17 of the various Debtors' Statements of Financial Affairs. Due to the technical and legal nature of potential environmental related liabilities, the Debtors have utilized and continue to utilize the services of counsel and environmental consultants to obtain the technical advice and expertise necessary to ensure that the Debtors are in compliance with federal, state and local laws and regulations and to insure that the Debtors' rights are protected.

          2.   Future Activities At Owned Sites

The Debtors intend to satisfy all environmental claims by continuing with all compliance and remediation activities currently underway, or as may be required in the future, in connection with owned sites (except as specifically noted herein).

With respect to the Plan of Wagner Havana only, on March 11, 2005, the Illinois EPA issued a violation notice letter (No. L-2005010196) to Wagner Havana, regarding the Havana foundry site alleging various violations involving soil and groundwater contamination. On May 18, 2005, Wagner Havana submitted a compliance commitment agreement to the Illinois EPA. On August 4, 2005, the Illinois EPA issued a proposed modification to the compliance commitment agreement which set forth a compliance plan and other terms and conditions to address both the on and off-site contamination, as set forth in Exhibit N to the Plan. The compliance plan and all of the terms and conditions of the revised and modified compliance commitment agreement are expressly incorporated into the Plan and will be the obligations of Reorganized Wagner Havana and will be enforceable by the Bankruptcy Court or state court in accordance with applicable non-bankruptcy law. Given the current scope of the work, Wagner Havana's consultant estimates the cost of the remediation work to be between $100,000 and $200,000.

          3.   Continuation Of Remediation Activities At Certain Non-Owned Sites

Debtor Lynchburg Foundry Company is the operator and permittee of the Falwell Aviation landfill, which is located on property that is leased by Lynchburg Foundry Company in Lynchburg, Virginia. The site has been used as an industrial landfill for non-hazardous waste materials from foundry operations. Pursuant to state and federal requirements, Intermet has been required to issue a letter of credit in the aggregate amount of $2.7 million order to provide financial assurance for the operation and closure of three landfills in Virginia, including the Falwell Aviation Landfill. The other two landfills are located on property owned by Lynchburg Foundry Company in Campbell County, Virginia and Radford, Virginia. Pursuant to federal and state requirement, Lynchburg Foundry Company is required to undertake closure of the Falwell Aviation Landfill. If the closure work is not undertaken in compliance with regulations, the Commonwealth of Virginia would be entitled to draw on the letter of credit to perform such work. The Debtors estimate that the work can be performed at a cost that is less than the amount that could be drawn on the letter of credit. As a result, the Plan provides that Lynchburg Foundry Company will continue to perform this work and that the obligations of Lynchburg Foundry Company to perform closure and post-closure work at the Falwell Aviation Landfill will not be discharged by the Plan.

          4.   Discharge Of Environmental Claims Related To Non-Owned Sites

The Debtors intend to discharge any and all obligations and claims relating to the following matters, all of which involve non-owned sites:

               A. Any liability associated with pre-filing off-site exposure to contaminants migrating from the property located at 227 Wagner Avenue, Havana, Illinois, including but not limited to, off-site drinking water wells (Debtor: Wagner-Havana, Inc.).

               B. Any and all liability for any off-site contamination emanating from the properties located at 1701 West Main Street and 1605 West Main Street, Radford, Virginia, including potential contamination in the New River (Debtors:
                    Intermet International, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company).

               C. Any and all liability associated with pre-filing off-site exposure to contaminants migrating from the property located at 825 N. Lowber Street, Decatur, Illinois (Debtor: Wagner Castings Company).

               D. Any and all liability associated with pre-filing off-site exposure to contaminants migrating from the property located on Florida Avenue in Lynchburg, Virginia (Debtor:
                    Lynchburg Foundry Company).

               E. Any and all liability for environmental investigation or remediation activities at any property formerly owned by any Debtor, or for which any Debtor may be responsible by contract or otherwise, including but not limited to the matters listed on the Schedules of any Debtor, and the following: (i) General Products Corporation, 2400 East South Street, Jackson, Michigan (Debtor: Sudbury, Inc., Intermet Corporation); (ii) Property located at 506 Randolph Avenue, St. Paul, Minnesota (Debtor: Intermet Corporation, Sudbury, Inc.); (iii) Property located at 118-130 Reed Street, Philadelphia, Pennsylvania (Debtor: Sudbury, Inc.); (iv) Iowa Mold Tooling, 500 Highway 18 West, Garner, Iowa (Debtor: Sudbury, Inc., Intermet Corporation); (v) Frisby PMC, 1500 Chase Avenue, Elk Grove Village, Illinois (Debtor:
                    Intermet Illinois, Inc., Intermet Corporation); (vi) BWX Technologies, Inc. property located at 1570 Mt. Athos Road, Lynchburg, Virginia (Debtor: Lynchburg Foundry Company);
                    (vii) Property located adjacent to 1500 Chase Avenue, Elk Grove Village, Illinois (Debtor: Intermet Illinois, Inc., Intermet Corporation)

               F. Allegations of Pre-Petition Non-Compliance at the Archer Creek Facility

As of the Petition Date, Lynchburg Foundry Company was involved in negotiations with the Virginia Department of Environmental Quality regarding the resolution of allegations that Lynchburg was not in compliance with the air emissions permit issued to the Archer Creek facility. On July 19, 2004, the Virginia Department of Environmental Quality issued a Notice of Violation to Lynchburg alleging that the facility had violated air emissions limitations in the Title V permit previously issued to the facility. Lynchburg has taken steps to remedy the conditions that led to the alleged violations, including the replacement of bags on the baghouse and installation of new gauges and valves. Lynchburg believes that the facility is currently in compliance with the limitations in the Title V permit.

Lynchburg has been negotiating a Consent Decree with the Virginia Department of Environmental Quality that will also provide for (1) the implementation of a Supplemental Environmental Project ("SEP") to install an additional baghouse at a minimum cost of $11,377, and (2) the payment of $15,170 as a civil penalty for the alleged violations. Although the alleged violations occurred prior to the Petition Date, Lynchburg believes that the implementation of the SEP and payment of the civil penalty will enhance the cooperation of the Virginia Department of Environmental Quality with respect to Lynchburg's future operations which will continue to be regulated closely by the Virginia Department of Environmental Quality and therefore Lynchburg will seek permission from the Bankruptcy Court to enter into the Consent Decree.

V. THE DEBTORS' DEBT OBLIGATIONS

     A.   THE PRE-PETITION CREDIT FACILITY

Prior to the Petition Date, the Debtors' operations were financed, in part, by the Pre-Petition Credit Facility, in which approximately 20 Pre-Petition Lenders participated (whether pursuant to direct agreements or instruments with the Debtors, or through participation with the lenders in contractual privity with the Debtors), and for which the Bank of Nova Scotia is the Pre-Petition Agent. The Pre-Petition Credit Facility is memorialized by a January 8, 2004, credit agreement (as amended by that First Amendment dated April 13, 2004) consisting of a $90 million revolving credit facility and a $120 million term loan (the "Pre-Petition Credit Agreement"). As of the Petition Date, the Debtors had borrowed approximately $41 million, and had approximately $27 million of outstanding standby letters of credits issued under the revolver. Intermet is the principal obligor under the Pre-Petition Credit Facility, and the remaining Debtors are joint and several guarantors of the obligations thereunder pursuant to that certain Second Amended and Restated Guaranty Agreement dated as of January 8, 2004.

Pursuant to a First Amended and Restated Borrower Pledge and Security Agreement dated as of January 8, 2004, Intermet granted to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, valid and enforceable first priority liens in substantially all of the personal and intangible properties of Intermet, including all accounts, all the Debtors' United States domestic assets and pledges of 65% of the stock of certain of the Debtors' foreign Non-Debtor Affiliates.

The $90.0 million revolving credit portion has a maturity date of January 8, 2009, and the $120 million term loan has a maturity date of January 8, 2010. During 2004, principal payments of $0.6 million had been made towards the term loan before the filing of the Debtors' Cases. Due to the default created by the filing of the Cases, effective September 30, 2004, pricing on the revolving loan and term loan were modified to a floating rate. The annual interest rates as of December 31, 2004 were 6.5% for the revolving credit line and 7.0% for the term loan. Interest is payable monthly on both loans. In addition, and also effective as of September 30, 2004, the Debtors are required to accrue additional interest at an annual rate of 1.5%, which is added monthly to the outstanding loan balances for both the revolver and term loan.

     B.   LETTERS OF CREDIT AGREEMENT

As of the Petition Date, the Debtors were also parties to a $35.6 million Letter of Credit Facility Agreement dated January 8, 2004 (the "L/C Facility Agreement"). In consideration for the L/C Facility Agreement, the Bank of Nova Scotia issued a letter of credit in the amount of approximately $35.6 million (the "Georgia Letter of Credit") to secure payment of the Georgia Revenue Bonds (as defined below). The L/C Facility

Agreement was secured solely by an account (the "Cash Collateral Account") of the Debtors holding $35.6 million of the Debtors' funds (the "L/C Cash Collateral").

     C.   SENIOR NOTES

The Debtors also used the capital markets to finance their operations and had indebtedness under a series of unsecured Senior Notes issued on June 13, 2002, in the aggregate outstanding principal amount of $175 million. The Senior Notes bear a fixed rate of interest at 9.75%, and will mature on June 15, 2009. Interest is due each June 15 and December 15.

U.S. Bank National Association is the Indenture Trustee for the Senior Notes. The Debtors are obligated under the Senior Notes to pay the reasonable fees and out-of-pocket expenses of the Indenture Trustee.

THE SENIOR NOTES ARE UNCONDITIONALLY GUARANTEED, JOINTLY AND SEVERALLY, BY ALL OF THE DEBTORS EXCEPT INTERMET INTERNATIONAL, INC. AND INTERMET HOLDING COMPANY (THE "SENIOR NOTE GUARANTORS"). THIS MEANS THAT HOLDERS OF THE SENIOR NOTES MAY ASSERT THE ENTIRE AMOUNT OF THEIR CLAIMS AGAINST EACH AND EVERY SENIOR NOTE GUARANTOR UNTIL THEIR CLAIMS ARE SATISFIED.

Restrictions contained in the indenture covering the Senior Notes include, but are not limited to, restrictions on incurring additional secured debt, repurchasing of Intermet's capital stock, disposal of assets, affiliate transactions, and transfer of assets.

          1.   Benefit Of The Indenture To All Debtors(5)

As mentioned above, payment of the amounts due pursuant to the Indenture are guaranteed by all of the Debtors except Intermet International, Inc. and Intermet Holding Company. The proceeds of the Indenture were, in full, used to pay down that certain First Amended and Restated Term Loan Agreement dated July 17, 2001, to which the Debtors were a party (the "2001 Term Loan Agreement"). The Indenture, along with any financing to which Intermet is a party, provides a substantial benefit to all of the Debtors. Intermet is responsible for loaning funds to its subsidiaries in order for them to operate in the ordinary course of business. This is documented by inter-company accounts and notes between Intermet and its subsidiaries. Without these inter-company loans from Intermet, the subsidiaries would have no funds from which to operate on a daily basis or to repay the 2001 Term Loan Agreement. Therefore, in exchange for any guaranty of Intermet obligations, each subsidiary receives equivalent value. In the specific context of the 2001 Term Loan Agreement, by guarantying the Indenture and having the funds

----------
(5) This discussion is intended to provide an example of the benefits and is not intended to be an exhaustive discussion of the issues. The Debtors reserve their rights to respond to any arguments on this issue.

raised pursuant to the Indenture applied to the 2001 Term Loan Agreement, the subsidiaries secured themselves of a release of their secured guaranty obligations pursuant to the 2001 Term Loan Agreement.

     D.   INDUSTRIAL REVENUE BONDS

          1.   Columbus Foundry

One of the Debtors, Columbus Foundry, L.P., had obligations relating to indebtedness under variable rate limited obligation revenue bonds in the approximate outstanding principal amount of $35 million (the "Georgia Revenue Bonds"), which was secured by the Georgia Letter of Credit issued by the Pre-Petition Agent in favor of Harris Trust & Savings Bank. Pursuant to the Georgia Revenue Bonds, Columbus Foundry, L.P. was required to make monthly interest-only payments at a variable rate. The interest rate reset weekly and at September 30, 2004, was approximately 2%. The principal was due December 1, 2019.

On October 29, 2004, in light of the default created by the filing of the Cases, the beneficiary of the Georgia Letter of Credit drew the amount of $35,050,051, causing a reimbursement obligation on the part of Intermet to the Bank of Nova Scotia in the same amount including accrued interest.

In order to satisfy such reimbursement obligation, on November 8, 2004, pursuant to the terms and conditions of the DIP Financing Order, Intermet released to the Bank of Nova Scotia all of the L/C Cash Collateral then on deposit in the Cash Collateral Account, which was applied by the Bank of Nova Scotia in permanent reduction and discharge of Intermet's obligations under the L/C Facility Agreement and the balance remaining after such application (approximately $770,000) was returned by the Bank of Nova Scotia to Intermet.

          2.   Lynchburg Foundry

Another of the Debtors, Lynchburg Foundry Company, had approximately $2 million outstanding under industrial development revenue bonds in favor of SunTrust Bank as trustee (the "Lynchburg Bond"). Lynchburg Foundry Company was required to make partial redemption of its industrial development revenue bonds on an annual basis through June 2006. The redemption amount was $350,000 per year, with a final payment at maturity of $1,650,000. The bonds were subject to optional redemption prior to maturity and bear an interest rate of 7.0%.

The Lynchburg Bond was unsecured but was guaranteed by Mead Corporation, a former owner of the property. Since the default created by the commencement of the Cases, Mead Corporation has made and continues to make payments that have come due pursuant to the terms of its guaranty of the Lynchburg Bond.

          3.   Tool Products

As part of an asset purchase transaction, the Debtor now known as Tool Products, Inc. assumed $4.5 million of industrial development revenue bond debt in favor of U.S. Bank, National Association as trustee (the "Tool Products Bond"), of which approximately $1.5 million in principal and interest was outstanding as of the Petition Date, which amount was secured by a letter of credit issued pursuant to the revolver under the Pre-Petition Credit Agreement. Tool Products, Inc. was required to make annual principal payments of $500,000, with a final maturity date of January 1, 2007. The interest rate reset weekly and at September 30, 2004, was approximately 2%.

On November 1, 2004, in light of the default created by the commencement of the Cases, the beneficiary of the Tool Products Bond drew the entire face amount thereof causing a reimbursement obligation on the part of Intermet to the Pre-Petition Lenders in the amount of $1,530,821, which amount is reflected as part of the amount owed to the Pre-Petition Lenders under the revolver pursuant to the Pre-Petition Credit Agreement.

     E.   TRADE DEBT

The Debtors estimate that there are approximately $83.3 million of General Unsecured Claims which may be Allowed against the Debtors in the aggregate (not including Noteholder Claims, and subject to objections). These General Unsecured Claims are allocated between each Debtor as follows:

                                       Approximate Amount Of Non-Noteholder
Debtor                                       General Unsecured Claims
------                                 ------------------------------------
Intermet Corporation, et al.*                       $   612,671
Alexander City Casting Company, Inc.                $         0
Cast-Matic Corporation                              $ 3,436,392
Columbus Foundry, L.P.                              $12,215,255
Diversified Diemakers, Inc.                         $ 5,186,370
Ganton Technologies, Inc.                           $10,523,266
Intermet Corporation                                $11,280,731
Intermet Illinois, Inc.                             $   400,348
Intermet International, Inc.                        $    14,000
Intermet U.S. Holding, Inc.                         $ 7,321,313
Ironton Iron, Inc.                                  $ 1,807,380
Lynchburg Foundry Company                           $11,376,663
Northern Castings Corporation                       $ 1,668,583
Sudbury, Inc.                                       $ 1,880,438
SUDM, Inc.                                          $         0
Tool Products, Inc.                                 $ 8,303,816
Wagner Castings Company                             $ 6,599,283
Wagner Havana, Inc.                                 $   691,404
TOTAL:                                              $83,317,913

Note: The Claims estimates set forth above reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.

* This entry represents Claims filed without identifying the particular Debtor against which such Claim is asserted.

The Debtors anticipate that some of these General Unsecured Claims are subject to disallowance or reduction.

VI. CAUSES OF ACTION

     A.   CHAPTER 5 CLAIMS

The Debtors are investigating whether they have Causes of Action against Creditors or other Persons for preference liability and any other Causes of Action contemplated by chapter 5 of the Bankruptcy Code, and reserve all of their rights to bring any such Causes of Action. Payments to Creditors or other Persons in the 90 days immediately preceding the Petition Date are listed in the Debtors' Schedules and total $225,741,474. Payments to "insiders" (as that term is defined in Section 101(31) of the Bankruptcy Code) in the one year immediately preceding the Petition Date are also listed in the Debtors' Schedules and total $2,438,966. A list of potential Avoidance Actions is attached to the Plan as Exhibit I. The majority of these Causes of Actions are against General Unsecured Creditors in Classes 4 and 5. These Causes of Action are potential Causes of Action in that they have not been analyzed on the merits and may be subject to valid defenses. All Causes of Action and Avoidance Actions will be preserved and transferred to the Reorganized Debtors, and any recoveries therefrom will inure to the benefit of the relevant Debtor and thereby enhance the enterprise value of such Debtor.

     B.   OTHER CLAIMS

All other Causes of Action are preserved and will be transferred to the Reorganized Debtors, including, but not limited to, Causes of Action arising under commercial purchase orders, such as those relating to pricing issues, rights of setoff, rights to recover wrongful setoffs and recoupments, and the like. These Causes of Action include, but are not limited to, those listed on Exhibit J to the Plan. Exhibit J to the Plan is not intended to be an exhaustive list of the Causes of Action the Debtors and Reorganized Debtors intend to preserve and bring following Confirmation.

     C.   PENDING LITIGATION

As of the Petition Date, the Debtors were not involved in any litigation that is likely to have a material impact on the Debtors. Attached as Exhibit D is a list of all pending litigation.

VII. SIGNIFICANT POST-PETITION ACTIONS

The Debtors commenced the Cases on the Petition Date, September 29, 2004, and the following significant actions have been taken since the Petition Date.

     A.   FIRST DAY MOTIONS

Together with their petitions for relief, the Debtors filed a number of "first day" motions on or near the Petition Date as listed on Exhibit E. The first day motions and orders were intended to facilitate the transition between the Debtors' pre-Petition Date and post-Petition Date business operations by approving certain regular business practices that may not have been specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. The first day orders obtained in these Cases are typical of orders entered in other substantial Chapter 11 cases around the country. Among other things, such orders provided for:

-    Joint administration of the Debtors' Cases;

-    Interim use of cash collateral;

- Maintenance of the Debtors' bank accounts and operation of their cash - management systems substantially as such systems existed prior to the Petition Date;

- Payment of certain pre-petition wages, salaries, payroll taxes, and other compensation, employee benefits and reimburseable employee expenses;

- A prohibition on utilities from altering, refusing or discontinuing services on account of pre-petition Claims, deeming utilities adequately assured of future performance, and establishing procedures for determining requests for additional adequate assurance; and

- Payment of pre-petition use, employment, single business, property and other taxes.

     B.   RETENTION OF PROFESSIONALS

Since the Petition Date, the Debtors have continued to operate their businesses in the ordinary course as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code.

Both before and after the Petition Date, the Debtors have taken actions to stabilize their operations. The Debtors' management actively and regularly contacts the Debtors' customers, vendors and other business partners to assure them that the Cases will not adversely affect the Debtors' ability to operate and honor trade terms. At the same time, management has addressed and will continue to address the many emergencies and other matters that are incidental to the commencement of complex chapter 11 cases, including responding to a multitude of inquiries by employees, unsecured Creditors, the Creditors' Committee, the Equity Committee, various Professionals and others.

To represent the Debtors in these Cases, the Debtors retained Professionals, including, without limitation, (i) the law firm of Foley & Lardner LLP, Detroit, Michigan, as general bankruptcy counsel; (ii) Carson Fischer, P.L.C., Birmingham, Michigan, as special counsel primarily to handle conflicts of interest; (iii) Conway Mackenzie &

Dunleavy ("CMD"), Birmingham, Michigan, as their financial advisors and investment bankers; (iv) Ernst & Young LLP, in Detroit, Michigan, as independent auditors; (v) KPMG LLP, in Detroit, Michigan, as SOX 404 consultants; (vi) Stout Risius Ross as independent valuation consultants ("SRR"); and (vii) Lazard Freres & Co. LLC, in New York City, as investment bankers ("Lazard"). In addition, the Debtors have certain Professionals to act as special counsel in limited matters, and numerous others to assist the Debtors in the ordinary course of their businesses.

     C.   CASE ADMINISTRATION

          1.   Bar Date And Voting

By Local Rule of the Bankruptcy Court, February 7, 2005 was established as the Claims Filing Bar Date, subject to certain exceptions described in the notice of commencement of these Cases. By separate order, the Bankruptcy Court established a Supplemental Bar Date of April 29, 2005 for certain Creditors under the limited circumstances described therein.

Pursuant to Bankruptcy Rule 3003(c)(2), any Creditor: (a) whose Claim (i) was not listed in the Schedules, or (ii) was listed in the Schedules as disputed, contingent or unliquidated, and (b) who failed to file a Proof of Claim on or before the Claims Filing Bar Date, or the Supplemental Bar Date, as applicable (and except as otherwise ordered by the Bankruptcy Court), will not be treated as a Creditor with respect to that Claim for purposes of voting on the Plan or receiving a Distribution under the Plan. Further, unless a Proof of Claim was filed on or before the Claims Filing Bar Date, or the Supplemental Bar Date, as applicable (and except as otherwise ordered by the Bankruptcy Court), the Claim amount listed in the Debtors' Schedules is dispositive, subject to any amendments made thereto. Creditors are instructed to read any Bankruptcy Court orders establishing or dealing with procedures with respect to voting on the Plan, which are anticipated to be entered in conjunction with the hearing on the approval of the Disclosure Statement. Any such order will be provided to constituencies along with the approved Disclosure Statement at the appropriate time.

If the Plan is confirmed, the Debtors will have up to 180 days from the Effective Date to file any Claim objections, provided that such date may be extended from time to time.

     D.   OPERATIONAL DEVELOPMENTS

Since the Petition Date, the Debtors have made substantial improvements to their operations and administration which have resulted in significant cost savings and increased revenues. Among other things, the Debtors have met all customer requirements and schedules, and have renegotiated various customer agreements to: (i) establish new scrap steel and magnesium alloy indices; (ii) secure new surcharge agreements with ten (10) major customers (constituting approximately 78% of their total revenues and approximately 80% of their ferrous revenues) and a significant portion of their other customers; (iii) obtain price increases on some of their parts; (iv) obtain accelerated payment terms with 10 major customers and the majority of their other customers for limited time periods; and (v) recover various 2004 fourth quarter surcharges from certain customers.

The Debtors also announced the closure of: their (i) Columbus Machining, (ii) Racine Machining, and (iii) Racine Casting plants, all of which were completed in or before June 2005, and (iv) Decatur plant, which the Debtors anticipate will be completed by December 31, 2005.

Further, the Debtors have increased employee contribution amounts to their benefits plans, increased co-pays for medical benefits, made changes to their life insurance plans, and renegotiated union agreements with their Hibbing, Columbus, New River and Archer Creek plants. Several of these developments are discussed in more detail below.

          1.   Negotiations With Major Customers

Intermet and the other Debtors directly and indirectly provides products and services to every major North American OEM, several major European and Japanese OEMs, and several leading suppliers to the OEMs (also known as "Tier 1" or "Tier 2" suppliers). These parties make up approximately 78% of the Debtors' North American business (and approximately 80% of their ferrous business) and are considered major customers (the "Customers"). As part of their business of supplying their Customers, the Debtors were parties to numerous pre-Petition Date contracts with their Customers (the "Contracts"). In connection with these Cases, the Debtors began the lengthy process of reviewing all of their supply contracts in order to analyze the benefits and burdens of each for various periods during the Cases. Through this process, the Debtors originally determined that, absent specific changes, certain of the Contracts were burdensome to the Debtors' Estates because the terms did not permit the Debtors to generate sufficient profit and cash flow from their main business source - the manufacture and supply of component parts.

This determination was based, in large part, on the fact that (a) the price of raw materials, including scrap steel, one of the Debtors' primary raw materials, rose substantially since the Debtors began producing the component parts under the existing Contracts, and such Contracts either did not allow, or were inadequate or not timely in allowing, the Debtors to pass such cost increases through to such Customer, (b) in some cases, pricing for certain of the component parts under certain Contracts was well below market and/or the cost to produce such parts did not provide adequate profit margin, (c) the timing of payments under certain Contracts was too slow, in light of the cash flow needs of the Debtors, and (d) certain Customers pursuant to certain of the Contracts required pricing give-backs or reductions for 2005, which were onerous to the Debtors under the circumstances.

Furthermore, given the Debtors' large losses, the DIP Lender was not willing to provide debtor-in-possession financing absent a commitment by the Debtors to obtain concessions from the Debtors' Customers on renegotiated contract terms acceptable to the lenders. In fact, the failure to obtain agreements with the Customers comprising at least 75% of the Debtors' gross sales by December 31, 2004 (the "Amended Contract Deadline"), in form and substance satisfactory to the DIP Lenders, would have been a


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
default under the Debtors' DIP Credit Agreement, which default would have prohibited further borrowings and permitted the acceleration of all indebtedness due.(6)

In light of the foregoing, the Debtors began negotiations with their Customers to modify the terms of the Contracts and thereby relieve the burden on the Estates. Because negotiations were not complete and the Amended Contract Deadline was approaching, on November 17, 2004, the Debtors filed a motion for authority to reject only those executory customer supply contracts with Customers (to be subsequently identified) which could not be re-negotiated in a manner acceptable to the Debtors and the respective Customers (the "Rejection Motion").

Contracts with Ford at the Debtors' Racine plant were ultimately rejected by agreement of the parties. As to the remaining Contracts, the Debtors and the Customers agreed to amend the Contracts in a manner that was acceptable to the Debtors, the Customers, and the DIP Lenders (the "Amended Contracts"). (The Debtors and the DIP Lenders agreed to amend the DIP Credit Agreement and the Amended Contract Deadline to allow sufficient time for Bankruptcy Court approval of the Amended Contracts.) Substantially all of the Amended Contracts required assumption under Section 365 of the Bankruptcy Code. On December 28, 2004, the Debtors filed a motion to assume the Amended Contracts, which was granted by order of the Bankruptcy Court dated January 13, 2005.

The Debtors believe that performance under the Amended Contracts will enhance the Debtors' profitability and generate positive cash flow. While each of the Amended Contracts is different, many of Amended Contracts include terms such as:
(a) scrap steel surcharge adjustments that more accurately reflect the Debtors' cost of scrap steel;(7) (b) accelerated payment terms for specified time periods; (c) prompt payment of outstanding accounts receivable;(8) (d) waiver of certain price reductions; and (e) adjustments of certain part pricing.

The steel surcharge adjustments contained in the Amended Contracts are designed to allow the Debtors to more fully capture the rising cost of scrap steel for the life of the Amended Contracts such that rising cost of scrap steel does not erode the profitability of the Amended Contracts. The Amended Contracts were critical to the Debtors' ability to continue producing under the Contracts with the Customers which make up nearly 80% of the Debtors' business.

          2.   Secondary Customer Negotiations

----------
(6) The Debtors have satisfied this condition pursuant to the DIP Credit Agreement, as amended. See below.

(7) This term was included in all but one of the Amended Contracts, which had an existing steel surcharge arrangement.

(8) Only one of the Amended Contracts holds the Customer to its original payment terms and does not accelerate such terms.


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
The Debtors supply component parts to certain other customers who make up the remaining business of the Debtors (the "Secondary Customers"). The Debtors were parties to numerous pre-Petition Date contracts with these Secondary Customers as well (the "Secondary Customer Contracts"). The Debtors reviewed their supply contracts with Secondary Customers to analyze the benefits and burdens of each. Like the Contracts with major Customers, as a result of this process, the Debtors determined that, absent specific changes, certain of the Secondary Customer Contracts were burdensome to the Debtors' Estates because the terms did not permit the Debtors to generate sufficient profit and cash flow.

This determination was based, in large part, on (a) the substantial rise in the cost of raw materials; (b) below market pricing for certain component parts; (c) ineffective timing of payments in light of the cash flow needs of the Debtors; and (d) the fact that certain Secondary Customer Contracts required pricing give-backs or reductions for 2005, which were onerous to the Debtors under the circumstances.

Accordingly, the Debtors engaged in extensive negotiations with their Secondary Customers to modify the terms of the Secondary Customer Contracts and thereby relieve the burden on the Estates. The Debtors and the Secondary Customers ultimately agreed to amend the Secondary Customer Contracts in a manner that was acceptable to the Debtors. In some instances, the amended Secondary Customer Contracts required assumption. Thus, in such cases the Debtors have filed motions as required by the Secondary Customer Contracts and have obtained the necessary Bankruptcy Court approval.

The Debtors believe that performance under the amended Secondary Customer Contracts will enhance the Debtors' profitability and generate positive cash flow. Like the Contracts with the Debtors' Customers, while each of the amended Secondary Customer Contracts is different, many of them include terms such as:
(a) scrap steel surcharge adjustments that more accurately reflect the Debtors' cost of scrap steel; (b) accelerated payment terms for certain periods; (c) prompt payment of outstanding accounts receivable; (d) waiver of certain price reductions; and (e) adjustments of certain part pricing.

          3.   Racine Plant Closure

Ganton Technologies, Inc. manufactured, machined, and assembled high pressure aluminum die castings for the automotive market at its Racine, Wisconsin plant (the "Racine Plant"). On December 15, 2004, the Debtors announced their intent to close the Racine Plant due to continued high costs and underutilized machining and casting capacity. Since that date, Ganton Technologies, Inc. has taken the steps necessary to ensure an orderly shutdown of the Racine operations, which was completed in June 2005.

To ensure uninterrupted service to Ganton Technologies, Inc.'s customers, the Racine Plant closing required movement of most of the work being performed at Racine to other suppliers, or in some cases, to one of the Debtors' other facilities. The transfer of work required accomplishment of three principal objectives: (i) continued performance during


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
the wind-down period; (ii) the sale of certain assets needed by Ganton Technologies, Inc.'s customers; and (iii) facilitation of negotiations with employees of the Racine Plant.

               A.   Wind-Down Performance

To ensure uninterrupted production at the Racine Plant during the wind-down, Ganton Technologies, Inc. agreed to continue producing component parts pursuant to purchase orders with Ford and DaimlerChrysler until such customers could resource their requirements for production to other suppliers. In exchange for the Debtors' cooperation, Ford and DaimlerChrysler agreed to pay the Debtors $800,000 and $240,000, respectively, to cover expenses in excess of the Debtors' budget directly attributable to the wind-down agreements with Ford and DaimlerChrysler. Ganton Technologies, Inc. completed Ford and DaimlerChrysler production at the Racine Plant in April 2005.

               B.   Asset Transfers

On March 7, 2005, the Bankruptcy Court approved Ganton Technologies, Inc.'s sale of assets used to manufacture component parts at the Racine Plant to certain other suppliers of Ganton Technologies, Inc.'s customers, including International Truck and Engine Corporation, Amcan Consolidated Technologies Corporation, and ICG Castings, Inc. Ganton Technologies, Inc. believes that it received an amount equal to, if not more than, the total net book value of the equipment from the sales. In addition, Ganton Technologies, Inc. is currently in the process of selling certain assets located at the Racine Plant which were not dedicated to production for any particular customer. Ganton Technologies, Inc. has received an appraisal for all of the assets located at the Racine Plant, and all of the asset sales contemplated will deliver an amount within the appraisal range for such assets. Ganton Technologies, Inc. plans to seek Bankruptcy Court approval of any such sales.

Ganton Technologies, Inc. is also in the process of analyzing various executory contracts and unexpired equipment leases pertaining to the Racine Plant to determine whether it has a continuing need for such contracts or leases at any of the Debtors' other facilities. Where appropriate, Ganton Technologies, Inc. is seeking Bankruptcy Court approval of its decision to reject such executory contracts and unexpired leases.

               C.   Negotiations With Racine Employees

The Racine Plant closing required negotiations with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, U.A.W., Local 627, which represents employees of the Racine Plant (the "Racine Union"), to ensure a smooth wind-down of operations and transfer of work. On January 24, 2005, Ganton Technologies, Inc. entered into a closing agreement with the Racine Union to induce hourly employees to remain employed through the closing and to resolve the Racine Union's claim that a transfer of work would violate the terms of their collective bargaining agreement (the "Racine Closing Agreement").


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
The Racine Closing Agreement modified the terms of the collective bargaining agreement, and, among other things, effected the following: (i) a severance fund of $1.4 million for distribution to eligible employees, to be paid following each employee's separation date; (ii) employees separated under the Racine Closing Agreement are eligible for medical benefits as if they were laid off under the collective bargaining agreement; (iii) all non-vested participants in Intermet's Hourly Employee Retirement Plan (as defined therein) who are separated as a result of the Racine Plant closing are 100% vested in their accrued benefits regardless of their years of service; (iv) the collective bargaining agreement remains in full force and effect until the last employee covered is separated due to the closing; and (v) the Racine Union, on behalf of itself and the employees it represents, released the Debtors from any and all claims arising from the employment relationship, including claims that the Racine Plant closing violated the collective bargaining agreement.

To induce certain key salaried employees to remain employed at the Racine Plant during the wind-down, Ganton Technologies, Inc. further agreed to pay severance benefits pursuant to the pre-Petition Date severance plan approved by the Bankruptcy Court on October 1, 2004, plus additional payments aggregating $250,000 based on the salaried employee's position and years of seniority. The Bankruptcy Court approved the Racine Closing Agreement by Order dated March 9, 2005.

               D.   Plant Sale

Together with its real estate broker, Ganton Technologies, Inc. has been marketing its Racine Plant for sale, free and clear of all liens, claims and encumbrances. Ganton Technologies has engaged in extensive solicitation of potential purchasers of the property, and has, to date, received multiple offers. Ganton Technologies anticipates executing a sale agreement in the near future, and will seek Bankruptcy Court approval of any proposed sale.

          4.   Columbus Machining Closure

Intermet U.S. Holding, Inc. formerly operated a machining facility (the "Columbus Machining Facility") on property located in Columbus, Muscogee County, Georgia, consisting of approximately 40.636 acres (the "Columbus Property"). At the Columbus Machining Facility, Intermet U.S. Holding, Inc. manufactured cast metal automotive components, utilizing inter alia, CNC machining equipment, assembly machines, conveyors, and parts washers. The Columbus Machining Facility was not core to the Debtors' business, and because of declining sales and the need for costly upgrades to the equipment on site, the Debtors closed the Columbus Machining Facility as of March 31, 2005.

               A.   Asset Transfers

Following the announcement of the closure of the Columbus Machining Facility, Intermet U.S. Holding, Inc. entered into negotiations with Honda for the transfer of the Honda business to another supplier. To facilitate such transfer, and to ensure the


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
continued supply of component parts to Honda (which remains an important customer of the Debtors), the Debtors sold the S3V Steering Knuckle Cell (the "Columbus Assets") to Honda for a purchase price of $970,000.

The fair market value of the assets sold based on an appraisal obtained by Intermet U.S. Holding, Inc. was $1,090,700, and the liquidation value based on the same was $892,500. The Bankruptcy Court approved the Honda sale on February 14, 2005.

At approximately the same time, Intermet U.S. Holding, Inc. entered into a Commercial Real Estate Sales Agreement (the "Columbus Purchase Agreement") with Jacoby Development, Inc. to sell the Columbus Property for a sale price of $3,500,000 (the "Columbus Purchase Price").

Intermet U.S. Holding, Inc. had previously obtained an appraisal of the Columbus Property dated May 13, 2003. The appraisal indicated that the value of the Columbus Property was between $3,325,000 and $3,850,000. The Columbus Purchase Price is within the appraisal's range of values for the Columbus Property.

The Bankruptcy Court approved the sale on June 7, 2005. Subject to satisfaction of certain contingencies, the closing is scheduled to occur on or about October 31, 2005.

          5.   Decatur Plant Closure

Wagner Castings Company manufactures ductile iron chassis, powertrain and brake castings at its Decatur, Illinois plant (the "Wagner Plant"). On March 29, 2005, the Debtors announced their plans to close the Wagner Plant on or before December 31, 2005. The Wagner Plant has experienced declining sales volumes and decreased profitability in recent years.

               A.   Wind-Down Performance

Wagner Castings plans to consolidate the majority of the Wagner Plant business into other facilities of the Debtors located around the country, and thereby improve the Debtors' capacity utilization for the Ferrous Metals Group as a whole. By transferring the business to other Debtors' facilities, Wagner Castings will avoid administrative expense claims resulting from non-performance of certain purchase orders after the closure. Substantially all of these purchase orders with the Customers have already been assumed in the Customer negotiations. In addition, many of these purchase orders are terminable at will by the Customers.

               B.   Asset Transfers

Over the next several months, and where possible, Wagner Castings will transfer the Wagner Plant equipment to other Debtor locations around the country. In addition, Wagner Castings will explore their options of selling the land and building from which the Wagner Plant operates. It is anticipated that all of these Assets will be subject to liens in favor of the Exit Lenders, pursuant to the Exit Financing Facility, due to the fact that


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
the proceeds of the Exit Financing Facility will be used to pay the Distributions under the Plan, including those to the Pre-Petition Lenders, whose liens currently attach to these Assets.

               C.   Negotiations With Decatur Employees

As of the closure announcement, the Wagner Plant had 320 active employees, many of which were parties to a collective bargaining agreement which expired on June 30, 2005 (the "Wagner CBA"). Wagner Castings also provides retiree medical benefits to approximately 200 retired employees of Wagner Castings and provides life insurance to approximately 400 retirees (collectively, the "Wagner Retirees").

In light of the impending closing, Wagner Castings cannot continue to fund retiree health and life insurance benefits which are currently estimated to have an actuarial present value of about $20 million. The Bankruptcy Court appointed a retiree committee pursuant to Section 1114 of the Bankruptcy Code on May 24, 2005 (the "Wagner Retiree Committee"), to represent the interests of the Wagner Staff Retirees in connection with Wagner Casting's modification or termination of retiree benefits. In the 1114 process, the Local 6-728 of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the "USW") represents the interests of the hourly retirees. Wagner Castings has begun discussions with the Wagner Retiree Committee and the USW to modify the benefits, and Wagner Castings hopes to reach an agreement with the Wagner Retiree Committee and USW with respect to changes in retiree health and life insurance obligations. To the extent that Wagner Castings may hereafter be determined to be a member of a "controlled group" with other Intermet affiliates, including Debtors, for certain purposes under the federal "COBRA" statute, some or all members of the controlled group may be determined to have ongoing liability to the Wagner Retirees for COBRA coverage.

In order to effect an orderly closing of the Wagner Plant and to induce hourly employees to remain employed through the closing, Wagner Castings entered into a closing agreement (the "Decatur Closing Agreement") with USW which took effect on July 1, 2005, immediately following expiration of the Wagner CBA. Among other things, the Decatur Closing Agreement provides that: (i) severance pay equal to $250 for each full year of service will be paid to employees who remain employed through their scheduled termination date, at an approximate cost to Wagner Castings of $1,632,950; (ii) employees separated under the Decatur Closing Agreement will be eligible for certain benefits, including health insurance, for the month in which they are terminated and the following month; (iii) in exchange for the benefits provided in the Decatur Closing Agreement, USW, on behalf of itself and the employees whom it represents, agreed to release Wagner Castings and its successors, assigns, officers, directors, employees, agents and representatives from any and all claims arising out of the employment relationship between Wagner Castings and the employees represented by USW, with the exception of claimed violations of the Decatur Closing Agreement, grievances filed under the Wagner CBA before its expiration, claims that employees may have under a state workers' compensation statute, state unemployment statutes, or under any separate benefit or retirement plan.


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
Wagner Castings also agreed to pay severance benefits to certain salaried employees in addition to the severance benefits already provided salaried employees under the Debtors' pre-Petition Date severance plan approved by the Bankruptcy Court, in the amount of approximately $50,000.

Wagner Castings filed a motion seeking approval of the Decatur Closing Agreement and the additional severance payments to salaried employees on July 28, 2005. Bankruptcy Court approval is expected.

          6.   Hannibal Plant

Some customers of Diversified Diemakers, Inc.'s Hannibal facility have informed Diversified Diemakers, Inc. that present product programs will end or that the customers intend to move their magnesium die casting work from that facility to other suppliers or transition to alternative processes. A portion of the work in that facility will end on or about July 1, 2005. If the customers proceed with plans to move the remaining work, Diversified Diemakers anticipates that this would occur in late 2005 or early 2006. If Diversified Diemakers is unable to secure new business for the Hannibal plant within that timeframe, such Debtor anticipates that operations at the Hannibal plant would be suspended until Diversified Diemakers is able to utilize that capacity, and all remaining work would be transferred to the Palmyra facility, which also produces magnesium die castings.

          7.   Other Significant Sales

Wagner Havana is currently negotiating sales of certain equipment located at the Wagner Havana plant, and will seek Bankruptcy Court approval of such sales as necessary. In addition, Alexander City Casting Company is currently marketing the Alexander City plant for sale. As necessary, Bankruptcy Court approval will be sought for the sale.

     E.   DEBTOR-IN-POSSESSION FINANCING

On October 22, 2004, the Debtors entered into the DIP Credit Agreement among the Debtors, the DIP Lenders, and the DIP Agents. The DIP Facility matures on October 21, 2005.

The DIP Facility provided for a $60 million commitment of debtor-in-possession financing, and the ability to issue letters of credit up to a maximum amount of $15 million, to fund the Debtors' working capital requirements and other corporate purposes during the Cases. Advances have been and are currently being made to the Debtors under the DIP Facility in accordance with a budget that has been agreed upon by the Debtors and the DIP Agents, and are subject to a borrowing base calculated as a percentage of the Debtors' accounts receivable, inventory and fixed assets, less reserves and fees. Interest on borrowings under the DIP Facility accrues at a base rate plus 2% per annum or at a Eurodollar rate plus 3% per annum, as selected by the Debtors. Interest on borrowings made under the base rate is payable on a monthly basis; for borrowings made under the


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
Eurodollar rate, interest is payable at the end of one, two or three months. Obligations under the DIP Facility are secured by a super-priority lien over substantially all of the Debtors' Assets in favor of the DIP Lenders.

The DIP Facility requires the Debtors to meet certain obligations, including the delivery of weekly borrowing base certificates and cash flow statements, monthly and yearly financial statements and periodic budget updates containing financial forecasts. The Debtors are also subject to limitations on paying indebtedness, creating liens against their property and making investments, and are prohibited from paying dividends.

Amounts owed by the Debtors under the DIP Facility may be accelerated following certain events of default, including: failure of the Debtors to make principal or interest payments under the DIP Facility; failure to make principal or interest payments on post-petition liabilities; breaches of certain covenants, representations and warranties set forth in the DIP Facility; the conversion of any of the Debtors' Cases to cases under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code; and the occurrence of a material adverse effect impacting the business or property of Intermet and its subsidiaries, taken as a whole.

The DIP Facility received interim approval from the Bankruptcy Court on October 19, 2004, and received final approval on November 8, 2004. On November 19, 2004, the Creditors' Committee filed a notice of appeal to the United States District Court for the Eastern District of Michigan (the "District Court") the DIP Financing Order and a Bankruptcy Court order denying the Creditors' Committee's motion to conduct certain discovery and adjourn the final hearing on approval of the DIP Facility.

The Creditors' Committee raised multiple issues on appeal in an effort to demonstrate that the Bankruptcy Court erred in approving the DIP Facility. On March 2, 2005, following several extensions to the briefing schedule on appeal, the Creditors' Committee agreed to dismiss the appeal. The District Court dismissed the appeal on March 4, 2005.

Initially, the Debtors were only able to access $20 million of the DIP Facility until such time as the Debtors entered into agreements with Customers consisting of 75% of their revenues that were satisfactory to the DIP Agents (see Section VII.D.1. "Negotiations With Major Customers" above) along with certain other conditions including the completion of certain remaining collateral documents. Those conditions were met in January 2005 and the Debtors were granted access to the full $60 million, subject to a budget.

Over the course of the past several months, the Debtors have entered into various amendments to the DIP Facility which amendments were intended to clarify certain terms in the DIP Facility, revise certain covenants, extend the time period for certain deliverables, and/or approve certain asset purchases and sales, and other transactions.


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
     F. FORMATION OF THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS AND THE AD HOC INTERMET TRADE CLAIMS COMMITTEE

          1.   The Equity Committee

In October 2004, the SEC asked the U.S. Trustee to appoint an official committee of equity security holders in these Chapter 11 Cases. The Debtors and the Creditors' Committee opposed the appointment of an official equity committee because, among other reasons, they believed it was unlikely that Holders of Equity Interests would be entitled to a Distribution following application of the absolute priority rule contemplated by Section 1129(b)(2)(B)(ii) of the Bankruptcy Code.

At some point in late November 2004, the U.S. Trustee declined to appoint an official equity committee. As a result, on November 23, 2004, certain shareholders of Intermet filed a motion seeking Bankruptcy Court appointment of an official equity committee pursuant to Section 1102(a)(2) of the Bankruptcy Code. The hearing was set for December 14, 2004.

On December 9, 2004, before the hearing could be held on the shareholders' motion, the U.S. Trustee appointed the Equity Committee. The U.S. Trustee's action prompted the Debtors, the Creditors' Committee, the Pre-Petition Agent and the DIP Agents to file a joint motion seeking disbandment of the Equity Committee (the "Disband Motion").

On February 11, 2005, the Bankruptcy Court denied the Disband Motion on the basis that the U.S. Trustee had not abused his discretion in appointing the Equity Committee. The Bankruptcy Court authorized the Equity Committee to retain counsel, but authorized counsel to be paid only upon filing fee applications every 120 days as contemplated by 11 U.S.C. Section 331. The Bankruptcy Court further authorized the Equity Committee to retain Deloitte & Touche as its financial advisors, but capped Deloitte's fees at $90,000 for the period beginning January 10, 2005 through June 30, 2005.

          2.   The Ad Hoc Committee

In April 2005, certain trade Creditors of the Debtors formed the Ad Hoc Committee. In late July 2005, the Ad Hoc Committee filed, among other things, a motion seeking appointment of an official trade creditor committee of the Debtors, and a motion seeking authority to file a complaint seeking substantive consolidation of the Debtors' Estates. These motions will be held in abeyance following entry of an order approving this Disclosure Statement because the Debtors have reached a settlement with the Ad Hoc Committee and the Creditors' Committee which is more fully described in Section VIII.A. below and which will be the subject of a motion to approve the compromise pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure. Upon the Effective Date, the Ad Hoc Committee's motions will be withdrawn.


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
     G.   APPROVAL OF THE KEY EMPLOYEE RETENTION PLAN

On September 20, 2004, the Board of Intermet adopted an employee retention plan for certain key employees (the "Initial KERP") to create appropriate incentives for key personnel of the Debtors to remain with them through a successful reorganization or sale of the Debtors, to properly reward such key personnel, and to enhance the value of the Debtors on behalf of all of their creditor constituencies. The Initial KERP provided for the payment of bonuses to key employees identified by the Board of Intermet, if the employees continued their employment with Intermet through December 31, 2005. The amount of bonus a participant in the Initial KERP might have received was calculated based on a percentage of that person's annual salary as of September 20, 2004. In the event that the participant's employment terminated prior to December 31, 2005, that person might have been eligible for a pro rata bonus payment if certain conditions set forth in the Initial KERP were met.

On December 8, 2004, the Board of Intermet approved the terms of the Key Employee Retention Plan, or KERP, which replaced the Initial KERP and was approved by the Bankruptcy Court on December 22, 2004. The Key Employee Retention Plan preserves the basic payment provisions and criteria set forth in the Initial KERP, but also links the timing of the payment of bonuses and the calculation of the bonus amounts to the consummation of either a plan of reorganization or a sale of any substantial portion of the Debtors' North American assets or business of Intermet as a going concern. Under the Key Employee Retention Plan, the maximum amount of stay bonuses payable is approximately $5.1 million (payable in Cash). The timing and amount of stay bonus payments will be calculated based on whether such plan of reorganization or sale (i) is consummated after June 30, 2005, but on or before December 31, 2005, or (ii) is not consummated by December 31, 2005. One-third (1/3) of each Key Employee Retention Plan participant's payment is due and payable upon the Effective Date, and the remaining two-thirds (2/3) is due and payable between January 1, 2006 and January 10, 2006.

The Key Employee Retention Plan also provides for severance benefits under certain conditions set forth therein, based on a percentage of base salary for certain participants. Other participants are entitled to severance benefits as provided in Intermet's existing salaried employee severance plan. Currently, approximately 100 Intermet employees have been designated by the Board of Intermet as participants in the Key Employee Retention Plan, including executive officers. The Board of Intermet, or a committee thereof authorized to act in the circumstances, may designate additional participants in the Key Employee Retention Plan.

          1.   Key Employee Rights Offering

Eligible Key Employees either: (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the


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
purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

The Key Employee Rights Offering allows eligible Key Employees to purchase, on a Pro Rata basis and based upon payments due under the KERP, 181,249 shares of New Common Stock, in consideration for Cash in the amount of $10.00 per share. Eligible Key Employees will have the right of over-subscription with respect to the Key Employee Rights Offering, provided that, in no event will the total shares in the Key Employee Rights Offering exceed 181,249 shares. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering will be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Debtors and the Initial Committed Purchasers, in consultation with the Creditors' Committee.

Any New Common Stock issued pursuant to the Key Employee Rights Offering will be subject to the Stockholders' Agreement. In addition, the shares of New Common Stock issued pursuant to the Key Employee Rights Offering will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.

     H.   GOODWILL AND ASSET IMPAIRMENT

          1.   Goodwill Impairment

On January 1, 2002, Intermet adopted SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill is no longer amortized but is reviewed for impairment at the reporting unit level annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. On or about November 17, 2004, Intermet retained SRR as an "ordinary course professional" to determine whether the goodwill on Intermet's balance sheet was impaired as of September 30, 2004.

SRR completed its goodwill report on March 21, 2005, concluding that the goodwill of Intermet's Ferrous Metals and Light Metals manufacturing groups was fully impaired. Intermet recorded a pre-tax goodwill impairment charge of $165.9 million in its statement of operations for 2004, of which amount approximately $59.7 million was attributable to the Ferrous Metals unit and $106.2 million was attributable to the Light Metals unit. As a result, the Debtors showed approximate consolidated book equity of negative $50 million as of September 30, 2004.

          2.   Asset Impairment

The Debtors' decisions in 2003 and 2004 to close their Racine, Columbus Machining, Decatur, and Radford facilities also made an impairment analysis of the Debtors' fixed assets appropriate. On January 1, 2002, Intermet adopted SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," under which companies recognize impairment losses if the carrying amount of "long-lived" assets is not recoverable


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
because it exceeds the estimate of the assets' undiscounted future cash flows. The amount of impairment, if any, is equal to the difference between the carrying amount of the long-lived assets and the fair value of those assets.

SRR completed its SFAS 144 report on March 9, 2005, estimating the approximate amount of asset impairment with respect to total fixed assets (i.e. personal property assets and real property assets), at each of these facilities as of September 30, 2004, to be as follows:

-    Racine: $6.4 million

-    Columbus Machining: no impairment

-    Decatur: $10.8 million

-    Radford: no impairment

The impairment of the Debtors' fixed assets further reduced their consolidated book equity position as of September 30, 2004, to approximately negative $67 million. SRR's conclusions about goodwill and asset impairment have been reviewed by the Debtors' independent auditors, Ernst & Young, LLP.

In addition, the Debtors periodically evaluate "idle" equipment not in use at their various facilities. As of September 30, 2004, the Debtors determined that the value of such equipment at several plants was impaired--in particular equipment owned by Wagner Havana, Inc. and Alexander City Casting Company, Inc. The Debtors therefore recorded a fixed asset charge of approximately $9 million for idle assets, which was recorded in addition to fixed asset impairment charges indicated by the SRR reports. The Debtors' evaluation of equipment not in use was based primarily on a change in expected future use of the now-idle equipment, and also upon consideration of the risks and uncertainties created by the Cases, closure of certain of the Debtors' manufacturing plants, and the indefinite delay of projects for which such equipment would have been used. In total, the Debtors recorded fixed asset impairment charges of approximately $26.4 million as of September 30, 2004.

Finally, the Debtors recorded an additional $4 million asset impairment charge related to Senior Note issuance costs, as required by applicable accounting guidance for companies in Chapter 11 bankruptcy proceedings.

In sum, the Debtors' consolidated book equity position as of September 30, 2004, was reduced to approximately negative $80.6 million. On June 24, 2005, Ernst & Young issued their audit report for Intermet which concluded that the Debtors' financial statements present fairly the consolidated financial position of Intermet at December 31, 2004.

VIII. SUMMARY OF THE PLAN

The Debtors, the Creditors' Committee, the Pre-Petition Agent, the DIP Agents, and the Initial Committed Purchasers believe that (i) through the Plan, Holders of Allowed

Claims will obtain a recovery from the Estates of the Debtors that is at least equal to, and likely greater than, the recovery they would receive if the Assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as viable going concerns for the benefit of all constituents.

The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code for each Debtor.

     A.   EIGHTEEN (18) DIFFERENT PLANS OF REORGANIZATION

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

In conjunction with the Creditors' Committee, the Debtors have thoroughly investigated whether or not substantive consolidation would be appropriate. The Debtors concluded, and strongly believe, that substantive consolidation is not appropriate. The Ad Hoc Committee disagrees, and has asked the Debtors to seek substantive consolidation of the Debtors' Estates. The Ad Hoc Committee has also filed a motion with the Bankruptcy Court seeking authority to prosecute a substantive consolidation action against the Debtors. Set forth below is a brief summary of the Debtors' responses to the Ad Hoc Committee's assertions about substantive consolidation.(9)

----------
(9) This is only intended to be a summary of the Debtors' position in response to specific points raised by the Ad Hoc Committee to date. The Debtors reserve all of their rights to make any arguments they deem necessary in response to any substantive consolidation argument raised by any party-in-interest, and nothing herein shall be interpreted as a waiver of the Debtors' rights.

          1.   "Substantial Identity Of Interest"

The Ad Hoc Committee alleges that there exists a substantial identity of interests between the various Debtor entities. However, the Debtors and the Creditors' Committee have reviewed a large number of facts that demonstrate that there is no substantial identity of interest between the Debtor entities. Among other things, (i) all of the Domestic Subsidiaries which correspond to particular operating entities have their own businesses, issue their own purchase orders, and have purchase orders issued to them in their own names;
(ii) the Domestic Subsidiaries hold their Assets in their own names, and Assets are reflected on the individual books of the specific subsidiary; (iii) separate minute books are maintained for each incorporated Domestic Subsidiary, and separate corporate resolutions are prepared regarding bank accounts, loan transactions, and the election of officers and directors; (iv) multiple bank accounts are used for the operations of the Domestic Subsidiaries, and the Domestic Subsidiaries all generate and possess stand alone financial statements;
(v) the Domestic Subsidiaries do not issue any dividends to Intermet, and Intermet does not make capital contributions to the Domestic Subsidiaries, but rather, Intermet lends capital to the Domestic Subsidiaries as necessary and maintains intercompany payables and receivables arising from this process; (vi) the operating Domestic Subsidiaries have their own distinct employees, payrolls and benefit plans, and where applicable, collective bargaining agreements are entered into by the appropriate Domestic Subsidiary; and (vii) the costs of Intermet's engineering center and headquarters employees are allocated appropriately among the Domestic Subsidiaries.

          2.   Benefits Versus Harms

The Debtors have analyzed the Ad Hoc Committee's assertions regarding the benefits of substantive consolidation as compared to the harm caused by not substantively consolidating the Estates. The Debtors have concluded that substantive consolidation would not yield substantial benefits to all parties-in-interest, and that the Plan is consistent with the Debtors' exercise of their fiduciary duties to all creditors. Distributions in the Plan are based upon the product of negotiation.

          3.   Reliance On Creditworthiness Of Separate Debtors

The Ad Hoc Committee has alleged that creditors relied on the creditworthiness of the consolidated Intermet enterprise. The Debtors have reviewed this allegation, and concluded otherwise. For example, in developing and executing the Indenture, Intermet and its lenders relied upon the separate assets of each individual Senior Note Guarantor. Separate security agreements were created for and executed by each of the Domestic Subsidiaries. Separate UCC-1 forms were filed for each operating Domestic Subsidiary. Separate mortgages in the case of real estate assets were provided for each of the separate operating Domestic Subsidiaries. In addition, the operating Domestic Subsidiaries are parties to their own collective bargaining agreements, purchase orders, and other contracts with third parties.

          4.   Conclusion, Settlement And Impact

Both the Debtors and the Creditors' Committee have considered and investigated--and continue to continue and investigate--the prospect of substantively consolidating the Estates. Based upon the facts of which the Debtors are aware, and the paucity of evidence offered by the Ad Hoc Committee to the contrary, the Debtors do not believe that substantive consolidation is appropriate.

However, because these are fact-based issues, the Debtors, with the consent of the Initial Committed Purchasers, have resolved the substantive consolidation issues with the Ad Hoc Committee and the Creditors' Committee. The terms of this resolution will be set forth in a motion for approval of the parties' compromise that will be filed pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure. While such terms will be more fully described in the motion, the primary consequence of the settlement is that Cash being distributed to Holders of General Unsecured Claims electing to receive the Inducement Cash and Holders of Unsecured Convenience Claims has been increased, in the aggregate, by approximately $3.8 million more than the Distributions contemplated by the Plan as initially filed on June 27, 2005. The increased Cash Distributions provide approximately $6.7 million more value to Holders of General Unsecured Claims (other than Noteholders) than what would have been distributed to such Creditors in de-consolidated plans, and $23.9 million less value than such Creditors would have received in a substantively consolidated plan. The additional $6.7 million in consideration is being provided from Distributions that would have otherwise been Distributed to Noteholders who, as discussed below, are the primary beneficiaries of a de-consolidated Plan structure.

These increased Cash Distributions make the amount of Cash to be Distributed to General Unsecured Creditors (other than Noteholders) and Holders of Unsecured Convenience Claims (other than Noteholders) for all Debtors total, in the aggregate, $12 million.

In addition, to the extent that any Noteholders make the Inducement Cash Election, any dilution that would otherwise result from the participation (for Distribution purposes) of the Noteholders in the Inducement Cash Pool will be mitigated by the increase of Cash in such Pool resulting from the purchase of Inducement Cash-Out Shares by the Initial Committed Purchasers. Similarly, to the extent that any Noteholders make the Convenience Cash Election, any dilution that would otherwise result from the participation (for Distribution purposes) of the Noteholders in the Convenience Cash Pool will be mitigated by the increase of the Convenience Cash Amount by the proceeds from the purchase of Convenience Cash-Out Shares by the Initial Committed Purchasers.

Thus, the Distributions set forth in this Disclosure Statement and the Plan (and the percentage recoveries disclosed herein) assume, by including the additional Cash Distributions and other provisions contemplated by the settlement, that Bankruptcy Court approval of the settlement will be obtained by the Rule 9019 motion discussed above or Confirmation of the Plan. The settlement will also include the settlement of any issues relating to inter-company transfers between the Debtors, including any Avoidance

Actions, and issues pertaining to the Senior Notes guarantees provided by the Senior Note Guarantors.

In light of the settlement, the Ad Hoc Committee's motions for permission to prosecute a substantive consolidation action against the Debtors and to appoint an official trade creditor committee will be held in abeyance following entry of an order approving this Disclosure Statement. Upon the Effective Date, the Ad Hoc Committee's motions will be withdrawn.

The most significant impact of having 18 different Estates and plans of reorganization is that, due to the guarantees discussed in Section V.C. above, the Noteholder Claims will be recognized at Intermet and every Senior Note Guarantor (every Debtor except Intermet International, Inc. and Intermet Holding Company), thereby providing a significantly greater recovery to Holders of Noteholder Claims than such Noteholders would otherwise receive if substantive consolidation had been appropriate.

     B.   TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims (to the extent such Workers' Compensation Claims are not General Unsecured Claims as described in Article 3.06 of the Plan), Pension Claims, and Consignment Claims have not been classified, and the respective treatment of such unclassified Claims is set forth below.

          1.   Administrative Claims Against Any Debtor

Administrative Claims are all post-Petition Date Claims or costs and expenses of administration of the Cases with priority under Section 507(a)(1) of the Bankruptcy Code, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, and any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including Professional Fees of the Debtors and any official committee appointed in these Cases pursuant to Section 1102 of the Bankruptcy Code, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code.

Except for Holders of DIP Facility Claims, each Holder of an Allowed Administrative Claim will receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor will be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing in the Plan will be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

The Debtors estimate that the aggregate amount of Allowed Administrative Claims (not including required funding of the Pension Plans) that have not been paid in the ordinary course of business is $240,889. Set forth below is a table which shows the breakdown of the Debtors' estimates by each Debtor. The Debtors assert rights of setoff with respect to certain Administrative Claims. In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Claims may increase.

                                       ESTIMATED ALLOWED ADMINISTRATIVE CLAIMS
               DEBTOR                  NOT PAID IN ORDINARY COURSE OF BUSINESS
               ------                  ---------------------------------------
        Intermet Corporation                          $ 54,977
Alexander City Casting Company, Inc.                  $      0
       Cast-Matic Corporation                         $      0
       Columbus Foundry, L.P.                         $ 56,402
    Diversified Diemakers, Inc.                       $     73
     Ganton Technologies, Inc.                        $ 52,652
      Intermet Holding Company                        $      0
      Intermet Illinois, Inc.                         $      0
    Intermet International, Inc.                      $      0
    Intermet U.S. Holding, Inc.                       $      0
         Ironton Iron, Inc.                           $      0
     Lynchburg Foundry Company                        $ 76,785
   Northern Castings Corporation                      $      0
           Sudbury, Inc.                              $      0
             SUDM, Inc.                               $      0
        Tool Products, Inc.                           $      0
      Wagner Castings Company                         $      0
        Wagner Havana, Inc.                           $      0
                                                      --------
   TOTAL:                                             $240,889
                                                      ========

          2.   Tax Claims Against Any Debtor

Each Holder of an Allowed Tax Claim against any Debtor will receive in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Effective Date, and (2) the date that is 10 days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Claim, or (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim will have agreed in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to the Plan and the Holder of an Allowed Tax Claim will not assess or attempt to collect such penalty from the Debtors, their Estates, the Reorganized Debtors, or their property.

The Debtors estimate that the amount of Allowed Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will aggregate approximately $2,378,876. Set forth below is a table showing the breakdown of the Debtors' estimates by each Debtor:

                                       ESTIMATED ALLOWED TAX CLAIMS NOT PREVIOUSLY
               DEBTOR                    PAID PURSUANT TO BANKRUPTCY COURT ORDER
               ------                  -------------------------------------------
Intermet Corporation                                    $  149,161
Alexander City Casting Company, Inc.                    $   94,868
Cast-Matic Corporation                                  $        0
Columbus Foundry, L.P.                                  $  272,052
Diversified Diemakers, Inc.                             $  558,855
Ganton Technologies, Inc.                               $  272,564
Intermet Holding Company                                $        0
Intermet Illinois, Inc.                                 $        0
Intermet International, Inc.                            $        0
Intermet U.S. Holding, Inc.                             $  419,747
Ironton Iron, Inc.                                      $    8,893
Lynchburg Foundry Company                               $  439,729
Northern Castings Corporation                           $   12,000
Sudbury, Inc.                                           $   27,007
SUDM, Inc.                                              $        0
Tool Products, Inc.                                     $  124,000
Wagner Castings Company                                 $        0
Wagner Havana, Inc.                                     $        0
                                                        ----------
   TOTAL:                                               $2,378,876
                                                        ----------

          3.   DIP Facility Claims Against Any Debtor

On the Effective Date, in full satisfaction of the DIP Facility Claims against each Debtor, the DIP Agents (for the benefit of the DIP Lenders, as applicable) will receive Cash in an amount equal to the then outstanding amount of the DIP Facility Claims (including, without limitation, all accrued and unpaid interest, fees and expenses and any other amounts that may then be due and payable under the DIP Facility) and any undrawn letters of credit issued pursuant to the DIP Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility. On the Effective Date, the DIP Agents' and the DIP Lenders' commitments and obligations under the DIP Facility will be irrevocably terminated and the Debtors will be deemed to have unconditionally and irrevocably released the DIP Lenders and the DIP Agents from all obligations, claims and liabilities arising thereunder or relating thereto.

          4.   U.S. Trustee Fees Owed By Any Debtor

The U.S. Trustee's quarterly fees owed by any Debtor will be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

          5.   Workers' Compensation Claims Against Any Debtor

Upon the Effective Date of the Plan, with the exception of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., the Reorganized Debtors will continue the Workers' Compensation Programs for all states in which they operate. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Workers' Compensation Programs, provided that in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., Claims arising thereunder will be General Unsecured Claims. The Reorganized Debtors will be responsible for all valid Claims for benefits and liabilities under the applicable Workers' Compensation Programs, provided that, in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., such Claims arising thereunder will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. All obligations under the applicable Workers' Compensation Programs will be paid in accordance with the terms and conditions of applicable Workers' Compensation Programs and all other applicable laws other than the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., which Claims will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. For all states in which the Debtors currently operate or have operated, with the exception of the State of Ohio, the Workers Compensation Programs are either (i) self-insured, or (ii) insured with a third party insurance carrier, and are in all cases secured by letters of credit. Accordingly, Claims resulting from the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., will be Class 4 General Unsecured Claims or Class 5 Unsecured Convenience Claims as applicable.

          6.   Pension Claims Against Any Debtor

Upon Confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue all Pension Plans in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Pension Plans will remain unaltered. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their control group of or from any current or future liability under applicable law with respect to the Pension Plans. On the Effective Date, the Debtors will pay into each Pension Plan the amount then due for the 2004 Pension Plan years unless such payments have already been made by the Debtors in the ordinary course. On the Effective Date, the Debtors will pay into each Pension Plan the remaining amounts then due under applicable minimum funding standards and the PBGC will be deemed to have withdrawn its Claims with respect to the Pension Plans.

The PBGC has asserted that due to the closing of Ganton Technologies, Inc.'s Racine, Wisconsin facility and Wagner Castings' planned closing of its Decatur, Illinois facility, the Debtors may be subject to 29 U.S.C. Sections 1362(e) and 1363, which authorizes the PBGC to make a demand for a payment of money in escrow or the posting of a bond in the event that a facility closure results in a reduction of 20% of more of the total number of the employees who are participants in the plan. The payment in escrow is determined, under proposed regulations, in an amount equal to the number of employees terminated due to the closure who were plan participants, divided by the total number of employees who were participants under the plan before the closure. The bond in lieu of the escrow is 150% of that amount. The escrow or bond are intended to protect the PBGC in the event of plan termination within the next five years and must be maintained for that period. As a result of the closing of the Racine facility, the PBGC estimates that under 29 U.S.C. Sections 1362(e) and 1363, the liability relating to the Ganton Technologies salaried plan may be $1.0 million and the liability relating to the Ganton Technologies hourly plan may be $6.4 million. As a result of the closing of Wagner Castings' Decatur facility, the PBGC estimates that under 29 U.S.C. Sections 1362(e) and 1363, the liability relating to the Wagner Castings plan may be $27.6 million. All of the covered employees participating in the Ganton Technologies hourly plan and the Wagner Decatur plan have ceased, or will cease employment due to the closures and about 80% of the Ganton Technologies salaried employees were terminated due to the Racine facility closure.

However, the PBGC has agreed that it will refrain from assessing liability under 29 U.S.C. Sections 1362(e) and 1363 with respect to the Racine and Decatur closings on the terms and conditions set forth below.

The PBGC is enjoined from seeking relief against the Reorganized Debtors under 29 U.S.C. Section 1362(e) as a consequence of the closure of the Debtors' Racine, Wisconsin or Decatur, Illinois facilities so long as (i) the Debtors remain current on minimum funding for all Pension Plans and do not apply for a waiver; (ii) the Debtors achieve at least 90% of the EBITDA contained in the financial projections that they have provided to their creditors in these Cases, provided, however, that the Debtors will have 30 calendar days to show that failure to meet such projections does not have a material adverse effect on PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iii) the Debtors remain current on their obligations to and in compliance with all covenants with their lenders, provided, however, that the Debtors will have 15 calendar days to show that the failure to meet an obligation or comply with a covenant does not have a material adverse effect PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iv) no reportable event occurs under 29 C.F.R. Section 4043.29, provided, however, that the Debtors will have 30 calendar days to show that if such a reportable event occurs, it will not have a material adverse effect on PBGC or any of the Pension Plans sponsored by the Debtors or any member of their controlled group; and (v) the Debtors provides the PBGC with any reports that they provide to any lender relating to failure to meet an obligation or comply with a covenant within 15 calendar days. In addition, the Debtors agree to be treated as subject to and shall not be exempted from advance reporting of reportable events under 29 C.F.R. Section 4043.61. The Debtors also will provide to PBGC Forms 5500 and the actuarial valuation reports annually; notice of changes in actuarial assumptions; and notice of plan mergers or other plan transactions. The Debtors will provide audited annual and unaudited quarterly financial statements when provided to their lenders.

The Debtors estimate that the minimum Pension Plan funding amounts due in 2005 will be approximately $8.1 million, broken down by Debtor as shown in the table below.

                                                             ESTIMATED PENSION PLAN
                        DEBTOR                          CONTRIBUTIONS REQUIRED IN 2005*
                        ------                          -------------------------------
Columbus Foundry, L.P.                                                $1 million
Lynchburg Foundry Company                                             $5.5 million
Wagner Castings Company                                               $0
Ganton Technologies, Inc. - Racine Salaried Employees                 $300,000
Ganton Technologies, Inc. - Racine Hourly Employees                   $1 million
Ganton Technologies, Inc. - Pulaski Hourly Employees                  $200,000
                                                        --------------------------
   TOTAL:                                               APPROXIMATELY $8.1 MILLION

* These estimates are based, in part, on estimated quarterly payments due in 2005 which are subject to change. Approximately $6.6 million of the total payments required in 2005 must be paid on or before September 15, 2005. The remainder must be paid on or before October 15, 2005.

          7.   Consignment Claims Against Any Debtor

Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all Liens, if any, of Persons who provided goods to any of the Debtors on consignment (i) prior to the Petition Date and who hold valid, enforceable, and perfected Liens in such goods (a) pursuant to a written agreement with a Debtor and (b) in accordance with applicable law, or (ii) after the Petition Date pursuant to any order of the Bankruptcy Court will, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the relevant Debtor and such Persons and will remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to any of the Debtors on consignment will be deemed to hold General Unsecured Claims under the Plan.

     C.   TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

Classes 1, 2, and 3 are Unimpaired for all Debtors. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan. Nothing in the Plan will be deemed to accelerate any Debtor's obligation to make payment on account of any Claim in a Class which is Unimpaired under the Plan or affect the timing of payment under applicable non-bankruptcy law. Additionally, the Debtors will retain all rights to dispute or challenge any Claim which will constitute a Claim in a Class that is Unimpaired under the Plan.

          1.   Class 1 For All Debtors - Priority Claims Against Any Debtor

Class 1 for all Debtors is comprised of Priority Claims that are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims. Many of the Priority Claims in Class 1 for all Debtors have been paid pursuant to an order of the Bankruptcy Court entered in connection with first day motions. The Debtors project that, at the time of Confirmation, there will be approximately $2,458,860 of unpaid Priority Claims. See Section I.C.2, above, for a breakdown by each Debtor.

Unless the Holder of a Priority Claim and the relevant Debtor agree to a different treatment, each Holder of an Allowed Priority Claim against any Debtor will receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

          2. Class 2 For All Debtors - Pre-Petition Lender Claims Against Any Debtor

Class 2 for all Debtors is comprised of Pre-Petition Lender Claims, which will be Allowed against the relevant Debtor in an amount equal to the sum of (i) the principal amount of the Pre-Petition Lender Claims as of the Petition Date, plus all unpaid interest and fees accrued through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under
Section 506(b) of the Bankruptcy Code, and (iii) any other amounts owed by the Debtors under the DIP Order, to the extent not already paid to the Pre-Petition Lenders as adequate protection pursuant to the DIP Financing Order. On the Effective Date, in full satisfaction of all of the obligations of the Debtors in respect of the Pre-Petition Lender Claims, the Disbursing Agent will distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing, Cash in an amount equal to all principal and interest accrued on the Pre-Petition Lender Claims through the Effective Date plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date (to the extent not already paid as adequate protection pursuant to the DIP Financing Order and regardless of whether such interest and fees are Allowed, or allowable, pursuant to Section 506(b) of the Bankruptcy Code). The Pre-Petition Lenders will be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. In addition, as of the Effective Date, the Consenting Pre-Petition Lenders will be deemed to have been unconditionally and irrevocably released from all obligations, claims and liabilities arising under or related to the Pre-Petition Credit Facility or its lending relationship to the Debtors, whether arising before or after the Petition Date.

See Section I.C.2, above, for a breakdown by each Debtor.

          3. Class 3- Secured Claims Against Any Debtor Except Claims In Class 3a As To Wagner Castings Company


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
Class 3 for all Debtors is comprised of Secured Claims except those in Class 3a, as to Wagner Castings. Unless the Holder of an Allowed Secured Claim and the relevant Debtor agree to a different treatment, either (a) the legal, equitable, and contractual rights of Holders of Secured Claims will be reinstated on the Effective Date, or (b) the relevant Debtor will (i) Cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Secured Claim, (iii) compensate the Holder of an Allowed Secured Claim for any damage satisfying
Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Secured Claim entitles the Holder. The relevant Debtor's failure to object to such Secured Claims in the Cases will be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Secured Claim. All pre-Petition Date Liens on property of any Debtor held by or on behalf of the Holder of Secured Claims with respect to such Claims will survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of such Secured Claims are paid in full.

See Section I.C.2, above, for a breakdown by each Debtor.

          4. Class 6a For The Unimpaired Equity Debtors - Unimpaired Equity Interests In The Unimpaired Equity Debtors

On the Effective Date, all of the Class 6a Unimpaired Equity Interests in the Unimpaired Equity Debtors will be Allowed and retained by the applicable Reorganized Debtor. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors will not be entitled to vote and are deemed to have accepted the Plan. See Section I.C.2. "Classified Claims," above, for breakdown by each Debtor.

     D.   TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

Classes 3a, 4, 4a, 4b, 4c, 5 and Class 6b Impaired Equity Interests are Impaired. Holders of Allowed Claims in Classes 3a, 4, 4a, 4b, 4c, and 5 are allowed to vote as a Class to accept or reject the Plan. Holders of Class 6b Impaired Equity Interests in the Impaired Equity Debtors are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

          1. Class 3a - Secured Claims Held By Dana Corporation Against Wagner Castings Company

On the Effective Date, in full satisfaction of its Allowed Secured Claim for setoff, Dana will be allowed to setoff such Claim from amounts owed to Wagner Castings, Columbus Foundry, L.P., Lynchburg Foundry Company, and Intermet, on the condition that Dana provides the amendments to its purchase orders with the aforementioned Debtors, set forth in an agreement by and among such Debtors and Dana, dated April 2005.


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
          2. Class 4 - General Unsecured Claims Other Than Those In Classes 4a, 4b, or 4c

On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive in full satisfaction of its Claims against such Debtor:

          (a) the Cash-Out Amount; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the
Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to the applicable Debtor as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to the applicable Debtor as indicated on Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims makes the Inducement Cash Election for such Debtor on the Ballot, the Inducement Cash Amount.

For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) of this section, such Holder will receive Cash equal to the Cash-Out Amount.

See Section I.C.2, above, for a breakdown by each Debtor, as well as Exhibit B to the Plan.

               A.   Explanation Of Creditor Treatment In Class 4

Holders of General Unsecured Claims have two primary options of treatment provided in Class 4 under the Plan. Should Holders of General Unsecured Claims not vote, or not make an election, they will receive the Cash-Out Amount of $10.00 per share of New Common Stock they would have otherwise received had they elected to receive New Common Stock in lieu of Cash. In the event that they make an election, such Holders have two options. They may either: (a) elect to receive their Pro Rata share of New Common Stock allocated to the relevant Debtor and their Pro Rata share of the Rights allocated to such Debtor, or (b) make the Inducement Cash Election. Holders of General Unsecured Claims also have the right to make the Convenience Class Election.

If Holders of General Unsecured Claims elect to receive New Common Stock, they will receive, in exchange for their Claims, a Pro Rata portion of 2.5 million shares in the aggregate, as allocated to each Debtor as indicated in Exhibit B to the Plan, and Exhibit I hereto, based upon the value of each Debtor. By electing to receive New Common Stock in lieu of Cash, Holders of General Unsecured Claims will also have the option of


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
purchasing additional shares of New Common Stock in the Rights Offering (a Pro Rata portion of an additional 7.5 million shares in the aggregate, as allocated to each Debtor as indicated in Exhibit B to the Plan, and Exhibit I hereto, based upon the value of each Debtor). These Distributions as set forth in Exhibit B to the Plan evidence the Substantive Consolidation Settlement as described in Section VIII.A. of this Disclosure Statement.

The Inducement Cash Election is designed to give Holders of General Unsecured Claims a greater percentage recovery than they would have received by electing the Cash-Out Amount, as an incentive to have such Holders: (x) agree to prosecute their Claim(s) exclusively against the Debtor that is the primary obligor according to the Debtors' books and records (as shown in the Schedules),
(y) agree to waive their rights to seek recovery from any other Debtor on account of such Claim(s), and (z) vote in favor of the Plan. However, depending on the amount of Allowed Claims for such Debtor, it is possible that Creditors making the Inducement Cash Election will receive less or more than the percentage of Inducement Cash Amount shown for each Debtor in Exhibit B to the Plan, and Exhibit I hereto, as they will receive their Pro Rata portion of the Inducement Cash Pool allocated to each such Debtor. Furthermore, as part of the substantive consolidation settlement described in Section VIII.A. of this Disclosure Statement, to the extent that any Noteholders make the Inducement Cash Election, any dilution that would otherwise result from the participation (for Distribution purposes) of the Noteholders in the Inducement Cash Pool will be mitigated by the increase of Cash in such Pool (in an amount sufficient to ensure that $12 million will be in the General Unsecured Cash Pool) resulting from the purchase of Inducement Cash-Out Shares by the Initial Committed Purchasers. These Distributions as set forth in Exhibit B to the Plan evidence the Substantive Consolidation Settlement as described in Section VIII.A. of this Disclosure Statement.

The primary assumption the Debtors have made in allocating funds to the Inducement Cash Pools at each Debtor relate to (i) the likelihood that the Noteholders will not make the Inducement Cash Election on their Ballots, and
(ii) the total dollar amount of General Unsecured Claims.

As to Noteholder participation in the Inducement Cash Election, the fact that the Senior Notes are guaranteed by all Debtors except Intermet International, Inc. and Intermet Holding Company would serve as a disincentive for the Noteholders to waive their Claims against any other Debtors, which they would be required to do if they made the Inducement Cash Election. Accordingly, the dollar amounts allocated to the Inducement Cash Pools for each Debtor were initially determined by estimating (based on a review of the Schedules and Proofs of Claims filed to date and discounting duplicate Claims and Claims reasonably believed to be disallowable)(10) the total Cash Distributions required if all Holders of General Unsecured Claims other than the Noteholders actually made the

----------
(10) The Claims estimates set forth herein reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.


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
Inducement Cash Election. As a result of the Substantive Consolidation Settlement described in Section VIII.A. of this Disclosure Statement, if Noteholders do make the Inducement Cash Election, it has now been agreed that the Inducement Cash Pool will be augmented by funds (in an amount sufficient to ensure that $12 million will be in the General Unsecured Cash Pool) from the purchase of the Inducement Cash-Out Shares by the Initial Committed Purchasers. Thus, there should be sufficient funds in the Inducement Cash Pools to meet the fixed percentage Inducement Cash payouts shown in Exhibit B to the Plan, and
Exhibit I hereto.

If, however, the Debtors underestimated the total dollar number of General Unsecured Claims for any particular Debtor, then Creditors making the Inducement Cash Election for Claims against such Debtor (including Noteholders who have made the Inducement Cash Election) may ultimately receive less than the estimated recoveries shown with respect to the Inducement Cash Amounts in Exhibit B to the Plan, and Exhibit I hereto, absent an increase in the Inducement Cash Pools. If, however, the Debtors overestimated the total dollar amount of General Unsecured Claims for any particular Debtor, then Creditors making the Inducement Cash Election for Claims against such Debtor may ultimately receive more than the estimated recoveries shown in Exhibit B to the Plan. In any event, each Holder of an Allowed General Unsecured Claim making the Inducement Cash Election will receive its Pro Rata portion of the Inducement Cash Pool for such Debtor.

          3.   Class 4a - General Unsecured Claims Against Wagner Castings
               Company

Class 4a is comprised of General Unsecured Claims against Wagner Castings Company. However, Class 4a shall only exist in the event that the Liquidating Plan Condition is satisfied. If the Liquidating Plan Condition is not satisfied, there will be no Class 4a, and Creditors of Wagner Castings will be treated as Class 4 Creditors.

On or as soon as reasonably practicable after the Effective Date, in full satisfaction of the Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive in full satisfaction of their Claims against Wagner Castings:

          Cash equal to each Holder's Pro Rata share of all proceeds remaining after liquidation of all assets of Wagner Castings and the satisfaction of all Liens thereon, including those arising after the Effective Date, such as the Liens arising under the Exit Financing Facility.

          4.   Class 4b - General Unsecured Claims Against SUDM, Inc.

Class 4b is comprised of General Unsecured Claims against SUDM, Inc. On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive:


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
          (a) the Cash-Out Amount with respect to SUDM as indicated in Exhibit B to the Plan; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of a General Unsecured Claim so elects on the Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to SUDM as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to SUDM and indicated on Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of a General Unsecured Claim makes the Inducement Cash Election for SUDM on the Ballot, the Inducement Cash Amount with respect to SUDM.

For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) of this Section, such Holder will receive Cash equal to the Cash-Out Amount.

          5.   Class 4c - General Unsecured Claims Against Wagner Havana, Inc.

Class 4c is comprised of General Unsecured Claims and Unsecured Convenience Claims against Wagner Havana, Inc., but only in the event that the Liquidating Plan Condition is satisfied. If the Liquidating Plan Condition is not satisfied, there will be no Class 4c, and Creditors of Wagner Havana, Inc. will be treated as Class 4 Creditors.

On the Effective Date, the Indenture Trustee, on behalf of each of the Noteholders, or a Holder of Allowed General Unsecured Claims against Wagner Havana, Inc., will receive in full satisfaction of their Claims:

          (a) the Cash-Out Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the
Ballot:

               (i) a Pro Rata portion of shares of the New Common Stock allocated to Wagner Havana as indicated in Exhibit B to the Plan,

               (ii) its Pro Rata share of the Rights allocated to Wagner Havana and indicated on Exhibit B to the Plan; and


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
               (iii) its Pro Rata share of the Reorganized Wagner Havana New Common Stock which will be conveyed immediately to Reorganized Intermet upon the Effective Date; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims makes the Inducement Cash Election for Wagner Havana on the Ballot, the Inducement Cash Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan.

In the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) of this Section, such Holder will receive the Cash-Out Amount.

          6. Class 5 For All Debtors - Unsecured Convenience Claims Against Any Debtor

Class 5 for all Debtors (except Wagner Castings and Wagner Havana in the event that the Liquidating Plan Condition is satisfied) is comprised of Unsecured Convenience Claims. On the Effective Date, each Holder of an Allowed Unsecured Convenience Claim against any Debtor will be paid, in full satisfaction of such Claims, the Convenience Cash Amount as indicated on Exhibit B to the Plan and
Section I.C.2, above. These Distributions as set forth in Exhibit B to the Plan evidence the Substantive Consolidation Settlement as described in Section VIII.A. of this Disclosure Statement.

               A.   Explanation Of Creditor Treatment in Class 5

Holders of Unsecured Convenience Claims, and Holders of General Unsecured Claims who make a Convenience Class Election, will receive the Convenience Cash Amount identified in Exhibit B to the Plan and Exhibit J hereto. The Convenience Cash Amount will be such Creditor's Pro Rata share of the Convenience Cash Pool for the relevant Debtor. Furthermore, as part of the Substantive Consolidation Settlement described in Section VIII.A. of this Disclosure Statement, to the extent that any Noteholders make the Convenience Cash Election, any dilution that would otherwise result from the participation (for Distribution purposes) of the Noteholders in the Convenience Cash Pool will be mitigated by the increase of Cash in such Pool (in an amount sufficient to ensure that $12 million will be in the General Unsecured Cash Pool) resulting from the purchase of Convenience Cash-Out Shares by the Initial Committed Purchasers.

Subject to the mitigation described above, the primary assumption the Debtors have made in allocating funds to the Convenience Cash Pools at each Debtor relate to (i) the likelihood that the Noteholders will not make the Convenience Cash Election on their Ballots, and (ii) the total dollar amount of Unsecured Convenience Claims.

As to Noteholder participation in the Convenience Cash Election, the fact that the Senior Notes are guaranteed by all Debtors except Intermet International, Inc. and Intermet Holding Company would serve as a disincentive for the Noteholders to waive their Claims against any other Debtors, which they would be required to do if they made the Convenience Cash Election.


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
The estimated recovery for Convenience Class Claims is based on the a review of the Schedules and Proofs of Claims filed to date and discounting duplicate Claims and Claims reasonably believed to be disallowable.(11) If, however, the total dollar number of estimated Unsecured Convenience Claims for any particular Debtor is different than estimated based on such review, then Creditors making the Convenience Cash Election for Claims against such Debtor (including Noteholders who have made the Convenience Cash Election) may ultimately receive more or less than the estimated recoveries shown with respect to the Convenience Cash Amounts in Exhibit B to the Plan, and Exhibit I hereto.

          7. Class 6b For The Impaired Equity Debtors - Impaired Equity Interests In Such Debtors

On the Effective Date, all of the Class 6b Impaired Equity Interests in the Impaired Equity Debtors, will be cancelled without consideration therefor and will be deemed to have rejected the Plan. See Section I.C.2. "Classified Claims," above, for breakdown by each Debtor. Ironton Iron, Inc. is an Impaired Equity Debtor but only with respect to its shares of Existing Preferred Stock.

Wagner Castings Company and Wagner Havana, Inc. are Unimpaired Equity Debtors, unless the Liquidating Plan Condition is satisfied, when they both become Impaired Equity Debtors and all Impaired Equity Interests in both entities will be cancelled. If the Liquidating Plan Condition is satisfied, one (1) share of Reorganized Wagner Castings New Common Stock will be issued and delivered to a third-party liquidating trustee acceptable to the Reorganized Debtors, the Initial Committed Purchasers, and the Creditors' Committee for the purpose of liquidating Wagner Castings and making the Distributions set forth in Class 4a.

Further, if the Liquidating Plan Condition is satisfied, 1000 shares of the Reorganized Wagner Havana New Common Stock will be issued to Holders of Claims against Wagner Havana, which such Holders will immediately transfer to Reorganized Intermet.

               A. Explanation Of Impaired Equity Interest Treatment In Class 6b For Wagner Castings Company And Wagner Havana, Inc.

As demonstrated in the Liquidation Analysis attached hereto as Exhibit F, both Wagner Castings and Wagner Havana, Inc. are insolvent. Consequently, none of the Impaired Equity Interests in either entity have any value. Sudbury, Inc. is the sole Holder of Equity Interests in Wagner Castings, while Wagner Castings is the sole Holder of Equity Interests in Wagner Havana, Inc.

----------
(11) The Claims estimates set forth herein reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.

The Plan contemplates that both Wagner Castings and Wagner Havana, Inc. will be reorganized, and that all Impaired Classes of Claims against each of these Debtors will accept the Plans proposed by each. In such event, the Equity Interests in Wagner Castings and Wagner Havana, Inc. will, by consent of the Impaired Classes eligible to vote on those Plans, be Allowed and retained by Reorganized Sudbury, Inc. and Reorganized Wagner Castings Company, respectively.

If, however, the Liquidating Plan Condition is satisfied such that Classes 4 and 5 against Wagner Castings do not accept the Plan proposed by Wagner Castings, and Wagner Castings is unable to Confirm its Plan under the cram-down provisions set forth in Section 1129(b) of the Bankruptcy Code, then all Equity Interests in Wagner Castings will be cancelled, and one (1) share of Reorganized Wagner Castings New Common Stock will be transferred to a third-party liquidating trustee for the sole purpose of liquidating Wagner Castings Company. In such event, (i) Equity Interests in Wagner Havana, Inc. will be cancelled in their entirety, and (ii) on the Effective Date, Holders of Claims against Wagner Havana, Inc. will receive a Distribution of 1000 shares of Reorganized Wagner Havana New Common Stock, which such Holders will immediately transfer to Reorganized Intermet, thereby retaining the value, if any, of Wagner Havana in Reorganized Intermet. This value, if any, will be preserved for the Holders of General Unsecured Claims by the Distribution of New Common Stock and Rights under the Plan.

Equity Interests in Wagner Havana, Inc. (held exclusively by Wagner Castings Company) will be cancelled because the Holder of such Equity Interests is not entitled to any Distribution on account of its Equity Interests before Creditors of Wagner Havana, Inc. are paid in full (which the Plan does not contemplate). Consequently, Holders of Claims against (not Equity Interests in) Wagner Havana, Inc. will receive a Distribution of 1000 shares of Reorganized Wagner Havana New Common Stock.

By voting to accept the Wagner Havana Plan, Creditors of Wagner Havana will have consented to transfer all of their shares of Reorganized Wagner Havana New Common Stock to Reorganized Intermet.

     E.   INTERCOMPANY CLAIMS

All Intercompany Claims will be released, waived and discharged as of the Effective Date. Claims held by Non-Debtor Affiliates against the Debtors will, with the consent of the Initial Committed Purchasers, to the maximum extent practicable, be (a) released, waived, and discharged as of the Effective Date,
(b) offset against claims held by Debtors against Non-Debtor Affiliates, or (c) converted to equity with respect to the obligee Debtor.

IX. EFFECT OF CONFIRMATION AND IMPLEMENTATION OF THE PLAN

The Plan provides for the treatment of Claims and Equity Interests as described above as well as other provisions relating to acceptance or rejection of the Plan, treatment of


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
Executory Contracts, Distributions, procedures for resolving disputed, contingent, and unliquidated Claims, retention of jurisdiction and other miscellaneous provisions.

     A.   CONFIRMATION

Section 1129(a) of the Bankruptcy Code establishes conditions for the confirmation of a plan. These conditions are too numerous and detailed to be fully explained here. Parties are encouraged to seek independent legal counsel to answer any questions concerning the Chapter 11 process.

Among the several conditions for Confirmation of the Plan under Section 1129(a) of the Bankruptcy Code are these:

          1. Each Class of Impaired Claims must accept the Plan; provided, however, that Section 1129(b) of the Bankruptcy Code allows a plan to be confirmed if one class of impaired claims accepts the plan and no class junior to a rejecting class takes anything under the plan.

          2. Either each Holder of a Claim in a Class must accept the Plan, or the Plan must provide at least as much value as would be received upon liquidation under Chapter 7 of the Bankruptcy Code. In this regard, attached as Exhibit F is the Liquidation Analysis showing the anticipated distribution to Creditors in a Chapter 7 liquidation of the Debtors. Pursuant to the Liquidation Analysis, Creditors would receive far less in a Chapter 7 liquidation than they would under the Plan, and, therefore this requirement is satisfied.

          3. Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, unless such liquidation is proposed in the Plan. Attached as Exhibit G are the Projections of the Debtors, on a consolidated basis. They demonstrate that Confirmation of the Plan will not be followed by the liquidation or the need for further financial reorganization of the Debtors.

     B.   EFFECTS OF PLAN CONFIRMATION

          1.   Discharge of Claims; Related Injunction

Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and Distributions to be made and the treatment under the Plan will be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and termination of all Equity Interests of any kind, nature, or description whatsoever against the Debtors, the Reorganized Debtors, the Assets, their property or their Estates, and will effect a full and complete release, discharge, and termination of all Liens, security interests, or other


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
claims, interests, or encumbrances upon all of the Debtors' Assets and property. Further, all Persons are precluded from asserting, against any of the Debtors or the Reorganized Debtors or their respective successors, or any property that is to be Distributed under the terms of the Plan, any Claims, obligations, rights, causes of action, liabilities, or Equity Interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed; or (c) the Holder of a Claim based upon such debt has accepted the Plan.

Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Equity Interests arising prior to the Effective Date will be permanently barred and enjoined from asserting against the Reorganized Debtors or any of the Debtors, or their successors or property, or the Assets, any of the following actions on account of such Allowed Claim or Equity
Interest:

- commencing or continuing in any manner any action or other proceeding on account of such Claim or Equity Interest against the Reorganized Debtors, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to Distribution with respect to such property under the Plan;

- enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Reorganized Debtors, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted under the first bullet-point listed above;

- creating, perfecting, or enforcing any Lien or encumbrance against property of the Reorganized Debtors, any of the Debtors, or any property to be Distributed under the terms of the Plan;

- asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, the Reorganized Debtors, the Assets or any other property of the Debtors, the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and

- acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

The foregoing discharge, release and injunction are an integral part of the Plan and are essential to its implementation. Each of the Debtors and the Reorganized Debtors will have the right to independently seek the enforcement of the discharge, release and injunction set forth in Article 10.02 of the Plan.


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
Except as otherwise specifically provided in the Plan, nothing in the Plan will be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Section 1141 of the Bankruptcy Code.

          2.   Vesting Of Property

Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtors will continue to exist as the Reorganized Debtors, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates, wherever situated, will vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

After the Effective Date, all property retained by the Reorganized Debtors pursuant hereto will be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated by the Plan and except for the obligation to perform according to the Plan and the Confirmation Order.

          3.   Retention Of Bankruptcy Court Jurisdiction

Following the Effective Date, the Bankruptcy Court will retain such jurisdiction over these Cases as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court will also expressly retain jurisdiction to hear and determine all Claims against the Debtors, to hear, determine and enforce all Causes of Action that may exist on behalf of any Debtor, and for all purposes pertaining to the treatment, allowance or classification of Claims and Equity Interests, including issues arising under Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims. The Bankruptcy Court will further retain jurisdiction for the following additional purposes:

- to determine all questions and disputes regarding title to the Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Causes of Actions, the Avoidance Actions, and any other right to recover Assets pursuant to the provisions of the Bankruptcy Code;

- to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

-    to enforce and interpret the terms and conditions of the Plan;

- to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, the terms of the Plan, and to impose such limitations, restrictions, terms, and


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     conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

-    to enter an order closing these Cases;

- to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

- to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan or resolve any disputes regarding fees to be paid pursuant to the Plan;

- to determine any applications or motions pending on the Effective Date or thereafter for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

- to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

- to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court and all matters pertinent to modification;

- to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or the Reorganization Documents;

- to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor or Reorganized Debtor arising under or in connection with the Plan;

- to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

- to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan, the Cases, or the Confirmation Order; and

- to interpret and enforce, and determine all questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan (including, without limitation, Articles 10.02, 10.05, 10.06 and 13.08 of the Plan) or the Confirmation Order.

          4.   Releases


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               A.   On the Effective Date, effective as of the Confirmation
                    Date, and except as otherwise provided in the Plan or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors, the Reorganized Debtors, each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee and its members in such capacity and only in such capacity, and the Indenture Trustee will have, and will be deemed to have, conclusively, absolutely unconditionally, irrevocably, forever and completely released and discharged each of the current and former directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) of each of the Debtors from any and all Released Actions and Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.

               B. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors and the Reorganized Debtors as Releasing Parties have and will be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely released and discharged each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee, and the Indenture Trustee, and each of their respective current and former members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives (in their capacity as such and in no other capacity) and their respective properties, from any and all Released Actions other than Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time after the Petition Date through and including the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.


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
               C. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, (i) each Person that votes to accept the Plan, (ii) all Holders of Claims, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and the treatment under the Plan, and (iii) each Person (other than the Debtors) that has held, holds or may hold a claim, as applicable, will have, and will be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely, released and discharged each Released Party from any and all of Released Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court, and in all respects, each Released Party will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under the Plan; provided, however, that any party in interest may enforce the terms of the Plan. Nothing in the Plan will prejudice any right, remedy, defense, claim, cross-claim, counterclaim, or third party claim that any Person may have against any Person other than with respect to the Released Actions against the Released Parties.

               D. Notwithstanding any provision of the Plan to the contrary, the foregoing releases in subsections (b) and (c) will not apply to (i) any indebtedness of any Person to the Debtors for money borrowed by such Person, (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof will not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors, and (iii) any garnishments. Notwithstanding any provision in the Plan to the contrary, the releases contained in Article 10.05 (b) of the Plan will not be construed as or operate as a release of any Retained Actions, including Avoidance Actions.

               E. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, all Persons that hold, have held, or may hold a Released Action (or, to the extent applicable an Avoidance Action) or other action, proceeding, cause of


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
                    action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation, litigation, judgment, damage, right or liability of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code) that is released pursuant to the provisions of the Plan (including, without limitation, Articles 10.05(a), (b) and
                    (c) of the Plan) are hereby and will be permanently enjoined and barred from taking any of the following actions on account of, relating to or based upon any such Released Action (or, to the extent applicable, an Avoidance Action) or other action, proceeding, cause of action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation, litigation, judgment, damage, right or liability of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code): (i) commencing or continuing in any manner any action or other proceeding against any of the Released Parties or its respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Released Parties or its respective property; (iii) creating, perfecting or enforcing any Lien or encumbrance against any of the Released Parties or its respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind directly or indirectly against any debt, liability or obligation due any of the Released Parties or against its respective property; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Confirmation Order.

               F.   Each of the releases and the injunction provided in Article
                    10.05 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Released Parties and any other Persons being released under, or protected by the injunction set forth in Article 10.05 of the Plan will have the right to independently seek the enforcement of such release and injunction.

As to the Debtors' directors, officers and employees, the consideration for the releases provided in Article 10.05 of the Plan is the service rendered by such individuals during the pendency of the Chapter 11 Cases and the need for their continued dedication to fully consummate a successful reorganization. The Debtors will be hampered in their consummation efforts if their directors, officers and employees are subject to claims and potential litigation that will distract their attention from operational and other business matters. None of such individuals are currently the target of any actual claim or


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litigation, and the Debtors are not aware of any credible theory on which any claims or litigation might be pursued against such individuals.

          5.   Insurance And Indemnification

Notwithstanding anything provided in the Plan to the contrary, the Plan will not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against a Debtor or any other Person. Effective as of the Effective Date, the Reorganized Debtors will obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Debtors on terms no less favorable to the officers and directors than the terms of the existing insurance policies covering the officers and directors and otherwise on terms and conditions acceptable to the Debtors and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance will not exceed $1.5 million. Effective on the Effective Date and at all relevant times thereafter, the Reorganized Debtors will indemnify all officers and directors of the Debtors who served in such capacity at any time prior to the Effective Date for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by Article 10.06 of the Plan, which policies (or extensions thereof having terms no less favorable to the officers and directors) will be (and are hereby deemed to be) assumed by Reorganized Intermet in the Plan. The indemnity described in Article 10.06 of the Plan will not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, the amounts payable by the Reorganized Debtors pursuant to Article 10.06 of the Plan will be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from the Reorganized Debtors, so long as the Reorganized Debtors have received a written undertaking by each such officer and director to repay such amounts to the Reorganized Debtors if it is determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance. Each of the provisions set forth in Article 10.06 of the Plan is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to Article 10.06 of the Plan will have the right to independently seek the enforcement of each of the terms of Article 10.06 of the Plan.

     C.   EXIT FINANCING

On the Effective Date, the Reorganized Debtors will enter into the Exit Financing Facility in order to obtain the funds necessary to: (a) repay in full the DIP Facility Claims and replace any letters of credit issued pursuant to the DIP Facility, or in the alternative the Exit Lenders may issue letters of credit to the DIP Lenders to secure payment of any undrawn letters of credit issued pursuant to the DIP Facility which may remain outstanding after the Effective Date; (b) make other payments required to be made on the Effective Date, including, but not limited to, the payment in full in Cash of the Pre-


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Petition Lender Claims and any undrawn letters of credit issued pursuant to the
Pre-Petition Credit Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility or in the alternative the Exit Lenders may issue letters of credit to the Pre-Petition Lender to secure payment of any undrawn letters of credit issued pursuant to the Pre-Petition Credit Facility which may remain outstanding after the Effective Date. In the Confirmation Order, the Bankruptcy Court will approve the Exit Financing Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Lenders may reasonably require to effectuate the treatment afforded to such parties under the Exit Financing Facility.

          1.   Efforts To Procure Exit Financing

Initially, the Debtors met with and sought exit financing proposals from 12 institutions. Based on the relative merits of proposals received, this group of lenders was narrowed to six institutions. Following further diligence on the part of the six lenders and subsequent to receiving revised proposals from each, the Debtors selected two institutions with which to move forward and seek exit financing commitments.

The Debtors have received unexecuted commitments from both lenders for a fully underwritten transaction of at least $260 million, which is sufficient to meet the requirements of the Plan and the business plan outlined in the Projections contained within this Disclosure Statement. With respect to each lender's commitment, the credit facilities consist of both revolving credit debt and term loans with maturities ranging from 60 months to 78 months. In each case, the credit facilities provide for sufficient ongoing liquidity by virtue of unused, but available borrowing capacity beyond what is necessary to meet the obligations of the Debtors at exit. Additionally, both lenders have provided for only minor amortization requirements on the term facilities which will lessen the Debtors' cash flow requirements to meet their debt service obligations. Both commitment letters contain, as conditions precedent to funding, clauses requiring the Debtors to obtain $75 million of financing through the Rights Offering.

As they have at each step in the process, the Debtors continue to negotiate with both parties in an effort to gain the most optimal terms for their exit financing, both economically and structurally. The Debtors will sign one of the commitment letters prior to the Confirmation Hearing.

     D.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1.   Assumption And Rejection Of Executory Contracts And Unexpired
               Leases.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts (and all insurance contracts and/or policies providing coverage to the Debtors' current and former directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors will be deemed assumed by the relevant Debtor and retained by the applicable Reorganized Debtor, as


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
appropriate, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts and unexpired leases that (i) have been rejected by or pursuant to an order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Bankruptcy Court, (iii) which are identified on Exhibit L to the Plan, which will be deemed rejected as of the Confirmation Date or as of the date set forth in such Exhibit, or (iv) Executory Contracts which are identified in any modifications made pursuant to Article 13.05 of the Plan. Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to Article 8 of the Plan will revest in and be fully enforceable by Reorganized Intermet or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable law, or (iv) agreement of the parties to such Executory Contracts.

          2.   Cure Of Defaults Of Assumed Executory Contracts And Unexpired
               Leases.

Any monetary amounts by which each Executory Contract or unexpired lease to be assumed pursuant to the Plan is in default will be Cured, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the Cure amount (as such amount has been agreed upon by Reorganized Intermet, or in the event of a dispute regarding such Cure amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in Cash on or before thirty
(30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notice of the Cure amount is either set forth in Exhibit M to the Plan. If no Cure amount is set forth in Exhibit M to the Plan, the Debtors believe that no Cure amount is due. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any Cure payments, (2) the ability of Reorganized Intermet, the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the Cure payments required by Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

          3.   Cure Procedure.

The Plan will constitute notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any Cure amount owed, if any, under the applicable Executory Contract. Any non-Debtor party that fails to respond or object on or before the deadline scheduled by the Bankruptcy Court for objections to the Plan, will be deemed to have consented to such proposed amount.

          4.   Rejection Claims.


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
Each Person who is a party to an Executory Contract rejected pursuant to Article 8 of the Plan will be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim will be forever barred and will not be enforceable against any Debtor, any Reorganized Debtor, or any of the Estates. The Bankruptcy Court will retain jurisdiction to determine any objections to Rejection Claims.

          5.   Classification Of Rejection Claims.

Except as otherwise provided under the Plan, Rejection Claims against any Debtor will be treated as Allowed General Unsecured Claims against such Debtor to the extent they are deemed to be Allowed Claims, and will be satisfied in accordance with the Plan and the Confirmation Order.

     E.   DISTRIBUTIONS

          1.   Distributions

The Disbursing Agent will make all Distributions required under the Plan except with respect to (i) the Claims of the Pre-Petition Lenders, such Distributions will be made by the Disbursing Agent to the Pre-Petition Agent; and (ii) the Claims of Noteholders, which Distributions will be made by the Disbursing Agent to the Indenture Trustee for further distribution to or for the benefit of the Noteholders as of the Distribution Record Date (subject to payments or reserves provided for in Section 6.21 of the Plan) pursuant to the terms of the Indenture. The Distribution Record Date will be used as the record date for distributions pursuant to the Indenture. Distributions will be made at the times provided in the Plan or as otherwise ordered by the Bankruptcy Court.

          2.   No Interest On Claims Or Equity Interests

Unless otherwise specifically provided for in the Plan, the Confirmation Order, the DIP Financing Order, or the DIP Facility, post-Petition Date interest will not accrue or be paid on Claims or Equity Interests, and no Holder of any Claim or Equity Interest will be entitled to interest accruing on or after the Petition Date.

          3.   Claims Administration Responsibility

The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, except as provided herein, with respect to all Claims against the Debtors. The Reorganized Debtors will retain any counter-claims which the Debtors may have to any Claims. Pursuant to Bankruptcy Rule 9019(a) and Section 363 of the Bankruptcy Code, the Debtors may, up to and including the Effective Date, compromise and settle various (i) Claims against them, and (ii) Causes of Action that they have against other Persons without Bankruptcy Court approval if the amount in controversy is less than $300,000. After the Effective Date, such rights will pass to the Reorganized Debtors as contemplated by Article 10.01 of the Plan, without the need for further approval of the

Bankruptcy Court, except as otherwise set forth in the Plan. Unless otherwise extended by the Bankruptcy Court, any objections to Claims will be served and filed on or before the Claims Objection Deadline.

          4.   Delivery of Distributions

Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, Distributions to Holders of Allowed Claims will be made by the Disbursing Agent
(a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, (a) if any Creditor's Distribution is returned as undeliverable, no further Distribution to such Creditor will be made unless and until the Disbursing Agent is notified of such Creditor's then-current address, at which time all missed Distributions will be made to such Creditor without interest; (b) amounts in respect of undeliverable Distributions will be returned to the Reorganized Debtors until such Distributions are claimed; (c) all funds or other undeliverable Distributions returned to the Reorganized Debtors and not claimed within three
(3) months of return will be Distributed to the other Creditors of the Class of which the Creditor to whom the Distribution was originally made is a member in accordance with the provisions of the Plan applicable to Distributions to that Class; and (d) upon such reversion, the Claim of any Creditor or their successors with respect to such property will be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan will require the Disbursing Agent and the Indenture Trustee to attempt to locate any Creditor holding an Allowed Claim, other than as set forth above.

          5.   Procedures For Treating And Resolving Disputed Claims

Except as provided in Article 7.05 of the Plan, no Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

The Disbursing Agent, after consultation with Reorganized Intermet, will create a reserve from the property to be distributed by the Disbursing Agent under the Plan (including, without limitation, the Inducement Cash Amounts and Convenience Cash Amounts, but excluding the Rights, attributable to Disputed Claims) to Holders of Disputed Claims. For avoidance of doubt, there will be no distribution reserve with respect to the Rights.

Payments and Distributions from any reserve created under Section 7.05(b) of the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an

Allowed Claim, will be made in accordance with provisions of the Plan that govern Distributions to such Creditor.

Upon resolution of all Disputed Claims, any funds remaining in any reserve created under Section 7.05(b) of the Plan with respect to Inducement Cash Amounts and Convenience Cash Amounts attributable to Disputed Claims that do not ultimately become Allowed Claims will be distributed on a Pro Rata basis to (i) holders of Class 4 Claims that have previously made the Inducement Cash Election or the Convenience Cash Election and (ii) holders of Class 5 Claims.

          6.   Manner of Cash Distribution Under The Plan

Any Cash payment to be made by the Disbursing Agent as a Distribution pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent. Cash paid as the Subscription Purchase Price for the Rights Offering Shares must be payable in immediately available funds, such as a wire transfer, bank or cashier's check.

          7.   Direction To Parties

From and after the Effective Date, the Disbursing Agent, or Reorganized Intermet may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

          8.   Setoffs

The Reorganized Debtors may set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Allowed Claim, all claims, rights, and Causes of Action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by such Debtor of any such claims, rights, and Causes of Action that the Debtor may possess against such Holder, notwithstanding any compulsory counterclaim rules or requirements to the contrary.

          9.   Exemption From Certain Transfer Taxes

Pursuant to Section 1146(c) of the Bankruptcy Code and applicable non-bankruptcy law, any transfers from the Debtors to Reorganized Intermet, or any other Person or entity pursuant to the Plan in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order will direct the appropriate state or local governmental officials


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
or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          10.  Withholding And Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Disbursing Agent will comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all Distributions thereunder will be subject to any such withholding and reporting requirements. The Disbursing Agent will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim or Interest that is to receive a Distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution.

          11.  No Fractional Distributions

No fractional shares or amounts of the Plan Securities will be issued or Distributed under the Plan. Each Person entitled to receive Plan Securities will receive the total whole number of shares to which such Person is entitled. Whenever any Distributions to a Person would otherwise call for Distribution of a fraction of any Plan Security, the actual Distribution of such Plan Security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional amounts of Plan Securities that are rounded down. The total amount of Plan Securities to be Distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, nor the Disbursing Agent will be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

     F.   RETIREE BENEFITS

All payments of Retiree Benefits will continue as they existed prior to the Petition Date at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114 of the Bankruptcy Code as such payments may be modified prior to the Effective Date, for the duration of the period the applicable Debtor has obligated itself to provide such benefits. After the Effective Date, the Reorganized Debtors will retain their rights to amend, modify or terminate Retiree Benefits in accordance with all relevant agreements and applicable law.


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As indicated in Section VII.D.5.c. above, Wagner Castings has begun negotiating with the Wagner Retiree Committee and the USW to modify Retiree Benefits at Wagner Castings. In the near future, Wagner Castings intends to file a motion seeking modification of the Wagner Retirees' Retiree Benefits in accordance with
Section 1114 of the Bankruptcy Code (the "Wagner 1114 Motion"). If the Bankruptcy Court grants the Wagner 1114 Motion upon or prior to Confirmation, the payments contemplated by the Wagner 1114 Motion (the "Modified Wagner Castings Benefits") will be paid by Reorganized Intermet and each of the operating Reorganized Domestic Subsidiaries on a year-to-year basis after the Effective Date, with liability for such payments being split equally between Reorganized Intermet and each of the operating Reorganized Domestic Subsidiaries.

As indicated in Section VII.D.5.c. above, the Wagner Retirees' Retiree Benefits are currently estimated to have an actuarial present value of approximately $20 million. The Debtors estimate that the Modified Wagner Castings Benefits will be significantly less than $20 million.

If, however, the Bankruptcy Court does not grant the Wagner 1114 Motion on or before Confirmation, then the Liquidating Plan Condition will have been satisfied, and Wagner Castings will be liquidated. See Article 5.05 of the Plan for treatment of Claims against Wagner Castings in the event that the Liquidating Plan Condition is satisfied. In such event, and as indicated above in Section VII.D.5.c., Intermet or any of its Affiliates that are hereafter determined to be a member of a "controlled group" with Wagner Castings (for certain purposes under the federal "COBRA" statute) may be determined to have ongoing liability to the Wagner Retirees for COBRA coverage. The amount of such COBRA coverage is currently undetermined, but Wagner Castings believes that it will have a present actuarial value of no more than approximately $2.5 million.

     G.   CORPORATE GOVERNANCE

On the Effective Date, the Board of Directors of Reorganized Intermet will be composed of seven members. On the Effective Date, (i) five of such members will be selected by the Initial Committed Purchasers, (ii) one of such members will be the Chief Executive Officer of Reorganized Intermet, and (iii) one of such members will be selected by the Creditors' Committee. The member selected by the Creditors' Committee will be acceptable to the Initial Committed Purchasers. Two of the five members selected by the Initial Committed Purchasers may not be officers, directors or employees of either of the Initial Committed Purchasers.

The Effective Date Executive Officers will become employed by Reorganized Intermet on the Effective Date pursuant to the Employment Agreements. The other officers of the Debtors immediately prior to the Effective Date will serve as the officers of the applicable Reorganized Debtor until their successors are duly appointed in accordance with Reorganized Intermet's governance documents and applicable law. Each officer will serve from and after the Effective Date pursuant to the terms of Reorganized Intermet's governance documents and applicable law. The Employment Agreements will


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be in form and substance satisfactory to the Initial Committed Purchasers and will supercede such officer's pre-Effective Date employment agreement.

     H.   REORGANIZED DEBTORS

Except as discussed in the Plan and Section I.B., above, each of the Debtors will continue to exist after the Effective Date as a separate entity, except as otherwise provided in the Plan, with all the powers under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect on the Effective Date, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. On the Effective Date, Reorganized Intermet will re-domesticate, by merger or other appropriate means, as a new corporation under the laws of the State of Delaware with a new Certificate of Incorporation and Bylaws. The Articles of Incorporation and Bylaws for all other Debtors continuing after the Effective Date will be amended and restated but such Debtors will remain subject to the laws of the jurisdictions in which such Debtors were incorporated or formed prior to the Effective Date.

     I.   CORPORATE ACTION

- The Certificate of Incorporation and Bylaws of Reorganized Intermet, will, among other things: (i) authorize the issuance of the New Common Stock,
     (ii) prohibit the issuance of nonvoting equity securities, as required by
     Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and
     (iii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.

- The Certificate of Incorporation (or other similar document) and Bylaws of all of the Debtors other than Reorganized Intermet, will, among other things: (i) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and (ii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.

- On the Effective Date, the execution and delivery of each agreement on the Effective Date and any other document necessary to effectuate the transactions contemplated herein and therein, and all other actions contemplated by the Plan, or such other documents will be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, will be deemed to have occurred and will be in effect, without any requirement of further action by the security holders or directors of the Debtors or


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     Reorganized Debtors. On the Effective Date, the appropriate officers of the
     Reorganized Debtors and members of the Boards of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, the Reorganized Debtors.

- On or as soon as reasonably practicable after the Effective Date, Reorganized Intermet will issue shares of the New Common Stock to those Persons entitled to receive such pursuant to the Plan.

- On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Castings will authorize the issuance of one (1) share of Reorganized Wagner Castings New Common Stock and such share will be issued and delivered to a third-party liquidating trustee acceptable to the Reorganized Debtors, the Initial Committed Purchasers, and the Creditors' Committee for the purpose of liquidating Wagner Castings and making the Distributions set forth in Class 4a.

- On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Havana will authorize the issuance of the Reorganized Wagner Havana New Common Stock and Reorganized Wagner Havana will issue Reorganized Wagner Havana New Common Stock to Holders of Claims against Wagner Havana which such Holders will immediately transfer to Reorganized Intermet.

     J.   NON-DEBTOR AFFILIATES

There are certain Non-Debtor Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such Non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 10.1 of the Plan, substantially all of the Debtors' Equity Interests and other property interests in such Non-Debtor Affiliates will revest in the applicable Reorganized Debtor or its successor on the Effective Date.

     K.   STOCKHOLDERS' AGREEMENT

All recipients of New Common Stock (including all those who receive New Common Stock pursuant to the Plan, the Rights Offering, the Key Employee Rights Offering, stock options, as well as any Persons who acquire New Common Stock from any of the foregoing persons) will be subject to the Stockholders' Agreement which will, among other things, govern each recipient's access to information with respect to the Reorganized Debtors and ability to transfer such recipient's New Common Stock. The Stockholders' Agreement is attached to the Plan as Exhibit F. An election by a Person to


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receive New Common Stock on the Ballot will constitute such Person's agreement to be bound by the Stockholders' Agreement. Each certificate representing share(s) of New Common Stock will bear a legend indicating that the New Common Stock is subject to the Stockholders' Agreement. The Stockholders' Agreement will be approved by the Bankruptcy Court in connection with Confirmation and will be effective as of the Effective Date.

The Stockholders' Agreement primarily addresses transferability and information access by the stockholders. The Stockholders' Agreement requires that every proposed transfer of New Common Stock be submitted to Reorganized Intermet for approval or rejection by the general counsel or CEO. Proposed transfers to an existing stockholder or transfers of all a stockholder's interest to only one person will be authorized. Any transfers that could cause the number of stockholders to reach the trigger for registering as a public company under the Securities Act will be rejected. The Stockholders' Agreement also provides that Reorganized Intermet will distribute to stockholders that so request audited annual financial statements and requires that the stockholders maintain the confidentiality of non-public information they receive from Reorganized Intermet, including any financial information, subject to certain exceptions, including disclosure to proposed transferees of the New Common Stock or as required by law. Any amendments to the Stockholders' Agreement in a manner which would adversely effect the rights or obligations of a stockholder must be accepted by holders of at least 66 2/3% of the outstanding shares.

     L.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

Holders of General Unsecured Claims will have the option of receiving New Common Stock under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

          1.   Issuance Of Securities Under The Plan

The Debtors intend to rely on Section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act, and any applicable state securities laws, (i) the issuance of any New Common Stock pursuant to the Plan to Holders of Claims in exchange for their Claims, (ii) the issuance of any Reorganized Wagner Havana New Common Stock pursuant to the Plan to Holders of Claims in exchange for their Claims, and (iii) the issuance of Rights Offering Shares in connection with the Rights Offering, except that the issuance of New Common Stock to the Initial Committed Purchasers is not expected to be eligible for the
Section 1145(a) exemption, and therefore will be issued pursuant to the private placement exemption or another applicable exemption from registration under the Securities Act.

Generally, Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued under a plan of reorganization by the debtor or its successors under a plan or an


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affiliate participating in a joint plan of reorganization with the debtor; (ii)
the recipients of the securities must hold a claim against the debtors, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the issuance of the New Common Stock and the Reorganized Wagner Havana New Common Stock pursuant to the Plan satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities laws, under certain circumstances subsequent transfer of such securities may be subject to registration requirements under such securities laws.

          2.   Transfers Of New Common Stock

Subject to compliance with the Stockholders' Agreement, which imposes significant restrictions with regard to the sale or transfer of the New Common Stock, the New Common Stock to be issued pursuant to the Plan (other than the New Common Stock issued to the Initial Committed Purchasers pursuant to the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement), and all resales and subsequent transactions in such New Common Stock, are exempt from registration under federal and state securities laws, unless the Holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

          (i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;

          (ii) persons who offer to sell securities offered or sold under a plan for the holders of such securities;

          (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distribution of such securities, and (b) under an agreement made in connection with the Plan, with the consummation of the Plan, or with the offer or sale of securities under the Plan; and

          (iv) persons who are an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act. Under
Section 2(11) of the Securities Act, an "issuer" includes any persons directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that Persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such Persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the Securities Act (which permits the public sale of securities received pursuant to the Plan by "underwriters", subject to the


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availability to the public of current information regarding the issuer and to volume limitations, method of sale restrictions, and certain other conditions).

Whether or not any particular Person would be deemed to be an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be an "underwriter" with respect to any security to be issued pursuant to the Plan.

GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO OFFER OR SELL IN THE NEW COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY OFFER OR SELL SUCH SECURITIES.

          3.   Transfers Of Reorganized Wagner Havana New Common Stock

The Plan provides that immediately after issuance on the Effective Date, the shares of Reorganized Wagner Havana New Common Stock, if any, will be transferred by the holders thereof to Reorganized Intermet. Therefore, any Reorganized Wagner Havana New Common Stock transferred pursuant to the Plan will not be transferable except pursuant to the transfer discussed above.

     M.   REGISTRATION RIGHTS AGREEMENT

Reorganized Intermet will be obligated to register certain shares of New Common Stock for resale under the Securities Act pursuant to the terms and conditions of the Registration Rights Agreement. The Registration Rights Agreement must be acceptable to the Initial Committed Purchasers, and will provide, among other things:

- That within 60 days after the date on which Reorganized Intermet will receive a written request, signed by either of the Initial Committed Purchasers, pursuant to which such Initial Committed Purchaser will request that Reorganized Intermet register the resale of the shares of New Common Stock held by such Initial Committed Purchaser under the Securities Act, Reorganized Intermet will prepare and file, and will use its reasonable best efforts to have declared effective within 60 days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock held by such Initial Committed Purchaser (the "Shelf Registration");

- That Reorganized Intermet will keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the SEC, (b)


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     the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act, or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradeable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act, or (e) such Registrable Securities cease to be outstanding;

- For indemnification and contribution and the payment by Reorganized Intermet of the fees and expenses incurred by the Initial Committed Purchasers, customarily included in registration rights agreements entered into in connection with similar financings; and

- That any person holding more than 10% of the outstanding New Common Stock on the Effective Date will be entitled to piggy-back registration rights.

     N.   CANCELLATION OF EXISTING COMMON STOCK AND EXISTING PREFERRED STOCK

On or as soon as reasonably practicable after the Effective Date, except as otherwise specifically provided for in the Plan (a) the Existing Common Stock of the Impaired Equity Debtors and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Impaired Equity Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated under the Plan, will be cancelled, and (b) the Existing Preferred Stock will be cancelled; and (c) obligations of, Claims against, and/or Equity Interests in the Impaired Equity Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents evidencing or creating any indebtedness or obligation of the Impaired Equity Debtors, except such notes, instruments, or other documents evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated or otherwise expressly assumed or preserved under the Plan will be released and discharged. The Unimpaired Equity Interests will be retained by the applicable Reorganized Debtor.

     O.   MANAGEMENT INCENTIVE PLAN

On or as soon as reasonably practicable after the Effective Date, the Management Incentive Plan will be implemented to reserve for designated members of senior management of the Reorganized Debtors equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective Date. The Management Incentive Plan will contain terms and conditions that will be determined by the Board of


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Reorganized Intermet. The shares of New Common Stock issued pursuant to the
Management Incentive Plan will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.

     P.   KEY EMPLOYEE RIGHTS OFFERING

The Reorganized Debtors will conduct the Key Employee Rights Offering in connection with which Reorganized Intermet will offer to the eligible Key Employees the right to purchase, on a Pro Rata basis (based upon payments due to Key Employees under the KERP), 181,249 shares of New Common Stock, in consideration for Cash in the amount of $10.00 per share. Eligible Key Employees will have the right of over subscription with respect to the Key Employee Rights Offering, provided that, in no event will the total shares in the Key Employee Rights Offering exceed 181,249 shares. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering will be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Debtors and the Initial Committed Purchasers, in consultation with the Creditors' Committee. The eligible Key Employees either:
(i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

Any New Common Stock issued pursuant to the Key Employee Rights Offering will be subject to the Stockholders' Agreement. In addition, the shares of New Common Stock issued pursuant to the Key Employee Rights Offering will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.

     Q.   CONTINUATION OF BUSINESS

Except as discussed herein, on and after the Effective Date, the Reorganized Debtors will continue to engage in the Debtors' businesses, including, without limitation, performing under all purchase orders existing as of the Effective Date and assumed. Except as provided herein, the Reorganized Debtors retain all claims, defenses, counterclaims and offsets with respect to such purchase orders in existence as of the Effective Date.

Debtors Alexander City Casting Company, Inc., Ironton Iron, Inc., Wagner Havana, Inc. and Intermet Illinois, Inc., are non-operating entities which currently own Assets. It is each such Debtor's intention to sell such Assets after the Effective Date. The proceeds of such sales will be paid to the Exit Lenders. It is anticipated that all of these Assets will be subject to liens in favor of the Exit Lenders, pursuant to the Exit Financing Facility, due to the fact that the proceeds of the Exit Financing Facility will be used to pay the Distributions under the Plan, including those to the Pre-Petition Lenders, whose liens currently attach to these Assets.


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     R.   EMPLOYMENT AGREEMENTS

On or before the Effective Date, the Employment Agreements will be entered into by Reorganized Intermet and deemed approved by the Bankruptcy Court.

     S.   DISBANDMENT OF OFFICIAL COMMITTEES

On the Effective Date, all committees, including the Creditors' Committee, the Equity Committee, and the Retiree Committee, will be disbanded and their members will be discharged from all further authority, duties, responsibilities and obligations relating to the Cases, and the retention and employment of the Professionals retained by such committees will also terminate as of the Effective Date; provided however, that the Creditors' Committee and the Equity Committee and their Professionals will be maintained solely with respect to applications filed pursuant to Sections 330 and 331 of the Bankruptcy Code and will be compensated for reasonable fees and expenses incurred with respect to such applications as approved by the Bankruptcy Court. The Reorganized Debtors will not be responsible for fees or expenses of any committees, including the Creditors' Committee, Equity Committee, or Retiree Committee or of their Professionals and agents, incurred after the Effective Date.

     T.   DISBURSING AGENT

As soon as practicable after the Effective Date, the Disbursing Agent will be paid all of its fees and expenses incurred in connection with performing its duties under the Plan.

     U.   POST-CONFIRMATION EFFECT OF INDENTURE

Anything in the Plan, the Confirmation Order, or any other document to the contrary notwithstanding, and notwithstanding the confirmation and effectiveness of and distributions under the Plan and the discharge of the Debtors, the Indenture will remain in effect, except that after the Effective Date the Indenture Trustee's duties and obligations thereunder will be limited to making distributions as provided in Section 7.01 of the Plan. In particular, and without limitation, any rights of the Indenture Trustee to reasonable compensation, reimbursement and indemnification (including without limitation reasonable compensation, reimbursement and indemnification for reasonable fees and expenses, including reasonable attorneys' fees) under the Indenture, and any lien pursuant to the Indenture on any money or property held or collected by it securing such right to reasonable compensation, reimbursement and indemnification, will remain in effect, and the Indenture Trustee may at any time, and from time to time, pay or reserve for such reasonable compensation, reimbursement and indemnification from any such money or property at any time held by the Indenture Trustee to the extent provided for in the Indenture. No lien will exist with respect to any compensation, reimbursement and indemnification that is not reasonable. To the extent a dispute arises with respect to any compensation, reimbursement and indemnification, or extent of any asserted lien, such dispute will be resolved by the Bankruptcy Court after notice and a hearing. However,


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the liability of the Debtors under the Indenture will be discharged pursuant to the Plan and Section 1141 of the Bankruptcy Code on the Effective Date.

          1.   Liquidity To Pay Indenture Trustee Fees

The Indenture Trustee will pay or reserve for the reasonable Indenture Trustee Fees and expenses from Cash and New Common Stock for the benefit of the Noteholders, which will be allocated ratably among the Noteholders to the extent practicable. On the Effective Date, the portion of the New Common Stock, if any, to be used for this purpose will be purchased by the Initial Committed Purchasers from Reorganized Intermet at a purchase price of $10.00 per share, and the cash so generated will be distributed to the Indenture Trustee.

     V.   APPROVAL OF SETTLEMENTS

The Distributions set forth in the Plan and the provisions of the Plan incorporate and assume the terms of any compromises and settlements approved by order of the Bankruptcy Court pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, including, but not limited to the settlement (the "Substantive Consolidation Settlement") resolving issues raised relating to substantive consolidation (as discussed in Section VIII.A. of this Disclosure Statement), set forth more fully in the Ad Hoc Committee's motion pertaining to the settlement placed on the record on August 9, 2005. The entry of the Confirmation Order will constitute the Bankruptcy Court's finding and determination that the settlements reflected in the Plan, including all issues pertaining to claims for substantive consolidation (which are settled by the Distributions in the Plan) are (a) in the best interests of the Debtors and their Estates, (b) fair, equitable, and reasonable, (c) made in good faith, and
(d) approved by the Bankruptcy Court. As an integral component of the Substantive Consolidation Settlement, the Debtors will (a) pay the fees and expenses incurred by the Ad Hoc Committee in an amount of up to $150,000; and
(b) the Ad Hoc Committee may file an application pursuant to 11 U.S.C. Section 503(b)(4) with respect to any fees and expenses incurred in excess of $150,000.

     W.   PRESERVATION OF CERTAIN CAUSES OF ACTION

In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, including Avoidance Actions and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules, this Disclosure Statement, or on Exhibit J to the Plan does


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not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan. Further, recovery of any proceeds of Causes of Action will be deemed "for the benefit of the Estates" as set forth in Section 550(a) of the Bankruptcy Code.

X. THE RESTRUCTURING COMMITMENT LETTER AND THE RIGHTS OFFERING

     A.   INITIAL COMMITTED PURCHASERS

The Initial Committed Purchasers are R2 Investments, LDC and/or one or more of its related or associated entities, and Stanfield Capital Partners LLC and/or one or more of its related or associated entities. As reported by the Initial Committed Purchasers, they hold, as of the date of this Disclosure Statement, in the aggregate approximately $79 million in unsecured claims and $113 million in secured claims against the Debtors. Except as set forth in this Disclosure Statement, neither R2 nor Stanfield have any known relationship to the Debtors, the Board of Intermet, or the Debtors' management. Further information about the Initial Committed Purchasers and their holdings is available in the statement filed with the Bankruptcy Court by their counsel pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure, which is available online at www.administar.net.

Pursuant to the terms of the Restructuring Commitment Letter, which is attached as Exhibit A to the Plan, and provided that (i) all conditions precedent set forth therein have been satisfied or waived, including but not limited to the negotiation and execution of the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement, and (ii) the Restructuring Commitment Letter has not been previously terminated pursuant to the terms of the Restructuring Commitment Letter, the Initial Committed Purchasers will be obligated to purchase, on the Effective Date, any and all of the Private Placement Purchase Shares. This means that the Initial Committed Purchasers have agreed to guarantee that any shares not purchased in the Rights Offering will be purchased by the Initial Committed Purchasers. Through this mechanism: (i) the Debtors are ensured that they will receive an aggregate capital infusion of $75 million in cash on the Effective Date, regardless of the source of those funds; and (ii) the Debtors' capital structure will be better than it would otherwise be, given the equity nature of the investment prescribed in the Restructuring Commitment Letter, because the Debtors will not be required to take on additional debt to obtain the additional $75 million.

Accordingly, the Initial Committed Purchasers will pay to Reorganized Intermet, by wire transfer in immediately available funds on or prior to the Effective Date, cash in an amount equal to the Subscription Purchase Price for the Private Placement Purchase Shares.


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          1.   Underwriting Fee

In consideration for the Restructuring Commitment Letter, the Initial Committed Purchasers will receive an aggregate fee of $3 million on the Effective Date (the "Commitment Amount") plus the payment of its reimburseable expenses, as described below. In the event that the Restructuring Commitment Letter is terminated prior to the Effective Date, for whatever reason, the Commitment Amount will not be payable and the Initial Committed Purchasers' sole and exclusive remedy will be limited to the payment of the reimburseable expenses described below, as accrued up until the date of termination, and the indemnification obligations described below.

          2.   Reimburseable Expenses

Intermet is obligated to reimburse the Initial Committed Purchasers for the reimburseable expenses incurred by the Initial Committed Purchasers and the fees and expenses of their legal counsel on and after January 10, 2005, in connection with the Restructuring (as defined therein), plus all of the reasonable and documented fees and expenses incurred by the Initial Committed Purchasers and their legal counsel in connection with the drafting, negotiation, prosecution or defense of the Restructuring Commitment Letter, the Private Placement Purchase Agreement, the Rights Offering, corporate governance documents, the Cash-Out Purchase Agreement, the Plan, the Confirmation Order, the Disclosure Statement, the Stockholders' Agreement, the Exit Financing Facility agreements and related documents and any and all agreements and other documents ancillary thereto, including any fees and expenses incurred by the Initial Committed Purchasers in connection with obtaining all required regulatory approvals. As of July 31, 2005, approximately $670,000 of reimburseable expenses have accrued.

          3.   Indemnification Obligations

Subject to Bankruptcy Court approval, Intermet is required to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, partners, members, employees, attorneys, agents and assignees (including affiliates thereof) from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Restructuring Commitment Letter or the proceeds of the Initial Committed Purchasers' agreement to purchase shares of New Common Stock under the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement.

Intermet is further required to reimburse (on an as-incurred monthly basis) each party indemnified for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such indemnified party. In the event of any litigation or dispute involving the Restructuring Commitment Letter, the Initial Committed Purchasers are not responsible or liable to Intermet or any other person or entity for any special, indirect, consequential, incidental or punitive damages.

The obligations of Intermet described above and set forth in the Restructuring Commitment Letter will remain effective whether or not (i) any of the transactions contemplated in the Restructuring Commitment Letter are consummated, (ii) any Definitive Investment Documents (as defined in the Restructuring Commitment Letter) with respect to the Initial Committed Purchasers' obligation to purchase shares of New Common Stock under the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement are executed, and notwithstanding any termination of the Restructuring Commitment Letter, and
(iii) any plan of reorganization of Intermet is consummated.

Notwithstanding the foregoing, any indemnity claim arising solely from an indemnified party's breach of the Restructuring Commitment Letter or breach of any other agreements between an indemnified party and Intermet, or among an indemnified party and Reorganized Intermet, are excluded from Intermet's indemnity obligations.

     B.   TERMS AND CONDITIONS OF THE RESTRUCTURING COMMITMENT LETTER(12)

The Initial Committed Purchasers' and the Debtors' performance under the Restructuring Commitment Letter are subject to terms and conditions, including termination rights, that are reasonable and customary for standby purchase commitments generally. Additionally, the Initial Committed Purchasers' performance under the Restructuring Commitment Letter is conditioned on, among other things, the Debtors realizing year-to-date consolidated EBITDA for 2005, excluding administrative fees and expenses associated with the Cases, through the latest calendar month ending at least 25 days prior to the Effective Date, in an amount that is no less than the amount specified for such calendar month on Exhibit A to the Restructuring Commitment Letter (ranging from $15,230,000 in June 2005 to $27,459,000 in December 2005).

Furthermore, the Initial Committed Purchasers may terminate the Restructuring Commitment Letter if, among other things, (i) the Plan is not Confirmed by the Bankruptcy Court within 75 days of the entry of a Bankruptcy Court order approving the Restructuring Commitment Letter, (ii) the Effective Date does not occur on or before the 20th day following Confirmation of the Plan, or (iii) upon the occurrence of a "material adverse change," or "MAC," as that phrase is used and defined in the Restructuring Commitment Letter.(13)

----------
(12) The summary of terms and conditions contained herein is qualified in its entirety by reference to the Restructuring Commitment Letter.

(13) A "material adverse change" means any change, effect, event, occurrence, state of facts or

The Debtors may terminate the Restructuring Commitment Letter if, among other things, the Debtors receive a binding offer with respect to a financial restructuring that (a) pays the Debtors' existing secured Creditors in full in cash, and (b) delivers a dollar recovery to all unsecured Creditors in excess of the implied dollar recovery to unsecured Creditors as set forth in the Disclosure Statement.

As stated above, in the event that the Restructuring Commitment Letter is terminated prior to the Effective Date, for any reason, the Commitment Amount shall not be payable and the Initial Committed Purchasers' sole and exclusive remedy will be limited to the payment of reimburseable expenses described above, and the indemnification obligations described above.

     C.   ABILITY TO PARTICIPATE IN THE RIGHTS OFFERING

Holders of General Unsecured Claims against any Debtor on the Subscription Record Date are entitled to participate in the Rights Offering solely to the extent of their Rights Participation Claim Amount, as described below. If a General Unsecured Claim is Allowed, the Holder of such Claim will be entitled to participate to the extent of the amount of such Allowed General Unsecured Claim. If a General Unsecured Claim is Disputed, the Holder of such Claim will be entitled to participate in the Rights Offering, in the amount of the Rights Offering Participation Claim Amount, as described below.

The chart below summarizes the right of each Holder of a General Unsecured Claim on the Subscription Record Date to participate in the Rights Offering, subject to the paragraph below the chart, which describes the determination of the Rights Offering Participation Claim Amount for Noteholder Claims. Please see the Plan for the definition of "Rights Offering Participation Claim Amount."

           CHARACTERISTICS OF                RIGHTS OFFERING PARTICIPATION CLAIM
         GENERAL UNSECURED CLAIM                           AMOUNT
-----------------------------------------   ------------------------------------
Listed on Debtors' Schedules as Disputed,   The undisputed portion of the Claim,
Contingent or Unliquidated and a proof of   unless otherwise allowed by
claim was timely filed                      Bankruptcy Court order for purposes
                                            of participating in

----------
development, either alone or in combination, and either known or unknown by the Debtors as of June 21, 2005, that is materially adverse to the business, financial condition or results of operation of the Debtors, taken as a whole; provided, however, that in no event will any change, effect, event, occurrence, state of facts or development that is disclosed in Intermet's Annual Report on Form 10-K for the twelve month period ended December 31, 2003, or in Intermet's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2004, June 30, 2004, and September 30, 2004, or on any filing on Form 8-K made by Intermet prior to June 21, 2005, each in the form first filed by Intermet with the SEC, or any other information delivered in writing by the Debtors to the Initial Committed Purchasers prior to June 21, 2005, be considered a "material adverse change"; and provided further, that in no event will the prosecution of the Cases on terms and conditions consistent with the terms and conditions set forth in the Restructuring Commitment Letter be considered a "material adverse change."

           CHARACTERISTICS OF                RIGHTS OFFERING PARTICIPATION CLAIM
         GENERAL UNSECURED CLAIM                           AMOUNT
-----------------------------------------   ------------------------------------
                                            the Rights Offering.

Objection to Claim has been filed           The undisputed portion of the Claim,
                                            unless otherwise allowed by
                                            Bankruptcy Court order for purposes
                                            of participating in the Rights
                                            Offering.

Claim is listed on Disputed Claims List     The undisputed portion of the Claim,
to be filed with the Bankruptcy Court by    unless otherwise allowed by Court
the Debtors                                 order for purposes of participating
                                            in the Rights Offering.

IF GENERAL UNSECURED CLAIM DOES NOT MEET ANY OF THREE CRITERIA ABOVE (I.E. NOT DISPUTED AND NOT LISTED ON DISPUTED CLAIMS LIST):

Holder has filed Claim, but no              The lesser of the undisputed portion
corresponding Claim listed on Debtors'      or the amount of filed Claim, unless
Schedules                                   otherwise allowed by Bankruptcy
                                            Court order for purposes of
                                            participating in the Rights
                                            Offering.

Holder has filed Claim, but corresponding   The lesser of the undisputed portion
Scheduled amount is different               or the amount on Schedules, unless
                                            otherwise allowed by Court order for
                                            purposes of participating in the
                                            Rights Offering.

Holder has not filed Claim or holder has    The lesser of the undisputed portion
filed Claim and Claim is same as            or the amount on Schedules, unless
Scheduled Amount                            otherwise allowed by Court order for
                                            purposes of participating in the
                                            Rights Offering.

With respect to claims of Noteholders, the Rights Participation Claim Amount will be (i) the amount certified by the relevant Nominee in the applicable Master Noteholder Ballot, and (ii) the amount tendered into the appropriate election account at DTC established for that purpose (with the amount so tendered governing in the event of a discrepancy).

A holder will be bound, for the purpose of the Rights Offering, by (i) the amount of its Rights Offering Participation Claim Amount listed in its Ballot, or, in the case of a Noteholder, the Rights Offering Participation Amount for such Noteholder as provided in the above paragraph and (ii) the holder's status as disputed, whether due to its inclusion on the Disputed Claims List to be filed by the Debtors and served on affected Creditors, or otherwise, except to the extent the holder timely obtains an order from the Court to the contrary pursuant to a temporary allowance motion timely filed in accordance with the procedures established by the Court.

     D.   ISSUANCE OF RIGHTS

The Rights will entitle Holders of General Unsecured Claims on the Subscription Record Date the right to purchase, on a Pro Rata basis using the Rights Offering Participation Claim Amount, the Rights Offering Shares at a price of $10.00 per share pursuant to the terms and conditions set forth in Article 6.12 of the Plan, provided that the Holder executes the Subscription Form portions of its Ballot. The number of Rights Offering Shares will not exceed 7,500,000 shares.

Each Holder of a Rights Offering Participation Claim Amount as of the Subscription Record Date will be able to purchase its Pro Rata portion of the Rights Offering Shares.

     E.   SUBSCRIPTION PERIOD

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Rights will terminate and any purported exercise of any such unexercised Rights by any Person will be null and void and Reorganized Intermet will not honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

     F.   SUBSCRIPTION PRICE

The Subscription Price for Rights will be $10.00 per share of New Common Stock, payable in Cash.

     G.   SUBSCRIPTION RECORD DATE

The Subscription Record Date is September 1, 2005.

     H.   SUBSCRIPTION AGENT

The Subscription Agents have been engaged by the Debtors to administer the Rights Offering, as applicable. Their addresses and phone numbers are:

                        With respect to non-Noteholders:

                    JP Morgan Trust Company a/k/a Administar
                                       at
                         JP Morgan Trust Company, N.A.,
                                 P.O. Box 56636
                             Jacksonville, FL 32241
                                 (904) 807-3023

                                       OR

                          With respect to Noteholders:

                         Financial Balloting Group LLC,
                       Attn: Intermet Balloting Tabulation
                           757 Third Avenue, 3rd Floor
                               New York, NY 10017
                                 (646) 282-1800

     I.   EXERCISE OF RIGHTS

In order to exercise the Rights, each Holder thereof on the Subscription Record Date must: (i) duly complete the Ballot, including making the New Common Stock and Rights Offering Election and completing the Subscription Form provisions therein, and return the Ballot to (a) if the Holder is not a Noteholder, JP Morgan, or (b) if the Holder is a Noteholder, its Nominee, so that the Nominee may send a Master Ballot, which Master Ballot must be received by the applicable Subscription Agent on or before the Subscription Expiration Date; and (ii) pay to JP Morgan, or if the Holder is a Noteholder, arrange for its Nominee to pay to JP Morgan (on behalf of the Debtors), immediately available funds in an amount equal to such Holder's aggregated Subscription Purchase Price to the Subscription Agent on or before the Subscription Expiration Date, such payment to be made by wire transfer in accordance with the wire instructions set forth in the Ballot. If, on or prior to the Subscription Expiration Date, the Subscription Agent for any reason has not received from a given Holder (or, with respect to a Noteholder, such Noteholder's Nominee) both a duly completed Ballot, including without limitation Subscription Form provisions, and Cash, in an amount equal to such Holder's aggregate Subscription Purchase Price, such Holder will be deemed to have not exercised its Rights and to have relinquished and waived its ability to participate in the Rights Offering. By completing and submitting the Subscription Form provisions of the Ballot, a Holder will be agreeing to be bound by the Stockholders' Agreement. The Subscription Form provisions of the Ballots must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Rights, as well as appropriate executed representations as to ownership on the Subscription Record Date. The payments made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a trust account, escrow account, or similar segregated account or accounts which will be separate and apart from Reorganized Intermet's general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than 20 days after the Effective Date, subject to any existing or future Order of the Court.

     J.   TRANSFER RESTRICTION; REVOCATION

The Rights are non-transferable, but Holders of General Unsecured Claims may transfer such Claims on or prior to the Subscription Record Date. Although Holders of General Unsecured Claims may transfer their Claims after the Subscription Record Date, the Holder of any such Claim on the Subscription Record Date is the only Person entitled to participate in the Rights Offering with respect to such Claim, assuming such Person does not transfer the Claim and continues to hold the Claim. Additionally, once a Holder of Rights has properly exercised its Rights such exercise cannot to be revoked for any reason.

     K.   DISTRIBUTION OF RIGHTS OFFERING SHARES

               A.   Distribution To Exercising Claimants

On the Effective Date, the Disbursing Agent will distribute to the exercising claimants certificates representing the Rights Offering Shares.

               B.   Distribution to Initial Committed Purchasers

On the Effective Date, Reorganized Intermet will distribute directly to the Initial Committed Purchasers certificates representing the Rights Offering Shares and the Private Placement Purchase Shares purchased by the Initial Committed Purchasers.

     L.   SUBSEQUENT ADJUSTMENTS TO THE RIGHTS OFFERING PARTICIPATION CLAIM
          AMOUNT

Holders of Disputed Claims will be entitled to participate in the Rights Offering solely to the extent of their Rights Offering Participation Claim Amounts. If any Holder of such Claim has obtained an order of the Bankruptcy Court estimating its General Unsecured Claim for the purpose of participating in the Rights Offering prior to the Subscription Expiration Date, such Holder will be entitled to participate in the Rights Offering, subject to any other requirements for eligibility, including without limitation that such party is a Holder of an eligible Claim as of the Subscription Record Date and that such party's Ballot, or any applicable Master Ballot, was duly executed and received by the applicable Subscription Agent on or before the Voting Deadline. In the event that any such estimation occurs, each exercising claimant will be cut back Pro Rata and the difference between the price paid by such exercising claimant and the adjusted Subscription Purchase Price will be refunded to such exercising claimant, without interest, as soon as practicable after the Effective Date.

     M.   NO INTEREST

In the event any Subscription Purchase Price is repaid to any Person making such payment, no interest will be paid thereon.

     N.   VALIDITY OF EXERCISE OF RIGHTS

All questions concerning the timeliness, viability, form and eligibility of any exercise of Rights will be determined by Reorganized Intermet, with the consent of the Initial Committed Purchasers, in consultation with the Creditors' Committee. Such determinations will be final and binding. Reorganized Intermet, with the consent of the Initial Committed Purchasers, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Rights. Subscription Forms will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as Reorganized Intermet with the consent of the Initial Committed Purchasers determines. Neither Reorganized Intermet nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

     O.   USE OF PROCEEDS

On the Effective Date, the proceeds received by Reorganized Intermet from the Rights Offering will be used to fund the Cash payments required under the Plan and for general corporate purposes.

     P.   MARKETING TO OTHER POTENTIAL INVESTORS AND ALTERNATIVES

Lazard directly approached and solicited offers from 6 parties regarding an equity investment in the Reorganized Debtors. Potential investors who expressed an interest in the investment were provided with confidentiality agreements to facilitate their review of sensitive financial information in connection with the equity investment, and were asked to provide a proposed term sheet by a date certain. Prior to publication of the Debtors' first Disclosure Statement and Plan, none of these parties with whom the Debtors executed a confidentiality agreement and provided confidential information memoranda submitted a proposed term sheet for underwriting a new equity investment.

In addition to directly approaching these parties, Lazard responded to approximately 3 unsolicited expressions of interest from potential investors. In those instances in which such parties expressed a willingness to receive non-public information with regard to the Debtors, Lazard provided these parties a confidentiality agreement. Upon execution of a confidentiality agreement, a confidential information memorandum was provided to the parties, with a requested date by which they were asked to submit a proposed term sheet for the investment. Prior to publication of the Debtors' first Disclosure Statement and Plan of Reorganization, none of these parties submitted a proposed term sheet for underwriting a new equity investment in the Reorganized Debtors.

Since publication of the Debtors' first Disclosure Statement on June 27, 2005, no parties, including those that Lazard directly approached or those from whom Lazard received unsolicited expressions of interest, have provided Lazard or the Debtors any proposals regarding a potential investment in the Reorganized Debtors.

In addition to soliciting interest from third parties regarding an equity investment in the Reorganized Debtors, the Debtors pursued other alternatives to the equity investment structure contemplated by the Plan. In conjunction with the negotiation of the Restructuring Commitment Letter, the Debtors also pursued an alternative transaction with the Creditors' Committee and the Pre-Petition Agent. In this alternative transaction there would be still be a rights offering pursuant to the Plan, but to the extent that the full $75 million was not subscribed for, the Pre-Petition Lenders would accept, in partial satisfaction of their Claims, a shortfall in the form of New Common Stock. This New Common stock would be in exchange for a commitment fee and an additional fee to the extent that the Pre-Petition Lenders had to accept any such New Common Stock in partial satisfaction of their Claims. Ultimately, the Debtors determined that pursuing the Restructuring Commitment Letter was a better alternative.

     Q.   JURISDICTION

Each Holder of Rights participating in the Rights Offering consents to the exclusive jurisdiction and venue of the Bankruptcy Court for the resolution of any dispute arising thereunder, including, without limitation, in respect of the Subscription Purchase Price and in respect of the terms of the Rights Offering set forth in the Plan and the manner of execution of the Rights Offering pursuant to those terms.

XI. VALUATION ANALYSIS

     A.   VALUATION OF THE REORGANIZED DEBTORS

THE VALUATION INFORMATION CONTAINED IN THIS SECTION WITH REGARD TO THE REORGANIZED DEBTORS IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

          1.   Overview

The Debtors have been advised by Lazard, its financial advisor, with respect to the consolidated Enterprise Value (as hereinafter defined) of the Reorganized Debtors on a going-concern basis. Lazard undertook this valuation analysis for the purpose of determining value available for Distribution to Holders of Allowed Claims pursuant to the Plan and to analyze the relative recoveries to such Holders thereunder. The estimated total value available for Distribution (the "Distributable Value") to Holders of Allowed Claims is comprised of two components: (a) an estimated value of the Reorganized Debtors' operations on a going concern basis (the "Enterprise Value," as identified above), and (b) the value of certain projected tax attributes such as net operating losses ("NOLs"), with which the Debtors will emerge from bankruptcy.

Based in part on information provided by the Debtors, Lazard has concluded solely for purposes of the Plan that the Distributable Value of the Reorganized Debtors ranges from approximately $307.5 to $357.5 million, with a midpoint of approximately $332.5 million as of an assumed Effective Date of August 31, 2005. Based on an assumed August 31, 2005 debt balance, net of cash, of approximately $165.0 million, Lazard's mid-point estimated Enterprise Value implies a value for the New Common Stock of $167.5 million. Assuming approximately 9,900,000 shares of New Common Stock are Distributed to the Holders of Allowed Claims pursuant to the Plan, the value of New Common Stock is equal to $16.91 per share.(14) These values do not give effect to the

----------
(14) As previously described, under the Plan, creditors have the option of electing an Inducement Cash potentially dilutive impact of any shares issued upon exercise of any options that may be granted under a long-term incentive plan which the Board of Directors of Reorganized Intermet may authorize for management of Reorganized Intermet. Lazard's estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED DISTRIBUTABLE VALUE RANGE, AS OF THE ASSUMED EFFECTIVE DATE OF AUGUST 31, 2005, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION AVAILABLE TO LAZARD CURRENT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, NEITHER LAZARD NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

With respect to the Projections prepared by the management of the Debtors and included in this Disclosure Statement, Lazard assumed that such Projections were reasonably prepared in good faith and on a basis reflecting the Debtors' most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. Lazard's Distributable Value range assumes the Reorganized Debtors will achieve their Projections in all material respects, including gross profit growth and improvements in operating margins, earnings and cash flow. If the business performs at levels below those set forth in the Projections, such performance may have a materially negative impact on Enterprise Value.

In estimating the Enterprise Value and equity value of the Reorganized Debtors,
Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Projections as described in this Disclosure Statement, which data were prepared and provided to Lazard by the management of the Debtors and which relate to the Reorganized Debtors' business and its prospects; (c) met with members of senior management to discuss the Debtors' operations and future prospects; (d) reviewed extensive publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally comparable to the operating business of the

----------
Amount in lieu of a combination of stock and rights to purchase stock in the Reorganized Intermet in satisfaction of their claims against the Debtors. In making this election, creditors must release all other Debtors with respect to their claim. In the event all creditors other than Noteholders elect to receive cash under the Inducement Cash Option, approximately 100,000 of the 2,500,000 shares issuable to unsecured creditors will not be issued. To the extent, however, all such creditors elect to receive stock and rights to purchase stock in the Reorganized Intermet, in satisfaction of their claims, the total number of outstanding common shares of the Reorganized Intermet upon emergence from bankruptcy will total 10,000,000. The equity value identified above as well as the total shares outstanding (approximately 9,900,000) and value per each such share ($16.91) assume all creditors, other than noteholders, elect to receive the Inducement Cash Amount. As the actual, ultimate future election by creditors to receive cash in lieu of common stock and rights, or vice versa, cannot be known at the time of publication of the Disclosure Statement, this analysis presents a simplifying assumption.

Debtors; (e) considered certain economic and industry information relevant to the operating business; and (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of the Debtors' business, operating assets and liabilities and the Reorganized Debtors' business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors, as well as publicly available information.

In addition, Lazard did not independently verify management's Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to Holders of Allowed Claims thereunder.

Lazard's analysis addresses the estimated going concern Enterprise Value of the Debtors and the value of certain expected tax attributes, including NOLs. It does not address other aspects of the proposed reorganization, the Plan or any other transactions, and it does not address the Debtors' underlying business decision to effect the reorganization set forth in the Plan. Lazard's estimated Enterprise Value of the Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been asked to nor did Lazard express any view as to what the value of the Debtors' securities will be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated Enterprise Value of the Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Such estimates reflect the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Debtors, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by pre-petition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors which generally influence the prices of securities.

          2.   Valuation Methodology

The following is a brief summary of certain financial analyses performed by Lazard to arrive at its range of estimated Enterprise Values and Distributable Values for the Reorganized Debtors. Lazard performed certain procedures, including each of the financial analyses described below, and reviewed with the management of the Debtors the assumptions on which such analyses were based. Lazard's valuation analysis must be considered as a whole and selecting just one methodology or portions of the analysis could create a misleading or incomplete conclusion as to Enterprise Value.

Under the valuation methodologies summarized below, Lazard derived a range of Enterprise Values assuming the Reorganized Debtors are full taxpayers. Lazard separately analyzed the value of the Debtors' tax attributes, including NOLs, as of the assumed Effective Date. To the extent such attributes were valued positively, they were added to the Enterprise Value range to calculate a Distributable Value range. A discussion of Lazard's analysis of such tax attributes, including the methodology used to value them, is presented below in section (ii)(d).

               A.   Comparable Company Analysis

Comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, observed Enterprise Values and equity values for selected public companies are commonly expressed as multiples of various measures of earnings, most commonly earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income. In addition, each company's operational performance, operating margins, profitability, leverage and business trends are examined. Based on these analyses, financial multiples and ratios are calculated to measure each company's relative performance and valuation. A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Debtors. Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations. The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining Enterprise Value.

Lazard selected the following publicly traded companies (the "Peer Group") on the basis of general comparability to the Debtors in one or more of the factors described above: American Axle & Manufacturing Holdings, Inc., ArvinMeritor, Inc., Dana Corporation, Hayes Lemmerz International, Inc., Linamar Corporation, Magna International Inc., Noble International Ltd., Shiloh Industries, Inc., Superior Industries International, Inc., Tenneco Automotive Inc., and TRW Automotive Holdings Corp.

Lazard calculated multiples of Enterprise Value to 2005 and 2006 EBITDA for the Peer Group by dividing the Enterprise Values of each comparable company as of June 14, 2005, by their projected 2005 EBITDA and 2006 EBITDA, as estimated in current equity


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and fixed income research. This analysis produced multiples of Enterprise Value to estimated 2005 EBITDA ranging from a low of approximately 4.2x to a high of approximately 7.0x, with a mean of approximately 5.5x and a mid-point or median of approximately 5.3x. Multiples of Enterprise Value as of June 14, 2005 to estimated 2006 EBITDA ranged from a low of approximately 3.9x to a high of approximately 6.3x, with a mean of approximately 5.1x and a mid-point or median of approximately 5.3x.

Having calculated these statistics, Lazard then applied a range of multiples to the Debtors' forecasted Adjusted 2005 EBITDA and Adjusted 2006 EBITDA ($63.1 million and $75.3 million, respectively) to determine a range of Enterprise Values. (To calculate Adjusted EBITDA, Lazard adjusted the Debtors' projected 2005 and 2006 earnings before interest, taxes, depreciation and amortization to exclude forecasted non-recurring expenses/charges, restructuring fees, losses from discontinued or inactive operations, plant closure costs, and KERP payments. This calculation is presented in Exhibit G - "Projected Financial Information For The Reorganized Debtors".)

In applying a range of multiples, Lazard based the range for both 2005 and 2006 EBITDA multiples on the 25th percentile and the mean, using the statistics observed for the Peer Group. These multiples specifically ranged from 4.4x to 5.5x of 2005 Adjusted EBITDA and 4.3x to 5.1x of 2006 Adjusted EBITDA. In applying these ranges, Lazard considered a variety of factors, including both qualitative attributes and quantitative measures such as historical and projected revenue and EBITDA results; historical Enterprise Value/EBITDA trading multiples; EBITDA margins; capital efficiency; size; and projected long-term earnings growth.

               B.   Precedent Transactions Analysis

Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of business to the Debtors. Transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors. Lazard specifically focused on prices paid as a multiple of Revenue, EBIT, and EBITDA in determining a range of values for the Debtors. The derived multiples are then applied to the Debtors' key operating statistics to determine the Enterprise Value or value to a potential strategic buyer.

Unlike the comparable public company analysis, the valuation in this methodology reflects a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that are manifest in a precedent transaction analysis include the following: (a) circumstances surrounding a merger transaction may introduce "diffusive quantitative results" into the analysis (e.g., an additional premium may be extracted from a buyer in a case of a competitive bidding contest); (b) the market environment is not identical for transactions occurring at different periods of time; and (c) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (e.g., a


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company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the comparable public company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the valuation of the Debtors.

In deriving a range of Enterprise Values for Intermet under this methodology, Lazard calculated multiples of total transaction value ("Transaction Value") to the latest twelve months ("LTM") EBITDA of the acquired companies and applied these multiples to Intermet's Adjusted LTM EBITDA. The calculation of Intermet's Adjusted LTM EBITDA, as defined in the preceding section, is shown in Exhibit G
- "Projected Financial Information For The Reorganized Debtors."

Lazard evaluated various merger and acquisition transactions that have occurred in the automotive supply industry between 2002 and 2005. Lazard calculated multiples of Transaction Value to LTM EBITDA of the target companies by dividing the disclosed purchase price of the target's equity, plus any debt assumed as part of the transaction, by disclosed LTM EBITDA. This analysis produced multiples of Transaction Value to LTM EBITDA ranging from a low of approximately 3.8x to a high of approximately 7.2x, with a mean of approximately 5.6x and a mid-point or median of approximately 5.6x.

Lazard then applied a range of multiples to the Debtors' LTM Adjusted EBITDA to determine a range of Enterprise Values. As it did in its comparable company analysis, Lazard established a range between the 25th percentile and the mean (4.9x to 5.6x) of the Transaction Value/EBITDA statistic for the observed transactions. The use of this range implies Lazard's assumption that Intermet's relative value among the target companies in this analysis is the same as was determined for Intermet relative to the Peer Group.

               C.   Discounted Cash Flow Analysis

The Discounted Cash Flow ("DCF") analysis is a forward-looking enterprise valuation methodology that relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business' weighted average cost of capital (the "Discount Rate"). The Discount Rate reflects the estimated blended rate of return debt and equity investors would require to invest in the business based on its capital structure. The value of the firm (or Enterprise Value) is determined by calculating


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the present value of the Reorganized Debtors' unlevered after-tax free cash flows based on in its business plan (the Projections) plus an estimate for the value of the firm beyond the period of 2005 to 2009 (the "Projection Period") known as the terminal value. The terminal value is derived by applying a multiple to the Reorganized Debtors' projected EBITDA in the final year of the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.

To estimate the Discount Rate, Lazard used the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a range of targeted long-term capital structure of 30% to 40% debt to total capital. Lazard calculated the cost of equity based on the Capital Asset Pricing Model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock's performance to the return on the broader market. To estimate the cost of debt, Lazard considered the debt financing costs for comparable companies with leverage similar to the Reorganized Debtors' target capital structure. In determining the terminal multiple, Lazard considered the fact that the projections indicated a steady rise in profitability and no cyclicality of earnings, as would commonly be encountered in the automotive industry. Lazard therefore selected an exit multiple range which reflected a peak earnings environment.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect its cost of capital and terminal multiples. Lazard calculated its DCF valuation on a range of Discount Rates between 13.5% and 14.5% and an EBITDA multiple range used to derive a terminal value of 3.75x to 4.25x.

In applying the above methodology, Lazard utilized management's detailed Projections for the period beginning September 1, 2005 and ending December 31, 2009 to derive unlevered after-tax free cash flows. Free cash flow includes sources and uses of cash not reflected in the income statement, such as changes in working capital and capital expenditures. For purposes of the DCF, the Reorganized Debtors are assumed to be full taxpayers; the value of their tax attributes, including NOLs, is calculated separately as described below. These cash flows, along with the terminal value, are discounted back to the assumed Effective Date using the range of Discount Rates described above to arrive at a range of Enterprise Values.

               D.   Analysis Of Post-Emergence Tax Attributes

In developing Intermet's Plan, the Debtors, with the assistance of certain tax, accounting and financial advisors conducted a detailed analysis of the impact of various (1) debt cancellation strategies and (2) alternatives for restructuring the Debtors' domestic operations (the "Domestic Restructuring"). In particular, the Debtors' reviewed alternatives for canceling certain inter-company notes owing from Intermet Holding Co. (US) to Intermet Holding BV and from Intermet Corporation to Intermet Europe KG. Tax consequences, which were identified for each such inter-company note cancellation


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and Domestic Restructuring strategy were numerous, and included, but were not limited to, the following: the impact of cancellation of indebtedness income on the Debtors' tax attributes, specifically NOLs and tax basis in depreciable assets; the creation of bad debt deductions in foreign jurisdictions; the ability of Intermet and its foreign subsidiaries to continue to shelter inter-company interest income by interest expense; and the impact of various inter-company debt cancellation strategies on deferred foreign currency gains.

In analyzing the tax consequences of the different debt cancellation and Domestic Restructuring strategies, the Debtors' management and its advisors focused on the impact of projected reductions in the tax basis of assets of certain Debtors. Forecasted reductions to the tax basis of depreciable assets varied with different debt cancellation and Domestic Restructuring alternatives, reflecting differing levels of cancellation of indebtedness income. Management specifically analyzed the impact of such basis reductions on projected taxable income that would result from decreases in future expected depreciation and amortization deductions. (Reduced depreciation and amortization deductions would result in lower future depreciation tax shields, thereby increasing projected taxable income).

Based on a detailed analysis of such tax consequences, the Debtors' management has elected to pursue a strategy whereby (1) the inter-company notes identified above will either be cancelled through offsetting transactions and (2) the Debtors' domestic operations will be restructured as described in Section I.B., "Summary Of Debtors' Corporate Structure." The particular strategy the Debtors are pursuing is expected to minimize reductions to the tax bases of assets of Reorganized Intermet's U.S. legal entities.

The debt cancellation strategy the Debtors' management will pursue, while minimizing expected reductions to the tax basis of assets, is also expected to reduce existing NOLs which would be available to offset expected future taxable income following the Debtors' emergence from bankruptcy. Lazard has valued those NOLs with which the Debtors expect to emerge from bankruptcy by calculating the present value of the tax savings they would provide relative to the taxes the Reorganized Debtors would otherwise pay absent the application of such NOLs. With regard to pre-emergence NOLs with which Intermet will emerge from bankruptcy, the NOL valuation analysis assumed that the annual limitation of such NOL utilization, per Section 382 of the Tax Code, would be approximately $7 million. The cash tax savings resulting from the application of the NOLs were discounted at the Debtors' cost of equity.

Because Lazard's calculation of Reorganized Intermet's Enterprise Value does not consider or reflect either the benefit of those NOLs which survive the Debtors' restructuring or the negative impact of reductions to asset tax bases, Lazard separately valued the impact of both of these tax consequences. Specifically, Lazard valued, as described above, the present value of post-emergence NOLs subject to limitations under Section 382 of the Tax Code. Similarly, Lazard valued the slight negative cash tax impact of minor reductions to asset tax bases and the resulting declines in projected future depreciation tax shields. Based on this analysis, Lazard estimates the value of


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Reorganized Intermet's NOLs exceeds any negative impact resulting from reductions to asset tax bases by approximately $7.5 million on a NPV basis. As a result, Lazard has, in its valuation analysis, added an incremental $7.5 million of value to Reorganized Intermet's Enterprise Value to calculate a total Distributable Value in a range of $307.5 to $357.5 million.

          3.   Value Allocation

As described earlier, the Plan provides for the treatment of both classified and unclassified Claims against and Equity Interests in each of the Debtors. Though the Plan is proposed jointly by all of the Debtors, it constitutes a separate Plan for each Debtor. The Estates of the Debtors have not been consolidated, substantively or otherwise. Any Claims held against one of the Debtors will be satisfied solely based on the value of the Assets of such Debtor. As a result of the deconsolidated nature of the plan, Lazard has allocated Enterprise Value for Reorganized Intermet across all of its legal entities, including the Debtors. This allocation of value will generally determine ultimate recoveries by Creditors at each of the Debtors.(15) In deriving this allocation, Lazard conducted a detailed analysis of the following factors: revenue forecasts / results of (or contribution by) each Intermet legal entity for the years ending 2005, 2006, and 2007; projected EBITDA contribution by each Intermet legal entity for the years ending 2005, 2006, and 2007; projected EBIT contribution by each Intermet legal entity for the years ending 2005, 2006, and 2007; and the book value of total assets of each Intermet legal entity at December 31, 2004. This data is presented in tabular format in Exhibit G - "Projected Financial Information For The Reorganized Debtors." In deriving an allocation of enterprise values based on this data, Lazard weighted most heavily earnings measures for the Debtors, specifically EBITDA and EBIT.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY LAZARD. THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

----------
(15) The allocation of value to each Debtor is implicit in the distribution schedule attached to the Disclosure Statement as Exhibit I, and attached to the Plan as Exhibit B.


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XII. CERTAIN FACTORS TO BE CONSIDERED

     A.   CERTAIN BANKRUPTCY CONSIDERATIONS

Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court, which sits as a court of equity with substantial discretion, will confirm the Plan. A non-accepting Creditor of the Debtors might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to Confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation and requires, among other things, a finding by the Bankruptcy Court that the Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization (except as contemplated in the Plan) and that the value of Distributions to non-accepting Creditors will not be less than the value of Distributions such Creditors would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. SEE SECTION XIV - "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST - Chapter 7 Liquidation Analysis." There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, but the Debtors believe that the Bankruptcy Court should find that the Plan will not be followed by a need for further financial reorganization or liquidation (other than as contemplated) and that non-accepting Creditors will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code.

Additionally, even if the required acceptances of Classes are received, the Bankruptcy Court might find that the solicitation did not comply with the solicitation requirements made applicable by Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a). In such an event, the Debtors may seek to re-solicit acceptances, but Confirmation of the Plan could be substantially delayed and possibly jeopardized. However, the Debtors believe that their solicitation of acceptances of the Plan complies with the requirements of
Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a), that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court. SEE SECTION XV -"SOLICITATION OF THE PLAN."

The consummation of the Plan also is subject to certain conditions. SEE SECTION VIII - "SUMMARY OF THE PLAN." If the Plan were not to be confirmed, it is unclear whether a reorganization could be implemented and what Holders of Claims would ultimately receive with respect to their Claims. If an alternative reorganization could not be effected, it is possible that the Debtors would have to liquidate their assets, in which case Holders of Claims would very likely receive less than they would have received pursuant to the Plan.


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     B.   RISKS RELATING TO THE NEW COMMON STOCK

          1.   Variances From Projections

The assumptions and estimates underlying the Projections set forth in Exhibit G attached to this Disclosure Statement are inherently uncertain and, though considered reasonable by management as of the date hereof, are subject to a wide variety of significant business, economic, competitive and political risks and uncertainties. The Projections are not necessarily indicative of the future financial position or results of operations of the Debtors, which may vary significantly from those set forth in the Projections. Consequently, the Projections contained herein should not be regarded as a representation by the Debtors or any of their Affiliates, advisors or any other person that the projected financial position or results of operations can or will be achieved. The Projections are also "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to, those identified in the first paragraph of Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of Intermet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which are incorporated herein by reference.

          2.   Lack Of Trading Market

On the Effective Date, Reorganized Intermet will seek to terminate, or obtain an exemption from, its reporting and filing obligations under the Securities Act. Consequently, if permitted, from and after the Effective Date, Reorganized Intermet will no longer be a public company. Pursuant to the Plan, the Existing Common Stock will be cancelled and the New Common Stock will not be listed or traded on any nationally recognized market or exchange. Moreover, the Stockholders Agreement, which will become effective on the Effective Date, imposes significant restrictions with regard to the sale or transfer of the New Common Stock. Accordingly, from and after the Effective Date, the transferability of the New Common Stock will be severely limited.

          3.   Dividend Policies

The Debtors do not anticipate that Reorganized Intermet will pay dividends on the New Common Stock in the near future.

          4.   Restrictions On Transfer

The Stockholders' Agreement imposes significant restrictions with regard to the sale or transfer of the New Common Stock. Therefore, from and after the Effective Date, the transferability of the New Common Stock will be severely limited.

In addition, holders of New Common Stock who are deemed to be "underwriters" as defined in Section 1145(b) of the Bankruptcy Code, including Holders who are deemed to be "affiliates" or "control persons" within the meaning of the Securities Act, will be unable freely to transfer or to sell their securities except pursuant to (i) "ordinary trading


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transactions" by a Holder that is not an "issuer" within the meaning of Section
1145(b), (ii) an effective registration of such securities under the Securities Act and under equivalent state securities or "blue sky" laws, or (iii) pursuant to the provisions of Rule 144 under the Securities Act or other available exemption from registration requirements.

          5.   Control By Initial Committed Purchasers

As a result of Confirmation and consummation of the Plan, the Initial Committed Purchasers will together initially own at least 40% of the shares of outstanding New Common Stock. In addition, the Initial Committed Purchasers will have the right to appoint certain members of the Board of Reorganized Intermet. Accordingly, the Initial Committed Purchasers will exercise a controlling influence over the business and affairs of Reorganized Intermet and the Reorganized Debtors and, although they may not have a majority of the voting rights, they are likely to have effective control over future shareholder elections of directors, and hence Reorganized Intermet and the Reorganized Debtors. Additionally, if the Initial Committed Purchasers are required to purchase Cash-Out Shares and Rights Offering Shares, the Initial Committed Purchasers could own sufficient shares of New Common Stock to have effective power to approve significant corporate transactions such as amendments to the Articles of Incorporation and Bylaws, mergers, and the sale of all or substantially all of the assets of Reorganized Intermet. The Initial Committed Purchasers' voting power could have the effect of deterring or preventing a change in control of Reorganized Intermet.

     C.   RISKS ASSOCIATED WITH THE BUSINESSES

A discussion of factors that could negatively impact the Debtors' businesses are set forth in Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," to Intermet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

XIII. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF THE PLAN IS CONFIRMED

The following is a summary of certain U.S. federal income tax consequences to the Debtors and to certain Holders of Claims that are expected to result from implementation of the Plan. This discussion does not address the federal income tax consequences to Holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of Section 1126 of the Bankruptcy Code (i.e., Holders of Impaired Equity Interests in the Impaired Equity Debtors) or the consequences of the Plan to Holders who are deemed to have accepted the Plan (i.e., Holders of Priority Claims, Pre-Petition Lender Claims, Secured Claims other than Secured Claims against Wagner Castings, and Unimpaired Equity Interests in the Unimpaired Equity Debtors). Additionally, this summary does not address the federal income tax consequences of the Key Employee Rights Offering.

This discussion is based on the IRC, as amended, Treasury Regulations in effect (or, in some cases, proposed) on the date of this Disclosure Statement, and administrative and


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judicial interpretations thereof available on or before such date. All of the foregoing are subject to change, including changes which could apply retroactively and could affect the federal income tax consequences described below. There can be no assurance that the IRS will not take a contrary view with respect to one or more of the issues discussed below. No ruling has been applied for or received from the IRS with respect to any of the tax aspects of the Plan and no opinion of counsel has been requested or received by the Debtors with respect thereto.

The following summary is for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Holder. The tax consequences to Holders may vary based upon the individual circumstances of each Holder. This summary does not address the special tax considerations that may apply to Holders that are subject to special rules, such as foreign companies, nonresident alien individuals, S corporations, banks, financial institutions, broker-dealers, dealers or traders in securities who are subject to mark-to-market taxation, mutual funds, small business investment companies, regulated investment companies, insurance companies, tax-exempt organizations, Persons holding Claims as part of a hedging or conversion transaction, straddle, or other integrated transaction, Persons who have a "functional currency" other than the U.S. dollar, Persons who acquired an Equity Interest in connection with the performance of services, certain expatriates and former long-term residents of the United States, pass-through entities, or investors in pass-through entities. In addition, this discussion does not address any aspect of state, local or foreign taxation, or any estate or gift tax consequences of the Plan.

The following discussion assumes that the Plan will be implemented as described herein, and does not address the tax consequences if the Plan is not carried out. This discussion further assumes that the various debt and other arrangements to which the Debtors are parties and any Distributions and allocations provided for under the Plan will be respected for federal income tax purposes in accordance with their form or as described below.

THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX, AND SUBJECT TO SIGNIFICANT UNCERTAINTIES DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF HOLDING CLAIMS OR EQUITY INTERESTS AND OF THE PLAN.


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     A.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

Intermet, the other Debtors, and certain of their corporate subsidiaries are members of an affiliated group of corporations (the "Intermet Tax Group") that join in the filing of consolidated federal income tax returns. The Intermet Tax Group has reported substantial consolidated net operating loss ("NOL") carryforwards for federal income tax purposes as of December 31, 2003, and expects to report tax losses for the taxable year that ended on December 31, 2004. Consequently, the Debtors expect the Intermet Tax Group to have NOL carryforwards to the year ended December 31, 2005 and, to the extent not used or eliminated in that year, to subsequent years. The amount of such NOLs and NOL carryforwards remains subject to review and adjustment by the IRS and to limitations imposed by Sections 108 and 382 of the IRC, as discussed below.

          1.   Cancellation Of Debt Income

Although the Debtors will realize cancellation of debt ("COD") income as a result of the discharge of Allowed Claims under the Plan, they will qualify for an exception under which the Debtors will be permitted to exclude the COD income from taxable income because they are debtors in cases under the Bankruptcy Code. However, the Debtors will be required to reduce certain of their tax attributes by the amount of the COD income so excluded. COD income is generally the amount by which the adjusted issue price of indebtedness discharged exceeds the amount of cash, the issue price of any debt instrument, and the fair market value of any other property given in exchange for the debt instrument. However, certain statutory or judicial exceptions can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction or the cancellation of the debt is treated as a purchase price adjustment).

Under the general rules of Section 108 of the IRC, the excluded COD income must generally be applied to reduce the Debtors' current year's NOL and NOL carryforwards, general business credits, minimum tax credits, capital loss carryovers, and the tax basis of their property, in that order. However, the Debtors can elect under Section 108(b)(5) of the IRC to apply the tax attribute reduction first to reduce the tax basis of the Debtors' depreciable property and then to reduce NOLs and certain other tax attributes. It is unlikely that the Debtors will make this election. A reduction in tax attributes under the foregoing rules does not occur until the end of the taxable year or, in the case of an asset basis reduction, the first day of the taxable year following the taxable year, in which the COD income is realized.

Recently finalized regulations address the method for applying tax attribute reduction to an affiliated group of corporations that files consolidated returns (such as the Intermet Tax Group). Under these regulations, the tax attributes of each group member that is excluding COD income is first subject to reduction. These tax attributes include (1) consolidated attributes attributable to the debtor member, (2) tax attributes that arose in separate return limitation years of the debtor member, and (3) the tax basis of property of the debtor member. To the extent the debtor member's tax basis in stock of a lower-tier member of the affiliated group is reduced, a "look through rule" requires that a


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corresponding reduction be made to the tax attributes of the lower-tier member.
To the extent that a debtor-member's excluded COD income exceeds its tax attributes, the regulations require the excess to be applied to the reduction of the remaining consolidated tax attributes of the affiliated group, including tax attributes of members other than the debtor members that arose or are treated as arising in certain separate return limitation years.

The Debtors expect the reduction in tax attributes that result from COD income produced by the Plan to include significant reductions in NOLs and the tax basis of non-depreciable, non-amortizable assets, and smaller reductions in the tax basis of current assets and depreciable or amortizable assets. However, the amount and allocation of tax attribute reduction remain subject to review and adjustment by the IRS.

If a member of the Intermet Tax Group (the "Parent Member") owns stock in another member of the Intermet Tax Group (the "Subsidiary Member") in which it has an "excess loss account" (generally, negative tax basis reflecting the Intermet Tax Group's use of debt-financed losses of the Subsidiary Member in excess of the Parent Member's investment in the stock of the Subsidiary Member), the Parent Member is required to include the excess loss account in its taxable income if it is considered to have disposed of the stock in the Subsidiary Member. A disposition will be considered to occur if, among other things, the Subsidiary Member excludes COD income which is not fully matched by a reduction in tax attributes of the Subsidiary Member and the Intermet Tax Group. Applicable Treasury regulations may limit the amount of losses of the Subsidiary Member and the Intermet Tax Group that can be used to offset such excess loss account income.

Several members of the Intermet Tax Group currently have excess loss accounts in Subsidiary Members. The Debtors expect that most if not all of these excess loss accounts will be eliminated by recapitalizing the Subsidiary Members. To the extent that an excess loss account of any Subsidiary Member cannot be eliminated, the Debtors believe that the Parent Member will be able to avoid a disposition of the Subsidiary Member's stock.

Under existing law, COD income arising out of the cancellation of a debt of a member of an affiliated group (such as the Intermet Tax Group) by another member of the affiliated group is not eligible for exclusion from income under the bankruptcy exception described above. Thus, COD income (if any) resulting from the discharge of Intercompany Claims will be recognized, but is expected to be offset fully by the bad debt or other losses realized by Intermet Tax Group members with respect to such Intercompany Claims. It is anticipated that Claims against Debtors that are held by foreign Non-Debtor Affiliates will be satisfied by transfers (or offsets) of notes receivable or other claims against foreign Non-Debtor Affiliates. These transactions are not expected to generate significant amounts of COD income, but they are likely to produce other types of reportable income, including taxable foreign exchange gains.


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          2.   Limitation On Net Operating Loss Carryforwards And Other Tax
               Attributes

Under Section 382 of the IRC, if a corporation (or consolidated group) undergoes an "ownership change," and the corporation does not qualify for (or elects out of) a special bankruptcy exception described below, the amount of prechange losses (NOL carryforwards from periods before the ownership change and certain "built-in" losses and deductions that are economically accrued but unrecognized as of the date of the ownership change) that may be utilized to offset future taxable income is subject to an annual limitation (the "Annual Limitation").
Section 383 of the IRC extends and applies the Annual Limitation to carryforwards of general business credits, minimum tax credits, capital losses, and foreign tax credits, so that the total reduction in tax in a post-change year from the carryover of such additional items, along with the NOLs and recognized built-in losses, from pre-change periods is, in the aggregate, limited by the Annual Limitation.

The issuance of New Common Stock to Holders of certain Claims pursuant to the Plan, the purchase of New Common Stock pursuant to the Rights Offering, and/or the Restructuring Commitment Letter, and the cancellation of Equity Interests in Intermet will together constitute an ownership change of the Intermet Tax Group for purposes of IRC Section 382. Moreover, the Debtors are investigating whether an ownership change occurred in earlier years, which could limit the availability of certain loss and credit carryforwards from periods prior to any such earlier ownership change.

In general, the amount of the Annual Limitation to which a corporation (or consolidated group) that has undergone an ownership change is subject under IRC Sections 382 and 383 is equal to the product of (a) the fair market value of stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (subject to various adjustments), multiplied by (b) the highest of the adjusted federal long-term tax-exempt rates in effect for any month in the 3-calendar months ending with the month in which the ownership change occurs. Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. For any corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the stock value is generally determined immediately after (rather than before) the ownership change by taking into account the increase in stock value from the surrender or cancellation of any creditors' claims, with certain adjustments.

As noted, in addition to limiting the use of NOLs carried forward from periods prior to the ownership change, IRC Section 382 limits the deductibility of "built-in losses" recognized after the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of "built-in" income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and will be subject to the Annual Limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains


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recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the Annual Limitation in the year recognized, thereby permitting the loss corporation (or consolidated group) to use its pre-change losses and credits against such built-in gains (or tax thereon) in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, the loss corporation's or consolidated group's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (a) $10 million or
(b) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

Section 382(1)(5) of the IRC provides an exception (the "382 Bankruptcy Exception") to the Annual Limitation where the stockholders and "historic" creditors receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, its NOL carryforwards are required to be reduced by the amount of the debtor's interest deductions during the three taxable years preceding the taxable year in which the ownership change occurs and during the portion of the taxable year prior to and including the reorganization. The ownership change of Intermet on the Effective Date that results from the issuance of New Common Stock to eligible Holders of Claims pursuant to the Plan, the purchase of New Common Stock pursuant to the Rights Offering and/or the Restructuring Commitment Letter, and the cancellation of Equity Interests in Intermet, may qualify for the 382 Bankruptcy Exception. However, Intermet does not believe that the 382 Bankruptcy Exception will be advantageous to it and is not expected to make the election. Accordingly, the Projections assume that the Debtors' pre-change tax attributes will be subject to the Annual Limitation. If the Debtors determine that the requirements of the 382 Bankruptcy Exception are met and that it provides significant tax savings as compared to the Annual Limitation, the Debtors may choose to apply the 382 Bankruptcy Exception.

          3.   Alternative Minimum Tax

A federal alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% tax rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing alternative minimum taxable income, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though for regular tax purposes a corporation might otherwise be able to offset all of its taxable income by NOL carryovers from prior years, it is generally not allowed to offset more than 90% of its taxable income for federal AMT purposes by available NOL carryforwards (as computed for AMT purposes).

If a corporation (or consolidated group) undergoes an "ownership change" within the meaning of IRC Section 382, the Section 382 rules discussed above (i.e., the Annual Limitation with 382 Bankruptcy Exception) also apply to its NOL carryforwards for


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AMT purposes. In addition, if the corporation is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's (or consolidated group's) tax basis in its assets must be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Although not entirely clear, it appears that the application of this basis reduction to the Debtors would be unaffected by whether the Debtors otherwise qualify for the 382 Bankruptcy Exception to the Annual Limitation.

Any AMT tax that a corporation pays is generally allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years to the extent the corporation is no longer subject to AMT.

     B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS

The U.S. federal income tax consequences to Holders of Claims arising from the Distributions to be made under the Plan may vary depending upon, among other things, the type of consideration received by the Holder in exchange for the indebtedness it holds, the nature of the indebtedness owing to it, whether the Holder is a corporation, whether the Holder has previously claimed a bad debt or worthless security deduction in respect of its Claim, whether such Claim constitutes a "security" for purposes of the reorganization provisions or other provisions of the IRC, whether the Holder is a resident of the United States for tax purposes, whether the Holder reports income on the accrual or cash basis, and whether the Holder receives Distributions under the Plan in more than one taxable year. In some cases, the modification of a Claim may represent for tax purposes an exchange of the Claim for a modified Claim, even though no actual transfer takes place. In addition, the tax consequences will depend on the actual implementation of the Plan as a taxable or tax-free reorganization.

          1.   Recognition Of Gain Or Loss

Under the Plan certain Holders of Impaired Claims will receive New Common Stock or Cash in exchange for their Claims. In addition, certain Holders of Impaired Claims will receive the Right to purchase New Common Stock pursuant to the Rights Offering. It is unclear, as a legal and factual matter, whether the receipt of the Rights, or the acquisition of New Common Stock pursuant to the exercise of such Rights, will be deemed to be additional consideration received in exchange for their Claims. Accordingly, each Holder should consult its own tax advisor as to whether the Holder is required to take the Rights into account in computing any gain or loss realized from the Plan. The remainder of this discussion assumes that the Rights are treated as consideration received in the exchange.

The receipt of New Common Stock and Rights in exchange for Claims against Intermet (but not against any subsidiary) that constitute "securities" (within the meaning of the reorganization provisions of the IRC) pursuant to the Plan will constitute a recapitalization and a reorganization within the meaning of
Section 368(a)(1)(E) of the IRC. A Holder who receives New Common Stock and Rights in an exchange qualifying


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as a reorganization will not recognize gain or loss on such exchange, except that income or loss may be reportable in respect of unpaid interest that accrued during such Holder's holding period. See Section XIII.B.2., "Distributions in Discharge of Accrued but Unpaid Interest," for more information. The aggregate tax basis of New Common Stock and Rights that are received by a Holder in an exchange treated as a reorganization for tax purposes will equal the Holder's tax basis in his Claim (allocated between the New Common Stock and the Rights in proportion to their fair market values), and the holding period of such New Common Stock and Rights will include the period for which the Holder held the Claim surrendered in exchange therefor, provided such Claim is held as a capital asset at the time of the exchange.

There is no precise definition under the tax law of what constitutes a "security" for purposes of determining whether the receipt of New Common Stock and Rights under the Rights Offering in exchange for Claims is a "reorganization", and all facts and circumstances pertaining to the origin and character of a Claim are relevant in determining its status. A prominent factor that courts have relied upon in determining whether a debt instrument constitutes a "security" is the term of the instrument, i.e., the longer the term of the debt instrument, the more likely it is a "security." Each Holder of a Claim should consult its own tax advisor to determine whether its Claim constitutes a "security" for federal income tax purposes and whether reorganization treatment may be applicable to it.

Each Holder of a Claim who receives New Common Stock and Rights in an exchange not qualifying as a reorganization (including any Holder of a Claim against a subsidiary of Intermet), and each Holder of a Claim who receives Cash with respect to such Claim, will recognize gain or loss equal to the difference between (i) such Holder's amount realized in respect of its Claim, which is the amount of Cash and the fair market value of any property (including New Common Stock and Rights) received by the Holder in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest) and (ii) the Holder's adjusted tax basis in its Claim (other than basis attributable to any Claim for accrued but unpaid interest). See Section XIII.B.2., "Distributions in Discharge of Accrued but Unpaid Interest," for more information. The tax basis of New Common Stock and Rights received by a Holder who is required to report gain or loss under these rules will be the fair market value of such New Common Stock and Rights on the Effective Date, and the holding period of the New Common Stock and Rights will commence the day following the Effective Date.

Where gain or loss is recognized by a Holder of a Claim in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the Holder can claim a bad debt deduction.

Subject to certain limitations, IRC Section 166 and the regulations thereunder allow a deduction for a debt which becomes worthless, or in some cases partially worthless,


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during the year. The amount of the bad debt deduction is limited to the
Creditor's tax basis in the indebtedness underlying the Claim. No deduction is allowed under IRC Section 166 for a debt evidenced by a "security" as defined in IRC Section 165(g)(2)(C). Instead, IRC Section 165(g) provides that if a security which is a capital asset becomes worthless during a year, the loss resulting therefrom is treated as a loss from the sale or exchange, on the last day of the taxable year, of a capital asset. For this purpose, the term "security" is defined in IRC Section 165(g)(2)(C) as a bond, debenture, note, or certificate, or other evidence of indebtedness, issued by a corporation, with interest coupons or in registered form. Holders of Claims are urged to consult their tax advisors with respect to their ability to take a bad debt deduction.

A Holder who purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC, under which gain from the disposition of the Claim may be characterized as ordinary income to the extent of the market discount that is deemed to have accrued under those rules.

Holders of General Unsecured Claims are urged to consult their tax advisors to determine the character of any gain or loss recognized in connection with the implementation of the Plan.

          2.   Distributions In Discharge Of Accrued But Unpaid Interest

In general, to the extent that money or property (including New Common Stock and Rights) received by a Holder of a General Unsecured Claim is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the Holder as interest income (if not previously included in the Holder's gross income). Conversely, such a Holder will recognize a deductible loss to the extent any accrued interest claimed or amortized OID was previously included in its gross income and is not paid in full. It is unclear whether a Holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss, rather than an ordinary loss. Holders of claims for accrued interest including amortized OID should consult their own tax advisors.

Pursuant to the Plan, all Distributions in respect of any Claim will be allocated first to the principal amount of such Claim and thereafter, to accrued but unpaid interest, if any. However, there is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

Each Holder of a General Unsecured Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of previously included unpaid interest and OID for tax purposes.

          3.   Exercise Of Rights

A Holder will not recognize gain or loss upon the exercise of Rights. The basis of the New Common Stock acquired through a Holder's exercise of such Rights will be equal to the price paid for the New Common Stock acquired by the exercise of the Rights, plus the


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basis of such Rights, if any. The holding period for the New Common Stock acquired through the exercise of Rights will begin on the day after the New Common Stock is acquired.

     C.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NEW COMMON STOCK

          1.   U.S. Holders

The following is a description of the principal U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership, and disposition of New Common Stock. This description addresses only the U.S. federal income tax considerations of Holders that will receive New Common Stock under the Plan and that will hold such New Common Stock as capital assets. For purposes of this description, a "U.S. Holder" is a beneficial owner of New Common Stock that, for U.S, federal income tax purposes, is:

- a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States under the "substantial presence" test set forth in IRC Section 7701(b);

- a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

- a trust if (1) the trust validly elects to be treated as a United States person for U.S. federal income tax purposes or (2) a U.S. court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust.

A "Non-U.S. Holder" is a beneficial owner of New Common Stock that is not a U.S. Holder.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds New Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences.

          2.   Dividends And Other Distributions

The gross amount of any distribution by Reorganized Intermet of Cash or property with respect to the New Common Stock, other than tax-free stock dividends, spin-offs, and distributions in redemption of stock or in complete or partial liquidation, will be includible in income by a U.S. Holder as dividend income when received or accrued (in


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accordance with the holder's method of accounting) to the extent such distributions are paid out of the current or accumulated earnings and profits of Reorganized Intermet as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any distribution by Reorganized Intermet exceeds Reorganized Intermet's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder's adjusted tax basis in the New Common Stock and thereafter as gain from an exchange of the stock (which is capital gain if the stock is held as a capital asset).

Under current law, noncorporate U.S. Holders will be taxed on dividends paid by Reorganized Intermet in taxable years beginning on or before December 31, 2008 at the lower rates applicable to long-term capital gains if such individuals satisfy certain holding period and risk requirements. Holders should consult their own tax advisors regarding the rate at which dividend income will be taxed, based on their circumstances.

Subject to certain limitations, a corporate U.S. Holder will generally be eligible for the dividends received deduction, but the benefit of such deduction may be reduced by the AMT. Corporate U.S. Holders should consult their tax advisor regarding the availability of, and limitations on, the dividends received deduction.

Distributions made on New Common Stock held by a Non-U.S. Holder (other than dividends that are effectively connected to a U.S. trade or business of the Non-U.S. Holder) will generally be subject to withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding under a treaty or by virtue of the dividend's connection with a U.S. trade or business, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to the benefits of the treaty, or W-8ECI certifying its connection with a U.S. trade or business, which forms must be updated periodically. A Non-U.S. Holder that is claiming the benefits of an income tax treaty may be required in certain circumstances to provide a taxpayer identification number or certain documentary evidence to prove residence in the treaty country.

          3.   Sale Or Exchange Of Reorganized Intermet Common Stock

A U.S. Holder generally will recognize gain or loss on the sale or exchange of New Common Stock equal to the difference between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in the New Common Stock. Such gain or loss will be capital gain or loss if the stock is held as a capital asset. However, in any case where a Holder claims a bad debt deduction under IRC Section 166 or other ordinary loss with respect to the Claim exchanged for the New Common Stock, or uses the cash method of accounting and does not include in taxable income the amount that would have been included had the Claim been paid in full, gain from the subsequent sale or exchange of the New Common Stock will be "recaptured" as ordinary income to the extent of the previously allowed deduction or excluded income, reduced in each case by any income recognized by the Holder on receipt of the New Common Stock in exchange for the Claim.


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Under current law, the maximum marginal U.S. federal income tax rate applicable to long term capital gain of a noncorporate U.S. Holder is lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period for such New Common Stock exceeds one year.

Subject to the discussion in Section XIII.B.4., "Backup Withholding Tax and Information Reporting Requirements," a Non-U.S. Holder of New Common Stock generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such New Common Stock unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, (2) in the case of any gain realized by an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met, (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to expatriates; or (4) Reorganized Intermet is or has been a U.S. real property holding corporation within the meaning of IRC Section 897 within the shorter of the five-year period preceding the sale, exchange or other disposition of the New Common Stock or the period the Non-U.S. Holder held the New Common Stock. It is not anticipated that Reorganized Intermet will be treated as a U.S. real property holding corporation for U.S. federal income tax purposes.

If a Non-U.S. Holder of New Common Stock is engaged in a trade or business in the United States, and gain from the sale of New Common Stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder may be subject to tax on such gain in the same manner as a U.S. Holder. Non-U.S. Holders should consult their tax advisors with regard to U.S. taxation of gain from the sale of New Common Stock.

          4.   Backup Withholding Tax And Information Reporting Requirements

United States backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate Holders of Intermet common stock or Claims. Information reporting generally will apply to payments under the Plan of interest, compensation and other reportable payments to Holders of Claims, and payments of dividends on or proceeds from the sale or redemption of, New Common Stock made within the United States to a Holder of New Common Stock or a Holder of a Claim, other than an exempt recipient, such as a corporation or non-United States Person that provides an appropriate certification. A payor will be required to withhold backup withholding tax from any such payment to a Holder, if the Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for years 2003 through 2010.

In the case of such payments made within the United States to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of certain U.S. Treasury Regulations) that are not effectively connected with the conduct of a trade or


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business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust, or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a United States Person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

          5.   Importance Of Obtaining Professional Tax Advice

THE FOREGOING DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED HEREIN. THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND UNCERTAIN AND MAY VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN BASED ON ITS OWN PARTICULAR CIRCUMSTANCES.

XIV. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

     A.   FEASIBILITY OF THE PLAN

In connection with Confirmation of the Plan, Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, unless proposed by the Plan. This is the so-called "feasibility" test. The Debtors believe that with a de-leveraged capital structure their businesses will return to viability. The decrease in the amount of debt on Reorganized Intermet's balance sheet will significantly reduce interest expense and principal requirements. Based on the terms of the Plan, at emergence Reorganized Intermet will have approximately $190 million of debt, including amounts funded under the Exit Financing Facility, in contrast to more than $400 million of debt prior to the restructuring (before considering accrued interest).

As described in detail in Section IX, "Effect Of Confirmation And Implementation Of The Plan," the Reorganized Debtors will enter into, on the Effective Date, the Exit


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Financing Facility in order to repay in full the DIP Facility Claims and to make other payments required to be made on the Effective Date. The Debtors initiated discussions with potential exit lenders in early 2005 and received initial proposals for the financing by such exit lenders in March. As of the date of publication of this Disclosure Statement, the Debtors have received unexecuted commitments from two lenders for a fully underwritten transaction of at least $260 million for the Exit Financing Facility, not all of which the Debtors expect to be drawn on the Effective Date, as indicated in the Projections. Both commitment letters contain, as conditions precedent to funding, clauses requiring the Debtors to obtain $75 million of financing through the Rights Offering.

To support their belief in the feasibility of the Plan, the Debtors have prepared the Projections for the period from 2005 through 2009. The Professionals have not performed an independent investigation of the accuracy or completeness of such financial Projections and disclaim any responsibility for or liability with respect to such Projections. SEE EXHIBIT G - "PROJECTED FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS."

The Projections indicate that Reorganized Intermet should have sufficient cash flow to make the payments required under the Plan on the Effective Date and to repay and service its post-Confirmation debt obligations and to maintain its operations during this period. Accordingly, the Debtors believe that the Plan complies with the standard of Section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Projections or as to Reorganized Intermet's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside of the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. As discussed elsewhere in this Disclosure Statement, there are numerous circumstances that may cause actual results to vary from the projected results, and the variations may be material and adverse. SEE SECTION XII - "CERTAIN FACTORS TO BE CONSIDERED" for a discussion of certain risk factors that may affect financial feasibility of the Plan.

THE PROJECTIONS ARE QUALIFIED BY AND SUBJECT TO THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED HEREIN. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE SEC, AICPA OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS REFERENCED IN THIS DISCLOSURE STATEMENT. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN, AND WILL NOT BE, AUDITED BY THE DEBTORS' INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY

OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED UNDER THE HEADINGS "OPERATIONS OF THE DEBTORS," AND "CERTAIN FACTORS TO BE CONSIDERED," AND THE OTHER INFORMATION CONTAINED IN EXHIBITS G & H -"PROJECTED FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS" AND "SELECTED HISTORICAL FINANCIAL INFORMATION."

     B.   BEST INTERESTS TEST

Even if the Plan is accepted by each class of Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all Classes of Creditors and Equity Interest Holders. The "best interests" test requires that the Bankruptcy Court find either that all members of an Impaired Class of Claims or Equity Interests have accepted the Plan or that the Plan will provide each member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

To calculate the Distribution to members of each Impaired Class of Holders of Claims and Interests if the Debtors were liquidated, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtors' assets if the Cases were converted to Chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a sale of the Debtors' Assets by a Chapter 7 trustee and the cash held by the Debtors at the time of the commencement of the Chapter 7 cases.

The amount of liquidation value generated from the liquidation of the Debtors' Assets and properties would be reduced by the amount of any Claims secured by such Assets and the costs and expenses of liquidation, as well as by other administrative expenses and costs (including any break-up or termination fees approved by the Bankruptcy Court) of both the Chapter 7 cases and the Chapter 11 Cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases and litigation costs and claims arising from the operations of the Debtors during the pendency of the Cases. The liquidation itself could trigger certain priority payments that otherwise would be due in the ordinary course of business. The priority claims which may arise in liquidation cases would be paid in full from the liquidation proceeds before the balance would be made available to pay pre-Chapter 11 priority and general Claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of any Executory Contracts and unexpired leases and thereby create higher amounts of General Unsecured Claims.

In applying the "best interests" test, it is possible that Claims and Interests in the Chapter 7 cases may not be classified according to the seniority of such Claims and Interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-Chapter 11 unsecured Claims which have the same rights upon liquidation would be treated as one Class for purposes of determining the potential distributions of the liquidation proceeds resulting from the Debtors' Chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no Class of Claims that is contractually subordinated to another Class would receive any payment on account of its Claims, unless and until such senior Class were paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of secured Creditors and priority claimants, it must determine the probable distribution to General Unsecured Creditors from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the Distributions to be received by such Creditors under the Plan, then the Plan is not in the best interests of Creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis, the Debtors currently believe that each Holder of Claims in an Impaired Class will likely receive at least as much under the Plan as they would receive if the Debtors were liquidated, and that the Plan should therefore meet the requirements of Section 1129(a)(7) of the Bankruptcy Code.

     C.   CHAPTER 7 LIQUIDATION ANALYSIS

As noted above, the Debtors believe that under the Plan all Claims against any of the Debtors will receive property with a value not less than the value such Holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily on:

(i) consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for Distribution to Holders of Claims and Equity Interests, including:

- The increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, all of which take priority over Chapter 11 expenses

- The erosion in value of assets in a Chapter 7 case in the context of the rapid liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail,

- The adverse effects on the Debtors' businesses as a result of the likely departure of key employees and the probable loss of customers,

- The substantial increases in Claims, such as estimated contingent Claims, which would be satisfied on a priority basis or on parity with existing Claims against the Debtors, and

- The substantial delay in Distributions to the Holders of Claims and Equity Interests that would likely ensue in a Chapter 7 liquidation; and

(ii) the Liquidation Analysis prepared by the Debtors and described below, which is attached hereto as Exhibit F.

The Liquidation Analysis is provided solely to discuss the effects of a hypothetical Chapter 7 liquidation of the Debtors and is subject to the assumptions set forth herein. The Liquidation Analysis has not been independently audited or verified and there can be no assurance that such assumptions would be accepted by the Bankruptcy Court.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be available to Creditors if the Debtors were liquidated in Chapter 7 proceedings. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control the Debtors and their management. Accordingly, while the Liquidation Analysis is necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if the Debtors were in fact liquidated, nor can there be any assurance that the Bankruptcy Court would accept this analysis or concur with such assumptions in making its determinations under Section 1129(a) of the Bankruptcy Code. Because the actual proceeds from the liquidation of the Debtors could be materially lower or higher than the amounts set forth below, no representation or warranty can be or is being made with respect to the actual proceeds that could be received in a Chapter 7 liquidation of the Debtors. The Liquidation Analysis was prepared solely for purposes of estimating proceeds available in Chapter 7 liquidations of the Estates and does not represent values that may be appropriate for any other purpose. Nothing contained in these valuations is intended to or may constitute a concession or admission of the Debtors for any other purpose. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The table in Exhibit F details the computation of the Debtors' liquidation value and the estimated distributions to Holders of Impaired Claims in a Chapter 7 liquidation of the

Debtors. The Liquidation Analysis was prepared by Lazard and the Debtors' management based upon the Debtors' North American unaudited balance sheets of each of the Debtors as of December 31, 2004. The Liquidation Analysis assumes that the actual December 31, 2004, balance sheets, on which the analysis is based, is a proxy for the balance sheets on the date on which a liquidation would commence. The Liquidation Analysis also assumes that the liquidation of the Debtors would be shepherded by a Bankruptcy Court-appointed trustee and would continue for approximately six to nine months (the "Liquidation Period"), during which time all of the Debtors' major Assets would either be sold or conveyed to the respective Lien Holders and the cash proceeds, net of liquidation-related costs, would be distributed to Creditors. Although some of the Debtors' assets might be liquidated during a shorter period of time, other assets may be more difficult to collect or sell, thus expanding the Liquidation Period.

During the Liquidation Period, the Debtors' receivables would be collected and other assets would be sold in a commercially reasonable manner. If the Debtors failed to perform under existing contracts, massive setoffs would ensue. In the Liquidation Analysis, the liquidation values of certain assets were determined by general classes of assets by disposition. The Liquidation Analysis was performed on the Debtors' North American operations, and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code Sections 726 and 1129(b). The Liquidation Analysis does not assume proceeds from recoveries of any Avoidance Actions or other Causes of Action. The Liquidation Analysis does not assume proceeds from recoveries resulting from bank Liens on assets held outside of the Debtors and its subsidiaries. Additionally, the Liquidation Analysis does not assume proceeds from litigation which may provide awards in favor of the Debtors. These claims could have substantial value.

In summary, subject to all of the assumptions, conditions, and limitations set forth above, the Debtors believe that Chapter 7 liquidations of the Debtors could result in a diminution in the value to be realized by the Holders of Claims and, as set forth in the table found in Exhibit F, the Debtors' management estimates that in a liquidation, the Holders of General Unsecured Claims would not receive distributions on such claims.

XV. SOLICITATION OF THE PLAN

     A.   PARTIES IN INTEREST ENTITLED TO VOTE

Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of the bankruptcy); reinstates the maturity of such claim or interest as it existed before the default; compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Generally, subject to other restrictions of the Bankruptcy Code and the procedures approved by the court with respect to solicitation of confirmation of the plan, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

By signing and returning the Ballot, each Holder of a Class 3a, 4, 4a, 4b, 4c or 5 Claim will also be confirming that (i) such Holder and/or legal and financial advisors acting on its behalf has had the opportunity to ask questions of and receive answers from the Debtors concerning the terms of the Plan, the businesses of the Debtors and other related matters, (ii) the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder, (iii) except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan; and (iv) if such Creditor elects to receive New Common Stock, they agree to be bound by the Stockholders' Agreement as described in Section II.B., above.

By signing and returning the Ballot each Holder of a Class 4, 4a, 4b, 4c or 5 Claim also acknowledges that the securities being offered pursuant to the Plan are not being offered pursuant to a registration statement filed with the SEC and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan such securities will be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code and may be resold by the holders thereof subject to the provisions of such Section 1145 and the Stockholders' Agreement.

     B.   CLASSES IMPAIRED UNDER THE PLAN

Pursuant to Section 1126 of the Bankruptcy Code, Classes 3a, 4, 4a, 4b, 4c, and 5 are entitled to vote to accept or reject the Plan. Further, pursuant to
Section 1126 of the Bankruptcy Code, each Unimpaired Class of Claims (Classes 1, 2, 3 and 6a) is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. In addition, because Holders of Class 6b Impaired Equity Interests will not receive or retain any property under the Plan on account of their interests, Holders of Class 6b Claims are deemed to have rejected the Plan and are not entitled to vote.

     C.   WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Balloting Agents and the Debtors in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of Ballots must be delivered to the Balloting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

     D.   WITHDRAWAL OF BALLOTS; REVOCATION

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Balloting Agents in a timely manner at the address set forth below. The Debtors intend to consult with the Balloting Agent to determine whether any withdrawals of Ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the applicable Balloting Agent will not be effective to withdraw a previously cast Ballot.

Any party who has previously submitted to the applicable Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to such Balloting Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date of receipt by the Balloting Agent will he counted for purposes of determining whether the requisite acceptances have been received.

     E.   FURTHER INFORMATION; ADDITIONAL COPIES

          1.   HOLDERS OF IMPAIRED CLAIMS

If you have any questions or require further information about the voting procedure or voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the applicable Balloting Agent, i.e., IF YOU ARE NOT A NOTEHOLDER, CONTACT JP MORGAN AT (904) 807-3023 AND IF YOU ARE A NOTEHOLDER, CONTACT FINANCIAL BALLOTING GROUP AT (646) 282-1800.

XVI. CONCLUSION

THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN REPRESENTS THE MOST VALUE TO THE DEBTORS' CREDITORS. THEY URGE EACH CREDITOR TO VOTE IN FAVOR OF THE PLAN. BASED ON THE SETTLEMENT DESCRIBED IN SECTION VIII.A. OF THIS DISCLOSURE STATEMENT, THE AD HOC COMMITTEE ALSO SUPPORTS THE PLAN.

                         (signatures start on next page)

DATED: AUGUST 12, 2005

    Signature Pages For Amended Disclosure Statement Of Intermet Corporation
         And Certain Of Its Domestic Subsidiaries Dated August 12, 2005

                                          INTERMET CORPORATION,
                                              a Georgia corporation

                                              By:  /s/ Gary Ruff
                                                   -----------------------------
                                              Its: Chairman & CEO

                                          ALEXANDER CITY CASTING COMPANY, INC.,
                                              an Alabama corporation

                                              By:  /s/ Alan J. Miller
                                                   -----------------------------
                                              Its: Vice President

                                          CAST-MATIC CORPORATION,
                                              a Michigan corporation

                                              By:  /s/ Alan J. Miller
                                                   -----------------------------
                                              Its: Vice President

                                          COLUMBUS FOUNDRY, L.P.,
                                              a Delaware limited partnership

                                              By:  /s/ Alan J. Miller
                                                   -----------------------------
                                              Its: Vice President, Intermet U.S.
                                                   Holding, Inc.,
                                                   General Partner

                                          DIVERSIFIED DIEMAKERS, INC.,
                                              a Delaware corporation

                                              By:  /s/ Alan J. Miller
                                                   -----------------------------
                                              Its: Vice President

                                          GANTON TECHNOLOGIES, INC.,
                                              an Illinois corporation

                                              By:  /s/ Alan J. Miller
                                                   -----------------------------
                                              Its: Vice President

    Signature Pages For Amended Disclosure Statement Of Intermet Corporation
         And Certain Of Its Domestic Subsidiaries Dated August 12, 2005

                                           INTERMET HOLDING COMPANY,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           INTERMET ILLINOIS, INC.,
                                               an Illinois corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           INTERMET INTERNATIONAL, INC.,
                                               a Georgia corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           INTERMET U.S. HOLDING, INC.,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           IRONTON IRON, INC.,
                                               an Ohio corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           LYNCHBURG FOUNDRY COMPANY,
                                               a Virginia corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

    Signature Pages For Amended Disclosure Statement Of Intermet Corporation
         And Certain Of Its Domestic Subsidiaries Dated August 12, 2005

                                           NORTHERN CASTINGS CORPORATION,
                                               a Georgia corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           SUDBURY, INC.,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           SUDM, INC.,
                                               a Michigan corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           TOOL PRODUCTS, INC.,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           WAGNER CASTINGS COMPANY,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                           WAGNER HAVANA, INC.,
                                               a Delaware corporation

                                               By:  /s/ Alan J. Miller
                                                    ----------------------------
                                               Its: Vice President

                                    EXHIBIT A

                    DEBTORS' AMENDED PLANS OF REORGANIZATION



                   Please See Exhibit 99.1 to this Form 8-K.

                                    EXHIBIT B

                           CORPORATE STRUCTURE CHART

                                   EXHIBIT B 1

                    POST-EMERGENCE CORPORATE STRUCTURE CHART

                              INTERMET CORPORATION
                      DOMESTIC STRUCTURE - POST EMERGENCE

                                  [FLOW CHART]

                                    EXHIBIT C

                          LIST OF DEBTORS' PROPERTIES

Ferrous Metals Segment

                                      Owned/                                      Approximate                Approximate
         Name            Location     Leased     Type of Products                Square Footage               Land Area
--------------------  --------------  ------  ---------------------  --------------------------------------  -----------
Archer Creek Foundry  Lynchburg, VA   Owned   Ductile Iron Castings  234,000 sq. ft. manufacturing facility   184 acres
                                                                     19,000 sq. ft. office space
                                                                     110,000 sq. ft. warehouse space

Columbus Foundry      Columbus, GA    Leased  Ductile Iron Castings  235,000 sq. ft. manufacturing facility     9 acres

Columbus Machining    Midland, GA     Owned   Machined & Assembled   109,000 sq. ft. manufacturing facility    40 acres
                                              Components

Decatur Foundry       Decatur, IL     Owned   Ductile Iron Castings  373,000 sq. ft. manufacturing facility    30 acres

Hibbing Foundry       Hibbing, MN     Owned   Ductile Iron Castings  47,000 sq. ft. manufacturing facility     11 acres

Neunkirchen Foundry   Neunkirchen,    Owned   Ductile Iron Castings  237,000 sq. ft. manufacturing facility    16 acres
                      Germany

New River Foundry     Radford, VA     Owned   Ductile Iron Castings  176,000 sq. ft. manufacturing facility    35 acres

Porto Foundry         Maia, Portugal  Owned   Iron Castings          217,000 sq. ft. manufacturing facility    12 acres

Ueckermunde Foundry   Ueckermunde,    Owned   Ductile and Gray Iron  134,000 sq. ft. manufacturing facility    13 acres
                      Germany                 Castings

Light Metals Segment

                                      Owned/                                             Approximate                 Approximate
      Name             Location       Leased        Type of Products                    Square Footage                Land Area
------------------  ---------------   ------  ----------------------------  ---------------------------------------  -----------
Hannibal Plant      Hannibal, MO      Owned   Magnesium Die Castings        58,000 sq. ft. manufacturing facility     20 acres

Jackson Plant       Jackson, TN       Leased  Precision-Engineered, Close-  120,000 sq. ft. manufacturing facilities  23 acres
                                              Tolerance, Aluminum Die       (2 buildings)
                                              Castings

Minneapolis         Minneapolis, MN   Owned   Precision-Engineered, Close-  98,000 sq. ft. manufacturing facility      9 acres
                                              Tolerance, Aluminum Die
                                              Castings

Monroe City Plant   Monroe City, MO   Owned   Aluminum and Zinc Die         140,000 sq. ft. manufacturing facilities  23 acres
                                              Castings                      (multiple buildings)

Paimyra Plant       Paimyra, MO       Owned   Magnesium Die Castings        164,000 sq. ft. manufacturing facility    15 acres

Pulaski Plant       Pulaski, TN       Owned   Aluminum Die Castings         115,000 sq. ft. manufacturing facility    25 acres

Racine Machining    Racine, WI        Owned   Machined and Assembled        155,000 sq. ft. manufacturing facility    60 acres
                                              Components                    24,000 sq. ft. office building (vacant)

Racine Plant        Racine, WI        Owned   Aluminum Die Castings         178,000 sq. ft. manufacturing facility    17 acres

Stevensville Plant  Stevensville, MI  Owned   Aluminum Pressure/            58,000 sq. ft. manufacturing facility      3 acres
                                              Counter-Pressure Castings

Other

                                           Owned/                                           Approximate               Approximate
           Name               Location     Leased          Operations                      Square Footage              Land Area
------------------------  ---------------  ------  --------------------------  -------------------------------------  -----------
Central Pattern Shop      Lynchburg, VA    Owned   Pattern Construction and    17,000 sq. ft. manufacturing facility
                                                   Maintenance

Flight Operations         Waterford, MI    Leased  Office/Hangar Facility

Executive Offices         Troy, MI         Leased  Corporate Headquarters      33,000 sq. ft. office facility
(Until approximately
10/31/05)

Executive Offices (after  Troy, MI         Leased  Corporate Headquarters      35,619 sq. ft. office facility
approximately 10/31/05)

Europe Headquarters       Saarbrucken,     Leased  European Corporate Offices  8,000 sq. ft. office facility
                          Germany

Former Addison Plant      Addison, IL      Owned   Former Addison Plant        47,000 sq. ft. vacant manufacturing      2 acres
                                                                               facility

Former Alexander City     Alexander City,  Owned   Former Alexander City       Vacant                                   9 acres
Plant                     AL                       Plant

Former Ironton            Ironton, OH      Owned   Former Ironton Foundry      25,000 sq. ft. vacant office facility   25 acres
Foundry

Former Radford            Radford, VA      Owned   Former Radford Foundry      Vacant                                 113 acres
Foundry

Management                Columbus, GA     Leased  Offices & Data Center       10,000 sq. ft. office facility
Information Systems

Research Foundry          Lynchburg, VA    Owned   Research Facility           10,000 sq. ft. research building

                                           Owned/                                            Approximate               Approximate
           Name               Location     Leased          Operations                       Square Footage              Land Area
------------------------  ---------------  ------  --------------------------  --------------------------------------  -----------
Technical Center          Lynchburg, VA    Leased  Design & Engineering,       22,000 sq. ft. office/testing facility
                                                   Technical Support

                                    EXHIBIT D

                           LIST OF PENDING LITIGATION

CASE CAPTION                                    DESCRIPTION                         DEBTORS
-------------------------------  -----------------------------------------  -----------------------
Compass Bank v. Intermet         Action to recover possession of            Intermet Corporation
Corporation                      machining center by a bank alleging a
Muscogee County, Georgia.        lien that has priority over the
                                 purchaser.

Factory Mutual Insurance v.      Claim by subrogated insurer of a           Intermet Corporation,
Intermet International,          customer for damages of approximately      Intermet International,
Inc.,et al.                      $2.2 million for breach of contract for    Inc.
U.S. District Court for the      failure to deliver product.
Western District of Virginia

Intermet v. American Axle,       Complaint for declaratory judgment that    Intermet Corporation,
et al.                           no amounts are owing in the above-         Intermet International,
Oakland County, Mi.              described case titled Factory Mutual       Inc.
                                 Insurance v. Intermet International, Inc.

Lemelson Foundation v. Butler    Claim for patent infringement of bar       Intermet Corporation
Mfg., et al.                     coding and machine vision patents.
U.S. District  Court for the
District of Arizona.

Parrish, Inc. v. Intermet        Complaint to recover alleged               Intermet Corporation
Corporation                      transportation costs of approximately
St. Clair County, Illinois       $65,000 incurred by plaintiff trucking
                                 company.

Spanhook v. Intermet             Injury claim by employee of contractor     Intermet Corporation,
Corporation                      due to condition of premises.              Wagner-Havana, Inc.
Macon County, Illinois

Merchut v. Frisby P.M.C., Inc.   Complaint alleging age and national        Intermet Corporation,
U.S. District Court for the      origin discrimination.                     Intermet Illinois, Inc.
Northern District of Illinois

CASE CAPTION                                    DESCRIPTION                         DEBTORS
-------------------------------  -----------------------------------------  -----------------------
Ramos v. Intermet Corporation,   Complaint alleging sexual harassment.      Intermet Corporation,
et al.                                                                      Northern Castings
U.S. District Court for the                                                 Corporation
District of Minnesota

Moore, et al. v. Airco, Inc., et Complaint alleging injury due to asbestos  Lynchburg Foundry
al.                              exposure.                                  Company
Fulton County, Ga.

Colopy, et al. v. Intermet       Age discrimination complaint brought by    Intermet Corporation,
Corporation                      two employees.                             Intermet International,
U.S. District Court for the                                                 Inc.
Middle District of Georgia

Huffman v. Frisby P.M.C.,        Complaint for alleged wrongful             Intermet Corporation,
Incorporated, et al.             termination.                               Intermet Illinois, Inc.
Cook County, Illinois

UAW v. Cast-Matic                Appeal to National Labor Relations         Cast-Matic
National Labor Relations Board   Board from administrative law judge        Corporation
                                 decision granting bargaining order in
                                 favor of UAW.

UAW v. Cast-Matic                Unfair labor practice charges.             Cast-Matic
National Labor Relations Board                                              Corporation

Edwards, et al. v. Air Products  Alleged injury due to exposure to          Intermet Corporation,
and Chemicals, Inc., et al.      benzene.                                   Wagner Castings
Madison County, Illinois                                                    Company

Johnson v. Air Products and      Alleged injury due to exposure to          Intermet Corporation,
Chemicals, Inc., et al.          benzene.                                   Wagner Castings
Madison County, Illinois                                                    Company

CASE CAPTION                                    DESCRIPTION                         DEBTORS
-------------------------------  -----------------------------------------  -----------------------
McDonald, et al. v. Air          Alleged injury due to exposure to          Intermet Corporation,
Products and Chemicals, Inc.,    benzene.                                   Wagner Castings
et al.                                                                      Company
Madison County, Illinois

O'Brien, et al. v.               Alleged injury due to exposure to          Intermet Corporation,
Air Products and                 benzene.                                   Wagner Castings
Chemicals, Inc., et al.                                                     Company
Madison County, Illinois

Rose, et al. v. Air Products     Alleged injury due to exposure to          Intermet Corporation,
and Chemicals, Inc., et al.      benzene.                                   Wagner Castings
Madison County, Illinois                                                    Company

Financial Federal Credit, Inc.   Alleged damages for quantum meriut,        Intermet Corporation
v. Intermet Corporation          unjust enrichment etc. arising from use
U.S. District Court for the      of machining center at Columbus Machining
Northern District of Georgia     plan.

Huffman v. Frisby P.M.C.,        Alleged wrongful termination.              Intermet Corporation,
Incorporated, et al.                                                        Intermet Illinois, Inc.
Cook County, Illinois

Fitch v. Waste                   Wrongful death action against SDB,         SUDM,Inc.,
Management, Inc., et al.         Inc./Accurate Industries.                  successor to SDB, Inc.
Orange County, Florida

                                    EXHIBIT E

                           LIST OF FIRST DAY MOTIONS

                                                                                 DATE
                                                                                 ORDER
FIRST DAY MOTION                                                                ENTERED
----------------------------------------------------------------------------    -------
Debtors' Ex Parte Motion for Immediate and Expedited Hearings on First          9/29/04
Day Motions

Ex Parte Motion for Expedited Hearing on Emergency Motion for                   9/29/04
Approval and Entry of Stipulated Interim Order (I) Authorizing Use of
Cash Collateral of the Pre-Petition Lenders Pursuant to 11 U.S.C. Section
363 and Grant of Adequate Protection Pursuant to 11 U.S.C. Sections 363 and
364; and (II) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(B)

Emergency Motion for Approval and Entry of Stipulated Interim Order (I)         10/1/04
Authorizing Use of Cash Collateral of the Pre-Petition Lenders Pursuant to
11 U.S.C. Section 363 and Grant of Adequate Protection Pursuant to 11
U.S.C. Sections 363 and 364, and (II) Scheduling a Final Hearing Pursuant
to Bankruptcy Rule 4001(b)

Debtors' Motion for Order Directing the Joint Administration of the Debtors'    10/1/04
Chapter 11 Cases Pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy
Procedure

Debtors' Motion for Entry of an Order Authorizing Payment of Pre-Petition       10/1/04
Wages, Salaries, Payroll Taxes, and Other Compensation, Employee Benefits and
Reimburseable Employee Expenses and Certain Other Relief

Debtors' Motion for an Order Authorizing Limited Notice Procedures with         10/1/04
Respect to All Proceedings

Debtors' Motion for Order (I) Authorizing Continued Use of Existing (A)         10/1/04
Bank Accounts, (B) Business Forms and Checks, and (C) Cash Management
System; (II) Authorizing fee Continuation of Intercompany Transactions and
According Administrative Expense Status to Claims for Such Transactions; and
(III) Waiving the Investment and Deposit Requirements of Section 345(b) of
the Bankruptcy Code

Debtors' Application to Employ Foley & Lardner LLP as General Counsel           10/8/04
Pursuant to 11 U.S.C. Sections 327(a), 328(a), 329 and 1107, Rules 2014(a)
and 2016(b) of the Federal Rules of Bankruptcy Procedure and Local
Bankruptcy Rule 2014-1

Application for Order Authorizing Employment and Retention of JPMorgan Trust    10/8/04
Company, National Association, as the Official Claims and Noticing Agent of
the Bankruptcy Court Pursuant to 28 U.S.C. Section 156(c)

                                                                                 DATE
                                                                                 ORDER
FIRST DAY MOTION                                                                ENTERED
----------------------------------------------------------------------------    --------
Debtors' Motion for an Order Under 11 U.S.C. Sections 105, 503(b), 507(a),      10/8/04
and 366 (I) Prohibiting Utilities From Altering, Refusing or Discontinuing
Services on Account of Pre-Petition Claims; (II) Deeming Utilities
Adequately Assured of Future Performance; and (III) Establishing Procedures
for Determining Requests for Additional Adequate Assurance

Debtors' Motion for an Order Under 11 U.S.C. Sections 105(a) and 541            10/8/04
Confirming Authority to Pay Pre-Petition Use, Employment, Single Business,
Property and Other Taxes

Application of the Debtors to Employ Conway MacKenzie & Dunleavy as             10/13/04
Financial Advisors and Investment Bankers Nunc Pro Tune to the Petition Date

Motion for Entry of an Order Authorizing the Debtors to Obtain Post-            10/19/04
Petition, Debtor-in-Possession Financing Pursuant to 11 USC 363 and 364,
Granting Priming Liens and Superpriority Claims to the DIP Lenders,
Approving and Confirming the Grant of Adequate Protection to the Pre-
Petition Lenders and Setting a Hearing for Entry of a Final Order

                                    EXHIBIT F

                              LIQUIDATION ANALYSIS

                              LIQUIDATION ANALYSIS

Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), Holders of Allowed Claims must either (a) accept the Plan or
(b) receive or retain under the Plan property of value, as of the Plan's assumed Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors' Assets under Chapter 7. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' Assets and the cash held by the Debtors at the commencement of their Chapter 7 cases. Prior to delivering any proceeds to General Unsecured Creditors, available cash and asset liquidation proceeds would first be applied to DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims and amounts necessary to satisfy any Chapter 7 fees, other professional fees and wind-down costs (including any incremental Administrative Claims that may result from the termination of the Debtors' business and the liquidation of the Debtors' Assets). Any remaining cash and asset liquidation proceeds after satisfaction of DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims and Priority Claims would be available for distribution to General Unsecured Creditors and Holders of Equity Interests in accordance with the distribution hierarchy established by Section 726 of the Bankruptcy Code.

Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors' management, Lazard and the Debtors' legal advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and management. ACCORDINGLY, WHILE THE LIQUIDATION ANALYSIS IS NECESSARILY PRESENTED WITH NUMERICAL SPECIFICITY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION; ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

Lazard prepared the Liquidation Analysis with the assistance of the Debtors' management, based upon the Debtors' unaudited actual balance sheets as of December 31, 2004. The Liquidation Analysis assumes these unaudited actual balance sheets are a proxy for the balance sheets on the date on which a liquidation would commence. The Liquidation Analysis also assumes that the liquidation of the Debtors would commence under the direction of a Bankruptcy Court-appointed trustee and would continue for six to nine months (the "Liquidation Period"), during which time all of the Debtors' major Assets would either be sold or conveyed to the respective Lien Holders and the cash proceeds or surplus, if any, net of liquidation-related costs, would be distributed to Creditors in order of priority. Additionally, the Liquidation Analysis assumes a distressed sale of the Debtors' equity ownership in its European business with such cash proceeds, net of liquidation-related costs, being distributed to the Creditors of the Debtor owning equity interests in the European operations. Although some of the Debtors' Assets might be liquidated during a shorter period of time, other Assets may be more difficult to collect or sell, thus expanding the Liquidation Period.

During the Liquidation Period, the Debtors' receivables would be collected and other Assets would be sold in a commercially reasonable manner. In the Liquidation Analysis, liquidation values for certain Assets were determined by general classes of Assets. The Liquidation Analysis was performed on a Debtor-by-Debtor basis and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code Sections 726 and 1129(b). The Liquidation Analysis does not assume proceeds from recoveries of any Avoidance Actions or other Causes of Action. The Liquidation Analysis does not assume proceeds from recoveries resulting from bank Liens on assets held outside of the Debtors and its subsidiaries. Additionally, the Liquidation Analysis does not assume proceeds from litigation which may provide awards in favor of the Debtors. These claims could have substantial value.

The Liquidation Analysis is prepared on a Debtor-by-Debtor basis consistent with the deconsolidated structure of the Plan. Therefore, certain Claims not already allocated to a specific Debtor, including DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims, and Priority Claims, have been allocated proportionally to each Debtor based on the net liquidation proceeds available to satisfy those Claims at each Debtor.

Subject to all of the assumptions, conditions, and limitations set forth above, the Debtors believe that Chapter 7 liquidations of the Debtors could result in a diminution in the value to be realized by the Holders of Claims and, as set forth below, the Debtors' management estimates that in a liquidation, the Pre-Petition Lender Claims, Holders of Secured Claims, Administrative Claims and Priority Claims would be Impaired. Furthermore, Holders of General Unsecured Claims would not receive distributions on such Claims.

I.    IMPORTANT CONSIDERATIONS AND ASSUMPTIONS

A.    ESTIMATE OF NET PROCEEDS

The Liquidation Analysis assumes that a liquidation of the Debtors' assets would occur under the direction of a Bankruptcy Court-appointed Chapter 7 trustee. Liquidation values were generally assessed for classes of Assets by estimating the percentage recoveries that a Chapter 7 might achieve through the Assets' disposition. In the cases of machinery/equipment and inventory, Lazard utilized appraisals produced by a third party appraiser as of December 31, 2004 to determine liquidation values at some of the Debtors. The proceeds of these sale transactions would be conveyed to the Debtors' Creditors in order of priority. Proceeds from the sale of stock of foreign subsidiaries owned by one Debtor were also estimated. Such sales are assumed to occur on a going concern basis, based on Transaction Value-to-EBITDA multiples which reflect a distressed sale.

The Liquidation Period, estimated to be a minimum of six months to a maximum of twelve months, would allow for an expedited sale process and the documentation and closing of such sale transactions.

B.    ESTIMATES OF COSTS

The Debtors' liquidation costs under Chapter 7 would include fees payable to a Chapter 7 trustee as well as those that might be payable to attorneys, financial advisors, appraisers, accountants, and other professionals in connection with the Chapter 7 liquidation. Additionally, the Debtors would incur certain costs of winding down operations during the Liquidation Period.

C.    ALLOCATION OF CLAIMS AND DISTRIBUTION OF NET PROCEEDS BY DEBTOR

The Liquidation Analysis is prepared on a Debtor-by-Debtor basis consistent with the deconsolidated structure of the Plan. Consequently, certain Claims not already allocated to a specific Debtor, including certain DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims, and Priority Claims, have been allocated proportionally to each Debtor based on the net liquidation proceeds available to satisfy those Claims at each Debtor. This allocation methodology allows Claims to maximize their recovery across all of the Debtors.

DIP Facility Claims, Pre-Petition Lender Claims, and Secured Claims have security interests in the North American Assets being liquidated and therefore receive recovery from each Debtor before Administrative Claims, Priority Claims, or General Unsecured Claims. Similarly, the DIP Lenders and the Pre-Petition Lenders have security interests in two-thirds of the equity ownership of the Debtors' European operations, the sole asset of Intermet International, Inc. Therefore, DIP Facility Claims and Pre-Petition Lender Claims are allocated to Intermet International, Inc. in an amount equal to two-thirds of the assumed purchase price of the equity of the European operations, net of transaction fees, relative to all proceeds available to DIP Facility Claims and Pre-Petition Lender Claims. Administrative Claims and Priority Claims not already allocated to specific Debtors are allocated proportionally to Debtors with the highest net proceeds available for distribution, after payments to DIP Facility Claims, Pre-Petition Lender Claims and Secured Claims. Lastly, General Unsecured Claims not already allocated to specific Debtors, including mainly Noteholder Claims, are granted claims in their full amount at every Debtor, except Intermet International, Inc. and Intermet Holding Company, based on guarantees provided by all other Debtors. It is assumed that any deficiency claim is treated as pari passu with General Unsecured Claims at each entity.

The liquidation analysis should be analyzed in conjunction with the footnotes that follow it. Footnotes (a) through (k) refer to the same items in each schedule of individual Debtors' build-up to net liquidation proceeds.

II.    CLAIMS BY DEBTOR

In preparing the Liquidation Analysis, Lazard, the Debtors and the Debtors' legal advisors estimated the amount of allowed Claims by Debtor on the commencement of a hypothetical Chapter 7 liquidation. The following schedule contains these estimated Claims by Debtor and by class. In the event of an actual Chapter 7 liquidation, allowed claims may vary materially from those presented below.

                   ESTIMATED CLAIMS UNDER HYPOTHETICAL LIQUIDATION AS OF JUNE 2005
--------------------------------------------------------------------------------------------------
($ in 000s)
                                     Administrative  Priority    Secured      Unsecured    Total
                                     --------------  --------    -------      ---------    -----
INTERMET CORPORATION ET AL.             $ 39,622     $    534   $200,382(a)   $ 180,544   $421,082
ALEXANDER CITY CASTING COMPANY, INC.           0           95          0              0         95
CAST-MATIC                                   413          127          7          4,436      4,984
COLUMBUS FOUNDRY                           2,138          374        202          6,186     15,929
DIVERSIFIED DIEMAKERS                        349          606         51          6,106      7,192
GANTON                                     7,029          430      2,841         11,523     21,824
INTERMET CORPORATION                       2,361        1,487        322         12,281     16,451
INTERMET HOLDING CO                            0            0          0              0          0
INTERMET ILLINOIS                              0            0          0          1,400      1,400
INTERMET INTERNATIONAL                         0            7          0              7         14
INTERMET U.S. HOLDING, INC.                1,695          433         23          8,321     10,472
IRONTON                                        0            9          0          2,807      2,816
LYNCHBURG                                    416          466        158         12,377     13,416
NORTHERN CASTINGS                            259           40          1          2,669      2,968
SUDBURY                                        0           27          0          2,880      2,907
SUDM                                           0            0          0              0          0
TOOL PRODUCTS                                389          194        618          9,304     10,505
WAGNER CASTINGS                           26,559           15        331         27,599     54,504
WAGNER HAVANA                                  0            0          0          1,691      1,699
                                        --------     --------   --------      ---------   --------
  TOTAL                                 $ 81,238     $  4,845   $204,935      $ 297,242   $588,260

(a) Includes DIP Facility Claim as of the anticipated commencement of the Liquidation Period equal to $45.3 million.

III.   CONCLUSIONS

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors at each Debtor, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of Assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7, and (iii) potential increases in claims which may arise in a liquidation, the Debtors have determined, as summarized on the charts below, that Confirmation of the Plan will provide Creditors with a recovery that is not less than they would receive pursuant to a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

IV.   RECOVERIES UNDER A HYPOTHETICAL CHAPTER 7 LIQUIDATION

Distribution of Liquidation Proceeds (Low - High)
($ in 000s)

                                   Alexander City          Cast-Matic             Columbus
                                  Castings Co., Inc.       Corporation          Foundry, L.P.
                                 -------------------   -------------------   -------------------
                                    Low       High       Low        High       Low        High
                                 --------   --------   --------   --------   --------   --------
Net Estimated Proceeds           $    215   $    333   $  6,577   $  8,366   $ 17,981   $ 24,747
Net Estimated Proceeds from
  Subsidiary (1)                        0          0          0          0          0          0
                                 --------   --------   --------   --------   --------   --------
  Total Net Estimated
    Proceeds                     $    215   $    333   $  6,577   $  8,366   $ 17,981   $ 24,747

DIP Facility Claims (m)                67         77      2,056      1,940      5,621      5,739
                                 --------   --------   --------   --------   --------   --------
  Recovery ($)                         67         77      2,056      1,940      5,621      5,739
  Recovery (%)                      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%

Secured Claims (n)                    241        273      7,372      6,850     20,037     20,251
                                 --------   --------   --------   --------   --------   --------
  Recovery ($)                        148        256      4,521      6,425     12,360     19,008
  Recovery (%)                       61.3%      93.8%      61.3%      93.8%      61.7%      93.9%

Admin Claims                            0          0        413        413      2,138      2,138
                                 --------   --------   --------   --------   --------   --------
  Recovery ($)                          0          0          0          0          0          0
  Recovery (%)                        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%

Priority Claims                        95         95        127        127        374        374
                                 --------   --------   --------   --------   --------   --------
  Recovery ($)                          0          0          0          0          0          0
  Recovery (%)                        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%

Unsecured Claims                  180,544    180,544    184,980    184,980    193,759    193,759
                                 --------   --------   --------   --------   --------   --------
  Recovery ($)                          0          0          0          0          0          0
  Recovery (%)                        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%

Residual Value                          0          0          0          0          0          0

                                      Diversified              Ganton               Intermet
                                    Diemakers, Inc.          Tech, Inc.           Corporation
                                   -------------------   -------------------   -------------------
                                     Low        High        Low       High        Low       High
                                   --------   --------   --------   --------   --------   --------
Net Estimated Proceeds             $ 19,457   $ 25,433   $ 11,015   $ 14,558   $  4,180   $  8,651
Net Estimated Proceeds from
  Subsidiary (l)                          0          0          0          0     19,927     23,735
                                   --------   --------   --------   --------   --------   --------
  Total Net Estimated
    Proceeds                       $ 19,457   $ 25,433   $ 11,015   $ 14,558   $ 24,107   $ 32,386

DIP Facility Claims (m)               6,082      5,898      3,443      3,376      1,307      2,006
                                   --------   --------   --------   --------   --------   --------
  Recovery ($)                        6,082      5,898      3,443      3,376      1,307      2,006
  Recovery (%)                        100.0%     100.0%     100.0%     100.0%     100.0%     100.0%

Secured Claims (n)                   21,788     20,822     10,558     11,733      4,484      7,062
                                   --------   --------   --------   --------   --------   --------
  Recovery ($)                       13,375     19,535      7,572     11,182      2,874      6,644
  Recovery (%)                         61.4%      93.8%      71.7%      95.3%      64.1%      94.1%

Admin Claims                            349        349      7,029      7,029     41,983     41,983
                                   --------   --------   --------   --------   --------   --------
  Recovery ($)                            0          0          0          0     19,927     23,735
  Recovery (%)                          0.0%       0.0%       0.0%       0.0%      47.5%      56.5%

Priority Claims                         606        606        430        430      2,022      2,022
                                   --------   --------   --------   --------   --------   --------
  Recovery ($)                            0          0          0          0          0          0
  Recovery (%)                          0.0%       0.0%       0.0%       0.0%       0.0%       0.0%

Unsecured Claims                    186,730    186,730    192,067    192,067    192,825    192,825
                                   --------   --------   --------   --------   --------   --------
  Recovery ($)                            0          0          0          0          0          0
  Recovery (%)                          0.0%       0.0%       0.0%       0.0%       0.0%       0.0%

Residual Value                            0          0          0          0          0          0

Distribution of Liquidation Proceeds (Low - High)
($ in 000s)


                          Intermet Holding Company  Intermet Illinois, Inc. Intermet International, Inc.  Intermet U.S Holding, Inc.
                          ------------------------  ----------------------- ----------------------------  --------------------------
                            Low            High         Low         High        Low           High            Low        High
                            ----           ----       --------    --------     -------     --------        ---------   --------
Net Estimated Proceeds      $  0           $  0       $      0    $      0     $59,823     $ 71,248        $  14,444   $ 22,114
Net Estimated Proceeds
  from Subsidiary (l)          0              0              0           0           0            0                0          0
                            ----           ----       --------    --------     -------     --------        ---------   --------
  Total Net Estimated
    Proceeds                $  0           $  0       $      0    $      0     $59,823     $ 71,248        $  14,444   $ 22,114

DIP Facility Claims (m)        0              0              0           0      12,467       11,016            4,515      5,129
                            ----           ----       --------    --------     -------     --------        ---------   --------
   Recovery ($)                0              0              0           0      12,467       11,016            4,515      5,129
   Recovery (%)              0.0%           0.0%           0.0%        0.0%      100.0%       100.0%           100.0%     100.0%

Secured Claims (n)             0              0              0           0      44,726       38,894           16,184     18,106
                            ----           ----       --------    --------     -------     --------        ---------   --------
   Recovery ($)                0              0              0           0      27,415       36,483            9,929     16,986
   Recovery (%)              0.0%           0.0%           0.0%        0.0%       61.3%        93.8%            61.4%      93.8%

Admin Claims                   0              0              0           0           0            0            1,695      1,695
                            ----           ----       --------    --------     -------     --------        ---------   --------
   Recovery ($)                0              0              0           0           0            0                0          0
   Recovery (%)              0.0%           0.0%           0.0%        0.0%        0.0%         0.0%             0.0%       0.0%

Priority Claims                0              0              0           0           7            7              433        433
                            ----           ----       --------    --------     -------     --------        ---------   --------
   Recovery ($)                0              0              0           0           7            7                0          0
   Recovery (%)              0.0%           0.0%           0.0%        0.0%      100.0%       100.0%             0.0%       0.0%

Unsecured Claims               0              0        181,944     181,944           7            7          188,865    188,865
                            ----           ----       --------    --------     -------     --------        ---------   --------
   Recovery ($)                0              0              0           0           7            7                0          0
   Recovery (%)              0.0%           0.0%           0.0%        0.0%      100.0%       100.0%             0.0%       0.0%

Residual Value                 0              0              0           0      19,927       23,735                0          0

                             Ironton Iron, Inc.     Lynchburg Foundry Company
                            --------------------    -------------------------
                              Low        High            Low        High
                            --------   --------       --------   --------
Net Estimated Proceeds      $      0   $      0       $  8,343   $ 11,046
Net Estimated Proceeds
  from Subsidiary (l)              0          0              0          0
                            --------   --------       --------   --------
  Total Net Estimated
    Proceeds                $      0   $      0       $  8,343   $ 11,046

DIP Facility Claims (m)            0          0          2,608      2,562
                            --------   --------       --------   --------
   Recovery ($)                    0          0          2,608      2,562
   Recovery (%)                  0.0%       0.0%         100.0%     100.0%

Secured Claims (n)                 0          0          9,257      9,035
                            --------   --------       --------   --------
   Recovery ($)                    0          0          5,735      8,484
   Recovery (%)                  0.0%       0.0%          62.0%      93.9%

Admin Claims                       0          0            416        416
                            --------   --------       --------   --------
   Recovery ($)                    0          0              0          0
   Recovery (%)                  0.0%       0.0%           0.0%       0.0%

Priority Claims                    9          9            466        466
                            --------   --------       --------   --------
   Recovery ($)                    0          0              0          0
   Recovery (%)                  0.0%       0.0%           0.0%       0.0%

Unsecured Claims             183,351    183,351        192,921    192,921
                            --------   --------       --------   --------
   Recovery ($)                    0          0              0          0
   Recovery (%)                  0.0%       0.0%           0.0%       0.0%

Residual Value                     0          0              0          0

Distribution of Liquidation Proceeds (Low - High)
($ in 000s)

                                Northern Castings                                                               Wagner Castings
                                   Corporation          Sudbury, Inc.       SUDM, Inc.     Tool Products,Inc.      Company
                               ------------------- ------------------- ------------------- ------------------- -------------------
                                  Low      High      Low       High       Low      High       low      High       Low      High
                               --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Net Estimated Proceeds         $  1,706  $  2,548  $      4  $      5  $      0  $      O  $ 12,085  $ 16,808  $  8,328  $ 11,948
Net Estimated Proceeds from
  Subsidiary (l)                      0         0         0         0         0         0         0         0         0         0
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Total Net Estimated Proceeds $  1,706  $  2,548  $      4  $      5  $      0  $      0  $ 12,085  $ 16,808  $  8,328  $ 11,948

DIP Facility Claims (m)             533       591         1         1         0         0     3,778     3,898     2,603     2,771
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Recovery ($)                      533       591         1         1         0         0     3,778     3,898     2,603     2,771
  Recovery (%)                    100.0%    100.0%    100.0%    100.0%      0.0%      0.0%    100.0%    100.0%    100.0%    100.0%

Secured Claims (n)                1,913     2,086         4         4         0         0    13,163    13,722     9,131     9,762
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Recovery ($)                    1,173     1,957         3         4         0         0     8,307    12,910     5,725     9,177
  Recovery (%)                     61.3%     93.8%     61.3%     93.8%      0.0%      0.0%     63.1%     94.1%     62.7%     94.0%

Admin Claims                        259       259         0         0         0         0       389       389    26,559    26,559
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Recovery ($)                        0         0         0         0         0         0         0         0         0         0
  Recovery (%)                      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%

Priority Claims                      40        40        27        27         0         0       194       194        15        15
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Recovery ($)                        0         0         0         0         0         0         0         0         0         0
  Recovery (%)                      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%

Unsecured Claims                183,212   183,212   183,424   183,424   180,544   180,544   189,848   189,848   208,143   208.143
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Recovery ($)                        0         0         0         0         0         0         0         0         0         0
  Recovery (%)                      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%

Residual Value                        0         0         0         0         0         0         0         0         0         0

                                      Wagner
                                   Havana, Inc.
                                -------------------
                                   Low      High
                                --------- ---------
Net Estimated Proceeds          $    693  $  1,267
Net Estimated Proceeds from
  Subsidiary (l)                       0         0
                                --------  --------
  Total Net Estimated Proceeds  $    693  $  1,267

DIP Facility Claims (m)              217       294
                                --------  --------
  Recovery ($)                       217       294
  Recovery (%)                     100.0%    100.0%

Secured Claims (n)                   777     1,038
                                --------  --------
  Recovery ($)                       476       973
  Recovery (%)                      61.3%     93.8%

Admin Claims                           8         8
                                --------  --------
  Recovery ($)                         0         0
  Recovery (%)                       0.0%      0.0%

Priority Claims                        0         0
                                --------  --------
  Recovery ($)                         0         0
  Recovery (%)                       0.0%      0.0%

Unsecured Claims                 182,235   182,235
                                --------  --------
  Recovery ($)                         0         0
  Recovery (%)                       0.0%      0.0%

Residual Value                         0         0

V. NET LIQUIDATION PROCEEDS DETAIL BY DEBTOR

                HYPOTHETICAL LIQUIDATION ANALYSIS ALEXANDER CITY

Estimated Liquidation Proceeds

                                                                                  Hypothetical Liquidation Value Range
                                                       Book Value                 -------------------------------------
                                                     12/31/2004 (a)                  Recovery %            Amount
                                                 ---------------------             ---------------     -------------
                                                                                    Low      High      Low     High
                                                                                   -----     -----     ----   ------
Cash and Equivalents (b)                             $          0                  100.0%    100.0%    $  0   $    0
Accounts Receivable, Net (c)                                    0                   65.0%     75.0%       0        0
Inventory (d)                                                 134                   40.0%     50.0%      54       67
Land (e)                                                       37                  100.0%    100.0%      37       37
Building and Improvements (net) (f)                           500                   30.0%     50.0%     150      250
Machinery and Equipment (net) (g)                              20                   20.0%     40.0%       4        8
Construction in Progress (h)                                    0                    0.0%     25.0%       0        0
Other Assets (i)                                                0                    0.0%      0.0%       0        0
Investment in Subsidiaries (j)                                  0                    0.0%      0.0%       0        0
                                                     ------------                                      ----   ------
  Total                                              $        691                                      $245   $  362
                                                     ============                                      ====   ======
Liquidation Fees, Expenses and Wind Down Costs (k)                                  12.0%      8.0%   ($ 29) ($   29)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                                           $215   $  333

                  HYPOTHETICAL LIQUIDATION ANALYSIS CAST-MATIC

Estimated Liquidation Proceeds

                                                                      Hypothetical Liquidation Value Range
                                                        Book Value    -------------------------------------
                                                      12/31/2004 (a)     Recovery %            Amount
                                                      ---------------  ---------------     ---------------
                                                                        Low      High       Low     High
                                                                       -----     -----     ------   ------
Cash and Equivalents (b)                              $           0    100.0%    100.0%    $    0   $    0
Accounts Receivable, Net (c)                                  5,601     65.0%     75.0%     3,641    4,201
Inventory (d)                                                 2,436     30.0%     30.0%       731      731
Land (e)                                                         42    100.0%    100.0%        42       42
Building and Improvements (net) (f)                           1,876     30.0%     50.0%       563      938
Machinery and Equipment (net) (g)                            11,806     21.2%     26.7%     2,498    3,149
Construction in Progress (h)                                    128      0.0%     25.0%         0       32
Other Assets (i)                                                  0      0.0%      0.0%         0        0
Investment in Subsidiaries (j)                                    0      0.0%      0.0%         0        0
                                                      -------------                       -------  -------
   Total                                              $      21,889                        $7,474   $9,093
                                                      =============                       =======  =======

Liquidation Fees, Expenses and Wind Down Costs (k)                      12.0%      8.0%   ($  897) ($  727)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                               $6,577   $8,366

               HYPOTHETICAL LIQUIDATION ANALYSIS COLUMBUS FOUNDRY

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004 (a)     Recovery %            Amount
                                                 --------------   ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $           l    100.0%    100.0%  $     1    $     1
Accounts Receivable, Net (c)                            19,253     65.0%     75.0%  $12,514    $14,440
Inventory (d)                                            7,279     45.9%     48.4%    3,341      3,524
Land (e)                                                   345    100.0%    100.0%      345        345
Building and Improvements (net) (f)                      3,609     30.0%     50.0%    1,083      1,805
Machinery and Equipment (net) (g)                       27,054     11.6%     25.0%    3,149      6,773
Construction in Progress (h)                                51      0.0%     25.0%        0         13
Other Assets (i)                                           635      0.0%      0.0%        0          0
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------   --------
   Total                                         $      58,227                      $20,432    $26,899
                                                 =============                      =======   ========

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0%  ($2,452)   ($2,152)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                        $17,981    $24,747

            HYPOTHETICAL LIQUIDATION ANALYSIS DIVERSIFIED DIEMAKERS

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004 (a)     Recovery %            Amount
                                                 --------------   ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $          30    100.0%    100.0%  $    30    $    90
Accounts Receivable, Net (c)                            10,702     65.0%     75.0%  $ 6,956    $ 8,927
Inventory (d)                                           11,432     43.7%     45.0%    4,999      5,240
Land (e)                                                   890    100.0%    100.0%      890        890
Building and Improvements (net) (f)                     10,197     30.0%     50.0%    3,059      5,098
Machinery and Equipment (net) (g)                       23,211     26.6%     34.9%    6,176      8,110
Construction in Progress (h)                             1,000      0.0%     25.0%        0        250
Other Assets (i)                                           430      0.0%      0.0%        0          0
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------    -------
   Total                                         $      57,892                      $22,110    $27,645
                                                 =============                      =======    =======

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0%  ($2,653)   ($2,212)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                        $19,457    $25,433

             HYPOTHETICAL LIQUIDATION ANALYSIS GANTON TECHNOLOGIES

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004 (a)     Recovery %            Amount
                                                 --------------   ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $         185    100.0%    100.0%  $   185    $   185
Accounts Receivable, Net (c)                             9,897     65.0%     75.0%    6,433      7,423
Inventory (d)                                            5,329     14.2%     16.1%      758        859
Land (e)                                                   630    100.0%    100.0%      630        630
Building and Improvements (net) (f)                      7,595     30.0%     50.0%    2,279      3,798
Machinery and Equipment (net) (g)                       11,674     19.1%     23.3%    2,232      2,721
Construction in Progress (h)                               831      0.0%     25.0%        0        208
Other Assets (i)                                           734      0.0%      0.0%        0          0
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------   --------
         Total                                   $      36,925                      $12,517    $15,824
                                                 =============                      =======   ========

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0% ($ 1,502)  ($ 1,266)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                        $11,015    $14,558

             HYPOTHETICAL LIQUIDATION ANALYSIS INTERMET CORPORATION

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004 (a)     Recovery %            Amount
                                                 --------------   ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $       1,477    100.0%    100.0%  $ 1,477    $ 1,477
Accounts Receivable, Net (c)                             1,579     65.0%     75.0%    1,026      1,184
Inventory (d)                                                0      0.0%      0.0%        0          0
Land (e)                                                     0    100.0%    100.0%        0          0
Building and Improvements (net) (f)                          0     30.0%     50.0%        0          0
Machinery and Equipment(net) (g)                             0      0.0%      0.0%        0          0
Construction in Progress (h)                                 0      0.0%     25.0%        0          0
Other Assets (i)                                        22,474     10.0%     30.0%    2,247      6,742
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------    -------
  Total                                          $      25,529                      $ 4,750    $ 9,403
                                                 =============                      =======    =======

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0% ($  570)    ($  752)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                        $ 4,180    ($8,651)

             HYPOTHETICAL LIQUIDATION ANALYSIS INTERMET HOLDING CO.

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004(a)      Recovery %            Amount
                                                 ---------------  ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $           0    100.0%    100.0%  $     0    $     0
Accounts Receivable, Net (c)                                 0     65.0%     75.0%        0          0
Inventory (d)                                                0      0.0%      0.0%        0          0
Land (e)                                                     0    100.0%    100.0%        0          0
Building and Improvements (net) (f)                          0     30.0%     50.0%        0          0
Machinery and Equipment (net) (g)                            0      0.0%      0.0%        0          0
Construction in Progress (h)                                 0      0.0%     25.0%        0          0
Other Asset (i)                                              0      0.0%      0.0%        0          0
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------    -------
   Total                                         $           0                      $     0    $     0
                                                 =============                      =======    =======

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0%  $     0    $     0

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                        $     0    $     0

              HYPOTHETICAL LIQUIDATION ANALYSIS INTERMET ILLINOIS

Estimated Liquidation Proceeds

                                                                 Hypothetical Liquidation Value Range
                                                   Book Value    -------------------------------------
                                                 12/31/2004(a)      Recovery %            Amount
                                                 ---------------  ---------------   ------------------
                                                                   Low      High     Low        High
                                                                  -----     -----   -------    -------
Cash and Equivalents (b)                         $           0    100.0%    100.0%  $     0    $     0
Accounts Receivable, Net (c)                                 0     65.0%     75.0%        0          0
Inventory (d)                                                0      0.0%      0.0%        0          0
Land (e)                                                     0    100.0%    100.0%        0          0
Building and Improvements (net) (f)                          0     30.0%     50.0%        0          0
Machinery and Equipment (net) (g)                            0      0.0%      0.0%        0          0
Construction in Progress (h)                                 0      0.0%     25.0%        0          0
Other Assets (i)                                             0      0.0%      0.0%        0          0
Investment in Subsidiaries (j)                               0      0.0%      0.0%        0          0
                                                 -------------                      -------    -------
   Total                                         $           0                      $     0    $     0
                                                 =============                      =======    =======

Liquidation Fees, Expenses and Wind Down Costs (k)                 12.0%      8.0%  $     0    $     0

Net Estimated Proceeds Available for                                                $     0    $     0
Distribution to Stakeholders

            HYPOTHETICAL LIQUIDATION ANALYSIS INTERMET INTERNATIONAL

Estimated Liquidation Proceeds

                                                       Hypothetical Liquidation Value Range
                                                       ------------------------------------
                                                         Recovery %            Amount
                                     Book Value        --------------    ------------------
                                    12/31/2004 (a)      Low     High       Low       High
                                    -------------      -----    -----    --------   -------
Cash and Equivalents (b)            $       0          100.0%   100.0%   $      0   $      0
Accounts Receivable, Net (c)                0           65.0%    75.0%          0          0
Inventory (d)                               0            0.0%     0.0%          0          0
Land (e)                                    0          100.0%   100.0%          0          0
Building and Improvements (net) (f)         0           30.0%    50.0%          0          0
Machinery and Equipment (net) (g)           0            0.0%     0.0%          0          0
Construction in  Progress (h)               0            0.0%     0.0%          0          0
Other Assets (i)                            0            0.0%     0.0%          0          0
Investment in Subsidiaries (j)         30,144          206.7%   241.2%     62,316     72,702
                                    ---------                            --------   --------
  Total                             $  30,144                            $ 62,316   $ 72,702
                                    =========                            ========   ========
Liquidation Fees, Expenses and
Wind Down Costs (k)                                      4.0%     2.0%   ($2,493)   ($1,454)

Net Estimated Proceeds
Available for Distribution to Stakeholders                               $59,823     $71,248

            HYPOTHETICAL LIQUIDATION ANALYSIS INTERMET U.S. HOLDINGS

Estimated Liquidation Proceeds

                                                            Hypothetical Liquidation Value Range
                                                          --------------------------------------
                                                              Recovery %             Amount
                                          Book Value      ----------------    ------------------
                                         12/31/2004 (a)     Low      High       Low       High
                                         ------------     -------    -----    -------    -------
Cash and Equivalents (b)                 $           1     100.0%    100.0%   $     1    $     1
Accounts Receivable, Net (c)                     8,667      65.0%     75.0%     5,634      6,900
Inventory (d)                                    6,120      15.5%     16.8%       948      1,026
Land (e)                                 $         862     100.0%    100.0%       862        862
Building and Improvements (net) (f)             23,381      30.0%     50.0%     7,014     11,691
Machinery and Equipment (net) (g)               20,381       9.6%     19.4%     1,955      3,990
Construction in Progress (h)                        29       0.0%     25.0%         0          7
Other Assets (i)                                 1,438       0.0%      0.0%         0          0
Investment in Subsidiaries (j)                       0       0.0%      0.0%         0          0
                                         -------------                        -------    -------
  Total                                  $      60,879                        $16,414    $24,037
                                         =============                        =======    =======
Liquidation Fees, Expenses and
Wind Down Costs (k)                                          12.0%     8.0%   ($1,970)   $ 1,923

Net Estimated Proceeds Available
for Distribution to Stakeholders                                              $14,444    $22,114

                 HYPOTHETICAL LIQUIDATION ANALYSIS IRONTON IRON

Estimated Liquidation Proceeds

                                                           Hypothetical Liquidation Value Range
                                                         --------------------------------------
                                                             Recovery %             Amount
                                          Book Value     ----------------   -------------------
                                         12/31/2004 (a)   Low      High       Low       High
                                         ------------    -------   -----    -------    -------
Cash and Equivalents (b)                 $           0    100.0%   100.0%   $     0    $      0
Accounts Receivable Net (c)                          0     65.0%    75.0%         0           0
Inventory (d)                                        0      0.0%     0.0%         0           0
Land (e)                                             0    100.0%   100.0%         0           0
Building and Improvements (net) (f)                  0     30.0%    50.0%         0           0
Machinery and Equipment (net) (g)                    0      0.0%     0.0%         0           0
Construction in Progress (h)                         0      0.0%    25.0%         0           0
Other Assets (i)                                     0      0.0%     0.0%         0           0
Investment in Subsidiaries (j)                       0      0.0%     0.0%         0           0
                                         -------------                      -------    --------
  Total                                  $           0                      $     0    $      0
                                         =============                      =======    ========

Liquidation Fees, Expenses and Wind
Down Costs (k)                                             12.0%     8.0%   $     0    $      0

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                $     0    $      0

              HYPOTHETICAL LIQUIDATION ANALYSIS: LYNCHBURG FOUNDRY



Estimated Liquidation Proceeds
                                                           Hypothetical Liquidation Value Range
                                                          --------------------------------------
                                                             Recovery %             Amount
                                          Book Value      ----------------   -------------------
                                         12/31/2004(a)      Low      High      Low        High
                                         -------------    -------   ------   -------    --------
Cash and Equivalents (b)                 $           0     100.0%   100.0%   $     0    $      0
Accounts Receivable, Net (c)                     6,540      65.0%    75.0%     4,251       4,905
Inventory (d)                                    3,722      66.7%    74.5%     2,481       2,774
Land (e)                                           670     100.0%   100.0%       670         670
Building and Improvements (net) (f)              2,348      30.0%    50.0%       704       1,174
Machinery and Equipment (net) (g)               11,705      11.7%    20.7%     1,375       2,419
Construction in Progress (h)                       261       0.0%    25.0%         0          65
Other Assets (i)                                   495       0.0%     0.0%         0           0
Investment in Subsidiaries (j)                       0       0.0%     0.0%         0           0
                                         -------------                       -------    --------
  Total                                  $      25,741                       $ 9,481    $ 12,007
                                         =============                       =======    ========
Liquidation Fees, Expenses and Wind
Down Costs (k)                                              12.0%     8.0%  ($ 1,138)  ($    961)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                 $ 8,343    $ 11,046

              HYPOTHETICAL LIQUIDATION ANALYSIS: NORTHERN CASTINGS



Estimated Liquidation Proceeds
                                                            Hypothetical Liquidation Value Range
                                                          --------------------------------------
                                                             Recovery %             Amount
                                          Book Value      ----------------   -------------------
                                         12/31/2004(a)     Low      High      Low        High
                                         -------------    -------   ------   -------    --------
Cash and Equivalents (b)                 $           0     100.0%   100.0%   $     0    $      0
Accounts Receivable, Net (c)                     1,723      65.0%    75.0%     1,120       1,292
Inventory (d)                                      536      61.4%    71.6%       329         384
Land (e)                                            12     100.0%   100.0%        12          12
Building and Improvements (net) (f)                706      30.0%    50.0%       212         353
Machinery and Equipment (net) (g)                1,037      25.7%    70.3%       266         729
Construction in Progress (h)                         0       0.0%    25.0%         0           0
Other Assets (i)                                   129       0.0%     0.0%         0           0
Investment in Subsidiaries (j)                       0       0.0%     0.0%         0           0
                                         -------------                       -------    --------
   Total                                 $       4,143                       $ 1,939    $  2,770
                                         =============                       =======    ========
Liquidation Fees, Expenses and Wind
Down Costs (k)                                               12.0%    8.0%  ($   233)  ($    222)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                 $ 1,706    $  2,548

                   HYPOTHETICAL LIQUIDATION ANALYSIS: SUDBURY



Estimated Liquidation Proceeds
                                                           Hypothetical Liquidation Value Range
                                                          --------------------------------------
                                                             Recovery %             Amount
                                          Book Value      ----------------   -------------------
                                         12/31/2004(a)      Low      High      Low        High
                                         -------------    -------   ------   -------    --------
Cash and Equivalents (b)                 $           0     100.0%   100.0%   $     0    $      0
Accounts Receivable, Net (c)                         7      65.0%    75.0%         5           5
Inventory (d)                                        0       0.0%     0.0%         0           0
Land (e)                                             0     100.0%   100.0%         0           0
Building and Improvements (net) (f)                  0      30.0%    50.0%         0           0
Machinery and Equipment (net) (g)                    0       0.0%     0.0%         0           0
Construction in Progress (h)                         0       0.0%    25.0%         0           0
Other Assets (i)                                    77       0.0%     0.0%         0           0
Investment in Subsidiaries (j)                       0       0.0%     0.0%         0           0
                                         -------------                       -------    --------
  Total                                  $          84                       $     5    $      5
                                         =============                       =======    ========

Liquidation Fees, Expenses and Wind
Down Costs (k)                                              12.0%    8.0%  ($     1)  ($      0)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                 $     4    $      5

                 Hypothetical Liquidation Analysis: SUDM, Inc.

Estimated Liquidation Proceeds
                                                          HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                           ------------------------------------
                                                            Recovery %         Amount
                                           Book Value     -------------      -----------
                                         12/31/2004(a)     Low    High       Low    High
                                         ---------------  -----  ------      ---    ----
Cash and Equivalents(b)                         $0        100.0% 100.0%      $0     $0
Accounts Receivable, Net(c)                      0         65.0%  75.0%       0      0
Inventory(d)                                     0          0.0%   0.0%       0      0
Land(e)                                          0        100.0% 100.0%       0      0
Building and Improvements (net)(f)               0         30.0%  50.0%       0      0
Machinery and Equipment (net)(g)                 0          0.0%   0.0%       0      0
Construction in Progress(h)                      0          0.0%  25.0%       0      0
Other Assets(i)                                  0          0.0%   0.0%       0      0
Investment in Subsidiaries(j)                    0          0.0%   0.0%       0      0
                                                --                           --     --
   Total                                        $0                           $0     $0
                                                ==                           ==     ==
Liquidation Fees, Expenses and Wind Down
Costs(k)                                                   12.0%   8.0%      $0     $0

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                 $0     $0

                HYPOTHETICAL LIQUIDATION ANALYSIS: TOLL PRODUCTS


Estimated Liquidation Proceeds
                                                            Hypothetical Liquidation Value Range
                                                            ------------------------------------
                                                              Recovery %             Amount
                                              Book Value    -------------      -----------------
                                           12/31/2004(a)     Low    High         Low      High
                                           ---------------  -----  ------      -------  --------
Cash and Equivalents(b)                      $      3       100.0% 100.0%      $     3  $      3
Accounts Receivable, Net(c)                     7,316        65.0%  75.0%        4,755     5,487
Inventory(d)                                    3,908        41.5%  62.8%        1,624     2,456
Land(e)                                           356       100.0% 100.0%          356       356
Building and Improvements (net)(f)              8,041        30.0%  50.0%        2,412     4,021
Machinery and Equipment (net)(g)               13,414        34.2%  43.0%        4,582     5,765
Construction in Progress(h)                       729         0.0%  25.0%            0       182
Other Assets(i)                                   590         0.0%   0.0%            0         0
Investment in Subsidiaries(j)                       0         0.0%   0.0%            0         0
                                             --------                          -------  --------
   Total                                     $ 34,357                          $13,733  $ 18,269
                                             ========                          =======  ========

Liquidation Fees, Expenses and Wind Down
Costs(k)                                                     12.0%    8.0%    ($ 1,648)($  1,462)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                   $12,085  $ 16,308

               HYPOTHETICAL LIQUIDATION ANALYSIS: WAGNER CASTINGS

Estimated Liquidation Proceeds
                                                           Hypothetical Liquidation Value Range
                                                           ------------------------------------
                                                             Recovery %             Amount
                                             Book Value    -------------      ------------------
                                          12/31/2004(a)     Low    High         Low       High
                                          ---------------  -----  ------      -------   --------
Cash and Equivalents(b)                     $        32    100.0% 100.0%      $    32   $     32
Accounts Receivable, Net(c)                       8,041     65.0%  75.0%        5,227      6,031
Inventory(d)                                      5,096     33.3%  33.6%        1,699      1,965
Land(e)                                             343    100.0% 100.0%          343        343
Building and Improvements (net)(f)                  816     30.0%  50.0%          245        406
Machinery and Equipment (net)(g)                 12,203     15.7%  32.6%        1,919      3,984
Construction in Progress(h)                         899      0.0%  25.0%            0        225
Other Assets(i)                                   1,264      0.0%   0.0%            0          0
Investment in Subsidiaries(j)                         0      0.0%   0.0%            0          0
                                            -----------                       -------   --------
   Total                                    $    28,694                       $ 9,464   $ 12,987
                                            ===========                       =======   ========
Liquidation Fees, Expenses and Wind
Down Costs(k)                                               12.0%   8.0%     ($ 1,136) ($  1,039)

Net Estimated Proceeds Available for
Distribution to Stakeholders                                                  $ 8,328   $ 11,948

                HYPOTHETICAL LIQUIDATION ANALYSIS: WAGNER HAVANA

Estimated Liquidation Proceeds
                                                                                   Hypothetical Liquidation Value Range
                                                                                   -------------------------------------
                                                                                      Recovery %             Amount
                                                                     Book Value    ----------------     ----------------
                                                                    12/31/2004(a)   Low        High      Low       High
                                                                    -------------  -----      -----     -----     ------
Cash and Equivalents(b)                                                $     0     100.0%     100.0%    $   0     $    0
Accounts Receivable, Net(c)                                                 68      65.0%      75.0%       44         51
Inventory(d)                                                               248      40.0%      50.0%       99        124
Land(e)                                                                      6     100.0%     100.0%        6          6
Building and Improvements(net)(f)                                          793      30.0%      50.0%      238        397
Machinery and Equipment (net)(g)                                         2,000      20.0%      40.0%      400        800
Construction in Progress(h)                                                  0       0.0%      25.0%        0          0
Other Assets(i)                                                              0       0.0%       0.0%        0          0
Investment in Subsidiaries(j)                                                0       0.0%       0.0%        0          0
                                                                       -------                          -----     ------
  Total                                                                $ 3,115                          $ 787     $1,378
                                                                       =======                          =====     ======

Liquidation Fees, Expenses and Wind Down Costs(k)                                   12.0%       8.0%   ($  94)   ($  110)
                                                                                                        -----     ------
Net Estimated Proceeds Available for Distribution to Stakeholders                                       $ 693     $1,267

NOTES TO LIQUIDATION ANALYSIS

(a) BOOK VALUES AS OF DECEMBER 31, 2004. Unless otherwise stated, the book values contained/presented in the Liquidation Analysis are book values as of December 31, 2004. These actual balances are used as a reference point for the analysis and, as described in the introduction to the Liquidation Analysis, are used as the value for which percentage recoveries for the liquidation of certain assets (e.g., accounts receivable) are based. Management of the Debtors provided all December 31, 2004 book values.

(b) CASH AND EQUIVALENTS. Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable.

(c) ACCOUNTS RECEIVABLE. Estimated proceeds realizable from short-term and long-term accounts receivable under a liquidation are based on management's assessment of the ability of the Debtors to collect on their accounts, taking into consideration the credit quality and aging of the accounts. The liquidation range of 65%-75% of book value is an estimate of the proceeds that would be available in a "forced sale" or liquidation scenario. This range conservatively takes into account the inevitable difficulty in collecting receivables and any concessions or off-sets which might be required to facilitate the collection of certain accounts.

(d) INVENTORY. Inventory includes finished goods, work-in-progress and raw materials. The range of liquidation values is derived from an inventory appraisal recently produced by a third party appraiser for the following Debtors based on December 31, 2004 account balances: Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Tool Products, Inc. and Wagner Castings Company. The low point of the range reflects the forced sale of all inventory including work-in-progress in "as is" condition. The high point of the range reflects the conversion of certain work-in-progress inventory into finished goods. For the remaining entities for which appraisals were not available, estimates were based on the average range of liquidation values/recoveries at the Debtors listed above. Those Debtors for which inventory appraisals were unavailable include Alexander City Casting Company, Inc., Intermet Corporation, Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Ironton Iron, Inc., Sudbury, Inc., SUDM, Inc., and Wagner Havana, Inc.

(e) LAND. Estimated proceeds realizable from the liquidation of land/real estate reflect 100% of book value. No appraisals of land/real estate assets were available for use in the liquidation analysis, and no provision for environmental costs related to, for example, remediation were taken into account.

(f) BUILDINGS AND IMPROVEMENTS. Estimated proceeds realizable from the sale of building and improvements reflect a range of 30% - 50%.

(g) MACHINERY AND EQUIPMENT. Machinery and equipment includes machinery, equipment and inventory of spare parts and safety equipment. The range of liquidation proceeds is derived from machinery and equipment appraisals recently produced by a third party appraiser for the following Debtors based on December 31, 2004 account balances: Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Tool Products, Inc. and Wagner Castings Company. The low range reflects a forced liquidation over an abbreviated period whereas the high range reflects an orderly liquidation over a longer timeframe. For the remaining entities for which appraisals were not available, estimates were based on the average range of liquidation values/recoveries at the debtors listed above. Those Debtors for which appraisals were unavailable include Alexander City Casting Company, Inc., Intermet Corporation, Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Ironton Iron, Inc., Sudbury, Inc., SUDM, Inc., and Wagner Havana, Inc.

(h) CONSTRUCTION IN PROGRESS. Management estimates that fixed assets under construction would yield limited to no value in a forced liquidation scenario, resulting in a recovery range of 0%-25%.

(i) OTHER ASSETS. Management estimates that other assets, which include tooling intangibles, prepaid assets, deposits, and unamortized bank fees would not yield significant value in a forced liquidation scenario, and accordingly have been ascribed 0% recovery. Other assets at Intermet Corporation, however, do include items, such as cash deposits, which have some tangible value. Consequently, the recoveries for other assets at Intermet Corporation ranges from 10%-30%.

(j) INVESTMENTS IN SUBSIDIARIES. Reflects the book value of the equity ownership in the Debtors' European operations at Intermet International, Inc.

(k) LIQUIDATION FEES AND EXPENSES. Chapter 7 trustee fees, other professional fees and wind-down costs are estimated to be 8%-12% of gross sales proceeds. In the case of Intermet International, liquidation fees and expenses reflect professional fees that would be incurred in the sale of the European operations, which are estimated at 2%-4% of gross sales proceeds.

(l) NET ESTIMATED PROCEEDS FROM SUBSIDIARY. Applies only to Intermet Corporation's recovery of value from its stock ownership in Intermet International which, in turn, recovers value from its stock ownership in Intermet's European subsidiaries. The Liquidation Analysis assumes a distressed sale of these European subsidiaries, with proceeds, after payment of net debt and transaction fees, going to Intermet International.

(m) DIP FACILITY CLAIMS. Reflects the projected DIP balance as of the anticipated commencement of the Liquidation Period.

(n) SECURED CLAIMS. Pre-Petition Lender Claims and Secured Claims have security interests in the domestic entities as well as two-thirds of the equity value of the European operations. These Claims are allocated proportionally by Debtor based on the net proceeds available at each Debtor to satisfy Secured Claims.

                                    EXHIBIT G

           PROJECTED FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS

I.    PRINCIPAL ASSUMPTIONS FOR THE PROJECTIONS

A.    GENERAL

      1. Methodology. The Projections are based upon detailed operating budgets for the Debtors for the three-year period ending December 31, 2007, which were developed by management of the Debtors and CMD at the plant level in North America and on a consolidated basis in Europe. The projections for the calendar years 2008 through 2009 were developed by management of the Debtors and Lazard and were prepared on the same basis as 2005 through 2007, but through trending analysis using key top-down assumptions. Sales for all periods were developed by management of the Debtors on a part-by-part buildup at each plant based on current booked business as well as estimates for future business opportunities.

      2. Plan Consummation. The operating assumptions assume the Plan will be confirmed and consummated by August 31, 2005.

      3. Macroeconomic and Industry Environment. The Projections reflect currently forecasted build volumes per recent OEM estimates, steel prices consistent with current levels experienced by the Debtors and a rising interest rate environment.

B.    PROJECTED STATEMENTS OF OPERATIONS

      1. Net Sales. Consolidated revenues, estimated to be $837.2 million in 2004, are projected to increase by 0.8% in 2005 to $844.2 million, and then to continue to grow through the projection period, peaking in 2009 at $1,050.7 million. Sales for all periods were developed on a part-by-part buildup at each plant based on current booked business as well as estimates for future business opportunities.

      2. Gross Margin. Gross margin is projected to be 4.1% in 2005, increasing to 10.9% in 2009 based on more efficient production as unprofitable facilities are closed or sold and optimum capacities and efficiencies are realized at the continuing facilities. Gross margin also improves as a larger sales base absorbs fixed costs.

      3. Selling, General and Administrative Expenses ("SG&A"). SG&A includes corporate, research and development and customer support expenses. These expenses decrease from $43.4 million in 2005 to $40.2 million in 2006, reflecting cost savings relating to the closure of multiple facilities in 2005. By 2009, selling, general and administrative expenses grow to $43.7 million, consistent with the increase in sales experienced during the 2006-2009 period.

      4. Other Operating Costs. Reflects legacy costs at the Debtors' inactive and discontinued operations including property taxes, utility expense, insurance premiums, and general maintenance expense.

      5. Interest Expense. Interest expense reflects the accrual and payment of interest on the Debtors' Pre-Petition Credit Facility and DIP Facility until the Effective Date; and on a $170 million floating-rate term loan, a $90 million floating-rate revolving credit facility after the Effective Date, and on various credit facilities in Europe. The European debt is assumed to be paid down with European cash in excess of $20 million and interest expense is affected accordingly. Interest expense also includes letters of credit fees and agency fees.

      6. Other Expense. Reflects interest expense and interest income on certain intercompany obligations, charges to and from affiliates and gains and losses on foreign exchange transactions.

      7. Restructuring Costs. Includes fees paid to professionals advising the Debtors, fees paid to DIP Lenders and Exit Lenders, fees paid to the Initial Committed Purchasers, payments pursuant to the KERP and other one-time charges / expenses. Cancellation of indebtedness income which is incurred on the Effective Date is also included as income in this line item.

      8. Income Tax Provision. Income taxes in North America and Europe were prepared by management of the Debtors, with the assistance of tax and financial advisors. North American taxes reflect the impact of cancellation of debt income on the Effective Date and differences between tax and book pretax income are adjusted accordingly. Taxes presented in North America reflect these differences as well as the application of pre-petition tax attributes to offset taxable income subject to Section 382(1)(6) limitations. Income taxes in Europe were approximated by the Debtors' tax advisors. Book taxes in Europe are assumed to equal cash taxes.

C.    PROJECTED STATEMENTS OF CASH FLOW

      1. Working Capital. Accounts receivable are projected to be outstanding for 50-60 days during the projection period, reflecting historical trends. Accounts payable are projected to be outstanding for 5 days in 2005 in North America. The days outstanding in North America increases thereafter to 30 days by 2007 and remains constant through 2009. Inventory days-on-hand are based on historical trends of approximately 20 days in North America and 45 days in Europe.

      2. Capital Expenditures. Capital expenditures are expected to total $43.6 million for 2005. This figure is projected to increase to $50.5 million in 2006 reflecting certain catch-up expenditures and continue in a normalized range of $40-$50 million per year in 2007-2009. Capital expenditure projections were developed by management of the Debtors based on specific capital projects and planned improvements at specific facilities.

      3. Proceeds from Asset Sales. Reflects the estimated sale proceeds from certain property, machinery and equipment and other assets related to discontinued or inactive facilities.

      4. Increase/(Decrease) in Borrowings. Reflects seasonal borrowings and repayments on the DIP and post-emergence revolving credit facility as well as repayments of debt in Europe based on a $20 million minimum cash balance in Europe.

      5. Changes in Other Financing. Reflects the $75 million Rights Offering on the Effective Date and some miscellaneous debt borrowing and repayments in Europe.

II.   PROJECTED BALANCE SHEET STATEMENT

      Fresh Start Accounting

      The American Institute of Certified Public Accountants ("AICPA") has issued Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). The Projections have been prepared in accordance with the fresh-start reporting principles set forth in the SOP 90-7, giving effect thereto as of August 31, 2005, subject to significant simplifying assumptions.

      The Pro Forma Reorganized Balance Sheet ("Reorganized Balance Sheet") is based on an Estimated Pre-Reorganization Balance Sheet, as modified by "Reorganization" and "Fresh-Start" adjustments. The Pre-Reorganization Balance Sheet provides estimates of assets and liabilities just prior to confirmation, including liabilities subject to compromise recorded in accordance with the SOP 90-7. The Reorganization Adjustments adjust the Pre-Reorganization Balance Sheet for the discharge of administrative claims and of estimated claims allowed by the Court upon confirmation. The Fresh-Start Adjustments further adjusts the Pre-Reorganization Balance Sheet of the emerging entity to:

      1. Reflect the reorganization value of the assets;

      2. Allocate the reorganization value among the assets; and

      3. Reflect each liability at the plan confirmation date at its fair value.

      Reorganization value approximates the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets immediately after restructuring. Determination of the reorganization value requires a detailed valuation of all of the Reorganized Debtors' identifiable assets as of the Effective Date, including working capital assets, fixed assets and identifiable intangible assets such as third-party contracts. Allocation of the reorganization value among assets involves revaluing each of these assets at its fair value. Each liability of the emerging entity is reflected at its fair value.

      The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtors' will be required to determine their reorganization value as of the Effective Date. Reorganization value may change depending on the amount of cash retained upon emergence. The actual reorganization and fresh start adjustments will depend on the balance sheet as of the actual confirmation date and a final determination of the fair value appraisals. Such fair value appraisals could be materially higher or lower than the values assumed in the foregoing computations. In all events, the determination of reorganization value and the fair value of Reorganized Debtors' assets, as well as the determination of their actual liabilities, will be made as of the Effective Date. Furthermore, the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

PRO FORMA PROJECTED BALANCE SHEET (UNAUDITED)
(AS OF AUGUST 31, 2005)

    INTERMET CORPORATION
    ($ in millions)

                                                   Estimated                                               Pro Forma
                                               Pre-Reorganization                                         Reorganized
                                                    Balance           Reorganization    "Fresh Start"       Balance
                                                     Sheet                 Adj.              Adj.          Sheet(a)
                                               ------------------     --------------    -------------     -----------
ASSETS
 CURRENT ASSETS
    Cash and Equivalents                              $ 19.4             $   6.3(b)              -          $  25.6
    Total Receivables                                  125.9                   -                 -            125.9
    Inventory                                           64.5                   -                 -             64.5
    Other Current Assets                                 9.1                   -                 -              9.1
                                                      ------             -------             -----          -------
      Total Current Assets                            $218.8             $   6.3             $ 0.0          $ 225.1

 NON CURRENT ASSETS
    Fixed Assets, Net                                  271.9                   -                 -            271.9
    Other Assets                                        23.5                   -              53.3(c)          76.8
                                                      ------             -------             -----          -------
      TOTAL ASSETS                                    $514.2             $   6.3             $53.3          $ 573.8
                                                      ======             =======             =====          =======

LIABILITIES & SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
    Accounts Payable                                  $ 22.1                   -                 -          $  22.1
    Accrued Liabilities                                 62.0                (1.7)(d)             -             60.2
    Accrued Interest                                     1.2                   -                 -              1.2
                                                      ------             -------             -----          -------
      Total Current Liabilities                       $ 85.2            ($   1.7)            $ 0.0          $  83.5

 NON-CURRENT LIABILITIES
    DIP                                               $ 45.3            ($  45.3)(e)             -                -
    Exit Revolver                                        0.0                   -                 -                -
    Long Term Debt                                      20.2               170.0 (f)             -            190.2
    Pre-Petition Liabilities                           166.5              (166.5)(g)          39.3(k)             -
    Retirement Benefits                                 88.7                (5.2)(h)             -            122.8
    Other Long-Term Liabilities                          9.9                   -                 -              9.9
                                                      ------             -------             -----          -------
      Total Non-Current Liabilities                    330.6               (47.0)             39.3            322.9

 Liabilities Subject To Compromise                     248.3              (248.3)(i)             -                -
                                                      ------             -------             -----          -------
    TOTAL LIABILITIES                                 $664.1            ($ 297.1)            $39.3          $ 406.3

 Shareholders' Equity                                ($149.8)            $ 303.3 (j)         $14.0(l)       $ 167.5
                                                      ------             -------             -----          -------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY          $514.2             $   6.3             $53.3          $ 573.8
                                                      ======             =======             =====          =======

      NOTES TO PRO FORMA PROJECTED BALANCE SHEET

(a) The pro forma balance sheet adjustments contained herein account for (i) the reorganization and related transactions pursuant to the Plan and (ii) the implementation of "fresh start" accounting pursuant to SOP 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, as issued by the AICPA. The fresh start adjustments are based on a total equity value of $167.5 million consistent with the mid-point of Lazard's Enterprise Valuation.

(b) Reflects $6.3 million in cash created in North America by proceeds received from the Exit Facility financing and the Rights Offering, partially offset by the repayment of the DIP facility, Pre-Petition Credit Facility, Pre-Petition Senior Bonds, payments made to unsecured creditors, fees paid to various professionals, lenders and the Backstop Parties, KERP payments and pension payments.

(c) Reflects a $53.3 million increase in intangible assets due to the excess value of the Reorganized Intermet over the fair value of its assets.

(d)   Reflects a $1.7 million KERP cash payment.

(e)   Reflects repayment of the DIP Facility in cash.

(f)   Reflects issuance of a $170 million Exit Term Loan.

(g) Reflects repayment of the Pre-Petition Credit Facility and associated post-petition interest in cash.

(h)   Reflects a $5.2 million cash pension payment.

(i) Reflects extinguishment of pre-petition accounts payable and pre-petition Senior Notes and pre-petition accrued interest.

(j) Reflects cancellation of indebtedness income, the issuance of the New Common Stock, Rights Offering, and various cash payments.

(k) Increase in pension liability due to unrealized actuarial loss and prior service costs / benefits.

(l) Reflects adjustments to shareholders' equity based on the estimated equity value of the Reorganized Intermet ($167.5 million) in accordance with "fresh start" accounting provisions of SOP 90-7.

1. PROJECTED STATEMENTS OF OPERATIONS

      INTERMET CORPORATION
      ($ in millions)

                                                            Fiscal Year Ending December 31,
                                                --------------------------------------------------------
                                                  2005E        2006E     2007E      2008E        2009E
                                                ---------    --------   --------   --------     --------
NET SALES
 North America                                   $  626.3    $  606.6   $  663.0   $  728.4     $  745.8
 Europe                                             217.9       252.2      265.5      291.7        304.9
                                                 --------    --------   --------   --------     --------
    Total Sales                                     844.2       858.8      928.5    1,020.2      1,050.7

Cost of Sales                                       809.8       783.5      838.6      909.9        936.3
                                                 --------    --------   --------   --------     --------
 GROSS MARGIN                                    $   34.4    $   75.3   $   89.9   $  110.3     $  114.4
Selling, General and Administrative  Expense         43.4        40.2       40.3       42.2         43.7
Other Operating Expense                               1.2         0.4        0.4        0.4          0.4
                                                 --------    --------   --------   --------     --------
 OPERATING INCOME                               ($   10.2)   $   34.7   $   49.2   $   67.7     $   70.3
Interest Expense, Net                                20.7        20.5       20.2       19.5         19.2
Other Expense                                         3.7         0.5        0.6        0.6          0.6
Restructuring Expense(a)                           (111.2)        0.0        0.0        0.0          0.0
                                                 --------    --------   --------   --------     --------
 Pre-Tax Income                                      76.6        13.7       28.4       47.6         50.5
Income Taxes - Current                                4.4         6.3        6.9       14.8         17.5
Income Taxes - Deferred                               0.0         0.0        0.0        1.9         (0.6)
                                                 --------    --------   --------   --------     --------
 Total Income Taxes                                   4.4         6.3        6.9       16.7         16.9
Minority Interest                                     0.1         0.0        0.0        0.0          0.0
                                                 --------    --------   --------   --------     --------
 NET INCOME (LOSS)                               $   72.3    $    7.4   $   21.5   $   30.9     $   33.6
                                                 ========    ========   ========   ========     ========

(a)   Includes cancellation of indebtedness income in 2005 of $145.8 million.

2. PROJECTED BALANCE SHEETS

INTERMET CORPORATION

                                                           FISCAL YEAR ENDING DECEMBER 31,
                                                ----------------------------------------------------
                                                 2005E       2006E      2007E      2008E     2009E
($ in millions)                                 --------   --------   --------   --------   --------
ASSETS
 CURRENT ASSETS
   Cash and Equivalents                         $   22.0   $   26.6   $   34.5   $   47.2   $   71.2
   Total Receivables                               120.3      121.1      125.0      137.3      141.4
   Inventory                                        67.4       67.3       68.8       67.3       67.7
   Other Current Assets                              8.2        7.8        7.5        7.5        7.5
                                                --------   --------   --------   --------   --------
     Total Current Assets                       $  217.9   $  222.8   $  235.7   $  259.3   $  287.8

 NON CURRENT ASSETS
   Fixed Assets, Net                               269.6      274.1      271.3      276.9      278.2
   Other Assets                                     76.2       74.2       72.2       68.3       66.9
                                                --------   --------   --------   --------   --------
     Total Assets                               $  563.7   $  571.1   $  579.1   $  604.5   $  632.9
                                                ========   ========   ========   ========   ========

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable                               $   28.2   $   47.3   $   50.5   $   61.1   $   63.4
 Accrued Liabilities                                64.1       56.5       55.0       55.0       55.0
 Accrued Interest                                    0.9        0.9        0.9        0.9        0.9
                                                --------   --------   --------   --------   --------
   Total Current Liabilities                    $   93.2   $  104.7   $  106.4   $  117.0   $  119.3
 Long Term Debt                                    188.2      184.7      175.7      164.6      162.6
 Retirement Benefits                               120.6      112.5      106.4      101.3       95.9
 Other Long-Term Liabilities                         9.9        9.9        9.9        9.9        9.9
                                                --------   --------   --------   --------   --------
   Total Liabilities                               411.8      411.8      398.4      392.8      387.7

 Shareholders' Equity                              151.8      159.2      180.8      211.6      245.2
                                                --------   --------   --------   --------   --------
   Total Liabilities & Shareholders' Equity     $  563.7   $  571.1   $  579.1   $  604.5   $  632.9
                                                ========   ========   ========   ========   ========

3. PROJECTED STATEMENTS OF CASH FLOW

INTERMET CORPORATION

                                                            FISCAL YEAR ENDING DECEMBER 31,
                                               --------------------------------------------------------
                                                  2005E      2006E       2007E       2008E       2009E
($ in millions)                                ---------   ---------   ---------   ---------   ---------
FUNDS FROM OPERATIONS:
 Net Income                                     $  72.3     $   7.4     $  21.5     $  30.9     $  33.6
 Depreciation                                      45.6        41.1        42.7        43.4        44.0
 Deferred Taxes                                     0.0         0.0         0.0         1.9        (0.6)
 COD Income                                      (145.8)        0.0         0.0         0.0         0.0
 Cash Payment to Unsecured Creditors              (10.0)        0.0         0.0         0.0         0.0

WORKING CAPITAL
 (Increase)/Decrease in Net A/R                    (4.1)       (0.7)       (3.9)      (12.3)       (4.1)
 (Increase)/Decrease in Net Inventory               4.4         0.1        (1.4)        1.5        (0.4)
 (Increase)/Decrease in Other Assets                5.6         2.3         2.3         2.0         2.0
 Increase/Decrease) in Accounts Payable             3.1        19.1         3.1        10.6         2.4
 Increase/Decrease) in Accrued Liabilities          3.9        (7.6)       (1.5)        0.0         0.0
 Increase/(Decrease) in Other LT Liabilities       (3.6)       (8.0)       (6.1)       (5.1)       (5.5)
 Changes in Working Capital                         9.4         5.2        (7.5)       (3.3)       (5.6)
                                               --------    --------    --------    --------    --------
   Total                                       ($  28.5)    $  53.7     $  56.8     $  72.8     $  71.4

FUNDS PROVIDED BY INVESTING ACTIVITIES:
 Capital Expenditures                             (43.6)      (50.5)      (39.9)      (49.0)      (45.4)
 Proceeds from Asset Sales                          8.0         5.0         0.0         0.0         0.0
 Other Changes in Investing                         4.3         0.0         0.0         0.0         0.0
                                               --------    --------    --------    --------    --------
   Total                                       ($  31.3)   ($  45.5)   ($  39.9)   ($  49.0)   ($  45.4)

FUNDS PROVIDED BY FINANCING ACTIVITIES:
 Increase/(Decrease) in Borrowings                 (2.0)       (3.5)       (9.0)      (11.0)       (2.1)
 Changes in Other Financing (a)                    72.6         0.0         0.0         0.0         0.0
                                               --------    --------    --------    --------    --------
   Total                                        $  70.5    ($   3.5)   ($   9.0)   ($  11.0)   ($   2.1)

CHANGE IN CASH AND EQUIVALENTS                  $  10.7     $   4.6     $   7.9     $  12.7     $  24.8
 Beginning Cash                                    11.2        22.0        26.6        34.5        47.2
                                               --------    --------    --------    --------    --------
   Ending Cash                                  $  22.0     $  26.6     $  34.5     $  47.2     $  71.2
                                               ========    ========    ========    ========    ========

(a) Reflects new equity investment of $75 million via a rights offering.

4. ADJUSTED EBITDA CALCULATION

INTERMET CORPORATION

                                                         INTERMET ADJUSTED EBITDA BUILD-UP
                                                     ----------------------------------------
                                                          LTM           2005E         2006E
($ in millions)                                      ------------   -------------   ---------
EBIT                                                 ($ 234.4)      ($   10.2)      $   34.7
Plus:  Depreciation & Amortization                       47.9            45.6           41.1

Less: Other Expense(a)                                    0.0            (2.9)          (0.5)
                                                     --------       ---------       --------
  EBITDA                                             ($ 186.4)       $   32.5       $   75.3
                                                     ========       =========       ========
Plus: Pro-Forma Adjustments                             209.5 (b)         0.0            0.0
Plus: KERP Charge                                         2.7             3.8            0.0
Less: Impairment Adjustment                              (1.7)            0.0            0.0
Plus: Pricing and Surcharge Related Adjustments(c)       23.2             0.0            0.0
Plus: Plant Closure / Restructuring Costs                 9.8 (d)        26.8 (e)        0.0
                                                     --------       ---------       --------
  Adjusted EBITDA                                     $  56.9        $   63.1       $   75.3
                                                     ========       =========       ========

(a) Reflects interest expense and interest income on intercompany obligations, charges to and from affiliates and gains and losses on foreign exchange transactions.

(b)   Includes goodwill and asset impairment charges and reorganization costs.

(c)   Includes both North American and European surcharge adjustments.

(d) Includes charges for the closure of the Havana and Decatur facilities and adjustments related to the Radford and Racine operations.

(e) Includes charges for the closure of the Decatur facilities and adjustments related to the Columbus Machining, Radford and Racine operations.

5.    SUMMARY DEBTOR OPERATING / FINANCIAL STATISTICS

      Below are key income statement items by Debtor for the periods 2005-2007 as well as the book value of assets by Debtor entity based on unaudited balance sheets as of 12/31/04. The value of Intermet Corporation is attributable to the equity value of Intermet International, the parent of Intermet's foreign. Revenue, EBITDA and EBIT totals do not include corporate expenses, corporate eliminations, or any other items not allocated on an entity-by-entity basis.

                                                                          CONTRIBUTION ANALYSIS
                                       --------------------------------------------------------------------------------------
                                               REVENUE                  EBITDA                      EBIT
                                       ---------------------- ------------------------- -------------------------- BOOK VALUE
DEBTOR                                  2005    2006    2007   2005     2006     2007     2005     2006     2007    12/31/04
-------------------------------------  ------  ------  ------ -------  -------  ------- --------  -------  ------- ----------
Intermet Corporation                   $217.9  $252.2  $265.5 $ 20.8   $ 30.4   $ 33.2   $ 11.3   $ 19.5   $ 21.4    $155.6
Columbus Foundry, L.P.                  147.1   166.6   180.0   22.5     23.6     26.3     17.4     18.5     21.2      84.2
Diversified Diemakers, Inc.              87.3    78.1    84.6   11.8     11.5     13.3      3.4      3.0      4.4     100.7
Tool Products, Inc.                      78.2    80.5    98.5    3.2      8.8     13.3      0.4      5.6      9.4      44.1
Northern Castings Corporation            28.4    33.0    33.1    5.3      6.3      6.1      4.7      5.6      5.4      15.8
Cast-Matic Corporation                   47.4    36.3    37.2    4.6      6.7      6.8      2.7      4.7      4.6      21.9
Intermet U.S. Holding, Inc.              79.4   103.6   111.7    1.5      4.1      4.7     (4.6)    (1.3)    (0.2)     61.5
Ganton Technologies, Inc.                44.1    36.6    44.7  (12.9)     1.3      3.0    (16.6)    (0.0)     1.5      43.5
Lynchburg Foundry Company                88.5    73.0    73.9   (0.4)    (3.0)    (2.8)    (3.0)    (5.7)    (5.4)     29.8
Sudbury, Inc.                             0.0     0.0     0.0    0.0      0.0      0.0      0.0      0.0      0.0      12.9
Wagner Havana, Inc.                       0.0     0.0     0.0   (1.0)    (0.8)    (0.7)    (1.0)    (0.8)    (0.7)      3.1
Alexander City Castings Company, Inc.     0.0     0.0     0.0   (0.2)    (0.1)    (0.1)    (0.2)    (0.1)    (0.1)      0.7
Intermet Illinois, Inc.                   0.0     0.0     0.0    0.0      0.0      0.0      0.0      0.0      0.0       0.0
SUDM, Inc.                                0.0     0.0     0.0    0.0      0.0      0.0      0.0      0.0      0.0       0.0
Intermet Holding Company                  0.0     0.0     0.0    0.0      0.0      0.0      0.0      0.0      0.0       0.0
Ironton Iron, Inc.                        0.0     0.0     0.0   (0.5)    (0.1)    (0.1)    (0.5)    (0.1)    (0.1)      0.0
Wagner Castings Company                  47.8     0.0     0.0  (14.2)    (4.7)    (3.3)   (17.9)    (4.7)    (3.3)     28.8
                                       ------  ------  ------ ------   ------   ------  -------   ------   ------    ------
  Total                                $866.0  $859.8  $929.0 $ 40.6   $ 84.1   $ 99.8  ($  3.8)  $ 44.2   $ 58.2    $602.6

                                   EXHIBIT H

                   SELECTED HISTORICAL FINANCIAL INFORMATION

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM_____________________ TO______________________

                           Commission File No. 0-13787

                              INTERMET CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       GEORGIA                                           58-1563873
   (State or other                                      (IRS Employer
   jurisdiction of                                   Identification No.)
  incorporation or
   organization)

   5445 Corporate                                        48098-2683
  Drive, Suite 200,                                      (Zip Code)
  Troy, Michigan
   (Address of
 principal executive
      offices)

                                 (248) 952-2500
              (Registrant's telephone number, including area code)

           Securities registered pursuant to Section 12(b) of the Act:

    Title of each class            Name of each exchange on which registered
           None                                 Not applicable

          Securities registered pursuant to Section 12(g) of the Act:
                          Common Stock, $0.10 par value
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes [X] No [ ]

Aggregate market value of the voting stock held by non-affiliates of the registrant as of June 30, 2003 was $88,281,674 based on $3.45 per share, the closing sale price of the common stock as quoted on the Nasdaq National Market. For purposes of determining the aggregate market value of the Registrant's voting stock held by non-affiliates, shares held by all current directors and executive officers of the Registrant have been excluded. The exclusion of such shares is not intended to, and shall not, constitute a determination as to which persons or entities may be "affiliates" of the Registrant as defined by the Securities and Exchange Commission.

At March 1, 2004 there were 25,655,266 shares of common stock, $0.10 par value, outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's Annual Report to Shareholders for the fiscal year ended December 31, 2003 are incorporated by reference into Parts I and II. Portions of the registrant's definitive proxy statement for the 2003 annual meeting of shareholders to be held April 15, 2004 are incorporated by reference into Part III.

                                TABLE OF CONTENTS

Part I
Item 1. Business
Item 2. Properties
Item 3  Legal Proceedings
Item 4. Submission of Matters to a Vote of Security Holders
Part II
Item 5. Market for Registrant's Common Equity and Related Stockholder Matters
Item 6. Selected Financial Data
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 7A. Quantitative and Qualitative Disclosures about Market Risks
Item 8. Financial Statements and Supplementary Data
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 9A. Controls and Procedures
Part III
Item 10. Directors and Executive Officers of the Registrant
Item 11. Executive Compensation
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Item 13. Certain Relationships and Related Transactions
Item 14. Principal Accountant Fees and Services.
Part IV
Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K
Schedule II Valuation and Qualitative Accounts
Signatures
Certifications
Exhibit Index
      By-Laws of Intermet
      8th Amend. To and Waiver Under 5-Yr, Credit Agrmt
      First Amended and Restated Credit Agreement
      Letter of Credit Facility Agreement
      Employment Agreement -- Laurence Vine-Chatterton
      Employment Agreement -- Robert E. Belts
      Employment Agreement -- Thomas E. Procha
      Employment Agreement -- Jesus M. Bonilla
      Code of Conduct
      Subsidiaries of Intermet
      Consent of Independent Auditors
      Power of Attorney
      Certification of CEO
      Certification of CFO
      Certification of Periodic Financial Report

ITEM 8. Financial Statements and Supplementary Data

                              INTERMET Corporation

                      Consolidated Statements of Operation

                                                                            Years ended December 31,
                                                                 ---------------------------------------------
                                                                    2003             2002               2001
                                                                 ---------        ---------          ---------
                                                                  (In thousands of dollars, except per share
                                                                                    data)
Net sales                                                        $ 731,167        $ 755,737          $ 782,854
Cost of sales                                                      667,327          683,234            720,423
                                                                 ---------        ---------          ---------

Gross profit                                                        63,840           72,503             62,461
Operating expense:
Selling, general and administrative                                 39,406           32,826             28,381
Goodwill impairment charge                                          51,083                -                  -
Restructuring and impairment charges                                 9,968                -             13,540
Goodwill amortization                                                    -                -              6,328
                                                                 ---------        ---------          ---------

Total operating expenses                                           100,457           32,826             48,249
                                                                 ---------        ---------          ---------

Operating (loss) profit                                            (36,617)          39,677             14,212
Other expenses (income):
Interest expense, net                                               29,895           28,270             29,822
Other income, net                                                   (1,959)            (161)            (3,441)
                                                                 ---------        ---------          ---------

Total other expenses                                                27,936           28,109             26,381
                                                                 ---------        ---------          ---------

(Loss) income from continuing operations before income
taxes and equity interest in a joint venture                       (64,553)          11,568            (12,169)
Income tax (expense) benefit                                       (18,536)          (2,665)             4,259
Equity interest in a joint venture                                     752            1,573                946
                                                                 ---------        ---------          ---------

(Loss) income from continuing operations                           (82,337)          10,476             (6,964)
Loss from discontinued operations, net of tax:
Loss from operation                                                (16,535)          (1,954)            (1,739)
Loss from sale                                                         (41)               -                  -
                                                                 ---------        ---------          ---------

(Loss) income before cumulative effect of change in
 accounting                                                        (98,913)           8,522             (8,703)
Cumulative effect of change in accounting, net of tax                    -              481                  -
                                                                 ---------        ---------          ---------

Net (loss) income                                                $ (98,913)       $   9,003          $  (8,703)
                                                                 =========        =========          =========

Net (loss) income per common share -- basic:
Net (loss) income from continuing operations                     $   (3.22)       $    0.41          $   (0.27)
Loss from discontinued operations, net of tax                        (0.65)           (0.08)             (0.07)
Cumulative effect of change in accounting, net of tax                    -             0.02                  -
                                                                 ---------        ---------          ---------

Net (loss) income                                                $   (3.87)       $    0.35          $   (0.34)
                                                                 =========        =========          =========

Net (loss) income per common share -- assuming dilution
 Net (loss) income from continuing operations                    $   (3.22)       $    0.40          $   (0.27)
Loss from discontinued operations, net of tax                        (0.65)           (0.07)             (0.07)
Cumulative effect of change in accounting, net of tax                    -             0.02                  -
                                                                 ---------        ---------          ---------

Net (loss) income                                                $   (3.87)       $    0.35          $   (0.34)
                                                                 =========        =========          =========

See accompanying notes.

                              INTERMET Corporation

                 Consolidated Statements of Comprehensive Income

                                                                           Years ended December 31,
                                                                 ---------------------------------------------
                                                                    2003             2002               2001
                                                                 ---------        ---------          ---------
                                                                          (In thousands of dollars)
Net (loss) income                                                $ (98,913)       $   9,003          $  (8,703)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment                             10,537            9,793             (4,278)
Derivative instrument liability adjustment                           1,343              515             (1,858)
Minimum pension liability adjustment                                (4,312)         (11,481)            (6,890)
                                                                 ---------        ---------          ---------

Total other comprehensive income (loss)                              7,568           (1,173)           (13,026)
                                                                 ---------        ---------          ---------

Comprehensive (loss) income                                      $ (91,345)       $   7,830          $ (21,729)
                                                                 =========        =========          =========

Set accompanying notes.

                              INTERMET Corporation

                           Consolidated Balance Sheets

                                                                        December 31,
                                                                 -------------------------
                                                                    2003           2002
                                                                 ---------       ---------
                                                                 (In thousands of dollars,
                                                                   except per share data)
ASSETS
Current assets:
Cash and cash equivalents                                        $   1,035       $   3,298
Accounts receivable:
Trade, less allowances of $6,528 in 2003 and $9,229 in 2002         76,218          74,025
Other                                                               10,555          12,754
                                                                 ---------       ---------
                                                                    86,773          86,779

Inventories                                                         77,411          65,456
Deferred income tax assets                                              --          20,230
Other current assets                                                10,748           4,645
                                                                 ---------       ---------

Total current assets                                               175,967         180,408
                                                                 ---------       ---------

Property, plant and equipment, net                                 324,080         332,034
Goodwill                                                           165,933         217,016
Deferred income tax assets                                             147           5,443
Other noncurrent assets                                             20,557          29,197
                                                                 ---------       ---------

Total noncurrent assets                                            510,717         583,690
                                                                 ---------       ---------

Total assets                                                     $ 686,684       $ 764,098
                                                                 =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                 $  80,737       $  70,933
Accrued payroll and benefits                                        33,885          31,148
Other accrued liabilities                                           25,657          34,057
Short-term lines of credit                                           9,992              --
Long-term debt due within one year                                   4,303           1,567
                                                                 ---------       ---------

Total current liabilities                                          154,574         137,705
Noncurrent liabilities:
Long-term debt due after one year                                  279,248         278,536
Retirement benefits                                                 85,309          77,571
Deferred income tax liabilities                                         --           2,913
Other noncurrent liabilities                                         5,416           9,804
                                                                 ---------       ---------

Total noncurrent liabilities                                       369,973         368,824
Shareholders' equity:
Preferred stock; 5,000,000 shares authorized; none issued in
 2003 and 2002                                                          --              --
Common stock; $0.10 par value; 50,000,000 shares
authorized in 2003 and 2002; 25,593,391 and
25,491,178 shares issued and outstanding in 2003 and 2002            2,601           2,601
Capital in excess of par value                                      57,165          57,124
Retained earnings                                                  109,428         212,437
Accumulated other comprehensive loss                                (6,994)        (14,562)
Unearned restricted stock                                              (63)            (31)
                                                                 ---------       ---------

Total shareholders' equity                                         162,137         257,569
                                                                 ---------       ---------

Total liabilities and shareholders' equity                       $ 686,684       $ 764,098
                                                                 =========       =========

See accompanying notes.

                              INTERMET Corporation

                      Consolidated Statements of Cash Flows

                                                                                                   Years ended December 31,
                                                                                          ----------------------------------------
                                                                                            2003            2002            2001
                                                                                          --------       ---------       ---------
                                                                                                   (in thousands of dollars)
OPERATING ACTIVITIES:
(Loss) income from continuing operations                                                  $(82,337)      $  10,476       $  (6,964)
Adjustments to reconcile net (Loss) income to cash provided by operating activities:
Cumulative effect of changes in accounting                                                      --             481              --
Depreciation and amortization                                                               50,251          47,120          48,263
Amortization of debt discount and issuance costs                                             2,211           2,083           1,476
Amortization of goodwill                                                                        --              --           6,328
Goodwill impairment charge                                                                  51,083                              --
Restructuring and impairment charges                                                         9,506              --          11,734
Results of equity investment                                                                  (752)         (1,573)           (946)
Deferred income tax provision (benefit)                                                     22,613             548          (4,086)
(Gain) loss on disposal of property, plant and equipment                                    (1,526)          3,109              --
Gain on insurance proceeds from involuntary conversion of assets                                --              --          (3,220)
Changes in operating assets and liabilities:
Accounts receivable                                                                          6,772          28,538          16,750
Inventories                                                                                 (6,657)          6,968          20,293
Accounts payable and current liabilities                                                   (11,233)        (15,818)        (39,465)
Other assets and liabilities                                                                (2,758)          4,497          13,207
                                                                                          --------       ---------       ---------

Cash provided by continuing operating activities                                            37,173          86,429          63,370
Cash (used in) provided by discontinued operations                                          (4,066)          2,946           8,224
                                                                                          --------       ---------       ---------

Cash provided by operating activities                                                       33,107          89,375          71,594

INVESTING ACTIVITIES:
Additions to property, plant and equipment                                                 (19,533)         (8,427)        (35,526)
Additions to property, plant and equipment from insurance                                       --              --          (3,389)
Additions to property, plant and equipment by discontinued operations                         (145)         (1,018)           (842)
Proceeds from insurance for replacement of property, plant and equipment                        --              --           3,389
proceeds from sale of property, plant and equipment                                          1,700              --              --
Purchase of shares of a subsidiary                                                          (5,571)                             --
Proceeds from sale of assets of a subsidiary                                                 3,925              --              --
                                                                                          --------       ---------       ---------

Cash used in investing activities                                                          (19,624)         (9,445)        (36,368)

FINANCING ACTIVITIES:
Net (decrease) increase in revolving credit facility                                        (3,000)        (85,000)          9,000
Proceeds from term loan                                                                         --              --         182,750
Proceeds from debt offering                                                                     --         175,000              --
Repayment of term loan                                                                          --        (171,750)       (211,000)
Repayments of other debts                                                                   (4,417)         (1,646)        (16,494)
Payments of debt issuance costs                                                             (2,110)         (6,022)             --
Issuance (purchase) of common stock                                                             --             374            (349)
Dividends paid                                                                              (4,096)         (4,075)         (3,183)
                                                                                          --------       ---------       ---------

Cash used in financing activities                                                          (13,623)        (93,119)        (39,276)
Effect of exchange rate changes on cash and cash equivalents                                (2,123)          2,621          (1,821)
                                                                                          --------       ---------       ---------

Net decrease in cash and cash equivalents                                                   (2,263)        (10,568)         (5,871)
Cash and cash equivalents at beginning of year                                               3,298          13,866          19,737
                                                                                          --------       ---------       ---------

Cash and cash equivalents at end of year                                                  $  1,035       $   3,298       $  13,866
                                                                                          ========       =========       =========

See accompanying notes.

                              INTERMET Corporation

                Consolidated Statements of Shareholders' Equity

                                                                                             Years ended December 31,
                                                                                ----------------------------------------------------
                                                                                    2003                 2002               2001
                                                                                -----------           -----------      -------------
                                                                                (In thousands of dollars, except share and per share
                                                                                                        data)
Common stock, $0.10 par value
Balance as of January 1                                                         $     2,601           $     2,590      $     2,590
Issued in connection with exercise of options to purchase 19,750 shares of
common stock                                                                             --                     2               --
Issued in connection with deferred compensation plan                                     --                     9               --
                                                                                -----------           -----------      -----------

Balance as of December 31                                                             2,601                 2,601            2,590
Capital in excess of par value
Balance as of January 1                                                              57,124                56,761           57,110
Amounts in excess of par value of common stock issued in connection with
exercise of options to purchase shares                                                   --                   189               --
Amounts in excess of par value of common stock issued in connection with stock
compensation plan                                                                        41                   174               --
Purchase of 104,000 shares for deferred compensation plan                                --                    --             (349)
                                                                                -----------           -----------      -----------

Balance as of December 31                                                            57,165                57,124           56,761
Retained earnings
Balance as of January 1                                                             212,437               207,512          220,279
Net (loss) income                                                                   (98,913)                9,003           (8,703)
Cash dividends of $0.16 per share in 2003, 2002 and 2001                             (4,096)               (4,078)          (4,064)
                                                                                -----------           -----------      -----------

Balance as of December 31                                                           109,428               212,437          207,512
Accumulated translation
Balance as of January 1                                                               5,152                (4,641)            (363)
Foreign currency translation adjustment                                              16,213                14,932           (6,582)
Related income tax (expense) credit                                                  (5,676)               (5,139)           2,304
                                                                                -----------           -----------      -----------

Balance as of December 31                                                            15,689                 5,152           (4,641)
Derivative instrument liability
Balance as of January 1                                                              (1,343)               (1,858)              --
Derivative instrument liability adjustment                                            2,066                   792           (2,858)
Related income tax (expense) credit                                                    (723)                 (277)           1,000
                                                                                -----------           -----------      -----------

Balance as of December 31                                                                --                (1,343)          (1,858)
Minimum pension liability
Balance as of January 1                                                             (18,371)               (6,890)              --
Additional minimum pension liability                                                 (6,634)              (17,663)         (10,600)
Related income tax credit                                                             2,322                 6,182            3,710
                                                                                -----------           -----------      -----------
Balance as of December 31                                                           (22,683)              (18,371)          (6,890)
Unearned restricted stock
Balance as of January 1                                                                 (31)                 (194)            (206)
Issuance of 7,500, 6,000 and 23,000 shares of common stock in 2003, 2002 and
2001, respectively                                                                      (63)                  (20)             (64)
Restricted stock vested                                                                  31                    44               76
Forfeitures                                                                              --                   139               --
                                                                                -----------           -----------      -----------

Balance as of December 31                                                               (63)                  (31)            (194)
                                                                                -----------           -----------      -----------

Total shareholders' equity                                                      $   162,137           $   257,569      $   253,280
                                                                                ===========           ===========      ===========

See accompanying notes.

                              INTERMET Corporation

                   Notes to Consolidated Financial Statements

                   Years ended December 31, 2003, 2002 and 2001

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

INTERMET Corporation produces castings worldwide for light and heavy vehicles, including powertrain, chassis, brake, and body/interior components, as well as industrial products. In addition, we perform value-added services including advanced design and engineering, prototype casting, machining and sub-assembly, principally for our worldwide automotive customers.

Our business segments include two groups: Ferrous Metals Group and Light Metals Group. Ferrous Metals consists of ductile iron casting and related manufacturing. Light Metals consists of aluminum, magnesium and zinc casting, along with associated value-added activities.

BASIS OF PRESENTATION

The accompanying consolidated financial statements, presented in conformity with accounting principles generally accepted in the United States ("GAAP"), include the accounts of INTERMET and its domestic and foreign subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation. All subsidiaries have a fiscal year ending December 31. Investments in 20% to 50% owned companies are accounted for under the equity method.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. There were no material changes in the methods or policies used to establish estimates and assumptions. Generally, matters subject to estimation and judgment include accounts receivable realization, inventory obsolescence, long-lived asset impairment, pension and other postretirement benefit obligations, accruals related to litigation and environmental costs, and valuation reserves for deferred tax assets. Actual results may differ from the estimates provided.

RECLASSIFICATIONS

On January 1, 2003, we adopted Statement of Financial Accounting Standards
(SFAS) No. 145, Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. This Statement requires certain gains and losses associated with the extinguishment of debt previously treated as extraordinary items to be classified as income or loss from continuing operations. As required under SFAS No. 145, we reclassified pretax losses of $927,000 related to the extinguishment of bank term loan in the 2002 Statement of Operations from "Extraordinary Item" to "Interest Expense, Net."

Certain other amounts previously reported in the 2002 and 2001 financial statements and notes thereto have been reclassified to conform to the 2003 presentation.

REVENUE RECOGNITION

We recognize revenue upon shipment of products and transfer of title.

SHIPPING AND HANDLING COSTS

We record shipping and handling costs as components of "Cost of Sales" within our statements of operations.

                              INTERMET Corporation

                   Notes to Consolidated Financial Statements

                  Years ended December 31, 2003, 2002 and 2001

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

We grant stock options to employees and directors with an exercise price equal to the fair value of the shares at the date of grant. We account for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognize no compensation expense for the stock option grants. Had compensation expense for these stock option grants been determined based on the fair value at the grant dates for awards under the stock option plans consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", our pro forma net (loss) income, basic (loss) earnings per share and diluted (loss) earnings per share would be the following:

                                                      2003           2002          2001
                                                   ---------       --------      ---------
                                                    (In thousands of dollars, except per
                                                                share data)
Net (loss) income, as reported                     $ (98,913)      $  9,003      $  (8,703)
Less: Total stock-based employee compensation
expense determined under fair value method for
all awards, net of related tax effects                  (670)          (794)          (898)
                                                   ---------       --------      ---------

Pro forma net (loss) income                        $ (99,583)      $  8,209      $  (9,601)
                                                   =========       ========      =========
(Loss) earnings per share:
Basic -- as reported                               $   (3.87)      $   0.35      $   (0.34)
                                                   =========       ========      =========

Basic -- pro forma                                 $   (3.89)          0.32      $   (0.38)
                                                   =========       ========      =========

Diluted -- as reported                             $   (3.87)      $   0.35      $   (0.34)
                                                   =========       ========      =========

Diluted -- pro forma                               $   (3.89)      $   0.32      $   (0.38)
                                                   =========       ========      =========

We use the Black-Scholes option pricing model to estimate the fair value of our stock options as described in Note 10, Stock Compensation, to our Consolidated Financial Statements.

CASH AND CASH EQUIVALENTS

All short-term investments with original maturities of less than 90 days are deemed to be cash equivalents for purposes of the statements of cash flows.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Allowance for doubtful accounts reduces trade accounts receivable to its net recognizable amount. It is determined by a combination of factors, such as customer charge-backs, a customer's inability to meet its financial obligations to us, our past loss history, and the length of time the trade account receivables are past due. If circumstances change, our estimates of the recoverability of trade accounts receivable could be reduced by a material amount. We typically do not require collateral.

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") method for 3% and 5% of inventories as of December 31, 2003 and 2002, respectively. If LIFO inventories were valued using the same cost methods used for other inventories, their carrying values would have increased by $869,000 and $897,000 at December 31, 2003 and 2002, respectively. Certain raw materials and supplies inventories are valued on a weighted average cost basis. Average production cost is used for certain work in process. Finished goods inventories and other inventories are valued by the first-in, first-out ("FIFO") method. The specific identification method is used for pattern inventories. Supplies inventories are evaluated for obsolescence based on length of time in the store-room and expected near-term use.

PREPAID EXPENSES

We recognize payments made in advance for future services as prepaid expenses and include them in "Other Current Assets" in the accompanying balance sheets.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. The provision for depreciation and amortization of property, plant and equipment is determined using the straight-line method on the basis of the following estimated useful lives: 2 to 40 years for buildings and improvements, and 2 to 21 years for machinery and equipment. The amortization of property, plant and equipment under capital leases is included in depreciation expense. Industrial development grants provided by the federal and state governments of Germany are included as reductions of property, plant and equipment and are being amortized over the estimated useful lives of the related assets.

We evaluate our property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. The carrying amount of a long-lived asset is considered to be not recoverable if it exceeds our estimates of its undiscounted future cash flows based on our operation forecasts. Impairment charge will be measured and recorded as the amount by which the carrying values of the long-lived assets exceed their fair values.

GOODWILL

Goodwill represents the excess acquisition cost over the fair value of net assets acquired. On January 1, 2002, we adopted SFAS No. 142 "Goodwill and Other Intangible Assets". Under this statement, goodwill is no longer amortized but is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. We perform impairment tests of our goodwill as required. We evaluate our goodwill recoverability based on a combination of an income method, which estimates the fair value of our reporting units based on the future discounted cash flows, and a market method, which estimates the fair values based on comparable market prices.

DERIVATIVES

SFAS No. 133 requires us to recognize all of their derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, we designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ENVIRONMENTAL MATTERS

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. These accruals are adjusted periodically as assessment and remediation efforts progress or other information becomes available. Related insurance or other third-party recoveries for environmental liabilities are recorded as a reduction of environmental reserve when it is probable that a recovery will be realized.

Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and / or mitigate or prevent contamination from future operations. Costs related to environmental contamination treatment and cleanup are charged to expense.

INCOME TAXES

We account for taxes on income using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using statutory tax rates.

We regularly assess the likelihood that the deferred tax assets, including net operating loss carryforwards, are recoverable. This process requires substantial management judgment. To the extent that we believe the recoverability is less than likely, we will establish a valuation reserve against the deferred tax assets. Actual results could differ from our estimates and such differences could be material to the financial statements. For the year ended December 31, 2003, we recorded a valuation reserve of $23.9 million and $5.8 million against our domestic net deferred tax assets for continuing operations and discontinued operations, respectively, due to the accumulation of losses experienced at our domestic operations in the immediate past three years (2001 to 2003).

FOREIGN CURRENCY TRANSLATION

All assets and liabilities of foreign subsidiaries for which the local currency is the functional currency are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded in Accumulated Other Comprehensive Income as a component of Shareholder's Equity.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2003, the Financial Accounting Standards Board issued SFAS 132 Revised, "Employers' Disclosures about Pensions and Other Postretirement Benefits". This Statement revises the required disclosures about pension plans and other postretirement benefit plans. We adopted this Statement on December 31, 2003.

                              INTERMET Corporation

2. BALANCE SHEET DETAILS

INVENTORIES:

The components of inventories are as follows (in thousands of dollars):

                              December 31,
                            -----------------
                             2003      2002
                            -------   -------
Finished goods              $22,433   $15,804
Work in process               8,198     9,059
Raw materials                 8,113     6,794
Supplies and patterns        38,667    33,799
                            -------   -------

Total inventories           $77,411   $65,456
                            =======   =======

Property, Plant and Equipment, Net:

The components of property, plant and equipment are as follows (in thousands of dollars):

                                                                               December 31,
                                                                            -------------------
                                                                              2003       2002
                                                                            --------   --------
Land                                                                        $  6,681   $   5304
Buildings and improvements                                                   143,382    135,191
Machinery and equipment                                                      517,846    510,917
Construction in progress                                                      26,443      9,595
                                                                            --------   --------

Property, plant and equipment, at cost                                       694,352    661,007
Less: Accumulated depreciation and foreign industrial development grants,
net of amortization                                                          370,272    328,973
                                                                            --------   --------

Property, plant and equipment, net                                          $324,080   $332,034
                                                                            ========   ========

                              INTERMET Corporation

3. ACQUISITION

On June 25, 2003, we entered into an agreement with Estudos, Servicos e Participacoes, S.A. to acquire 100% ownership of the shares of Fundicao Nodular, S.A. ("Porto Foundry"), which is located in Porto, Portugal. Previously we owned 50% interest in the Porto Foundry. The Porto Foundry is a caster of various ductile-iron automotive components. Under the terms of the agreement, we acquired 25% of the shares for a cash investment of Euros 4.9 million (approximately $5.6 million) on July 1, 2003, increasing our ownership from 50% to 75%. We have a call option to acquire, and Estudos, Servicos e Participacoes, S.A. has a put option to sell, the remaining 25% ownership for an additional cash investment of Euros 4.9 million (approximately $6.2 million all exchange rate on December 31, 2003) on July 1, 2004. Because of the put option, we recorded $6.0 million, the net present value of the $6.2 million future cash investment, as "Accounts Payable" in the accompanying balance sheet as of December 31, 2003, and we consolidate 100% of the financial results of the Porto Foundry beginning in July 2003.

We accounted for the acquisition of additional shares using the purchase accounting method. The purchase price has been allocated to the assets purchased and liabilities assumed based upon the estimated fair values at the date of acquisition. Fundicao Nodular, S.A. became a consolidated subsidiary at July 1, 2003 and the results of its operations from July 1, 2003 are included in our consolidated results of operations. Our equity in the net income of the Porto Foundry for the period before July 1, 2003 is included in "Equity interest in a joint venture" in the accompanying statements of operations. The pro forma effects of this acquisition are not material to our consolidated results of operations.

4. DISCONTINUED OPERATIONS

FRISBY

On July 24, 2003, we sold substantially all the assets of Frisby P.M.C., Incorporated ("Frisby") for $5.3 million, consisting of $3.9 million in cash and $1.4 million in the form of a promissory note, the balance of which is due to be paid by July 31, 2008. This disposition is consistent with our strategy to divest non-strategic assets. This transaction resulted in a pre-tax loss on sale of $1.2 million (after-tax loss $0.1 million). Frisby operated a machining plant that manufactures precision-machined components primarily for the automotive, truck and power tool markets. Frisby was a non-core operation, and is included in our Corporate and Other segment in Note 14, Reporting for Business Segments, to our Consolidated Financial Statements.

Major classes of assets and liabilities of Frisby are as follows (in thousands of dollars):

                                     July 24,    December 31,
                                       2003         2002
                                     --------    ------------
Accounts receivable                  $  2,061      $ 1,276
Inventory                               1,552        1,717
Other current assets                      158          414
Property, plant and equipment, net      4,453        5,072
                                     --------      -------

Total assets                         $  8,224      $ 8,479
                                     ========      =======

Accounts payable                     $    848      $   973
Accrued liabilities                       855          892
                                     --------      -------

Total liabilities                    $  1,703      $ 1,865
                                     ========      =======

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

The results of operations of Frisby are summarized as follows (in thousands of dollars):

                                                  2003      2002      2001
                                                --------  --------  --------
Sales                                           $  8,007  $ 13,603  $ 16,147
Cost of sales                                      7,645    14,319    15,926
                                                --------  --------  --------

Gross profit (loss)                                  362      (716)      221
Expenses                                             526       886     1,019
                                                --------  --------  --------

Loss before income taxes                            (164)   (1,602)     (798)
Income tax (expense) benefit                      (1,180)      623       312
                                                --------  --------  --------

Loss from discontinued operation, net of tax    $ (1,344) $   (979) $   (486)
                                                ========  ========  ========

RADFORD

In May 2003, we decided to permanently close our shell-molding plant in Radford, Virginia due to changes in market conditions and production technology, as well as a substantial investment in environmental controls that would have been necessary for continued operation. The Radford Foundry manufactured gray-iron and ductile-iron components for the automotive industry, and had approximately 41 salaried and 333 hourly employees. The facility is included in the Ferrous Metals segment in Note 14, Reporting for Business Segments, to our Consolidated Financial Statements.

As a result of this decision, we recorded an $11.6 million pre-tax restructuring and impairment charge during the second quarter of 2003. The charges included a write-down of $9.9 million to reduce the capital assets and inventories to their fair values, $1.4 million for employee severance and related contractually guaranteed benefit costs, and $0.3 million for employee pension costs. In the fourth quarter of 2003, we accrued for an additional $0.1 million for employee severance costs. The accruals for the employee severance and benefit costs are included in "Other accrued liabilities" in the accompanying balance sheet in 2003.

In addition, we recorded pre-tax gains of $1.3 million and $0.7 million on the reduction of postretirement benefit obligations when the employees were terminated in the third and fourth quarter of 2003, respectively. The Radford Foundry was closed, and all the hourly employees and substantially all the salaried employees were terminated, by December 2003. We expect to incur approximately $0.4 million for environmental remediation at the Radford foundry in the future, which is in addition to the $2.5 million environmental remediation costs that are discussed in Note 11, Commitments and Contingencies, to our Consolidated Financial Statements. The after-tax results of operations of Radford for all periods presented have been reported as "Loss from discontinued operations, net of tax" in the accompanying statements of operations.

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

Activities relating to the restructuring charges and liabilities related to the Radford Foundry closure are as follows (in thousands of dollars):

                                           Impairment   Write-down   Employee       Employee
                                               of           of      Termination  Postretirement
                                          fixed assets  inventory    Benefits       Benefits     Other    Total
                                          ------------  ----------  -----------  --------------  -----  ---------
Initial charge in second quarter of 2003    $  7,554     $ 2,351      $ 1,336        $  301      $  50  $  11,592
Noncash charges                               (7,554)     (2,351)           -          (301)         -    (10,206)
                                            --------     -------      -------        ------      -----  ---------

Balance at June 30, 2003                           -           -        1,336             -         50      1,386
Reduction of post-retirement obligations           -           -            -        (1,278)         -     (1,278)
Noncash credit                                     -           -            -         1,278          -      1,278
Cash payments                                      -           -          (28)            -        (50)       (78)
                                            --------     -------      -------        ------      -----  ---------

Balance at September 30, 2003                      -           -        1,308             -          -      1,308
Additional charge                                  -           -          138             -          -        138
Reduction of post-retirement obligations           -           -            -          (719)         -       (719)
Noncash credit                                     -           -            -           719          -        719
Cash payments                                      -           -         (892)            -          -       (892)
                                            --------     -------      -------        ------      -----  ---------

Balance at December 31, 2003                $      -     $     -      $   554        $    -      $   -  $     554
                                            ========     =======      =======        ======      =====  =========

Major classes of assets and liabilities of the Radford Foundry are as follows (in thousands of dollars):

                                         At December 31,
                                        -----------------
                                         2003      2002
                                        -------   -------
Accounts receivable                     $ 2,052   $ 3,595
Inventory                                   429     3,759
Other current assets                        514         -
Property, plant and equipment, net          673     9,023
                                        -------   -------

Total assets                            $ 3,668   $16,377
                                        =======   =======

Accounts payable                        $   491   $ 4,374
Accrued liabilities                       1,611     2,043
Retirement benefits                       1,959       804
Other noncurrent liabilities              2,508     1,004
                                        -------   -------

Total liabilities                       $ 6,569   $ 8,227
                                        =======   =======

The results of operations of the Radford Foundry are summarized as follows (in thousands of dollars):

                             2003       2002       2001
                          ---------   --------   --------
Sales                      $ 34,820    $45,592    $44,142
Cost of sales                38,271     47,216     45,301
                          ---------   --------   --------

Gross loss                   (3,451)    (1,624)    (1,159)
Expenses                     11,740         63        823
                          ---------   --------   --------

Loss before income taxes    (15,191)    (1,687)    (1,982)
Income tax benefit                -        712        729
                          ---------   --------   --------

Loss from discontinued
operation, net of tax     ($ 15,191)  ($   975)  ($ 1,253)
                          =========   ========   ========

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

Corporate interest expense has been allocated to Frisby and Radford based on the ratio of their net assets to the consolidated net assets of INTERMET plus consolidated debt, excluding the net assets of the European subsidiaries. The European subsidiaries were excluded because they were cash flow positive and did not directly use the proceeds from the debt outstanding during the periods covered by the financial statements. The interest expense allocated to Frisby and Radford for 2003, 2002 and 2001 was $546,000, $571,000 and $1,203,000,
respectively.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" provides that the results of operations of a component of an entity that has been disposed of should be reported as discontinued operation when the operations and cash flows of the component have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction. This occurred when Frisby was sold in July 2003 and when Radford was closed and abandoned in December 2003. As a result, the after-tax loss on sale of the assets of Frisby, and the results of operations of both Frisby and Radford for all periods presented, have been reported as discontinued operations in the accompanying statements of operations.

                              INTERMET Corporation

5. RESTRUCTURING AND IMPAIRMENT CHARGES

Havana Plant Closure

In December 2003, we decided to permanently close our castings plant in Havana, Illinois in order to improve our capacity utilization. The Havana Foundry manufactures ductile-iron components for the automotive industry, and has approximately 33 salaried and 141 hourly employees. We anticipate that the final plant closure will occur, and substantially all the salaried and hourly employees will be terminated, by June 30, 2004. The facility is included in the Ferrous Metals segment in Note 14, Reporting for Business Segments, to our Consolidated Financial Statements. The Havana Foundry had revenues of $25.7 million, $27.3 million and $31.4 million, and net losses of $5.0 million, $2.2 million and $8.6 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Because of our decision to close the Havana Foundry, we recorded $8.5 million pre-tax charges during the fourth quarter of 2003. These charges are included in "Restructuring and impairment charges" in the accompanying statements of operations. The amount included a write-down of $8.0 million to reduce the capital assets and inventories to their fair values, and $0.5 million for employee severance and related contractually guaranteed benefit costs. The accruals for the charges are included in "Accrued payroll and benefits" in the accompanying balance sheet in 2003. We expect to incur approximately $2 million for additional employee severance and related benefit costs, environmental remediation costs, and costs of testing required in order to transfer the manufacturing processes of Havana Foundry to other INTERMET's facilities when the Havana Foundry is finally closed.

Other Long-Lived Assets Impairment

On January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", under which long-lived assets other than goodwill are tested for recoverability if certain events or changes in circumstances indicate that the carrying value may not be recoverable. During our impairment review in the fourth quarter of 2003, we identified certain tangible fixed assets with carrying values not recoverable and exceeding their fair values. The carrying amounts of long-lived assets are considered to be not recoverable if they exceed our estimates of their undiscounted future cash flows, which are affected by our operations forecasts and strategic planning. As a result, in addition to the impairment charge for Havana, we recorded a pre-tax impairment loss of $1.5 million in the fourth quarter of 2003, which was reported as "Restructuring and Impairment Charges" in the accompanying statements of operations in 2003.

Alexander City Plant Closure

In December 2001, we permanently closed our aluminum plant in Alexander City, Alabama. The Alexander City Plant is included in the Light Metals segment in
Note 14, Reporting for Business Segments, to our Consolidated Financial Statements. The Alexander City Plant had revenues of $39.1 million and a net loss of $9.8 million for the year ended December 31, 2001. The net loss of $9.8 million for 2001 includes after tax charges for asset impairment and shutdown costs of $8.4 million.

The decision to close this plant was the principal reason we recorded $12.9 million pre-tax restructuring and impairment charges in the fourth quarter of 2001. These charges are included in "Restructuring and impairment charges" in the accompanying statements of operations. The amount included a write-down of $9.8 million to reduce the capital assets and inventories to their fair values, an intangible asset write-down of $1.9 million, $0.7 million for site environmental remediation and disposal costs, $0.4 million of provisions for severance (for 18 salaried employees) and employee pay-related costs, and $0.1 million for legal costs. During 2002, we paid all of the $0.4 million of severance accrued at December 31, 2001.

Reynosa Plant Closure

In the second quarter of 2001, we announced the shutdown of our Reynosa, Mexico, machining operation. The Reynosa Plant is included in the Light Metals segment in Note 14, Reporting for Business Segments, to our Consolidated Financial Statements. We recorded a $0.6 million pre-tax shutdown charge, which was included in "Restructuring and impairment charges" in the accompanying statements of operations.

                              INTERMET Corporation

6. GOODWILL

On January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets", under which goodwill is no longer amortized but is reviewed for impairment at the reporting unit level annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. As required under SFAS No. 142, we wrote off negative goodwill of $481,000 net of taxes, in the first quarter of 2002 as a cumulative effect of a change in accounting principle. The following table reflects the proforma effect of SFAS No. 142 on our net income for the years ended December 31:

                                                         2003         2002       2001
                                                       ---------    -------     --------
                                                       (In thousands of dollars, except
                                                                per share data)
Reported net (loss) income                             $ (98,913)   $ 9,003     $ (8,703)
Add back: Goodwill amortization, net of taxes                 --         --        5,298
                                                       ---------    -------     --------
Adjusted net (loss) income                             $ (98,913)   $ 9,003     $ (3,405)
                                                       =========    =======     ========
Basic and diluted (loss) earnings per share:
Reported net (loss) income                             $   (3.87)   $  0.35     $  (0.34)
Add back: Goodwill amortization, net of taxes                 --         --         0.21
                                                       ---------    -------     --------
Adjusted net (loss) income                             $   (3.87)   $  0.35     $  (0.13)
                                                       =========    =======     ========

We have performed impairment tests according to the requirements of SFAS No.
142. In the second quarter of 2002, with the assistance of an independent valuation firm, we performed our initial impairment test on our goodwill as of January 1, 2002. In addition, we performed our annual impairment test of goodwill as of November 30, 2002. Both tests indicated that goodwill was not impaired as of those dates.

In December 2003, with the assistance of an independent valuation firm, we performed our annual impairment test of goodwill as of November 30, 2003. Under the first step of the annual impairment test, the fair values of our Ferrous Metals reporting unit and Light Metals reporting unit were determined based on a combination of an income method, which estimates the fair value based on the future discounted cash flows, and a market method, which estimates the fair values based on comparable market prices. Under the income method, we assumed a cash flow period of 10 years, a discount rate of 11.5%, a compound annual growth rate of 4.5% and 7.7% for Ferrous Metals reporting unit and Light Metals reporting unit, respectively, for the ten-year period, and a terminal growth rate of 1.0%. Due to the erosion of the profitability of the Light Metals reporting unit, and the revision of our forecast as a result of the changing market conditions, our estimated discounted cash flows from the Light Metals reporting unit decreased significantly as compared to our impairment tests performed in 2002. Based on the first step analysis, we determined that the carrying value of the Light Metals reporting unit was in excess of its fair value as of November 30, 2003. Accordingly, we were required to perform the second step analysis on the Light Metals reporting unit to determine the amount of the impairment. The second step analysis indicated that the pre-tax goodwill impairment charge was $51.1 million, which was reported as "Goodwill Impairment Charge" in the accompanying statements of operations in 2003.

                              INTERMET Corporation

7. SHORT-TERM LINES OF CREDIT

Columbus Neunkirchen Foundry GmbH, our wholly owned subsidiary, has various revolving lines of credit which are payable upon demand. These credit lines provide for borrowings up to Euros 6.8 million (approximately $8.6 million) at December 31,2003. There were no outstanding borrowings under these agreements as of December 31, 2003 and 2002.

As mentioned in Note 3, Acquisition, to our Consolidated Financial Statements, we increased our ownership in the Porto Foundry to 75%. Therefore, the debt of the Porto Foundry is consolidated into our financial results. At December 31 , 2003, the Porto Foundry maintained lines of credit with various institutions for up to Euros 13.7 million (approximately $17.3 million). There was approximately $ 10.0 million outstanding under these credit lines as of December 31, 2003. Interest accrues at various rates from approximately 3% to 5% and is payable monthly.

8. DEBT

Long-term debt consists of the following at December 31 (in thousands of dollars):

                                                             2003       2002
                                                           --------  -----------
INTERMET:
Revolving credit facility                                  $ 60,000  $    63,000
Senior notes                                                175,000      175,000
Domestic subsidiaries:
Industrial development bonds                                 39,350       40,200
Capitalized leases                                              974        1,581
Foreign subsidiaries:
Bank term notes                                               7,629          322
Capitalized leases                                              598           --
                                                           --------  -----------
Total                                                       283,551      280,103
Less: Long-term debt due within  one year                     4,303        1,567
                                                           --------  -----------
Long-term debt due after one year                          $279,248  $   278,536
                                                           ========  ===========

As of December 31, 2003, we had a bank revolving credit agreement under which, as amended through December 19, 2003, we had a commitment amount of $ 190 million. That revolving credit agreement provided for a maturity date of November 5, 2004 and was secured by all domestic assets and a pledge of 65% of the stock of foreign subsidiaries. That revolving credit agreement contained covenants that required us to maintain specified financial ratios. We were in compliance with those covenants as of December 31, 2003. Various borrowing options were available to us from overnight borrowings to term LIBOR borrowings. At December 31, 2003, the borrowing under the revolving credit agreement consisted of overnight borrowings and were at an interest rate of 6.50%. We must also pay a fee, at a rate of 0.50% per annum, on any unused portion of the secured revolving credit facility. Standby letters of credit reduce the amount that the Company is able to borrow under its secured revolving credit facility. At December 31, 2003, such standby letters of credit totaled $60.0 million. Standby letters of credit are used to guarantee the payment or performance of various obligations that we have, such as workers compensation, environmental clean-up, and also in conjunction with several of our industrial revenue bonds. These letters of credit are issued with one year maturity dates and re-issued for an additional year upon each maturity date. Revolving credit agreement covenants limit our availability to access the entire $ 190 million secured revolving credit facility. At December 31, 2003, total borrowings and letter of credit obligations under the $190 million secured revolving credit agreement were $120.0 million. As of December 31, 2003, we had the ability to borrow an additional $51.3 million under our credit agreement.

On January 8, 2004, we refinanced our revolving credit agreement by entering into a new agreement, which provides for a $90 million revolving credit line and a $120 million term loan. See Note 21, Subsequent Event, to our Consolidated Financial Statements for further details regarding our new revolving credit agreement. Because of this new agreement, the $60 million outstanding under our prior revolving credit agreement is included in "Long-term debt due after one year" in the accompanying balance sheet as of December 31, 2003.

As a result of the various amendments to our $300 million bank revolving credit agreement and the processing of the new credit agreement in 2003, we incurred $2.1 million of debt issuance costs which are included in "Other noncurrent asset" in the accompanying balance sheet as of December 31, 2003.

                              INTERMET Corporation

8. DEBT (CONTINUED)

On June 13, 2002, we completed a senior note offering of $175 million. The notes bear a fixed rate of interest at 9.75% and will mature on June 15, 2009. Interest is due each June 15 and December 15. The notes are unsecured and rank equally with all of our existing and future unsecured senior debt. The net proceeds of the senior note offering were used to pay the remaining balance on a then existing bank term loan and for working capital purposes. The write-off of unamortized debt issuance costs of $0.9 million pretax related to the extinguishment of the bank term loan was reported as interest expense in the accompanying statements of operations of 2002. Debt issuance costs of $5.9 million were capitalized in connection with the note offering and are included in "Other noncurrent assets" in the accompanying balance sheet and are being amortized over seven years. See Note 9, Supplemental Condensed Consolidating Financial Information, for additional information regarding the senior unsecured notes. The estimated fair value of our senior notes based on market data as of December 31, 2003, was approximately $179.4 million.

On December 23, 1999, Columbus Foundry, L.P., a wholly owned subsidiary, issued $35,000,000 of variable rate limited obligation revenue bonds. Under the terms of the indenture, Columbus Foundry, L.P. is required to make interest-only payments at a variable rate. The interest rate resets weekly and at December 31, 2003, was 1.17%. The principal is due December 1, 2019.

Under the terms of a bond indenture entered into by Lynchburg Foundry Company, a wholly owned subsidiary, Lynchburg Foundry Company is required to make partial redemption of its industrial development revenue bonds on an annual basis through June 2006. The redemption amount is $350,000 per year, with a final payment at maturity of $1,650,000. The balance outstanding as of December 31, 2003 was $2,350,000. The bonds are subject to optional redemption prior to maturity and bear an interest rate of 7.0%.

As part of our acquisition of Tool Products, Inc. in 1998, we assumed $4,500,000 of industrial development revenue bond debt. We are required to make annual principal payments of $500,000, with a final maturity date of January 1, 2007. The balance as of December 31, 2003 was $2,000,000. The interest rate resets weekly and it was 1.35% at December 31, 2003

We had capital leases of $1 .6 million at December 31, 2003 and 2002, and these leases relate to assets with net book values of $3.0 million and $2.4 million at December 31, 2003 and 2002, respectively. Interest rates for these leases range from 3.00% to 8.58% in 2003 and 2002. The amortization of assets under capital leases is included in depreciation expense.

The foreign bank term notes bear interest rates from 3.00% to 5.00% per annum. These borrowings are secured by property, plant and equipment with net book values aggregating to approximately $21.0 million at December 31, 2003. At December 31, 2003, the Porto Foundry had term loans of Euros 5.9 million (approximately $7.4 million). These loans amortize semi-annually with various amounts coming due from 2004 through 2008.

Maturities of long-term debt and capital leases at December 31, 2003, after taking into effect of the new loan agreement entered into on January 8, 2004, are as follows (in thousands of dollars):

2004               $  4,303
2005                  3,934
2006                  3,550
2007                  1,132
2008                    632
Thereafter          270,000
                   --------
Totals             $283,551
                   ========

                              INTERMET Corporation

8. DEBT (CONTINUED)

We paid interest of $28.9 million, $26.5 million and $30.8 million in 2003, 2002 and 2001, respectively. No interest expense was capitalized in 2003 or 2002.

Our current bank agreements and senior note indenture limit our ability to pay dividends. In 2003, under such agreements, we were able to pay dividends of up to $5,000,000.

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On June 13, 2002, we issued $175 million of senior notes, which will mature in 2009. The senior notes are guaranteed by certain of our domestic wholly owned subsidiaries ("Combined Guarantor Subsidiaries"). The guarantees are unconditional and joint and several. The senior notes are effectively subordinated to the secured debt of the Company ("Parent"). Restrictions contained in the indenture covering the senior notes include, but are not limited to, restrictions on incurring additional secured debt, repurchasing of our capital stock, disposal of assets, affiliate transactions, and transfer of assets. As of December 31, 2003, the Parent and the Combined Guarantor Subsidiaries had $98.0 million of secured debt outstanding and $70.0 million of unused commitments, net of outstanding letters of credit, under our credit facility. The secured debt of the Parent is also guaranteed by each of the Combined Guarantor Subsidiaries.

Certain of our domestic subsidiaries (Internet International, Inc., Intermet Holding Company, Transnational Indemnity Company, and Western Capital Corporation) and all of our foreign subsidiaries are not guarantors of the notes ("Combined Non-Guarantor Subsidiaries"). The Combined Non-Guarantor Subsidiaries had $18.2 million of debt outstanding as of December 31, 2003.

Presented below are summarized condensed consolidating financial information for the Parent, the Combined Guarantor Subsidiaries, the Combined Non-Guarantor Subsidiaries, and the Company on a consolidated basis as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001.

Investments in subsidiaries are presented using the equity method of accounting. Separate financial statements of the Combined Guarantor Subsidiaries are not provided as the condensed consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of (he combined group.

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                          Year ended December 31, 2003
                                      --------------------------------------------------------------
                                                  Combined     Combined
                                                 Guarantor   Non-Guarantor
                                       Parent   Subsidiaries  Subsidiaries Eliminations Consolidated
                                      ---------  ----------- ------------- ------------ ------------
                                                       (in thousands of dollars)
INCOME STATEMENT DATA

Net sales                             $      -- $    632,431 $     116,405 $    (17,669)$    731,167

Cost of sales                                --      583,730       101,266      (17,669)     667,327
                                      --------- ------------ ------------- ------------ ------------
Gross profit                                 --       48,701        15,139           --       63,840

Selling, general and administrative       3,592       24,540        11,274           --       39,406

Goodwill impairment charge                   --       51,083            --           --       51,083

Restructuring and impairment charges         --        9,707           261           --        9,968
                                      --------- ------------ ------------- ------------ ------------
Operating (loss) profit                  (3.592)     (36,629)        3,604           --      (36,617)
Other expenses (income), net:
Interest expense, net                    20,313        9,000           582           --       29,895
Other expense (income), net              (1,054)         124        (1,029)          --       (1,959)
                                      --------- ------------ ------------- ------------ ------------

(Loss) income from continuing
operations before income taxes and
equity interest in a joint venture      (22,851)     (45,753)        4,051           --      (64,553)
Income tax benefit (expense)            (23,222)       3,774           912           --      (18,536)
Equity interest in a joint venture           --           --           752           --          752
                                      --------- ------------ ------------- ------------ ------------

(Loss) income from
continuing operations                   (46,073)     (41,979)        5,715           --      (82,337)

(Loss) from discontinued operations,
net of tax                                   --      (16,576)           --           --      (16,576)
                                      --------- ------------ ------------- ------------ ------------
Net (loss) income                     $ (46,073)$    (58,555)$       5,715 $         -- $    (98,913)
                                      ========= ============ ============= ============ ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                          Year ended December 31, 2002
                                      --------------------------------------------------------------
                                                  Combined     Combined
                                                 Guarantor   Non-Guarantor
                                       Parent   Subsidiaries  Subsidiaries Eliminations Consolidated
                                      ---------  ----------- ------------- ------------ ------------
                                                       (in thousands of dollars)
INCOME STATEMENT DATA
Net sales                             $       - $    683,634 $      87,950 $    (15,847)$    755,737
Cost of sales                               (35)     619,931        79.225      (15,887)     683,234
                                      ---------  ----------- ------------- ------------ ------------
Gross profit                                 35       63,703         8,725           40       72,503
Selling, general and administrative       3,709       22,578         6,537            2       32,826
                                      ---------  ----------- ------------- ------------ ------------
Operating (loss) profit                  (3,674)      41,125         2,188           38       39,677
Other expenses (income), net:
Interest expense (income), net           20,259        8,468          (457)           -       28,270
Other expense (income), net                  57         (100)         (118)           -         (161)
                                      ---------  ----------- ------------- ------------ ------------
(Loss) income from continuing
operations before income taxes and
equity interest in a joint venture      (23,990)      32,757         2,763           38       11,568
Income tax benefit (expense)             10,556      (13,167)          (54)           -       (2,665)
Equity interest in a joint venture            -            -         1,573            -        1,573
                                      ---------  ----------- ------------- ------------ ------------
(Loss) income from continuing
operations                              (13,434)      19,590         4,282           38       10,476

Loss from discontinued operations,
net of tax                                    -       (1,954)            -            -       (1,954)
Cumulative effect of change in
accounting principle, net of tax              -            -           481            -          481
                                      ---------  ----------- ------------- ------------ ------------
Net (loss)income                      $ (13,434)$     17,636 $       4,763 $         38 $      9,003
                                      ========= ============ ============= ============ ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                          Year ended December 31, 2001
                                      --------------------------------------------------------------
                                                  Combined     Combined
                                                 Guarantor   Non-Guarantor
                                       Parent   Subsidiaries  Subsidiaries Eliminations Consolidated
                                      ---------  ----------- ------------- ------------ ------------
                                                       (in thousands of dollars)
INCOME STATEMENT DATA
Net sales                             $       - $    710,119 $      89,986 $    (17,221)$    782,884
Cost of sales                               292      661,742        74,585      (16,196)     720,423
                                      ---------  ----------- ------------- ------------ ------------
Gross (loss) profit                         292       48,377        15,401       (1,025)      62,461
Selling, general and administrative       3,643       18,645         6,093            -       28,381
Restructuring and impairment charges          -       13,540             -            -       13,540
Goodwill amortization                         -        6,328             -            -        6,328
                                      ---------  ----------- ------------- ------------ ------------
Operating (loss) profit                  (3,935)       9,864         9,308       (1,025)      14,212
Other expenses (income), net
Interest expense (income), net           17,588       12,435          (201)           -       29,822
Other expense (income), net                 (30)         131        (3,542)           -       (3.441)
                                      ---------  ----------- ------------- ------------ ------------
(Loss) income from continuing
operations before income taxes and
equity interest in a joint venture      (21,493)      (2,702)       13,051       (1,025)     (12,169)
Income tax benefit (expense)              7,198           26        (3,223)         258        4,259
Equity interest in a joint venture            -            -           946            -          946
                                      ---------  ----------- ------------- ------------ ------------
(Loss) income from
continuing operations                   (14,295)      (2,676)       10,774         (767)      (6,964)
Loss from discontinued operations,
net of tax                                    -       (1,739)            -            -       (1,739)
                                      ---------  ----------- ------------- ------------ ------------
Net (loss) income                     $ (14,295)$     (4,415)$      10,774 $       (767)$     (8,703)
                                      ========= ============ ============= ============ ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                      As of December 31, 2003
                                                --------------------------------------------------------------------
                                                              Combined       Combined
                                                             Guarantor     Non-Guarantor
                                                 Parent     Subsidiaries    Subsidiaries  Eliminations   Consolidated
                                                ---------   ------------   -------------- ------------   ------------
                                                                   (In thousands of dollars)
BALANCE SHEET DATA ASSETS
Current assets:
Cash and cash equivalents                       $  (2,674)  $        127   $       3,582  $         --    $    1,035
Accounts receivable, net                                7         64,457          22,309            --        86,773
Inventories                                            --         58,030          19,440           (59)       77,411
Other current assets                                7,319          1,677           1,751             1        10,748
                                                ---------   ------------   -------------  ------------    ----------
Total current assets                                4,652        124,291          47,082           (58)      175,967
Property, plant and equipment, net                  3,765        247,681          71,766           868       324,080
Other noncurrent assets:
Goodwill                                               --        165,933              --            --       165,933
Other noncurrent assets                            15,834          1,378           2,049         1,443        20,704
Intercompany, net                                 (65,291)        86,241         (24,711)        3,761            --
Investments in subsidiaries                       550,411             --              --      (550,411)           --
                                                ---------   ------------   -------------  ------------    ----------

Total assets                                    $ 509,371   $    625,524   $      96,186  $   (544,397)   $  686,684
                                                =========   ============   =============  ============    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                $   2,151   $     58,504   $      20,398  $       (316)   $   80,737
Accrued liabilities                                27,671         29,041             224         2,606        59,542
Short-term lines of credit                             --             --           9,992            --         9,992
Long-term debt due within one year                    350            983           2,970            --         4,303
                                                ---------   ------------   -------------  ------------    ----------

Total current liabilities                          30,172         88,528          33,584         2,290       154,574
Noncurrent liabilities:
Long-term debt due after one year                 237,000         36,991           5,257            --       279,248
Retirement benefits                                84,135          1,174              --            --        85,309
Other noncurrent liabilities                       (4,073)         4,843           3,838          808          5,416
                                                ---------   ------------   -------------  ------------    ----------

Total noncurrent liabilities                      317,062         43,008           9,095           808       369,973
Shareholders' equity                              162,137        493,988          53,507      (547,495)      162,137
                                                ---------   ------------   -------------  ------------    ----------

Tolal liabilities end shareholders' equity      $ 509,371   $    625,524   $      96,186  $   (544,397)   $  686,684
                                                =========   ============   =============  ============    ==========

                              INTERMET Corporation

                                                                   As of December 31, 2002
                                                ---------------------------------------------------------------------
                                                             Combined        Combined
                                                             Guarantor     Non-Guarantor
                                                 Parent     Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                                ---------   ------------   -------------  ------------   ------------
                                                                   (in thousands or dollars)
BALANCE SHEET DATA ASSETS
Current assets:
Cash and cash equivalents                       $   1,122   $        167   $       2,009  $         --    $    3,298
Accounts receivable, net                              162         63,336          23,281            --        86,779
Inventories                                            --         57,376           8,139           (59)       65,456
Other current assets                               21,291          2,901             682             1        24,875
                                                ---------   ------------   -------------  ------------    ----------
Total current assets                               22,575        123,780          34,111           (58)      180,408
Property, plant and equipment, net                  4,598        294,781          32,112           543       332,034
Other  noncurrent assets:
Goodwill                                               --        217,016              --            --       217,016
Other noncurrent assets                            18,749          3,867          10,581         1,443        34,640
Intercompany, net                                 (40,038)        63,759         (25,323)        1,602            --
Investments in subsidiaries                       592,765             --              --      (592,765)           --
                                                ---------   ------------   -------------  ------------    ----------
Total assets                                    $ 598,649   $    703,203   $      51,481  $   (589,235)   $  764,098
                                                =========   ============   =============  ============    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                $   2,462   $     63,399   $       5,337  $       (265)   $   70,933
Accrued liabilities                                19,603         34,480          11,041            81        65,205
Long-term debt due within one                         350          1,107             110            --         1,567
                                                ---------   ------------   -------------  ------------    ----------
Total current liabilities                          22,415         98,986          16,488          (184)      137,705
Noncurrent liabilities:
Long-term debt due after
one year                                          240,350         37,974             212            --       278,536
Retirement benefits                                70,812          6,759              --            --        77,571
Other noncurrent liabilities                        7,503          6,955          (2,488)          747        12,717
                                                ---------   ------------   -------------  ------------    ----------
Total noncurrent liabilities                      318,665         51,688          (2,276)          747       368,824
Shareholders' equity                              257,569        552,529          37,269      (589,798)      257,569
                                                ---------   ------------   -------------  ------------    ----------
Total liabilities and shareholders' equity      $ 598,649   $    703,203   $      51,481  $   (589,235)   $  764,098
                                                =========   ============   =============  ============    ==========

                              INTERMET Corporation

                                                                                  Year Ended December 31, 2003
                                                         ------------------------------------------------------------------------
                                                                          Combined      Combined
                                                                          Guarantor    Non-Guarantor
                                                         Parent         Subsidiaries   Subsidiaries    Eliminations  Consolidated
                                                         ------------   ------------   ------------    ------------  ------------
                                                                           (In Thousands Of Dollars)
CASH FLOW DATA
Cash provided by continuing operating activities         $      5,435   $     14,896   $     16,842    $        --   $     37,173
Cash used in discontinued operations                               --         (4,066)            --             --         (4,066)
                                                         ------------   ------------   ------------    -----------   ------------

Net cash provided by operating activities                       5,435         10,830         16,842             --         33,107
Investing activities:
Additions to property, plant and equipment by
 continuing operations                                         (1,725)       (13,193)        (4,615)            --        (19,533)
Additions to property, plant and equipment by
 discontinued operations                                           --           (145)            --             --           (145)
Purchase of shares of a subsidiary                                 --                         (5571)            --         (5,571)
Proceeds from sale of assets of a subsidiary                       --          3,925             --             --          3,925
Proceeds from sale of property, plant and equipment             1,700             --             --             --          1,700
                                                         ------------   ------------   ------------    -----------   ------------

Net cash used in investing activities                             (25)        (9,413)       (10,186)            --        (19,624)
Financing activities:
Net decrease in revolving credit facility                      (3,000)            --             --             --         (3,000)
Repayment of other debts                                           --         (1,457)        (2,960)            --         (4,417)
Payment of debt issuance costs                                 (2,110)                           --             --         (2,110)
Dividends paid                                                 (4,096)            --             --             --         (4,096)
                                                         ------------   ------------   ------------    -----------   ------------

Net cash used in financing activities                          (9,206)        (1,457)        (2,960)            --        (13,623)
Effect of exchange rate changes on cash and cash
 equivalents                                                       --             --         (2,123)            --         (2,123)
                                                         ------------   ------------   ------------    -----------   ------------

Net (decrease) increase in cash and equivalent           $     (3,796)  $        (40)  $      1,573    $        --   $     (2,263)
                                                         ============   ============   ============    ===========   ============

                              INTERMET Corporation

                                                                              Year Ended December 31, 2002
                                                         ------------------------------------------------------------------------
                                                                          Combined       Combined
                                                                         Guarantor     Non-Guarantor
                                                           Parent       Subsidiaries   Subsidiaries    Eliminations  Consolidated
                                                         ------------   ------------   -------------   ------------  ------------
                                                                                (In Thousands of Dollars)
CASH FLOW DATA
Cash provided by (used in) continuing operating
 activities                                              $     92,225   $      4,231   $    (10,027)   $        --   $     86,429
Cash provided by discontinued operations                           --          2,946             --             --          2,946
                                                         ------------   ------------   ------------    -----------   ------------

Net cash provided by (used in) operating
 activities                                                    92,225          7,177        (10,027)            --         89,375
Investing activities:
Additions to property, plant and equipment by
 continuing operations                                         (1,714)        (5,358)        (1,355)            --         (8,427)
Additions to property, plant and equipment by
 discontinued operations                                           --         (1,018)            --             --         (1,018)
                                                         ------------   ------------   ------------    -----------   ------------

Net cash used in investing activities                          (1,714)        (6,376)        (1,355)            --         (9,445)
Financing activities:
Net decrease in revolving credit facility                     (85,000)            --             --             --        (85,000)
Proceeds from debt offering                                   175,000             --             --             --        175,000
Repayment of term loan                                       (171,750)            --             --             --       (171,750)
Repayment of other debts                                         (244)        (1,100)          (302)            --         (1,646)
Payment of debt issuance coats                                 (6,022)            --             --             --         (6,022)
Dividends paid                                                 (4,075)            --             --             --         (4,075)
Issuance of common stock                                          374             --             --             --            374
                                                         ------------   ------------   ------------    -----------   ------------

Net cash used in financing activities                         (91,717)        (1,100)          (302)            --        (93,119)
Effect of exchange rate changes on cash and
 cash equivalents                                                  --             --          2,621             --          2,621
                                                         ------------   ------------   ------------    -----------   ------------

Net decrease in cash and cash equivalents                $     (1,206)  $       (299)  $     (9,063)   $        --   $    (10,568)
                                                         ============   ============   ============    ===========   ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                                  Year Ended December 31, 2001
                                                       -----------------------------------------------------------------------------
                                                                          Combined         Combined
                                                                         Guarantor       Non-Guarantor
                                                           Parent       Subsidiaries     Subsidiaries     Eliminations  Consolidated
                                                       --------------   ------------     -------------    ------------  ------------
                                                                                   (in thousands of dollars)
CASH FLOW DATA
Cash provided by continuing operating activities       $  29,320         $  19,935         $  14,115        $     --     $  63,370
Cash provided by discontinued operations                      --             8,224                --              --         8,224
                                                       ---------         ---------         ---------        --------     ---------

Net cash provided by operating activities                 29,320            28,159            14,115              --        71,594
Investing activities:
Additions to property, plant and equipment by
  continuing operations                                     (456)          (26,802)           (8,268)             --       (35,526)
Additions to property, plant and equipment from
  insurance                                                   --&bsp;           --            (3,389)             --        (3,389)
Additions to property, plant and equipment
  by discontinued operations                                  --              (842)               --              --          (842)
Proceeds from insurance for replacement of property,
  plant and equipment                                         --                --             3,389              --         3,389
                                                       ---------         ---------         ---------        --------     ---------

Net cash used in investing activities                       (456)          (27,644)           (8,268)             --       (36,368)
Financing activities:
Net increase in revolving credit facility                  9,000                --                --              --         9,000
Proceeds from term loan                                  182,750                --                --              --       182,750
Repayment of term loan                                  (211,000)               --                --              --      (211,000)
Repayment of other debts                                 (15,175)           (1,149)             (170)             --       (16,494)
Purchase of common stock                                    (349)               --                --              --          (349)
Dividends paid                                            (3,183)               --                --              --        (3,183)
                                                       ---------         ---------         ---------        --------     ---------

Net cash used in financing activities                    (37,957)           (1,149)             (170)             --       (39,276)
Effect of exchange rate changes on cash and cash
  equivalents                                                 --                --            (1,821)             --        (1,821)
                                                       ---------         ---------         ---------        --------     ---------

Net (decrease) increase in cash and cash equivalents   $  (9,093)        $    (634)        $   3,856        $     --     $  (5,871)
                                                       =========         =========         =========        ========     =========

                              INTERMET Corporation

10. Stock Compensation

We have executive stock option and incentive award plans ("Employee Plans") and a directors stock option plan ("Directors Plan"). The Employee Plans permit the grant of options and restricted shares for up to 3,000,000 shares of common stock. The Directors Plan permits the grant of options to purchase up to 150,000 shares of common stock. Options granted under the Employee Plans vest over a four-year period. Options under the Directors Plan are exercisable at the grant date. The exercise prices of options issued under Employee Plans and Directors Plan are equal to the fair values of the common stock at the option grant date. Certain options also remain outstanding from prior stock option plans. At December 31, 2003, options for 1,190,320 shares were exercisable, while 947,133 of the Employee Plans options and restricted shares and 26,000 Directors plan options were available for future grant.

We apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for the stock option plans. Accordingly, we have not recognized compensation expense for our stock option plans.

The fair values of our stock options presented in Note 1 were estimated as of the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2003, 2002 and 2001:

                                             2003       2002      2001
                                            -------    -------  --------
Risk-free interest rate                      3.50%      3.00%     2.50%
Dividend yield                               1.00%      1.00%     1.00%
Volatility                                  0.464      0.769     0.480
Expected life                               6 years    6 years   6 years

For purposes of the pro forma disclosures required under SFAS No. 123, the estimated fair value of the options is amortized over the options' vesting period.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our stock options.

                              INTERMET Corporation

10. Stock Compensation (continued)

A summary of our stock option activity for the three years ended December 31,2003, is as follows:

                                                                     Weighted
                                               Number Of              Average                 Exercise
                                                Options            Exercise Price            Price Range
                                              ------------         --------------            ------------
Outstanding at January 1, 2001                  1,524,050          $       11.31
Granted                                           462,300                   3.54             $ 3.37-$5.04
Exercised                                              --                     --                       --
Forfeited                                        (320,500)                 10.30               3.37-18.06
                                              -----------

Outstanding at December 31, 2001               1,665,850           $        9.54               3.37-19.38
                                              ===========

Exercisable at December 31, 2001                899,230            $       11.94
Weighted average fair value of options
granted during 2001                                                $        1.51
Outstanding at January 1, 2002                  1,665,850          $        9.54
Granted                                           175,000                   5.07             $ 4.20-$8.39
Exercised                                         (19,750)                  9.67               8.66-11.20
Forfeited                                         (80,125)                  5,41               3.44-18.06
                                              -----------

Outstanding at December 31, 2002                1,740,975          $        9.27               3.38-19.38
                                              ===========

Exercisable at December 31, 2002                1,141,248          $       11.25
Weighted average fair value of
options granted during 2002                                        $        3.03
Outstanding at January 1, 2003                  1,740,975          $        9.27
Granted                                           325,500                   3.57             $       3.57
Exercised                                              --                     --                       --
Forfeited                                        (272,000)                  9.72               3.44-18.06
                                              -----------

Outstanding at December 31, 2003                1,794,475          $        8.17               3.38-19.38
                                              ===========

Exercisable at December 31, 2003                1,190,320          $       10.29
Weighted average fair value of
options granted during 2003                                        $        1.58

                              INTERMET Corporation

10. STOCK COMPENSATION (CONTINUED)

The following table summarizes information about options outstanding as of December 31, 2003:

                                           Options Outstanding                           Options Exercisable
                        -----------------------------------------------------      --------------------------------
                                       Weighted-Average
                                          Remaining
                                         Contractual
Range Of Exercise          Number            Life            Weighted-Average        Number        Weighted-Average
      Price             Outstanding       (In Years)          Exercise Price       Exercisable      Exercise Price
-----------------       -----------    ----------------      ----------------      -----------     ----------------
  $0.00 - $ 9.68         1,228,725            6.7               $     5.06            624,570         $    6.07
   9.69 -  19.38           565,750            3.8                    14.94            565,750             14.94
                         ---------                                                  ---------

                          1794,475                                                  1,190,320
                         =========                                                  =========

We have an Employee Stock Ownership Plan ("ESOP") to purchase INTERMET common stock for some of our United States employees who are not covered by collective bargaining agreements. We make contributions equal to 3% of the annual compensation of the ESOP participants. We may, at our discretion, make additional contributions within specified limits. Since 2003, our contributions have been made to the Savings and Investment Plan, a 401(k) retirement plan, instead of the ESOP. Our contributions to the Savings and Investment Plan were $747,000 in 2003. ESOP expenses were $615,000 and $554,000 in 2002 and 2001, respectively.

On October 6, 1995, our Board of Directors declared a dividend of one right for each share of INTERMET common stock held of record at the close of business on October 17, 1995, pursuant to a Shareholder Protection Rights Agreement dated October 6, 1995. The rights generally are not exercisable until 10 days after an announcement by us that a person, as defined (excluding, with certain limitations, certain holders of 10% or more of our common stock who do not acquire additional shares, any of our ESOPs or benefit plans, and INTERMET or any of its wholly-owned subsidiaries), has acquired 10% of our common stock or announces a tender offer that could result in the ownership of 10% or more of our common stock. Each right, should it become exercisable, will entitle the owner to buy 1/100th of a share of Participating Preferred Stock, a new series of our preferred stock, at an exercise price of $40. On October 16, 1997, we amended the rights agreement to provide that certain institutional investors who own in excess of 10%, but less than 15% of our common stock, are not "Acquiring Persons" as defined by the rights agreement.

In the event the rights become exercisable as a result of the acquisition of shares, each right will entitle the owner, other than the acquiring person, to buy at the rights' then current exercise price a number of shares of common stock with a market value equal to twice the exercise price. In addition, unless the acquiring person owns more than 50% of the outstanding shares of common stock, the board of directors may elect to exchange all outstanding rights (other than those owned by such acquiring person or affiliates thereof) at an exchange ratio of one share of common stock per right Unless we merge with another company under certain conditions or redeem or exchange the rights before October 6, 2005, the rights will expire on such date.

In February 2001 our Board of Directors adopted a Restricted Share Unit Award Plan for certain key executives. Under this plan, eligible executives were entitled to surrender all or a portion of the bonuses they earned under our 2000 profit-sharing plan in exchange for an award of Restricted Share Units. The number of shares awarded under this program was matched one for one for the participants who remained with the company for at least two years from the award date.

                              INTERMET Corporation

11. Commitments and Contingencies

Future minimum rental payments required under building and equipment operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2003 are as follows (in thousands of dollars):

2004                                                        $ 4,745
2005                                                          4,065
2006                                                          2,423
2007                                                          1,790
2008                                                          1,055
Thereafter                                                        4
                                                            -------

Total                                                       $14,084
                                                            =======

Total rental expense under operating leases aggregated $4,498,000, $5,464,000, and $6,046,000 in 2003, 2002 and 2001, respectively.

We had commitments to purchase capital equipment of approximately $5.7 million as of December 31, 2003.

At December 31, 2003,46% of the domestic labor force is covered by collective bargaining agreements, and 25% of the domestic labor force is covered by collective bargaining agreements that will expire within one year.

We are subject to federal, state, local and foreign environmental laws and regulations concerning, among other things, air emissions, effluent discharges, storage treatment and disposal of hazardous materials and remediation of contaminated soil and groundwater. At some of our industrial sites hazardous materials have been managed for many years. Consequently, we are subject to various environmental laws that impose compliance obligations and can create liability for historical releases of hazardous substances. It is likely that we will be subject to increasingly stringent environmental standards in the future and that we will be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis.

The 1990 amendments to the Federal Clean Air Act and regulations promulgated thereunder are expected to have a major impact on the compliance cost of many U.S. companies, including foundries of the type we own. We are in the process of reviewing Maximum Achievable Control Technology Standards that will be applicable to our industry.

We also have current and former operating entities (for which we may be responsible) that are potentially responsible for cleanup of known environmental sites. These include third-party-owned sites, as well as sites that are currently owned, or formerly owned, by us or our subsidiaries. For known environmental sites, we have recorded reserves to cover estimated future environmental expenditures. Environmental reserves at December 31, 2003 and 2002 were $6,852,000 and $5,845,000, respectively. As of December 31, 2003, the environmental reserves included a $3.1 million cash escrow account acquired as a part of the acquisition of Ganton Technologies in 1999 that is being used to fund the clean-up of an inactive property located in Addison, Illinois, and we expect that the cleanup will occur and the account will be settled in 2004. The reserves also include $2.5 million for the now closed Radford facilities, which is discussed below. There can be no assurance that costs in excess of these accruals will not be incurred, or that unknown conditions will not be discovered that result in material additional expenditures by us for environmental matters.

On March 14, 2002, we entered into a Consent Order with the U.S. Environmental Protection Agency ("USEPA") which will require investigation of the nature and extent of any hazardous waste disposed of at our Radford, Virginia, facilities. We have entered into this Consent Order in connection with the USEPA's Corrective Action Program, which is being undertaken on a nationwide basis by USEPA pursuant to the Resource Conservation and Recovery Act of 1976. The Corrective Action Program requires facilities that have historically generated or handled hazardous waste to determine whether those activities have or could adversely affect groundwater or human health. Because we historically disposed of waste material at this site, it is probable that remedial action will be required with respect to that on-site disposal We have accrued $2.5 million for such remediation activity based on our investigation to date. However, our investigation of this site will continue and it is possible that ultimate remediation costs could exceed the amounts we have accrued.

                              INTERMET Corporation

11. Commitments and Contingencies (continued)

We are also a party to other legal proceedings associated with environmental, employment, commercial, product liability or other matters in the ordinary course of our business. At the present time, we do not believe that any of such proceedings will have a material adverse effect on our results of operations. We self-insure a significant portion of our health care and property and casualty insurance risks. However, we purchase additional insurance for catastrophic losses. The events of September 11, 2001, caused extreme turmoil in the property and casualty insurance market. This, coupled with property losses at our New River and Neunkirchen plants that were incurred in the first half of 2000, resulted in increases in our property insurance deductible. We now carry a $2.5 million property deductible per occurrence.

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS

We maintain four noncontributory defined benefit pension plans for certain U.S. employees covered by collective bargaining agreements and for which the benefits are based on years of service. Additionally, we maintain two non-contributory defined benefit pension plans for certain U.S. salaried and non-union hourly employees and for which the benefits are based on final average compensation. Our policy is to fund amounts as required under applicable laws and regulations.

In addition to providing pension benefits, we provide health care and life insurance benefits to certain retired U.S. employees and their dependents. In 2003, eligibility requirements for retiree health care for certain salaried employees were changed so that these employees can become eligible for retiree health care benefits at age 62, depending on years of service. Additionally, newly-hired employees will not be eligible for retiree health care benefits. Certain salaried employees who already have met eligibility requirements at age 55 or age 60, depending on years of service, would continue to be eligible for retiree health care benefits. Retirees and their dependents under age 65 receive substantially the same health care benefits as active employees. The medical plans generally pay most medical expenses less deductible and co-pay amounts. Salaried and hourly employees also contribute to the cost of coverage. Certain salaried employee coverage converts to a Medicare carve-out plan at age 65. We subsidize a Medicare supplement plan for certain eligible salaried employees over age 65. Most hourly employee coverage ceases at age 65. However, certain hourly employees retain eligibility for coverage supplementing Medicare.

Our amendments to certain plans in 2003 increased the pension benefit obligations by $1.6 million and reduced the other postretirement benefit obligations by $5.0 million. In addition, the curtailment of a postretirement benefit plan in 2003 reduced the other postretirement benefit obligations by $0.5 million.

Due to the closure of the Radford Foundry in 2003, other postretirement benefit obligations decreased by $2.0 million and resulted in an after-tax gain of $1.2 million. There was also an increase in pre-tax pension cost of $0.3 million ($0.2 million after-tax loss) due to pension curtailment. The net after-tax gain of $1.0 million was reported in "Loss from Discontinued Operation, Net of Tax" in the accompanying statements of operations in 2003.

We use a September 30 measurement date for all of our pension and other postretirement benefit plans.

The obligations and funded status of the retirement benefit plans are as follows (in thousands of dollars):

                                                                   At December 31,
                                                      ------------------------------------------------
                                                                                Other Postretirement
                                                       Pension Benefits               Benefits
                                                      --------------------    ------------------------
                                                        2003       2002         2003           2001
                                                      --------   ---------    ---------      ---------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year               $ 90,828   $  81,195    $  43,435      $  40,870
Service cost -- benefits earned during the year          2,443       1,922        1,018            973
Interest cost on benefit obligation                      6,018       5,966        2,746          2,925
Amendments                                               l,636          --       (4,985)           142
Curtailment                                                 --          --         (520)            --
Actuarial losses                                         8,229       5,391        4,332          2,177
Benefits paid                                           (4,432)     (3,646)      (3,496)        (3,652)
                                                      --------   ---------    ---------      ---------

Benefit obligation at end of year                     $104,722   $  90,828    $  42,530      $  43,435
                                                      --------   ---------    ---------      ---------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year        $ 58,897   $  66,650
Actual return on plan assets                             5,793      (5,890)
Company contributions                                    2,214       1,783
Benefits paid                                           (4,432)     (3,646)
                                                      --------   ---------

Fair value of plan assets at end of year              $ 62,472   $  58,897
                                                      --------   ---------

Funded status of the plan (under-funded)              $(42,250)  $ (31,931)   $ (42,530)     $ (43,435)
Unrecognized net actuarial losses (gains)               35,550      28,767        3,207         (3,037)
Unrecognized transition obligation                         286          58           --             --
Unrecognized prior service cost (benefit)                6,497       5,849       (4,678)           271
                                                      --------   ---------    ---------      ---------

Prepaid (accrued) benefit cost on balance sheets      $     83   $   2,743    $ (44,001)     $ (46,201)
                                                      ========   =========    =========      =========

                              INTERMET Corporation

12. Retirement Plans and Benefits (continued)

Amounts recognized for pension benefits in the consolidated balance sheets consist of (in thousands of dollars):

                                                         At December 31,
                                                       ------------------
                                                         2003      2002
                                                       --------  --------
Prepaid pension benefit cost                           $  4,708  $  4,815
Accrued pension benefit liability                       (46,020)  (36,184)
Intangible assets                                         6,497     5,849
Accumulated other comprehensive income, pretax           34,898    28,263
                                                       --------  --------

Net amount recognized                                  $     83  $  2,743
                                                       ========  ========

The accumulated benefit obligation for all of the pension plans was $104.1 million and $90.3 million at December 31,2003 and 2002, respectively.

All of our pension plans had accumulated benefit obligations in excess of plan assets (under-funded plans) as of December 31,2003 and 2002.

The components of net periodic benefit cost are as follows (in thousands of dollars):

                                                                     Years ended December 31,
                                                   -------------------------------------------------------------
                                                         Pension Benefits         Other Postretirement Benefits
                                                   ----------------------------   ------------------------------
                                                     2003       2002     2001       2003        2002       2001
                                                   -------    -------  --------   --------    -------    -------
Service cost                                       $ 2,443    $ 1,922  $  2,109   $  1,018    $   973    $   899
Interest cost                                        6,018      5,966     5,747      2,746      2,925      2,701
Expected return on plan assets                      (5,878)    (6,120)   (6,275)        --         --         --
Amortization of net transition obligation               --         15        51         --         --         --
Amortization of prior service cost                     735        756       717        (60)        (2)       (13)
Amortization of loss (gain)                          1,531       (382)     (661)      (208)      (445)      (992)
Curtailment loss                                       253         --        --         --         --         --
                                                   -------    -------  --------   --------    -------    -------

Net periodic benefit cost                          $ 5,102    $ 2,157  $  1,688   $  3,496    $ 3,451    $ 2,595
                                                   =======    =======  ========   ========    =======    =======

The assumptions used to determine benefit obligations and cost are as follows:

Weighted-average assumptions used to determine benefit obligations:

                                                                            At December 31,
                                                               -----------------------------------------
                                                                                   Other Postretirement
                                                               Pension Benefits           Benefits
                                                               ----------------    ---------------------
                                                                2003      2002       2003          2002
                                                               ------    ------    ------        -------
Discount rate                                                    6.00%     6.75%     6.00%          6.75%
Rate of compensation increase for benefit plans with benefit
obligations based on compensation                                3.66%     3.61%

Weighted - average assumptions used to determine net periodic benefit cost:


                                                       Years ended December 31
                                      ---------------------------------------------------------
                                          Pension Benefits       Other Postretirement Benefits
                                      -----------------------    ------------------------------
                                      2003      2002     2001    2003         2002         2001
                                      ----      ----     ----    ----         ----         ----
Discount rate                         6.75%     7.50%    8.00%   6.75%        7.50%        8.00%
Expected long-term return on plan
assets                                8.75%     9.50%    9.50%

Rate of compensation increase for benefit
plans with benefit cost based on
compensation                                3.61%  3.61%  3.72%

                              INTERMET Corporation

12. Retirement Plans and Benefits (continued)

To determine the overall expected long-term rate of return on assets, we consider the current level of expected returns on risk-free investments (primarily government bonds), the historical level of the risk premium associated with the other asset categories in which the portfolio is invested, and the expected returns of each asset category of the investment portfolio. The expected return of each asset category is then weighted based on the target asset allocation to develop the overall expected long-term rate of return on assets.

During each quarter, our pension plan actuaries determine a range of expected rates of return based on actual asset mix. Expected rates of return that are between the 25th and 75th percentile of this range are considered reasonable. The expected rates of return of 8.50% and 8.75% as of September 30, 2003 and 2002, respectively, were near the 70th percentile of the ranges of expected rates of return.

Assumed health care cost trend rates for other postretirement benefits:

                                                                          At December 31,
                                                                          ---------------
                                                                      2003           2002
                                                                     ------     --------------
Health care cost trend rate assumed for next year                     10.50%    8.00% to 10.00%
Rate to which the cost trend rate is assumed to
decline (the ultimate trend rate)                                      5.00%              5.00%
Year that the rate reaches the ultimate trend rate                     2015       2006 to 2008

The assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects for 2003 (in thousands of dollars):

                                                          One          One
                                                       Percentage   Percentage
                                                         Point        Point
                                                        Increase     Decrease
                                                       ----------   ----------
Effect on total service and interest cost              $      299   $    (263)
Effect on postretirement benefit obligation            $    2,266   $  (2,154)

Our pension plans weighted-average asset allocations at December 31, 2003 and 2002, by asset category are as follows:

                   Plan Assets at December
                             31,
                   -----------------------
                   2003             2002
                   ----             ----
Asset Category:
Equity securities   52%              50%
Debt securities     48               50
                   ---              ---

Total              100%             100%
                   ===              ===

Equity securities do not include any common stock of INTERMET Corporation.

Under our investment policies and strategies, pension funds are invested in equity securities (including convertible securities), debt securities (including preferred stock), and cash equivalents (including senior debt under one year to maturity). Pension plan assets allocation guidelines as follows:

Asset Category: Allocation Guidelines Equity securities 30% to 75% Debt securities 25% to 70% Cash equivalents 0% to 30%

                              INTERMET Corporation

12. Retirement Plans and Benefits (continued)

Investment managers have full discretion to invest assets within our investment guidelines, including timing, turnover and selection of investment. Pension plan assets are held such that assets are available for near-term, mid-term and long-term future benefit payments.

Equity asset holdings are selected from established markets (including New York Stock Exchange, over-the-counter markets, and regional and foreign markets) and equity portfolios are expected to achieve an absolute and risk adjusted return, which surpasses the comparative index. Equity assets cannot be held in private placement securities, letter stock or uncovered options. Short sales, margin transactions and other specialized transactions are prohibited. No more than 10% of assets may be held in an individual security, or 15% in a particular industry. This pertains to both equity and debt investments, exclusive of treasuries and agencies.

Debt asset holdings can be invested in liquid preferred stocks, corporate debt, obligations of the U.S. Government and its fully guaranteed agencies, and debt issues convertible to equities. Investments in single-issue securities are limited to 5% of assets (except for U.S. Government or agency obligations). Assets are not to be invested in private placements, fixed income or interest rate futures, or from arbitrage or other specialized investments. Up to 5% of assets may be invested in below investment grade debt securities. Up to 5% of assets may be invested in global fixed income securities.

Cash equivalent holdings may be invested in commercial paper, repurchase agreements, Treasury bills, certificates of deposit, and money market funds. Investments in cash equivalents can be made for income, for liquidity for expense and benefit payments, or to preserve principal value. Assets must represent maturity of less than one year at the time of purchase. Short-term instruments considered speculative in nature may not be purchased. Single issuer paper is limited to 5% of the funds, except for U.S. Government or agencies.

Pension funds may also be invested in mutual funds or other pooled funds containing securities. Direct investments in financial futures, commodities and currency exchanges are prohibited; however, such investments may be made in mutual funds.

We expect to contribute $14.9 million to our pension plans in 2004. This estimate is based on the assumption that the funding relief provided by the U.S. government, which has already expired in 2003, will not be extended to 2004. If the funding relief if ultimately extended to 2004, the estimated contribution amount will be reduced.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands of dollars):

                                     Other
                      Pension    Postretirement
                      Benefits      Benefits
                      --------   --------------
2004                  $  5,501   $        3,863
2005                     5,749            3,857
2006                     6,030            3,736
2007                     6,250            3,385
2008                     6,515            3,386
Years 2009 to 2013      35,210           17,502

                              INTERMET Corporation

12. Retirement Plans and Benefits (continued)

We provide prescription drug benefits to some of our retirees and will, therefore, be impacted by the provisions of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Medicare Reform Act"), which was enacted on December 8,2003. The Medicare Reform Act provides for a federal subsidy to sponsors of retiree health care benefit plans which provide a benefit that is at least actuarially equivalent to the benefit established by this Act, and therefore may reduce our postretirement benefit obligations. In accordance with the Position of the Staff of the Financial Accounting Standards Board FAS 106-1, the effects on our accumulated postretirement benefit obligation and net periodic postretirement benefit cost have not been recognized in our financial statements. Specific authoritative guidance on the accounting for the Medicare Reform Act is pending and that guidance, when issued, could require changes in the information reported in our financial statements. Due to the lack of direction regarding the provision of the Medicare Reform Act and the uncertainty associated with the related accounting issues, we are deferring recognition of the effects of the Medicare Reform Act.

We maintain several defined contribution plans for certain salaried employees, hourly employees covered by collective bargaining agreements, and non-union hourly employees. All of these plans allow participants to make pretax contributions as a percentage of their compensation. We contribute a specified percentage of the annual compensation of participants of some of the plans. Certain plans provide a matching contribution on employees' pretax contribution to a specified limit Some plans provide for contributions based on hours worked by each employee; other plans provide for profit-sharing contributions or other base contributions. Costs recognized as expenses to these plans, excluding ESOP expenses, totaled $2,958,000, $2,414,000 and $2,065,000 in 2003, 2002 and 2001,
respectively.

 13. Income Taxes

The Provision for Income Taxes Consists of the Following (in thousands of dollars):

                                   Years ended December 31,
                                 -----------------------------
                                   2003       2002      2001
                                 --------   --------   -------
Current:
Federal                          $      -   $      -   $(6,791)
State                                 484        504     1,457
Foreign                              (374)       739     3.644
                                 --------   --------   -------

                                      110      1,243    (1,690)
                                 --------   --------   -------
Deferred:
Federal                            18,314      1,522    (2,920)
State                                   -       (100)      351
Foreign                               112          -         -
                                 --------   --------   -------

                                   18,426      1,422    (2,569)
                                 --------   --------   -------

Total tax provision (benefit)    $ 18,536   $  2,665   $(4,259)
                                 ========   ========   =======

We paid federal income taxes of approximately $2,501,000 and $1,100,000 in 2003 and 2002, respectively. We did not pay any federal income taxes in 2001.

                              INTERMET Corporation

13. Income Taxes (continued)

The provision for income taxes differs from the amount computed using the statutory U.S. federal income tax rate for the following reasons (in thousands of dollars):

                                                                Years ended December 31,
                                                             --------------------------------
                                                              2003         2002        2001
                                                             --------    --------    --------
Provision for income taxes(benefits)at U.S. statutory rate   $(22.594)   $  4.672    $ (3,951)
Foreign operations                                                (94)        573      (1,658)
Utilization of credits and credit carryforwards                     -      (3,065)          -
State income taxes excluding valuation allowance, net
of federal income tax benefits                                   (415)        691       1,070
Non-deductible goodwill amortization and write-off             13,767           -       1,613
Valuation allowance for federal tax                            22,981           -           -
Valuation allowance for state tax                                 899           -           -
Other                                                           3.992        (206)     (1,333)
                                                             --------    --------    --------

Total tax provision (benefit)                                $ 18,536    $  2,665    $ (4,259)
                                                             ========    ========    ========

The components of the Company's net deferred income tax assets at December 31, 2003 and 2002 are as follows (in thousands of dollars):

                                                                2003        2002
                                                              --------    --------
Compensation and benefit items                                $ 37,618    $ 37,263
Operating loss, foreign tax credit and Alternative
Minimum Tax credit carryforwards                                19,449      15,704
Impairment and shutdown costs                                    1,539         905
Deductible goodwill                                              3,991       2,512
Reserve for bad debts, returns and allowances                    1,984       3,651
Inventory reserve                                                5,337       4,763
State income taxes                                               1,093       3,280
Other temporary differences                                      1,274       2.304
                                                              --------    --------

Gross deferred tax assets                                       72.285      70,382
Valuation allowance                                            (29.732)        (50)
                                                              --------    --------

Deferred tax assets                                             42,553      70,332
Depreciation and related items                                 (32,346)    (43,330)
Other temporary  differences                                   (10.060)     (4,242)
                                                              --------    --------

Gross deferred tax  liabilities                                (42.406)    (47.572)
                                                              --------    --------

Net deferred tax assets
                                                              $    147    $ 22,760
                                                              ========    ========

We generated foreign tax credits of $179,000, $3,773,000 and $7,190,000 in 2003, 2002 and 2001, respectively, which will expire in 2008, 2007 and 2006, respectively, if not utilized. In December 2003, we provided a valuation allowance for this entire accumulated foreign tax credit of $11,142,000 since we may not generate sufficient U.S. tax liabilities to utilize these credits before the expiration dates. In addition, in December 2003, we provided a valuation allowance of $18,540,000 for the remaining domestic net deferred tax assets of $18,687,000, reducing the carrying value of our net deferred tax assets as of December 31, 2003 to $147,000. This is due to the accumulation of losses experienced at our domestic operations in the immediate past three years (2001 to 2003).

                              INTERMET Corporation

14. Reporting for Business Segments

We evaluate our financial results in two business segments, namely Ferrous Metals segment and Light Metals segment. Our segment reporting its consistent with the manner in which our business is managed and our resources are allocated by the management. The Ferrous Metals segment consists of ferrous foundry operations and their related machining operations. The Light Metals segment consists of aluminum, magnesium and zinc casting operations and their related machining operations. Corporate and Other segment includes operations that do not fall within the Ferrous Metals segment or Light Metals segment and the corporate business unit and its related expenses and eliminations. Selected financial information of the business segments is displayed in the following table.

                                                 Ferrous                    Corporate
                                                 Metals    Light Metals     and Other   Consolidated
                                                ---------  ------------     ----------  ------------
                                                              (In thousands of dollars)
Year ended December 31, 2003
Net sales                                       $ 493,401    $ 237,766       $     -     $ 731,167
Depreciation and amortization expense              31,143       17,202         1,906        50,251
Goodwill impairment charge                              -       51,083             -        51,083
Restructuring and impairment charges                9,138          556           274         9,968
Operating profit (loss)                            13,333      (44,192)       (5,758)      (36,617)
Interest expense, net                               4,600        4,928        20,367        29,895
Purchases of property, plant and equipment -
continuing operations                               8,036        9,772         1,725        19,533
Purchases of property, plant and equipment -
discontinued operations                               145            -             -           145
As of December 31 , 2003
Goodwill                                        $  59,731    $ 106,202       $     -     $ 165,933
Total assets                                      372,812      281,396        32,476       686,684
Year ended December 31 , 2002
Net sales                                       $ 484,146    $ 271,591       $     -     $ 755,737
Depreciation and amortization expense              27,011       18,019         2,090        47,120
Operating profit (loss)                            25,867       20,216        (6,406)       39,677
Interest expense, net                               3,584        4,390        20,296        28,270
Cumulative effect of change in accounting               -            -           481           481
Purchases of property, plant and equipment -
continuing operations                               2,648        4,065         1,714         8,427
Purchases of property, plant and equipment -
discontinued operations                               671            -           347         1,018
As of December 31, 2002
Goodwill                                        $  59,731    $ 157,285       $     -     $ 217,016
Total assets                                      367,002      332,905        64,191       764,098

                              INTERMET Corporation

14. Reporting for Business Segments


                                                 Ferrous      Light      Corporate
                                                  Metals      Metals     and Other  Consolidated
                                                 --------    --------    ---------  ------------
                                                           (In thousand of dollars)
year ended Decembers 31, 2001
Net sales                                        $482,139    $300,745      $    -     $782,884
Depreciation and amortization expense              24,715      20,274       3,274       48,263
Goodwill amortization expense                       2,030       4,298           -        6,328
Restructuring and impairment charges                    -      13,540           -       13,540
Operating profit (loss)                            21,412       2,016      (9,216)      14,212
Interest expense, act                               6,013       6,003      17,806       29,822
Purchases of property, plant and equipment --
continuing operations                              20,653      14,440         433       35,526
Purchases of property, plant and equipment --
discontinued operations*                              842           -           -          842
As of December 31, 2001
Goodwill                                         $ 59,731    $157,285     $     -     $217,016
Total assets                                      411,294     360,021      69,224      840,539

---------------
*     Does not include $3,389,000 capital reimbursed through insurance in 2001.

                              INTERMET Corporation

15. GEOGRAPHIC AREA AND MAJOR CUSTOMER INFORMATION

The following is a breakout of net sales, operating profit, income before income taxes, and identifiable assets based on the geographic locations of our domestic and foreign operations as of and for years ended December 31, 2003, 2002 and 2001. We operate in North America and have international operations in Europe, mainly Germany and Portugal.

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                             2003            2002          2001
                                                           ---------      ---------      ---------
                                                                  (In thousands of dollars)
Net sales:
North America                                              $ 614,762      $ 667,787      $ 692,898
Europe                                                       116,405         87,950         89,986

                                                           ---------      ---------      ---------
Total                                                      $ 731,167      $ 755,737      $ 782,884
                                                           =========      =========      =========

Operating (loss) profit:
North America                                              $ (41,291)     $  36,239      $   3,700
Europe                                                         4,674          3,438         10,512
                                                           ---------      ---------      ---------

Total                                                      $ (36,617)     $  39,677      $  14,212
                                                           =========      =========      =========

(Loss) income from continuing operations before income
  taxes and equity interest in a joint venture:
North America                                              $ (68,693)         8,379      $ (25,572)
Europe                                                         4,140          3,189         13,403
                                                           ---------      ---------      ---------

Total                                                      $ (64,553)     $  11,568      $ (12,169)
                                                           =========      =========      =========

                                AS OF DECEMBER 31,
                        -----------------------------------
                          2003          2002         2001
                        ---------     --------     --------
Identifiable assets:
North America           $ 560,117     $683,775     $764,903
Europe                    126,567       80,323       75,636
                        ---------     --------     --------

Total                   $ 686,684     $764,098     $840,539
                        =========     ========     ========

Net sales to customers exceeding 10% of consolidated net sales in 2003, 2002 or 2001, and other major customers, were as follows (as a percentage of consolidated net sales):

CUSTOMER:              2003    2002    2001
---------              ----    ----    ----
DaimlerChrysler(1)      10%     18%     19%
Delphi                  11%     11%     10%
Ford                    11%     12%     12%
Metaldyne(1)             8%      1%      -
TRW                      6%      2%      4%
Visteon                  6%      5%      6%
PBR Automotive           6%      5%      5%
General Motors           5%      5%      6%

----------
(1) During 2003, Metaldyne acquired a facility from DaimlerChrysIer to which we supply products. This accounts for the majority of the change in the amounts we supply to Metaldyne and DaimlerChrysler from 2002 to 2003.

                              INTERMET Corporation

16. EARNINGS PER SHARE

Earnings per share are computed as follows:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                        -------------------------------------------
                                                                            2003             2002           2001
                                                                        -----------      -----------    -----------
                                                                           (In thousands, except per share data)
Numerator:
Net (loss) income                                                       $   (98,913)     $     9,003    $    (8,703)
                                                                        ===========      ===========    ===========
Denominator:
Denominator for basic earnings per share -- weighted average shares          25,581           25,441         25,359
Effect of dilutive securities:
Employee stock options and unearned restricted stock                              -              437              -
                                                                        -----------      -----------    -----------

Denominator for diluted earnings per share -- adjusted
 weighted average shares and assumed conversions                             25,581           25,878         25,359
                                                                        ===========      ===========    ===========

Net (loss) income per common share -- basic                             $     (3.87)     $      0.35    $     (0.34)
                                                                        ===========      ===========    ===========

Net (loss) income per common share -- assuming dilution                 $     (3.87)     $      0.35    $     (0.34)
                                                                        ===========      ===========    ===========

Dilutive earnings per share reflect the assumed exercise of stock options and unearned restricted stock.

                              INTERMET Corporation

17. QUARTERLY DATA AND SHARE INFORMATION (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 2003 and 2002:

                                                                                    THREE MONTHS ENDED
                                                           -------------------------------------------------------------------
                                                              March 31           June 30        September 30      December 31
                                                           -------------      -------------    -------------     -------------
                                                                    (In thousand) of dollars, except per share data)
2003
Net sales (1)                                              $     193,040      $     182,118    $     172,700          $183,309
Gross profit(1)                                                   21,241             17,923           14,729             9,947
(Loss) income from discontinued operations, net of tax              (188)            (8,643)             655            (8,400)
Net income (loss) (2)                                              3,152             (6,589)             (50)          (95,426)
Net income (loss) per common share
- Basic                                                             0.12              (0.26)               -             (3.73)
- Diluted                                                           0.12              (0.26)               -             (3.73)
Share prices (Nasdaq)(3)
- High                                                             4.400              4.000            4.700             5.610
- Low                                                              3.260              3.060            3.330             4.140

2002
Net sales (1)                                              $     191,922      $     202,722    $     180,615     $     180,478
Gross profit(1)                                                   20,977             24,147           12,073            15,306
 Loss from discontinued operations, net of tax                      (507)              (907)            (199)             (341)
Income (loss) before cumulative effect of change
 in accounting(4)                                                  4,355              4,750           (1,013)              430
 Net income (loss)                                                 4,836              4,750           (1,013)              430
Income (loss) before cumulative effect of change
 in accounting (4) per common share
- Basic                                                             0.17               0.19            (0.04)             0.02
- Diluted                                                           0.17               0.18            (0.04)             0.02
Net income (loss) per common share
- Basic                                                             0.19               0.19            (0.04)             0.02
- Diluted                                                           0.19               0.18            (0.04)             0.02
Share prices (Nasdaq)(3)
- High                                                             7.100             11.800           11.240             5.590
- Low                                                              3.120              7.080            4.500             3.150

                              INTERMET Corporation

17. QUARTERLY DATA AND SHARE INFORMATION (UNAUDITED) (CONTINUED)

(1) The net sales and gross profit data for 2003 and 2002 above are different from amounts previously reported on Form 10-Q and 2002 annual report, respectively, because Frisby and Radford became discontinued operations in the third quarter of 2003 and fourth quarter of 2003, respectively. The reconciliations of the amounts above with those previously reported are as follows:

                                                             THREE MONTHS ENDED
                                            ----------------------------------------------------
                                                                                      September
                                            March 31            June 30                   30
                                            ---------         ----------              ----------
                                                       (In thousands of dollars)
2003
Net sales--previously reported              $ 207,104         $  196,766              $  182,054
Less: Net sales of Frisby                      (3,817)            (3,275)                     --
Less: Net sales of Radford                    (10,247)           (11,373)                 (9,354)
                                            ---------         ----------              ----------

Net sales                                   $ 193,040         $  182,118              $  172,700
                                            =========         ==========              ==========

Gross profit-previously  reported           $  21,282         $   17,541              $   14,722
Less: Gross (profit) loss of Frisby              (406)                48                      --
Less: Gross loss of Radford                       365                334                       7
                                            ---------         ----------              ----------

Gross profit                                $  21,241         $   17,923              $   14,729
                                            =========         ==========              ==========

                                                                       THREE MONTHS ENDED
                                            ---------------------------------------------------------------------
                                                                                                        December
                                            March 31            June 30               September 30         31
                                            ---------         ----------              ------------      ---------
                                                                  (In thousands of dollars)
2002
Net sales--previously reported              $ 206,096         $  217,958              $    196,564      $ 194,314
Less: Net sales of Frisby                      (3,252)            (3,611)                   (3,961)        (2,779)
Less: Net sales of Radford                    (10,922)           (11,625)                  (11,988)       (11,057)
                                            ---------         ----------              ------------      ---------

Net sales                                   $ 191,922         $  202,722              $    180,615      $ 180,478
                                            =========         ==========              ============      =========

Gross profit--previously reported           $  20,519         $   22,945              $     12,046      $  14,653
Less: Gross loss (profit) of Frisby                64                 73                       (89)           668
Less: Gross loss (profit) of Radford              394              1,129                       116            (15)
                                            ---------         ----------              ------------      ---------

Gross profit                                $  20,977         $   24,147              $     12,073      $  15,306
                                            =========         ==========              ============      =========

(2) During the fourth quarter of 2003, we recorded pretax goodwill impairment charge of $51,083,000 because the carrying value of the Light Metals reporting unit was in excess of its fair value. We also recorded pretax restructuring and asset impairment charges of $9,968,000, which included a $8,481,000 charge for the announced closure of our Havana Foundry, and $1,487,000 in write-downs of other long-lived assets with carrying values exceeding their fair values. In addition, we recorded a valuation reserve against our domestic net deferred tax assets of $23.9 million for our-continuing operations. This is due to the accumulation of losses experienced at our domestic operations for the immediate past three years (2001 to 2003). All of these charges have negative impact on our net income (loss), and total assets and shareholders' equity.

(3) The share price information represents inter-dealer transactions in the Nasdaq National Market (Nasdaq) without detail markup, markdown or commission.

(4) During the first quarter of 2002, we adopted SFAS No. 142. As required under SFAS No. 142, we wrote off negative goodwill of $481,000, net of taxes, as a cumulative effect of a change in accounting principle.

Third- and fourth-quarter sales are usually lower than the first- and second-quarter sales due to plant closings by automotive manufactures for vacations and model changeovers.

                              INTERMET Corporation

18. Derivative Financial Instruments

Under our risk management policy, the use of derivatives for managing risk is confined to hedging the exposure related to variable rate funding activities, hedging the foreign currency exposure of inter-company payables and receivables, and hedging purchase commitments relating to raw materials used in our production processes and related energy costs. Specifically, we review our liability structure on a recurring basis and make the determination as to whether our risk exposure should be adjusted using derivative instruments. We do not participate in speculative derivatives trading.

On October 24, 2000, we entered into an interest rate swap agreement with a notional principal amount of $50,000,000 through Scotia Capital, Inc., a broker-dealer subsidiary of The Bank of Nova Scotia. Interest rate swaps are contractual agreements between parties to exchange fixed and floating interest rate payments periodically, over the lift of the agreements, without the exchange of underlying principal amounts. Under the terms of the agreement, we paid quarterly at a fixed interest rate of 6.468% with Scotia Capital, Inc. paying at the three-month LIBOR rate. This swap was used to partially hedge an underlying debt obligation and is marked to market. The agreement expired on October 24, 2003.

We designated this swap transaction as a cash flow hedge. The effectiveness of this hedge transaction was assessed using the short-cut method as it met the criteria outlined in SFAS No. 133. This hedge was considered to be perfectly effective; therefore, the entire change in the fair value of the derivative was recorded in other comprehensive income, and no hedge ineffectiveness was recorded in earnings.

To hedge our European operations, we had outstanding foreign exchange contracts with a notional amount of Euros 15.5 million (approximately $19.1 million) and Euros 15.9 million(approximately $16.7 million) at December 31, 2003 and 2002, respectively. The market value of such foreign exchange contracts was minimal at December 31, 2003 and 2002.

In addition to the above derivative financial instruments, we have other contracts that have the characteristics of derivatives but are not required to be accounted for as derivatives. These contracts for the physical delivery of commodities qualify for the normal purchases and normal sales exception under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as we take physical delivery of the commodity and use it in the production process. This exception is an election and, if not elected, these contracts would be carried in the balance sheet at fair value with changes in the fair value reflected in earnings. These contracts are used to cover our raw materials and energy purchases.

19. Insurance Claims

On May 20, 2000, our Neunkirchen Foundry suffered a fire that caused extensive damage. The Foundry was shut down for a period of approximately two weeks.

On March 5,2000, our New River Foundry suffered an explosion that shut down operations at the facility until November of 2000. The rebuilding of our New River facility was completed in 2001.

The resulting business interruption and loss of fixed assets was covered under our insurance policies. We received final settlements for the above two claims totaling $133.8 million from our insurance carriers, $30.6 million in 2001 and $103.2 million in 2000. In 2001, we recorded accident-related expenses of $7.8 million as Cost of Sales, and insurance recovery related to business interruption of $13.4 million as an offset to Cost of Sales. We also recorded $3.2 million for the replacement of property, plant and equipment as gains in "Other income, act" in the accompanying statements of operations in 2001.

                              INTERMET Corporation

20. Related Party Transactions

We received management and technical support fees from Fundicao Nodular, S.A. ("Porto Foundry"), our previously 50% owned Portuguese joint venture, for providing administrative service and technical support to them. We also had an outstanding interest-boaring loan to and other receivables from the Porto Foundry, mainly consisting of management and technical support fee receivables and advances made by us to finance the Porto Foundry's operations. Interest rates on these loan and other receivables ranged from three-month European Interbank Offered Rate ("EURIBOR") plus 0.8% to three-month EURIBOR plus 1.0%.

On July 1, 2003, our ownership is the Porto Foundry increased from 50% to 75%. Therefore our related party transactions with the Porto Foundry from July 1, 2003 to December 31, 2003, were eliminated from our consolidated financial statements.

The related party transaction with the Porto Foundry are summarized as follows (in thousands of dollars):

                                          2003*    2002     2001
                                          -----    ----     ----
Management Fee                            $ 152    $329     $319
Technical support fee                       220     427      480
Interest income                              98     164      153

----------
*  The 2003 figures are for the period from January 1, 2003 to June 30, 2003.

As of December 31, 2002

Loan receivables                            $  812
Other receivables                            4,144

There were no other material transactions with, or material balances due to or from, any other related party.

21. Subsequent Event

On January 8, 2004, we refinanced our revolving credit agreement by entering into a new First Amended and Restated Credit Agreement, which provides for $90 million revolving, credit line and a $120 million term loan. The new credit agreement continues to be secured by all domestic assets and a pledge of 65% of the stock of foreign subsidiaries. The $90 million revolving credit portion matures January 8, 2009, and the $120 million term loan has a final maturity of January 8, 2010. Pricing on the revolving loan is based on our leverage. The current spread above LIBOR is 3.50%. We are also required to pay 0.50% on any unused portion of the revolving credit agreement. Letters of credit reduce the amount available under this revolving credit facility. Pricing on the term loan is LIBOR plus 4.25%. Both loans continue to have covenants that require us to maintain certain financial ratios, restrictions on the amount that we can pay in dividends, as well as other covenants and restrictions. At December 31, 2003, we would have been in compliance with these new covenants. Under our current bank agreements and senior note indenture, we are able to pay dividends of up to $5 million in 2004. As a result of the new agreement, capitalized debt issuance costs of $1.4 million were written off in January 2004.

Also on January 8, 2004, we entered into a $35.6 million Letter of Credit Facility Agreement, as well as a Cash Collateral Agreement of the same amount. $35.6 million of the proceeds from the term loan were used as collateral for the issuance of a $35.6 million letter of credit. This letter of credit was issued under our prior bank revolving credit agreement. We are required to pay a fee of 0.625% for the Letter of Credit Facility Agreement. The agreement has a five-year maturity and requires us to be in compliance with the covenants that govern the First Amended and Restated Credit Agreement.

                         Report of Independent Auditors

The Board of Directors and Shareholders
INTERMET Corporation

We have audited the accompanying consolidated balance sheets of INTERMET Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. Our audits also include the financial statement schedule included as Item 15(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits is accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of INTERMET Corporation at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 6 to the consolidated financial statements, the Company adopted SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets" in 2002.

/s/ Ernst & Young LLP

Detroit, Michigan
March 4, 2004

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE NONE

ITEM 9A. CONTROLS AND PROCEDURES

We carried out an evaluation, under the supervision and with the participation of management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined under Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the year covered by this report. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to us (including our consolidated subsidiaries) that is required to be included in our periodic Security Exchange Commission reports.

There was no change in our internal control over financial reporting that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10-K

                                  ANNUAL REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004
                        COMMISSION FILE NUMBER -- 0-7277

                              INTERMET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Georgia                               58-1563873
 (State or other jurisdiction of incorporation  (I.R.S. Employer Identification
                 or organization)                               No.)

           5445 CORPORATE DRIVE, SUITE 200, TROY, MICHIGAN 48098-2683
                          TELEPHONE: (248) 952 - 2500
                    (Address of principal executive offices)

        Securities registered pursuant to Section 12(g) of the Securities
                             Exchange Act of 1934:

                          COMMON STOCK, $0.10 PAR VALUE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days. Yes [ ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulations S-K is not contained herein and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2). Yes [X] No [ ]

The aggregate market value of the voting and non-voting common equity held by non-affiliates as of the last business day of the registrant's most recently completed second quarter (June 30, 2004) was $108,540,888.

At May 31, 2005 there were 25,665,257 shares of Common Stock, $0.10 par value, outstanding.

================================================================================

                                TABLE OF CONTENTS

ITEM NUMBER
-----------
PART I
Item 1.      Business
Item 2.      Properties
Item 3.      Legal Proceedings
Item 4.      Submission of Matters to a Vote of Security Holders
PART II
Item 5.      Market for the Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases
             of Equity Securities
Item 6.      Selected Financial Data
Item 7.      Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 7A.     Quantitative and Qualitative Disclosures About Market Risk
Item 8.      Financial Statements and Supplementary Data
Item 9.      Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 9A.     Controls and Procedures
Item 9B.     Other Information
PART III
Item 10.     Directors and Executive Officers of the Registrant
Item 11.     Executive Compensation
Item 12.     Security Ownership of Certain Beneficial Owners and Management and Related Stockholder
             Matters
Item 13.     Certain Relationships and Related Transactions
Item 14.     Principal Accountant Fees and Services
PART IV
Item 15.     Exhibits and Financial Statement Schedules

Schedule II Valuation and Qualifying Accounts

Signatures

Certifications

Exhibit Index

Employment Agreement Between INTERMET and Timothy R. Gilliland

Employment Agreement Between INTERMET and John R. Rutherford

Consent of Registered Public Accounting Firm

Power of Attorney

Certification of Chief Executive Officer Pursuant to Section 302

Certification of Chief Financial Officer Pursuant to Section 302

Certification of Chief Periodic Report by the Chief Executive Officer and Chief Financial Officer Pursuant to Section 906

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                              INTERMET Corporation

                      Consolidated Statements of Operations

                                                                         Years ended December 31,
                                                                ------------------------------------------
                                                                   2004            2003            2002
                                                                -----------      ---------      ----------
                                                                (In thousands of dollars, except per share
                                                                                   data)
Net sales                                                       $   837,173      $ 731,167      $  755,737
Cost of sales                                                       820,938        667,327         683,234
                                                                -----------      ---------      ----------
Gross profit                                                         16,235         63,840          72,503
Operating expenses:
    Selling, general and administrative                              43,317         39,406          32,826
    Reorganization charges                                           14,733              -               -
    Goodwill impairment charge                                      165,933         51,083               -
    Restructuring and impairment charges                             32,213          9,968               -
                                                                -----------      ---------      ----------
Total operating expenses                                            256,196        100,457          32,826
                                                                -----------      ---------      ----------
Operating (loss) profit                                            (239,961)       (36,617)         39,677

Other expenses (income):
    Interest expense, net                                            30,484         29,895          28,270
    Other income, net                                                  (511)        (1,959)           (161)
                                                                -----------      ---------      ----------
Total other expenses                                                 29,973         27,936          28,109
                                                                -----------      ---------      ----------

(Loss) income from continuing operations before income taxes
   and equity interest in a joint venture                          (269,934)       (64,553)         11,568
Income tax expense                                                     (736)       (18,536)         (2,665)
Equity interest in a joint venture                                        -            752           1,573
                                                                -----------      ---------      ----------
(Loss) income from continuing operations                           (270,670)       (82,337)         10,476
Loss from discontinued operations, net of tax:
    Loss from operation                                              (2,958)       (16,535)         (1,954)
    Loss from sale                                                        -            (41)              -
                                                                -----------      ---------      ----------
(Loss) income before cumulative effect of change in accounting     (273,628)       (98,913)          8,522
Cumulative effect of change in accounting, net of tax                     -              -             481
                                                                -----------      ---------      ----------
Net (loss) income                                               $  (273,628)     $ (98,913)     $    9,003
                                                                -----------      ---------      ----------
Net (loss) income per common share -- basic:
    (Loss) income from continuing operations                    $    (10.57)     $   (3.22)     $     0.41
    Loss from discontinued operations, net of tax                     (0.12)         (0.65)          (0.08)
    Cumulative effect of change in accounting, net of tax                 -              -            0.02
                                                                -----------      ---------      ----------
    Net (loss) income                                           $    (10.69)     $   (3.87)     $     0.35
                                                                -----------      ---------      ----------

Net (loss) income per common share -- assuming dilution
    (Loss) income from continuing operations                    $    (10.57)     $   (3.22)     $     0.40
    Loss from discontinued operations, net of tax                     (0.12)         (0.65)          (0.07)
    Cumulative effect of change in accounting, net of tax                 -              -            0.02
                                                                -----------      ---------      ----------
    Net (loss) income                                           $    (10.69)     $   (3.87)     $     0.35
                                                                -----------      ---------      ----------

See accompanying notes.

                              INTERMET Corporation

                 Consolidated Statements of Comprehensive Income

                                                      Years ended December 31,
                                                  ---------------------------------
                                                     2004        2003       2002
                                                  ----------  ----------  ---------
                                                      (In thousands of dollars)
Net (loss) income                                 $ (273,628) $  (98,913) $   9,003
Other comprehensive income (loss), net of tax:
    Foreign currency translation adjustment            6,312      10,537      9,793
    Derivative instrument liability adjustment             -       1,343        515
    Minimum pension liability adjustment              (1,410)     (4,312)   (11,481)
                                                  ----------  ----------  ---------
Total other comprehensive income (loss)                4,902       7,568     (1,173)
                                                  ----------  ----------  ---------

Comprehensive (loss) income                       $ (268,726) $  (91,345) $   7,830
                                                  ==========  ==========  =========

See accompanying notes.

                              INTERMET Corporation

                           Consolidated Balance Sheets

                                                                                         December 31,
                                                                                   -------------------------
                                                                                      2004           2003
                                                                                   ----------     ----------
                                                                                   (in thousands of dollars,
                                                                                    except per share data)
ASSETS
Current assets:
    Cash and cash equivalents                                                      $   11,239     $    1,035
    Accounts receivable:
        Trade, less allowances of $9,560 in 2004 and $6,528 in 2003                   108,932         76,218
        Other                                                                           5,593         10,555
                                                                                   ----------     ----------
                                                                                      114,525         86,773

    Inventories                                                                        71,527         77,411
    Other current assets                                                               11,410         10,748
                                                                                   ----------     ----------
Total current assets                                                                  208,701        175,967
                                                                                   ----------     ----------

Property, plant and equipment, net                                                    278,080        324,080
Goodwill                                                                                    -        165,933
Deferred income tax assets                                                                  -            147
Other noncurrent assets                                                                26,042         20,557
                                                                                   ----------     ----------
Total noncurrent assets                                                               304,122        510,717
                                                                                   ----------     ----------
Total assets                                                                       $  512,823     $  686,684
                                                                                   ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                               $   29,969     $   80,737
    Accrued payroll and benefits                                                       37,198         33,885
    Other accrued liabilities                                                          24,632         25,657
    Current portion of retirement benefits                                             11,855         14,542
    Short-term lines of credit                                                         15,975          9,992
    Long-term debt due within one year                                                168,180          4,303
                                                                                   ----------     ----------
Total current liabilities                                                             287,809        169,116

Liabilities subject to compromise                                                     250,464              -

Noncurrent liabilities:
    Long-term debt due after one year                                                   4,055        279,248
    Retirement benefits                                                                70,982         70,767
    Deferred income tax liabilities                                                     1,977              -
    Other noncurrent liabilities                                                        6,191          5,416
                                                                                   ----------     ----------
Total noncurrent liabilities                                                           83,205        355,431

Shareholders' equity (deficit):
    Preferred stock; 5,000,000 shares authorized; none issued in 2004 and 2003              -              -
    Common stock, $0.10 par value; 50,000,000 shares authorized in 2004 and
      2003; 25,665,257 and 25,593,391 shares issued and outstanding in 2004
      and 2003                                                                          2,606          2,601
    Capital in excess of par value                                                     57,276         57,165
    Retained earnings (deficit)                                                      (166,254)       109,428
    Accumulated other comprehensive loss                                               (2,092)        (6,994)
    Unearned restricted stock                                                            (191)           (63)
                                                                                   ----------     ----------
Total shareholders' equity (deficit)                                                 (108,655)       162,137
                                                                                   ----------     ----------
Total liabilities and shareholders' equity (deficit)                               $  512,823     $  686,684
                                                                                   ==========     ==========

See accompanying notes.

                              INTERMET Corporation

                      Consolidated Statements of Cash Flows

                                                                            Years ended December 31,
                                                                       ----------------------------------
                                                                          2004        2003        2002
                                                                       ----------  ----------  ----------
                                                                           (in thousands of dollars)
OPERATING ACTIVITIES:
(Loss) income from continuing operations                               $ (270,670) $  (82,337) $   10,476
Adjustments to reconcile net (loss) income to cash provided by operating activities:
    Cumulative effect of change in accounting                                   -           -         481
    Depreciation and amortization                                          49,750      50,251      47,120
    Amortization of debt discount and issuance costs                        8,389       2,211       2,083
    Goodwill impairment charge                                            165,933      51,083           -
    Restructuring and impairment charges                                   32,213       9,506           -
    Results of equity investment                                                -        (752)     (1,573)
    Deferred income tax provision                                           2,124      22,613         548
    (Gain) loss on disposal of property, plant and equipment                 (289)     (1,526)      3,109
    Changes in operating assets and liabilities:
        Accounts receivable                                               (28,017)      6,772      28,538
        Inventories                                                         4,336      (6,657)      6,968
        Accounts payable and current liabilities                           29,032     (11,233)    (15,818)
        Other assets and liabilities                                      (17,636)     (2,758)      4,497
                                                                       ----------  ----------  ----------

Cash (used in) provided by continuing operating activities                (24,835)     37,173      86,429
Cash (used in) provided by discontinued operations                           (359)     (4,066)      2,946
                                                                       ----------  ----------  ----------
Cash (used in) provided by operating activities                           (25,194)     33,107      89,375

INVESTING ACTIVITIES:
    Additions to property, plant and equipment                            (22,858)    (19,533)     (8,427)
    Additions to property, plant and equipment by discontinued
        operations                                                              -        (145)     (1,018)
    Proceeds from sale of property, plant and equipment                       969       1,700           -
    Purchase of shares of a subsidiary                                     (6,220)     (5,571)          -
    Proceeds from sale of assets of a subsidiary                                -       3,925           -
                                                                       ----------  ----------  ----------
Cash used in investing activities                                         (28,109)    (19,624)     (9,445)

FINANCING ACTIVITIES:
    Net decrease in revolving credit facility                             (14,139)     (3,000)    (85,000)
    Proceeds from term loan                                               120,000           -           -
    Proceeds from debtor-in-possession facility                             3,000           -           -
    Proceeds from debt offering                                                 -           -     175,000
    Repayment of term loan                                                      -           -    (171,750)
    Repayment of revenue bonds                                            (35,000)          -           -
    Repayments of other debts                                              (3,624)     (4,417)     (1,646)
    Payments of debt issuance costs                                        (5,200)     (2,110)     (6,022)
    Issuance of common stock                                                   16           -         374
    Dividends paid                                                         (3,078)     (4,096)     (4,075)
                                                                       ----------  ----------  ----------
Cash used in financing activities                                          61,975     (13,623)    (93,119)

Effect of foreign currency exchange rate changes                            1,532      (2,123)      2,621
                                                                       ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents                       10,204      (2,263)    (10,568)
Cash and cash equivalents at beginning of year                              1,035       3,298      13,866
                                                                       ----------  ----------  ----------
Cash and cash equivalents at end of year                               $   11,239  $    1,035  $    3,298
                                                                       ==========  ==========  ==========

See accompanying notes.

                              INTERMET Corporation

            Consolidated Statements of Shareholders' Equity (Deficit)

                                                                      Years ended December 31,
                                                            ---------------------------------------------
                                                               2004              2003             2002
                                                            -----------       ----------       ----------
                                                             (in thousands of dollars, except share and
                                                                           per share data)
COMMON STOCK, $0.10 PAR VALUE
Balance as of January 1                                     $     2,601       $    2,601       $    2,590
Issued in connection with exercise of options to purchase
19,750 shares of common stock                                         -                -                2
Issued in connection with deferred compensation plan                  5                -                9
                                                            -----------       ----------       ----------
Balance as of December 31                                         2,606            2,601            2,601

CAPITAL IN EXCESS OF PAR VALUE
Balance as of January 1                                          57,165           57,124           56,761
Amounts in excess of par value of common stock issued in
 connection with exercise of options to purchase shares               -                -              189
Amounts in excess of par value of common stock issued in
 connection with stock compensation plan                            111               41              174
                                                            -----------       ----------       ----------
Balance as of December 31                                        57,276           57,165           57,124

RETAINED EARNINGS (DEFICIT)
Balance as of January 1                                         109,428          212,437          207,512
Net (loss) income                                              (273,628)         (98,913)           9,003
Cash dividends of $0.08 per share in 2004, and $0.16 per
 share in 2003 and 2002                                          (2,054)          (4,096)          (4,078)
                                                            -----------       ----------       ----------
Balance as of December 31                                      (166,254)         109,428          212,437

ACCUMULATED TRANSLATION
Balance as of January 1                                          15,689            5,152           (4,641)
Foreign currency translation adjustment                           6,312           16,213           14,932
Related income tax expense                                            -           (5,676)          (5,139)
                                                            -----------       ----------       ----------
Balance as of December 31                                        22,001           15,689            5,152

DERIVATIVE INSTRUMENT LIABILITY
Balance as of January 1                                               -           (1,343)          (1,858)
Derivative instrument liability adjustment                            -            2,066              792
Related income tax expense                                            -             (723)            (277)
                                                            -----------       ----------       ----------
Balance as of December 31                                             -                -           (1,343)

MINIMUM PENSION LIABILITY
Balance as of January 1                                         (22,683)         (18,371)          (6,890)
Additional minimum pension liability                             (1,410)          (6,634)         (17,663)
Related income tax credit                                             -            2,322            6,182
                                                            -----------       ----------       ----------
Balance as of December 31                                       (24,093)         (22,683)         (18,371)

UNEARNED RESTRICTED STOCK
Balance as of January 1                                             (63)             (31)            (194)
Issuance of 60,000, 7,500 and 6,000 shares of common stock
 in 2004, 2003 and 2002, respectively                              (226)             (63)             (20)
Restricted stock vested                                              98               31               44
Forfeitures                                                           -                -              139
                                                            -----------       ----------       ----------
Balance as of December 31                                          (191)             (63)             (31)
                                                            -----------       ----------       ----------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                        $  (108,655)      $  162,137       $  257,569
                                                            ===========       ==========       ==========

See accompanying notes.

                              INTERMET Corporation

                   Notes to Consolidated Financial Statements

                  Years ended December 31, 2004, 2003 and 2002

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

INTERMET Corporation produces castings in North America and Europe for light and heavy vehicles, including powertrain, chassis, brake, and body / interior components, as well as industrial products. In addition, we perform value-added services including advanced design and engineering, prototype casting and machining and sub-assembly, principally for our automotive customers.

Our business segments include two groups; the Ferrous Metals Group and the Light Metals Group. Ferrous Metals consists of ductile iron casting and related manufacturing. Light Metals consists of aluminum, magnesium and zinc casting, along with associated value-added activities.

BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements, presented in conformity with accounting principles generally accepted in the United States ("GAAP"), include the accounts of INTERMET and its domestic and foreign subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation. All subsidiaries have a fiscal year ending December
31. Investments in 20% to 50% owned companies are accounted for under the equity method.

On September 29, 2004, INTERMET Corporation and 17 of its wholly-owned domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan. These Chapter 11 cases have been consolidated for the purposes of joint administration as In re: INTERMET Corporation, et al. (Case No. 04-67597).

The accompanying consolidated financial statements have been prepared in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") using a going concern assumption. However, as a result of the Chapter 11 proceedings, such realization of assets and liquidation of liabilities, without substantial adjustments and/or change of ownership, is highly uncertain. Given this uncertainty, there is substantial doubt about our ability to continue as a going concern. However, we expect to propose a plan of reorganization to the Bankruptcy Court by June 27, 2005. When filed, the plan of reorganization will set forth the means for treating claims, including liabilities subject to compromise. The plan of reorganization may result in, among other things, significant dilution of equity interests as a result of issuance of equity securities to creditors or new investors. The confirmation of any plan of reorganization will require creditor acceptance as required under the Bankruptcy Code and approval of the Bankruptcy Court. Further, the plan of reorganization could materially change the amounts and classifications in our historical consolidated financial statements. While operating the businesses as debtors-in-possession, we and our subsidiaries may dispose of assets or settle liabilities for amounts materially different from those in the accompanying consolidated financial statements. The appropriateness of using a going concern assumption in the preparation of the accompanying consolidated financial statements is dependent upon, among other things, our ability to comply with the covenants of our secured debtor-in-possession revolving credit facility and our ability to generate cash from operations.

                              INTERMET Corporation

                   Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. During 2004, there were no material changes in the methods or policies used to establish estimates and assumptions. Generally, matters subject to estimation and judgment include accounts receivable realization, inventory obsolescence, long-lived asset impairment, pension and other postretirement benefit obligations, accruals related to litigation and environmental costs and valuation reserves for deferred tax assets. Actual results may differ from the estimates provided.

RECLASSIFICATIONS

Certain other amounts previously reported in the 2003 financial statements and notes thereto have been reclassified to conform to the 2004 presentation.

REVENUE RECOGNITION

We recognize revenue upon shipment of products and transfer of title.

SHIPPING AND HANDLING COSTS

We record shipping and handling costs as components of "Cost of Sales" within our statements of operations.

STOCK-BASED COMPENSATION

We grant stock options to employees and directors with an exercise price equal to the fair value of the shares at the date of grant. We account for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognize no compensation expense for the stock option grants. Had compensation expense for these stock option grants been determined based on the fair value at the grant dates for awards under the stock option plans consistent with the method of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", our pro forma net (loss) income, basic (loss) earnings per share and diluted (loss) earnings per share would be the following:

                                                                    2004            2003          2002
                                                                 -----------     ----------     ---------
                                                                   (in thousands of dollars, except per
                                                                               share data)
Net (loss) income, as reported                                   $  (273,628)    $  (98,913)    $   9,003
                                                                 -----------     ----------     ---------
Less: Total stock-based employee compensation expense
  determined under fair value method for all awards, net of
  related tax effects                                                   (937)        (1,043)         (794)
                                                                 -----------     ----------     ---------
    Pro forma net (loss) income                                  $  (274,565)    $  (99,956)    $   8,209
                                                                 -----------     ----------     ---------
    (Loss) earnings per share:
         Basic - as reported                                     $    (10.69)    $    (3.87)    $    0.35
                                                                 -----------     ----------     ---------
         Basic - pro forma                                       $    (10.72)    $    (3.91)    $    0.32
                                                                 -----------     ----------     ---------
         Diluted - as reported                                   $    (10.69)    $    (3.87)    $    0.35
                                                                 -----------     ----------     ---------
         Diluted - pro forma                                     $    (10.72)    $    (3.91)    $    0.32
                                                                 -----------     ----------     ---------

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We use the Black-Scholes option pricing model to estimate the fair value of our stock options as described in Note 10 to our Consolidated Financial Statements, Stock Compensation.

CASH AND CASH EQUIVALENTS

All short-term investments with original maturities of less than 90 days are deemed to be cash equivalents for purposes of the statements of cash flows.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Allowance for doubtful accounts reduces trade accounts receivable to its net recognizable amount. It is determined by a combination of factors, such as customer charge-backs, a customer's inability to meet its financial obligations to us, our past loss history and the length of time the trade account receivables are past due. If circumstances change, our estimates of the recoverability of trade accounts receivable could be reduced by a material amount. We typically do not require collateral from our customers.

INVENTORIES

Inventories are stated at the lower of cost or market. Certain raw materials and supplies inventories are valued on a weighted average cost basis. Average production cost is used for certain work in process. Finished goods inventories and other inventories are valued by the first-in, first-out ("FIFO") method. The specific identification method is used for pattern inventories. Cost is determined on the last-in, first-out ("LIFO") method for 5.4% and 3.2% of inventories as of December 31, 2004 and 2003, respectively. If LIFO inventories were valued using the same cost methods used for other inventories, their carrying values would have increased by $2.2 million and $0.9 million at December 31, 2004 and 2003, respectively. Supplies inventories are evaluated for obsolescence based on length of time in the store-room and expected near-term use.

The components of inventories are as follows (in thousands of dollars):

                            December 31,
                        --------------------
                          2004       2003
                        ---------  ---------
Finished goods          $  24,123  $  22,433
Work in process             9,751      8,198
Raw materials              11,947      8,113
Supplies and patterns      25,706     38,667
                        ---------  ---------
Total inventories       $  71,527  $  77,411
                        =========  =========

PREPAID EXPENSES

We recognize payments made in advance for future services as prepaid expenses and include them in "Other Current Assets" in the accompanying balance sheets.

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. The provision for depreciation and amortization of property, plant and equipment is determined using the straight-line method on the basis of the following estimated useful lives: 2 to 40 years for buildings and improvements and 2 to 21 years for machinery and equipment. The amortization of property, plant and equipment under capital leases is included in depreciation expense. Industrial development grants provided by the federal and state governments of Germany are included as reductions of property, plant and equipment and are being amortized over the estimated useful lives of the related assets.

We evaluate our property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. The carrying amount of a long-lived asset is considered to be not recoverable if it exceeds our estimates of its undiscounted future cash flows based on our operation forecasts. Impairment charges will be measured and recorded as the amount by which the carrying values of the long-lived assets exceed their fair values.

The components of property, plant and equipment are as follows (in thousands of dollars):

                                             December 31,
                                         ---------------------
                                           2004        2003
                                         ---------  ----------
Land                                     $   6,716  $    6,681
Buildings and improvements                 141,361     143,382
Machinery and equipment                    549,759     517,846
Construction in progress                    22,695      26,443
                                         ---------  ----------
Property, plant and equipment, at cost     720,531     694,352
Less: Accumulated depreciation             442,451     370,272
                                         ---------  ----------
Property, plant and equipment, net       $ 278,080  $  324,080
                                         =========  ==========

GOODWILL

Goodwill represents the excess acquisition cost over the fair value of net assets acquired and is not amortized, but is reviewed for impairment annually or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. We perform impairment tests of our goodwill as required. We evaluate our goodwill recoverability based on a combination of an income method, which estimates the fair value of our reporting units based on the future discounted cash flows, and a market method, which estimates the fair values based on comparable market prices. In December 2004, we recorded an impairment charge against goodwill of $165.9 million, which represented the total value of goodwill in both of our reporting segments. As a result, as of December 31, 2004, the carrying value of goodwill was $0. See Note 6, Goodwill, for further discussion.

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DERIVATIVES

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires us to recognize all of our derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, we designate the hedging instrument as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation, based upon the exposure being hedged.

ENVIRONMENTAL MATTERS

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. These accruals are adjusted periodically as assessment and remediation efforts progress or other information becomes available. Related insurance or other third-party recoveries for environmental liabilities are recorded as a reduction of environmental reserve when it is probable that a recovery will be realized.

Environmental costs are capitalized if the costs extend the life of the property, increase its capacity and / or mitigate or prevent contamination from future operations. Costs related to environmental contamination treatment and clean-up are charged to expense.

INCOME TAXES

We account for taxes on income using the asset and liability method where deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using statutory tax rates.

We regularly assess the likelihood that the deferred tax assets, including net operating loss carryforwards, are recoverable. This process requires substantial management judgment. To the extent that we believe the recoverability is less than likely, we will establish a valuation reserve against the deferred tax assets. Actual results could differ from our estimates and such differences could be material to the financial statements. For the years ended December 31, 2004 and 2003, we recorded a valuation reserve of $42.9 million and $23.9 million, respectively, against our domestic net deferred tax assets due to the accumulation of losses experienced at our domestic operations between 2002 and 2004.

FOREIGN CURRENCY TRANSLATION

All assets and liabilities of foreign subsidiaries for which the local currency is the functional currency are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded in Accumulated Other Comprehensive Income as a component of Shareholders' Equity.

                              INTERMET Corporation

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement No. 123 (revised 2004) (FAS 123R), "Share-Based Payment." FAS 123R replaces FASB Statement No. 123 (FAS 123), "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. The approach to accounting for share-based payments in FAS 123R is similar to the fair-value approach permitted in FAS 123, however, FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and the current pro forma disclosure is no longer an alternative to financial statement recognition. In April 2005, the SEC delayed the effective date for FAS 123R until the first fiscal year beginning after June 15, 2005. We are currently assessing the effect of FAS 123R and believe the effect will not be material to our results of operations.

2. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 AND ADMINISTRATION

On September 29, 2004, INTERMET and 17 of its wholly-owned domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan. These Chapter 11 cases have been consolidated for the purposes of joint administration as In re: INTERMET Corporation, et al. (Case No. 04-67597).

INTERMET's subsidiaries for which bankruptcy petitions were filed are Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., INTERMET Holding Company, INTERMET Illinois, Inc., INTERMET International, Inc., INTERMET U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company and Wagner Havana, Inc., all of which, together with INTERMET, are currently operating as debtors and debtors-in-possession. Other INTERMET subsidiaries, including foreign subsidiaries, are not parties to the Chapter 11 proceedings and are operating in the normal course.

Our bankruptcy proceedings were initiated primarily in response to substantial and unprecedented increases in the cost of raw materials, especially scrap steel. The price of scrap steel, which is our primary raw material, increased from approximately $160 per net ton at the beginning of 2003 to approximately $210 per net ton at the end of 2003 to approximately $400 per net ton by the end of 2004. This included record increases of $85 per gross ton and $65 per gross ton in July and August of 2004, respectively. The price of scrap steel reached a peak of $440 per net ton in November, 2004. Because of pre-existing contractual pricing terms with most of our customers, we were limited in our ability to pass these cost increases to our customers. At the same time, some of our largest trade creditors began to tighten or eliminate credit terms, which increased our working capital requirements. We also experienced operational difficulties at our Pulaski, Tennessee and Racine, Wisconsin light-metals plants.

These financial and operational difficulties impaired our ability to continue to draw on our pre-petition revolving credit facility. In an effort to avoid anticipated defaults under our loan covenants, which would have occurred as of September 30, 2004, we entered into discussions with the agent for our pre-petition lenders, seeking waivers of certain conditions contained in the pre-petition credit facility. We were unable to obtain waivers on acceptable terms and, consequently, the Chapter 11 cases were filed on September 29, 2004.

We have continued to operate our U.S. businesses as debtors-in-possession under bankruptcy court protection from creditors. We continue to review all aspects of our business for opportunities to improve performance, while seeking to restructure our secured and unsecured debt, rationalize our facilities and cost structure and effect a customer strategy focused on scrap steel cost recovery and other commercial and financial issues.

                              INTERMET Corporation

2. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 AND ADMINISTRATION (CONTINUED)

On December 8, 2004, our Board of Directors adopted an Amended and Restated Key Employee Retention Plan in order to retain certain key employees during our bankruptcy proceedings. The plan provides for the payment of bonuses to participants who remain employed by us through a successful reorganization or sale of the company. The plan was approved by the bankruptcy court on December 22, 2004. The number of employees who are participants in the plan is approximately 100, and we estimate that the total amount payable to participants will be approximately $5.2 million. One third (1/3) of each participant's payment is due following confirmation of a plan of reorganization and the remaining two thirds (2/3) is due between January 1, 2006 and January 10, 2006. The plan also provides for severance benefits under certain conditions.

LIABILITIES SUBJECT TO COMPROMISE

Liabilities subject to compromise refers to liabilities of the debtors incurred prior to September 29, 2004, and represent the estimates of known or potential pre-petition claims to be resolved in connection with the bankruptcy proceedings. Such claims remain subject to future proceedings. Payment terms for these claims will be established in connection with the bankruptcy proceedings.

The amounts of the various liabilities that are subject to compromise are set forth below (in thousands of dollars):

                                      December 31, 2004
                                      -----------------
Senior notes payable                  $         177,000
Accounts payable                                 64,192
Other accrued liabilities                         3,369
Interest payable                                  5,000
Accrued payroll and benefits                        903
                                      -----------------
    Subtotal                                    250,464
Intercompany payables to affiliates             197,547
                                      -----------------
    Total                             $         448,011
                                      =================

DEBTORS' FINANCIAL STATEMENTS

The condensed consolidated financial statements of the debtors are presented below. These statements reflect the financial position, results of operations and cash flows of the combined Debtor companies, including certain amounts and activities between Debtor and non-Debtor subsidiaries of the Company, which are eliminated in the consolidated financial statements.

                              INTERMET Corporation

2. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 AND ADMINISTRATION (CONTINUED)

            DEBTORS' CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands of dollars)

                                                                                       Year ended
                                                                                      December 31,
                                                                                          2004
                                                                                      ------------
Net sales                                                                             $    661,328
Cost of sales                                                                              667,650
                                                                                      ------------
Gross loss                                                                                  (6,322)

Operating expenses:
    Selling, general and administrative                                                     28,849
    Management fee income from non-Debtors                                                    (806)
    Reorganization charges                                                                  14,733
    Goodwill impairment charge                                                             164,671
    Restructuring and impairment charges                                                    32,213
                                                                                      ------------
Total operating expenses                                                                   239,660
                                                                                      ------------

Operating loss                                                                            (245,982)

Other expenses (income):
    Interest expense, net                                                                   31,135
    Other income, net                                                                         (478)
                                                                                      ------------
Net other expenses                                                                          30,657
                                                                                      ------------
Loss from continuing operations before income taxes and equity income of non-Debtor
  subsidiaries                                                                            (276,639)
Income tax benefit                                                                             582
                                                                                      ------------
Loss from continuing operations before equity loss of non-Debtor subsidiaries             (276,057)
Equity income from continuing operations of non-Debtor subsidiaries                          5,387
                                                                                      ------------
Loss from continuing operations                                                           (270,670)
Loss from discontinued operations, net of tax                                               (2,958)
                                                                                      ------------
Net loss                                                                              $   (273,628)
                                                                                      ============

                              INTERMET Corporation

2. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 AND ADMINISTRATION (CONTINUED)

                  DEBTORS' CONDENSED CONSOLIDATED BALANCE SHEET
                            (in thousands of dollars)

                                                       As of December
                                                          31, 2004
                                                       --------------
ASSETS
Current assets:
    Cash and cash equivalents                          $        1,729
    Accounts receivable, net                                   78,454
    Accounts receivable, non-Debtors                           68,897
    Inventories                                                45,856
    Other current assets                                       10,757
                                                       --------------
Total current assets                                          205,693
                                                       --------------

Property, plant and equipment, net                            201,215
Investment in non-Debtors                                      69,399
Loan receivable from non-Debtors                              154,821
Other noncurrent assets                                        19,167
                                                       --------------
Total noncurrent assets                                       444,602
                                                       --------------
Total assets                                           $      650,295
                                                       ==============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                   $        9,877
    Accounts payable, non-Debtors                                  (3)
    Accrued payroll and benefits                               26,131
    Other accrued liabilities                                  35,730
    Short-term lines of credit                                  3,000
    Long-term debt due within one year                        163,585
                                                       --------------
Total current liabilities                                     238,320

Liabilities subject to compromise                             448,011

Noncurrent liabilities:
    Long-term debt due after one year                               -
    Retirement benefits                                        70,982
    Deferred income tax liabilities                            (2,781)
    Other noncurrent liabilities                                4,418
                                                       --------------
Total noncurrent liabilities                                   72,619

Shareholders' equity (deficit)                               (108,655)
                                                       --------------
Total liabilities and shareholders' equity (deficit)   $      650,295
                                                       ==============

                              INTERMET Corporation

2. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 AND ADMINISTRATION (CONTINUED)

             DEBTORS' CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                            (in thousands of dollars)

                                                           Year ended
                                                          December 31,
                                                              2004
                                                          ------------
Cash used in by operating activities                           (42,781)

INVESTING ACTIVITIES:
    Additions to property, plant and equipment                 (14,231)
    Proceeds from sale of property, plant and equipment            969
                                                          ------------
Cash used in investing activities                              (13,262)

FINANCING ACTIVITIES:
    Net decrease in revolving credit facility                  (16,339)
    Proceeds from term loan                                    120,000
    Proceeds from debtor-in-possession facility                  3,000
    Repayment of revenue bonds                                 (35,000)
    Repayments of other debts                                   (3,113)
    Payments of debt issuance costs                             (5,200)
    Issuance of common stock                                        16
    Dividends paid                                              (3,078)
                                                          ------------
Cash provided by financing activities                           60,286

Effect of foreign currency exchange rate changes                     -
                                                          ------------
Net increase in cash and cash equivalents                        4,243
Cash and cash equivalents at beginning of year                  (2,514)
                                                          ------------
Cash and cash equivalents at end of year                  $      1,729
                                                          ============

                              INTERMET Corporation

3. ACQUISITION

On June 25, 2003, we entered into an agreement with Melfina -- Estudos, Servicos e Participacoes, S.A. to acquire 100% ownership of the shares of Fundicao Nodular, S.A. ("Porto Foundry"), which is located in Porto, Portugal. Previously we owned a 50% interest in the Porto Foundry. The Porto Foundry is a caster of various ductile-iron automotive components. Under the terms of the agreement, we acquired an additional 25% of the Porto Foundry's shares for a cash investment of Euro 4.9 million (approximately $5.6 million) on July 1, 2003, increasing our ownership from 50% to 75%. We had a call option to acquire, and Melfina -- Estudos, Servicos e Participacoes, S.A. had a put option, requiring us to buy the remaining 25% ownership for an additional cash investment of Euro 4.9 million (approximately $6.2 million based on the exchange rate on December 31, 2003) on July 1, 2004. Because of the put option, we recorded $6.0 million, the net present value of the $6.2 million future cash investment, as "Accounts payable" in the accompanying balance sheet as of December 31, 2003.

On July 1, 2004, we exercised the call option to acquire the remaining 25% ownership of the Porto Foundry. The purchase price of approximately Euro 4.9 million (approximately $6.2 million at the exchange rates at the time of the payments) together with interest accruing at European Interbank Offered Rate ("EURIBOR") was paid in six equal monthly installments beginning July 2004.

We accounted for the acquisition of additional shares using the purchase accounting method. The purchase price has been allocated to the assets purchased and liabilities assumed based upon the estimated fair values at the date of acquisition. As the Porto Foundry became our consolidated subsidiary at July 1, 2003, the results of its operations from that date are included in our consolidated results of operations. Our equity in the net income of the Porto Foundry for the period before July 1, 2003 is included in "Equity interest in a joint venture" in the accompanying statements of operations. The pro forma effects of this acquisition are not material to our consolidated results of operations.

4. DISCONTINUED OPERATIONS

FRISBY

On July 24, 2003, we sold substantially all the assets of Frisby P.M.C., Incorporated ("Frisby") for $5.3 million, consisting of $3.9 million in cash and $1.4 million in the form of a promissory note, the balance of which is due to be paid by July 31, 2008. This disposition is consistent with our strategy to divest non-strategic assets. This transaction resulted in a pre-tax loss on sale of $1.2 million (after-tax loss $0.1 million). Frisby operated a machining plant that manufactured precision-machined components primarily for the automotive, truck and power tool markets. Frisby was a non-core operation and is included in our Corporate and Other segment in Note 14 to our Consolidated Financial Statements, Reporting for Business Segments.

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

Major classes of assets and liabilities of Frisby were (in thousands of dollars):

                                       July 24,   December 31,
                                         2003         2002
                                      ----------  ------------
Accounts receivable                   $    2,061  $      1,276
Inventory                                  1,552         1,717
Other current assets                         158           414
Property, plant and equipment, net         4,453         5,072
                                      ----------  ------------
Total assets                          $    8,224  $      8,479
                                      ==========  ============

Accounts payable                      $      848  $        973
Accrued liabilities                          855           892
                                      ----------  ------------
Total liabilities                     $    1,703  $      1,865
                                      ==========  ============

The results of operations of Frisby included in the accompanying statements of operations as discontinued operations were (in thousands of dollars):

                                               2004      2003       2002
                                               -----   --------   ---------
Sales                                          $   -   $  8,007   $  13,603
Cost of sales                                      -      7,645      14,319
                                               -----   --------   ---------
Gross profit (loss)                                -        362        (716)
Expenses                                           -        526         886
                                               -----   --------   ---------
Loss before income taxes                           -       (164)     (1,602)
Income tax (expense) benefit                       -     (1,180)        623
                                               -----   --------   ---------
Loss from discontinued operation, net of tax   $   -   $ (1,344)  $    (979)
                                               =====   ========   =========

RADFORD

In May 2003, we decided to close our facility in Radford, Virginia due to changes in market conditions and production technology, as well as the fact that substantial investment in environmental controls would have been necessary for continued operation of this facility. The Radford facility manufactured gray-iron and ductile-iron components for the automotive industry and had approximately 41 salaried and 333 hourly employees. The facility is included in the Ferrous Metals segment in Note 14 to our Consolidated Financial Statements, Reporting for Business Segments.

As a result of this decision, we recorded an $11.6 million pre-tax restructuring and impairment charge during the second quarter of 2003. The charge included a write-down of $9.9 million to reduce the capital assets and inventories to their fair values, $1.4 million for employee severance and related contractually guaranteed benefit costs, and $0.3 million for employee pension costs. In the fourth quarter of 2003, we accrued an additional $0.1 million for employee severance costs. The accruals for the employee severance and benefit costs are included in "Other accrued liabilities" in the accompanying balance sheet in 2003.

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

In addition, we recorded pre-tax gains of $1.3 million and $0.7 million on the reduction of postretirement benefit obligations when the employees were terminated in the third and fourth quarter of 2003, respectively. By December 2003, the Radford Foundry was closed and substantially all of the employees were terminated. At December 31, 2004, we had $2.3 million accrued for environmental remediation at the Radford Foundry. See additional discussion in Note 11 to our Consolidated Financial Statements, Commitments and Contingencies. The after-tax results of operations of the Radford Foundry for all periods presented have been reported as "Loss from discontinued operations, net of tax" in the accompanying statements of operations.

Activities relating to the restructuring charges and liabilities arising from the Radford Foundry closure are as follows (in thousands of dollars):

                                                                   Employee       Employee
                                    Impairment of  Write-down of  Termination  Postretirement
                                    fixed assets     inventory     Benefits       Benefits     Other    Total
                                    -------------  -------------  -----------  --------------  -----  ---------
Initial charge in second quarter
  of 2003                           $       7,554  $       2,351  $     1,336  $          301  $  50  $  11,592
Additional charge                               -              -          138               -      -        138
Noncash charges                            (7,554)        (2,351)           -            (301)     -    (10,206)
Reduction of post-retirement
  obligations                                   -              -            -          (1,997)     -     (1,997)
Noncash credit                                  -              -            -           1,997      -      1,997
Cash payments                                   -              -         (920)              -    (50)      (970)
                                    -------------  -------------  -----------  --------------  -----  ---------
Balance at December 31, 2003                    -              -          554               -      -        554
Additional charges                              -            120           35               -      -        155
Noncash charges                                 -           (120)           -               -      -       (120)
Cash payments                                   -              -         (473)              -      -       (473)
                                    -------------  -------------  -----------  --------------  -----  ---------
Balance at December 31, 2004        $           -  $           -  $       116  $            -  $   -  $     116
                                    =============  =============  ===========  ==============  =====  =========

Major classes of assets and liabilities of the Radford Foundry are as follows (in thousands of dollars):

                                            At December 31,
                                     ------------------------------
                                       2004      2003       2002
                                     --------   -------   ---------
Accounts receivable                  $     56   $ 2,052   $   3,595
Inventory                                   -       429       3,759
Other current assets                        -       514           -
Property, plant and equipment, net        440       673       9,023
                                     --------   -------   ---------
Total assets                         $    496   $ 3,668   $  16,377
                                     ========   =======   =========

Accounts payable                     $      -   $   491   $   4,374
Accrued liabilities                     1,062     1,611       2,045
Retirement benefits                     2,439     1,959         804
Other noncurrent liabilities            2,039     2,508       1,004
                                     --------   -------   ---------
Total liabilities                    $  5,540   $ 6,569   $   8,227
                                     ========   =======   =========

                              INTERMET Corporation

4. DISCONTINUED OPERATIONS (CONTINUED)

The results of operations of the Radford Foundry included in the accompanying statements of operations as discontinued operations are summarized as follows (in thousands of dollars):

                                                2004       2003       2002
                                              --------  ----------  ---------
Sales                                         $     18  $   34,820  $  45,592
Cost of sales                                    2,836      38,271     47,216
                                              --------  ----------  ---------
Gross loss                                      (2,818)     (3,451)    (1,624)
Expenses                                           140      11,740         63
                                              --------  ----------  ---------
Loss before income taxes                        (2,958)    (15,191)    (1,687)
Income tax benefit                                   -           -        712
                                              --------  ----------  ---------
Loss from discontinued operation, net of tax  $ (2,958) $  (15,191) $    (975)
                                              ========  ==========  =========

Corporate interest expense has been allocated to Frisby and the Radford Foundry based on the ratio of their net assets to our consolidated net assets plus consolidated debt, excluding the net assets of our European subsidiaries. The European subsidiaries were excluded because they were cash flow positive and did not directly use the proceeds from the debt outstanding during the periods covered by the financial statements. The interest expense allocated to Frisby and the Radford Foundry for 2003 and 2002 was $546,000 and $571,000, respectively. No corporate interest expense was allocated to Frisby or the Radford Foundry in 2004.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," provides that the results of operations of a component of an entity that has been disposed of should be reported as discontinued operation when the operations and cash flows of the component have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction. This occurred when the assets of Frisby were sold in July 2003 and when the Radford Foundry was closed in December 2003. As a result, the after-tax loss on sale of the assets of Frisby, and the results of operations of both Frisby and the Radford Foundry for all periods presented, have been reported as discontinued operations in the accompanying statements of operations.

                              INTERMET Corporation

5. RESTRUCTURING AND IMPAIRMENT CHARGES

RACINE CLOSURE

In December 2004, we announced the closure of our Racine Plant and Racine Machining Plant, both of which are located in Sturtevant, Wisconsin. We closed these plants during the second quarter of 2005. We decided to close these operations due to high costs and under utilization of capacity. We recognized plant closure and asset impairment charges in 2004 of $10.3 million. The amount included a write-down of $8.9 million to reduce the capital assets and inventories to their fair values, a pension curtailment expense of $1.2 million and $0.2 million for employee severance and related contractually guaranteed benefit costs.

COLUMBUS MACHINING CLOSURE

In October 2004, we announced the closure of our Columbus Machining Plant, located in Midland, Georgia. We closed this plant during the first quarter of 2005. We recognized plant closure costs in 2004 of $0.3 million. We decided to close the facility because of declining sales and the anticipated need for capital expenditures that are non-strategic to our operations.

HAVANA PLANT CLOSURE

In December 2003, we decided to close our ductile iron foundry in Havana, Illinois, in order to improve our capacity utilization. The Havana Foundry manufactured ductile-iron components for the automotive industry and had approximately 33 salaried and 141 hourly employees. The plant closure was completed in June, 2004. We recognized a $1.7 million pre-tax charge during the second and third quarter of 2004 due to the closing. This charge is included in the "Restructuring and impairment charges" in the accompanying statements of operations and is in addition to the $8.5 million and $4.9 million charges discussed below.

Due to the announced closing, we recorded an $8.5 million pre-tax charge during the fourth quarter of 2003. This charge is included in "Restructuring and impairment charges" in the accompanying statements of operations. The amount included a write-down of $8.0 million to reduce the capital assets and inventories to their fair values and $0.5 million for employee severance and related contractually guaranteed benefit costs. The accruals for the employee severance and benefit costs are included in "Accrued payroll and benefits" in the accompanying balance sheet at December 31, 2003.

The facility is included in the Ferrous Metals segment in Note 14 to our Consolidated Financial Statements, Reporting for Business Segments. The Havana Foundry had revenues of $25.7 million and $27.3 million, and net losses of $5.0 million and $2.2 million for the years ended December 31, 2003, and 2002, respectively.

                              INTERMET Corporation

5. RESTRUCTURING AND IMPAIRMENT CHARGES (CONTINUED)

OTHER LONG-LIVED ASSETS IMPAIRMENT

Long-lived assets other than goodwill are tested for recoverability if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The carrying amounts of long-lived assets are considered to be not recoverable if they exceed our estimates of their undiscounted future cash flows, which are affected by our operations forecasts and strategic planning. The annual growth rate of each segment was decreased from the prior year because of the uncertainties and risks associated with our bankruptcy proceedings, compiled with changing market conditions. During our impairment review in the third quarter of 2004, we identified certain tangible fixed assets with carrying values not recoverable and exceeding their fair values as of September 30, 2004. As a result, we recorded a pre-tax impairment charge of $26.4 million for idle asset impairment at our Decatur, Illinois facility ($10.9 million), Racine, Wisconsin facility ($6.5 million), Havana, Illinois facility ($4.9 million), Alexander City, Alabama facility ($1.6 million), Monroe City, Missouri facilities ($0.5 million), Columbus, Georgia facility ($0.4 million) and $1.6 million at various other locations. These amounts were reported as "Restructuring and impairment charges" in the accompanying statements of operations in 2004.

In the fourth quarter of 2003, in addition to the impairment charge for the Havana Foundry, we recorded a pre-tax impairment loss of $1.5 million, which is reported as "Restructuring and impairment charges" in the accompanying statements of operations.

6. GOODWILL

On January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill is no longer amortized but is reviewed for impairment at the reporting unit level annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. As required under SFAS No. 142, we wrote off negative goodwill of $0.5 million net of taxes in the first quarter of 2002 as a cumulative effect of a change in accounting principle.

We also performed impairment tests according to the requirements of SFAS No.
142. In the second quarter of 2002, with the assistance of an independent valuation firm, we performed our initial impairment test on our goodwill as of January 1, 2002. In addition, we performed our annual impairment test of goodwill as of November 30, 2002. Both tests indicated that goodwill was not impaired as of those dates.

In December 2003, with the assistance of an independent valuation firm, we performed our annual impairment test of goodwill as of November 30, 2003. Under the first step of the annual impairment test, the fair values of our Ferrous Metals reporting unit and Light Metals reporting unit were determined based on a combination of an income method, which estimates the fair value based on the future discounted cash flows, and a market method, which estimates the fair values based on comparable market prices. Under the income method, we assumed a cash flow period of 10 years, a discount rate of 11.5%, a compound annual growth rate of 4.5% and 7.7% for Ferrous Metals reporting unit and Light Metals reporting unit, respectively, for the ten year period and a terminal growth rate of 1.0%. Due to the erosion of the profitability of the Light Metals reporting unit and the revision of our forecast as a result of the changing market conditions, our estimated discounted cash flows from the Light Metals reporting unit decreased as compared to our impairment tests performed in 2002. Based on the first step of the impairment test, we determined that the carrying value of the Light Metals reporting unit was in excess of its fair value as of November 30, 2003. Accordingly, we were required to perform the second step of the impairment test on the Light Metals reporting unit to determine the amount of the impairment. The second step of the impairment test indicated that the pre-tax goodwill impairment charge was $51.1 million, which was reported as "Goodwill Impairment Charge" in the accompanying statements of operations in 2003.

                              INTERMET Corporation

6. GOODWILL (CONTINUED)

In December 2004, with the assistance of an independent valuation firm, we performed our annual impairment test of goodwill as of September 30, 2004. Under the first step of the impairment test, the fair values of our Ferrous Metals reporting unit and Light Metals reporting unit were determined based on a combination of an income method, which estimates the fair value based on the future discounted cash flows, and a market method, which estimates the fair values based on comparable market prices. Under the income method, we assumed a cash flow period of 10 years, a discount rate of 16.0%, a compound annual growth rate of 1.6% and 0.4% for the Ferrous Metals reporting unit and Light Metals reporting unit, respectively, for the ten year period and a terminal growth rate of 1.1%. The discount rate was increased and the annual growth rate was decreased from the prior year because of the uncertainties and risks associated with our bankruptcy proceedings. Because of the erosion of the profitability of the Ferrous Metals reporting unit (due primarily to increased costs for scrap steel and other raw materials), operational difficulties in the Light Metals reporting unit, the filing of our bankruptcy petitions and the revision of our forecast and assumptions as a result of changing market conditions, our estimated discounted cash flows from the Ferrous and Light Metals reporting units and estimated values using the market method decreased compared to the results of our impairment tests performed in 2003. Based on the first step of the impairment test, we determined that the carrying amounts of the Ferrous and Light Metals reporting units were in excess of their fair value as of September 30, 2004. Accordingly, we were required to perform the second step of the impairment test on each of these reporting units to determine the amount of the impairment. The second step indicated that the total goodwill of both units was fully impaired. The amount of pre-tax goodwill impairment charge was $59.7 million for the Ferrous Metals unit and $106.2 million for the Light Metals unit, which are reported as "Goodwill Impairment Charge" in the accompanying statements of operations for 2004.

7. SHORT-TERM LINES OF CREDIT

Columbus Neunkirchen Foundry GmbH, our wholly-owned subsidiary, has various revolving lines of credit which are payable upon demand. These credit lines provide for borrowings up to Euro 4.5 million (approximately $6.1 million) at December 31, 2004. There were no outstanding borrowings under these agreements as of December 31, 2004 or 2003.

Portcast Fundicao Nodular, SA, our wholly-owned foreign subsidiary, has various lines of credit for up to Euro 16.3 million (approximately $22.2 million). There was approximately $12.9 million outstanding under these credit lines as of December 31, 2004. Annual interest accrues at various rates from approximately 3% to 4% and is payable monthly.

                              INTERMET Corporation

On October 22, 2004, we entered into a $60.0 million debtor-in-possession credit facility, as amended by seven amendments through May 31, 2005 (the "DIP Facility"), to supplement our liquidity and fund operations during our bankruptcy proceedings. Available borrowings under the DIP Facility are determined based on a budget that is subject to approval by the collateral and administrative agents, and are subject to a borrowing base calculated as a percentage of our accounts receivable, inventory and fixed assets, less reserves and fees. Interest on borrowings made under the DIP Facility is a base rate plus 2.0% per annum or a Eurodollar rate plus 3.0% per annum. Principal repayments are made on a daily basis from our cash collections. Borrowings under the DIP Facility are secured by a first priority lien on substantially all of our domestic assets and a pledge of 65% of the stock of our foreign subsidiaries. The maturity date of the DIP Facility is the earlier of October 21, 2005 or the dates of certain accelerating events. In addition, the DIP Facility requires us to maintain certain financial covenants. The key financial covenants are limitations on capital expenditures and requirements that we achieve certain minimum consolidated EBITDA thresholds. At December 31, 2004 and April 30, 2005, we were in compliance with all debt covenants under our DIP Facility. As a result of entering into the DIP Facility, we incurred $1.8 million of debt issuance costs in October 2004 which were capitalized as "Other non-current assets" in the balance sheet. As of December 31, 2004 the balance outstanding under the DIP Facility was $3.0 million. Interest rates on the $3.0 million balance ranged from 5.2% to 7.2%. The issuance of letters of credit also reduces the amount we have available under the DIP Facility. As of December 31, 2004, we had $4.5 million in letters of credit outstanding under the DIP Facility.

8. DEBT

Long-term debt consists of the following at December 31 (in thousands of dollars):

                                              2004        2003
                                            ---------  ----------
INTERMET:
    Revolving credit facility               $  43,661  $   60,000
    Bank term loan                            119,708           -
    Senior notes                                    -     175,000
Domestic subsidiaries:
    Industrial development bonds                    -      39,350
    Capitalized leases                            504         974
Foreign subsidiaries:
    Bank term notes                             5,890       7,629
    Capitalized leases                          2,472         598
                                            ---------  ----------
Total                                         172,235     283,551
Less: Long-term debt due within one year      168,180       4,303
                                            ---------  ----------
Long-term debt due after one year           $   4,055  $  279,248
                                            =========  ==========

                              INTERMET Corporation

8. DEBT (CONTINUED)

Due to the bankruptcy proceedings, unsecured pre-petition long-term debt has been reclassified to "Liabilities subject to compromise" in the December 31, 2004 consolidated balance sheet. The following is the long-term debt included in liabilities subject to compromise (in thousands of dollars):

                                                              2004
                                                           ----------
    Senior notes                                           $  175,000
    Industrial development bonds                                2,000
                                                           ----------
Total debt included in liabilities subject to compromise   $  177,000
                                                           ==========

BANK CREDIT AGREEMENT

On January 8, 2004, we refinanced our then-existing bank credit agreement by entering into a First Amended and Restated Credit Agreement, subsequently amended through April 13, 2004 ("Bank Credit Agreement"), which provided for a $90.0 million revolving credit line and a $120.0 million term loan. The Bank Credit Agreement is secured by substantially all of our domestic assets and a pledge of 65% of the stock of our foreign subsidiaries. The $90.0 million revolving credit portion has a maturity date of January 8, 2009, and the $120 million term loan has a maturity date of January 8, 2010. During 2004, principal payments of $0.6 million had been made towards the term loan before the filing of our bankruptcy proceedings. Due to the filing of our bankruptcy proceedings, we are in default under the Bank Credit Agreement. As a result, effective September 30, 2004 pricing on the revolving loan and term loan were modified to a floating rate. The annual interest rates as of December 31, 2004 were 6.5% for the revolving credit line and 7.0% for the term loan. Interest is payable monthly on both loans. In addition, and also effective as of September 30, 2004, we are required to accrue additional interest at an annual rate of 1.5%, which is added monthly to the outstanding loan balances for both the revolver and term loan.

In addition to borrowings under the $90.0 million credit line, we also had standby letters of credit outstanding totaling $24.4 million as of December 31, 2004. These letters of credit are used to guarantee the payment or performance of various obligations that we have, such as workers compensation and environmental remediation. These letters of credit are issued with one year maturity dates and re-issued for an additional year upon each maturity date. Any draws under the letters of credit increase the bank revolver balance and have a corresponding decrease in the outstanding letter of credit amounts.

Both the term loan and the revolver have covenants that require us to maintain certain financial ratios, place restrictions on the amount that we can pay in dividends, as well as impose other covenants and restrictions. At September 30, 2004 and December 31, 2004, we were not in compliance with these covenants and the outstanding balances were included in "Long-term debt due within one year" in the consolidated balance sheet. As a result of entering into this loan agreement, we capitalized debt issuance costs of $3.4 million and wrote off capitalized debt issuance costs of $1.4 million related to our previous bank financing in 2004.

Also on January 8, 2004, we entered into a $35.7 million Letter of Credit Facility Agreement as well as a Cash Collateral agreement of the same amount. Under these agreements, we used $35.7 million of the proceeds from the Bank Credit Agreement term loan as cash collateral for the issuance of a $35.7 million letter of credit to continue a guaranty of payment on our Columbus Foundry revenue bonds in the amount of $35.0 million. These bonds were issued on December 23, 1999 by the Development Authority of Columbus, Georgia in connection with an expansion project at our Columbus Foundry. Because we were in default of our obligations, on October 29, 2004 these bonds were paid in full by a draw of the letter of credit and, subsequently, we released the cash collateral to our pre-petition lenders.

                              INTERMET Corporation

8. DEBT (CONTINUED)

SENIOR NOTES

On June 13, 2002, we completed an unsecured senior note offering of $175.0 million (the "Senior Notes"). The Senior Notes bear a fixed rate of interest of 9.75% and mature on June 15, 2009. The net proceeds of the Senior Note offering were used to pay the remaining balance on a then-existing bank term loan and for working capital purposes. Debt issuance costs of $5.9 million were capitalized in connection with the note offering and were included in "Other noncurrent assets" in the accompanying balance sheet and were being amortized over seven years. Interest on the Senior Notes is due each June 15 and December 15. The Senior Notes are unsecured and rank equally with all of our existing and future unsecured senior debt. We are in default under the Senior Notes and the balance due together with interest has been classified as "Liabilities subject to compromise" in the December 31, 2004 consolidated balance sheet. In September 2004, the remaining $4.0 million of capitalized debt issuance costs were written off and have been classified as "Reorganization charges" in the December 31, 2004 consolidated income statement. See Note 9 to the Consolidated Financial Statements, Supplemental Condensed Consolidating Financial Information, for additional information regarding the Senior Notes. The estimated fair value of our Senior Notes based on market data as of December 31, 2004, was approximately $85.7 million. Due to our Chapter 11 filing, interest that was due on December 15, 2004 was not paid.

COLUMBUS FOUNDRY REVENUE BONDS

On December 23, 1999 the Development Authority of Columbus Georgia issued $35.0 million in revenue bonds in connection with an expansion project at our Columbus Foundry. Certain equipment financed with proceeds of these bonds, together with the real property on which the foundry is situated, was leased by Columbus Foundry, L.P. from the development authority. We were required to maintain a letter of credit to secure payment of our obligations. As described above, on October 29, 2004 these bonds were paid in full with a draw of the letter of credit.

LYNCHBURG FOUNDRY COMPANY REVENUE BONDS

Under the terms of an unsecured bond indenture, Lynchburg Foundry Company, our wholly-owned subsidiary, is required to make partial redemption of certain industrial development revenue bonds on an annual basis through June 2006. The redemption amount is $0.4 million per year, with a final payment at maturity of $1.7 million. The balance outstanding as of December 31, 2004 was $2.0 million. Lynchburg Foundry Company is in default of its obligations under these bonds. No letters of credit have been issued to secure payment of these bonds and they are otherwise unsecured. The bonds are subject to optional redemption prior to maturity and bear interest at an annual rate of 7.0%. Interest is paid semi-annually, however, the interest payment that was due in December 2004 was not paid due to the Chapter 11 filing. The outstanding balance together with interest has been classified as "Liabilities subject to compromise" in the December 31, 2004 consolidated balance sheet.

TOOL PRODUCTS, INC. REVENUE BONDS

As part of our acquisition of Tool Products, Inc. in 1998, we assumed $4.5 million in obligations in connection with industrial development revenue bonds issued by the Industrial Development Board of the City of Jackson, Tennessee. These bonds were issued in connection with an expansion project at our Jackson, Tennessee facility. Certain equipment and real estate financed with the proceeds of these bonds was leased from the development board. We were required to maintain a letter of credit to secure payment of our obligations under these bonds. Terms of the indenture governing these bonds required us to make annual principal payments of $0.5 million every January, with a final maturity date of January 1, 2007. Because we were in default of our obligations, the letter of credit was drawn and these bonds were paid in full on December 1, 2004 in the amount of $1.5 million, which increased the balance under our bank revolving loan by the same amount.

                              INTERMET Corporation

8. DEBT (CONTINUED)

OTHER OBLIGATIONS

We had capital leases of $2.9 million and $1.6 million at December 31, 2004 and 2003, respectively. These leases relate to assets with net book values of $5.1 million and $3.0 million at December 31, 2004 and 2003, respectively. Annual interest rates for these leases ranged from 3.00% to 8.58% in 2004 and 2003. The amortization of assets under capital leases is included in depreciation expense.

The foreign bank term notes bear interest rates from 3.0% to 4.0% per annum. These borrowings are secured by property, plant and equipment of our European operations with net book values aggregating to approximately $34.5 million at December 31, 2004. At December 31, 2004, the Porto Foundry had term loans of Euro 4.2 million (approximately $5.7 million). These loans amortize semi-annually with various amounts coming due from 2005 through 2008.

Maturities of long-term debt and capital leases at December 31, 2004 are as follows (in thousands of dollars):

2005          $  168,180
2006               2,693
2007                 681
2008                 681
2009                   -
Thereafter             -
              ----------
Totals        $  172,235
              ==========

We paid interest of $21.5 million, $28.9 million and $26.5 million in 2004, 2003 and 2002, respectively. No interest expense was capitalized in 2004 or 2003. During our bankruptcy proceedings, we have not been paying interest on unsecured pre-petition obligations and as of the date of filing of the bankruptcy proceedings we ceased accruing interest on all unsecured pre-petition debt in accordance with SOP 90-7. Interest expense not accrued or recorded on unsecured pre-petition debt totaled $4.3 million at December 31, 2004.

On October 22, 2004, we entered into a $60.0 million debtor-in-possession credit facility, as amended by seven amendments through a May 31, 2005 (the "DIP Facility"), to supplement our liquidity and fund operations during our bankruptcy proceedings. See addition discussion regarding the DIP Facility in
Note 7 to the Consolidated Financial Statements, Short-term Lines of Credit.

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On June 13, 2002, we issued $175.0 million of senior notes, which will mature in 2009 (the "Senior Notes"). The Senior Notes are guaranteed by certain of our wholly-owned domestic subsidiaries ("Combined Guarantor Subsidiaries"). The guarantees are unconditional and joint and several. The Senior Notes are effectively subordinated to the secured debt of INTERMET Corporation ("Parent"). Restrictions contained in the indenture covering the Senior Notes include, but are not limited to, restrictions on incurring additional secured debt, repurchasing our capital stock, disposing assets, engaging in affiliate transactions and transferring assets. As of December 31, 2004, the Parent and the Combined Guarantor Subsidiaries had $166.9 million of secured debt outstanding and $52.5 million of unused commitments, net of outstanding letters of credit, under our credit facility. The secured debt of the Parent is also guaranteed by each of the Combined Guarantor Subsidiaries.

Certain of our domestic subsidiaries (Intermet International, Inc., Intermet Holding Company, Transnational Indemnity Company and Western Capital Corporation) and all of our foreign subsidiaries ("Combined Non-Guarantor Subsidiaries") are not guarantors of the Senior Notes. The Combined Non-Guarantor Subsidiaries had $21.3 million of debt outstanding as of December 31, 2004.

Presented below are summarized condensed consolidating financial information for the Parent, the Combined Guarantor Subsidiaries, the Combined Non-Guarantor Subsidiaries and INTERMET on a consolidated basis as of December 31, 2004, 2003 and 2002, respectively.

Investments in subsidiaries are presented using the equity method of accounting. Separate financial statements of the Combined Guarantor Subsidiaries are not provided as the condensed consolidating financial information contained herein provides information to allow investors to determine the nature of the assets held by and the operations of the combined group.

The senior notes are unsecured pre-petition obligations. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against us may not be enforced. On September 29, 2004 we ceased accruing interest on the Senior Notes and other liabilities subject to compromise in accordance with SOP 90-7.

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                Year ended December 31, 2004
                                             ------------------------------------------------------------------
                                                         Combined       Combined
                                                         Guarantor    Non-Guarantor
                                              Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                             ---------  ------------  -------------  ------------  ------------
                                                                 (in thousands of dollars)
INCOME STATEMENT DATA
Net sales                                    $       -  $  674,655    $     175,845  $    (13,327) $    837,173
Cost of sales                                        -     680,989          153,288       (13,339)      820,938
                                             ---------  ----------    -------------  ------------  ------------
Gross profit (loss)                                  -      (6,334)          22,557            12        16,235
Selling, general and administrative             23,908       4,126           15,274             9        43,317
Reorganization charges                          14,733           -                -             -        14,733
Goodwill impairment charge                           -     164,671            1,262             -       165,933
Restructuring and impairment charges                 -      32,213                -             -        32,213
                                             ---------  ----------    -------------  ------------  ------------
Operating (loss) profit                        (38,641)   (207,344)           6,021             3      (239,961)
Other expenses (income), net:
    Interest expense, net                       20,281       8,855            1,343             5        30,484
    Other expense (income), net                   (372)       (163)              24             -          (511)
                                             ---------  ----------    -------------  ------------  ------------
(Loss) income from continuing operations
  before income taxes                          (58,550)   (216,036)           4,654            (2)     (269,934)
Income tax benefit (expense)                     1,672      (1,090)          (1,318)            -          (736)
                                             ---------  ----------    -------------  ------------  ------------
(Loss) income from continuing operations       (56,878)   (217,126)           3,336            (2)     (270,670)
Loss from discontinued operations, net of
  tax                                                -      (2,958)               -             -        (2,958)
Equity in net income (loss) of subsidiaries   (216,750)      3,334                -       213,416             -
                                             ---------  ----------    -------------  ------------  ------------
Net (loss) income                            $(273,628) $ (216,750)   $       3,336  $    213,414  $   (273,628)
                                             =========  ==========    =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                  Year ended December 31, 2003
                                               ------------------------------------------------------------------
                                                            Combined      Combined
                                                           Guarantor    Non-Guarantor
                                                Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                               ---------  ------------  -------------  ------------  ------------
                                                                   (in thousands of dollars)
INCOME STATEMENT DATA
Net sales                                      $       -  $    632,431  $     116,405  $    (17,669) $    731,167
Cost of sales                                          -       583,730        101,266       (17,669)      667,327
                                               ---------  ------------  -------------  ------------  ------------
Gross profit                                           -        48,701         15,139             -        63,840
Selling, general and administrative                3,592        24,540         11,274             -        39,406
Goodwill impairment charge                             -        51,083              -             -        51,083
Restructuring and impairment charges                   -         9,707            261             -         9,968
                                               ---------  ------------  -------------  ------------  ------------
Operating (loss) profit                           (3,592)      (36,629)         3,604             -       (36,617)
Other expenses (income), net:
    Interest expense, net                         20,313         9,000            582             -        29,895
    Other expense (income), net                   (1,054)          124         (1,029)            -        (1,959)
                                               ---------  ------------  -------------  ------------  ------------
(Loss) income from continuing operations
  before income taxes and equity interest in
  a joint venture                                (22,851)      (45,753)         4,051             -       (64,553)
Income tax benefit (expense)                     (23,222)        3,774            912             -       (18,536)
Equity interest in a joint venture                     -             -            752             -           752
                                               ---------  ------------  -------------  ------------  ------------
(Loss) income from continuing operations         (46,073)      (41,979)         5,715             -       (82,337)
Loss from discontinued operations, net of tax          -       (16,576)             -             -       (16,576)
Equity in net income (loss) of subsidiaries      (52,840)        5,715              -        47,125             -
                                               ---------  ------------  -------------  ------------  ------------
Net (loss) income                              $ (98,913) $    (52,840) $       5,715  $     47,125  $    (98,913)
                                               =========  ============  =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                  Year ended December 31, 2002
                                               ------------------------------------------------------------------
                                                            Combined      Combined
                                                           Guarantor    Non-Guarantor
                                                Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                               ---------  ------------  -------------  ------------  ------------
                                                                   (in thousands of dollars)
INCOME STATEMENT DATA
Net sales                                      $       -  $    683,634  $      87,950  $    (15,847) $    755,737
Cost of sales                                        (35)      619,931         79,225       (15,887)      683,234
                                               ---------  ------------  -------------  ------------  ------------
Gross profit                                          35        63,703          8,725            40        72,503
Selling, general and administrative                3,709        22,578          6,537             2        32,826
                                               ---------  ------------  -------------  ------------  ------------
Operating (loss) profit                           (3,674)       41,125          2,188            38        39,677
Other expenses (income), net:
    Interest expense (income), net                20,259         8,468           (457)            -        28,270
    Other expense (income), net                       57          (100)          (118)            -          (161)
                                               ---------  ------------  -------------  ------------  ------------
(Loss) income from continuing operations
  before income taxes and equity interest in
  a joint venture                                (23,990)       32,757          2,763            38        11,568
Income tax benefit (expense)                      10,556       (13,167)           (54)            -        (2,665)
Equity interest in a joint venture                     -             -          1,573             -         1,573
                                               ---------  ------------  -------------  ------------  ------------
(Loss) income from continuing operations         (13,434)       19,590          4,282            38        10,476
Loss from discontinued operations, net of tax          -        (1,954)             -             -        (1,954)
Cumulative effect of change in accounting
principle, net of tax                                  -             -            481             -           481
Equity in net income (loss) of subsidiaries       22,437         4,763              -       (27,200)            -
                                               ---------  ------------  -------------  ------------  ------------
Net (loss) income                              $   9,003  $     22,399  $       4,763  $    (27,162) $      9,003
                                               =========  ============  =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                               As of December 31, 2004
                                            -------------------------------------------------------------------
                                                          Combined      Combined
                                                         Guarantor    Non-Guarantor
                                              Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                            ----------  ------------  -------------  ------------  ------------
                                                                 (in thousands of dollars)
BALANCE SHEET DATA
ASSETS
Current assets:
    Cash and cash equivalents               $    1,477  $        252  $       9,510  $          -  $     11,239
    Accounts receivable, net                       654        77,806         36,065             -       114,525
    Inventories                                      -        45,915         25,671           (59)       71,527
    Other current assets                         6,812         6,175            654        (2,231)       11,410
                                            ----------  ------------  -------------  ------------  ------------
    Total current assets                         8,943       130,148         71,900        (2,290)      208,701
Property, plant and equipment, net               8,738       191,618         76,865           859       278,080
Other noncurrent assets:
    Other noncurrent assets                     13,853        10,881          2,116          (808)       26,042
    Intercompany, net                          (50,741)       78,189        (31,210)        3,762             -
    Investments in subsidiaries                291,505        64,426              -      (355,931)            -
                                            ----------  ------------  -------------  ------------  ------------
Total assets                                $  272,298  $    475,262  $     119,671  $   (354,408) $    512,823
                                            ==========  ============  =============  ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)
Current liabilities:
    Accounts payable                        $    1,986  $      7,958  $      20,025  $          -  $     29,969
    Accrued liabilities                         20,392        41,123         12,112            58        73,685
    Short-term lines of credit                   3,000             -         12,975             -        15,975
    Long-term debt due within one year         163,369           504          4,307             -       168,180
                                            ----------  ------------  -------------  ------------  ------------
    Total current liabilities                  188,747        49,585         49,419            58       287,809

Liabilities subject to compromise              186,820        63,644              -             -       250,464

Noncurrent liabilities:
    Long-term debt due after one year                -             -          4,055             -         4,055
    Retirement benefits                          4,786        66,196              -             -        70,982
    Other noncurrent liabilities                   600         5,795          1,773             -         8,168
                                            ----------  ------------  -------------  ------------  ------------
    Total noncurrent liabilities                 5,386        71,991          5,828             -        83,205
Shareholders' equity (deficit)                (108,655)      290,042         64,424      (354,466)     (108,655)
                                            ----------  ------------  -------------  ------------  ------------
Total liabilities and shareholders' equity
  (deficit)                                 $  272,298  $    475,262  $     119,671  $   (354,408) $    512,823
                                            ==========  ============  =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                               As of December 31, 2003
                                            -------------------------------------------------------------------
                                                          Combined      Combined
                                                         Guarantor    Non-Guarantor
                                              Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                            ----------  ------------  -------------  ------------  ------------
                                                                 (in thousands of dollars)
BALANCE SHEET DATA
ASSETS
Current assets:
    Cash and cash equivalents               $   (2,674) $        127  $       3,582  $          -  $      1,035
    Accounts receivable, net                         7        64,457         22,309             -        86,773
    Inventories                                      -        58,030         19,440           (59)       77,411
    Other current assets                         7,319         1,677          1,751             1        10,748
                                            ----------  ------------  -------------  ------------  ------------
    Total current assets                         4,652       124,291         47,082           (58)      175,967
Property, plant and equipment, net               3,765       247,681         71,766           868       324,080
Other noncurrent assets:
    Goodwill                                         -       164,671          1,262             -       165,933
    Other noncurrent assets                      9,337         9,318          2,049             -        20,704
    Intercompany, net                         (101,560)      122,510        (24,711)        3,761             -
    Investments in subsidiaries                515,513        54,769              -      (570,282)            -
                                            ----------  ------------  -------------  ------------  ------------
Total assets                                $  431,707  $    723,240  $      97,448  $   (565,711) $    686,684
                                            ==========  ============  =============  ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                        $    2,151  $     58,504  $      20,398  $       (316) $     80,737
    Accrued liabilities                         28,377        42,877            224         2,606        74,084
    Short-term lines of credit                       -             -          9,992             -         9,992
    Long-term debt due within one year             350           983          2,970             -         4,303
                                            ----------  ------------  -------------  ------------  ------------
    Total current liabilities                   30,878       102,364         33,584         2,290       169,116
Noncurrent liabilities:
    Long-term debt due after one year          237,000        36,991          5,257             -       279,248
    Retirement benefits                          5,765        65,002              -             -        70,767
    Other noncurrent liabilities                (4,073)        4,843          3,838           808         5,416
                                            ----------  ------------  -------------  ------------  ------------
    Total noncurrent liabilities               238,692       106,836          9,095           808       355,431
Shareholders' equity                           162,137       514,040         54,769      (568,809)      162,137
                                            ----------  ------------  -------------  ------------  ------------
Total liabilities and shareholders' equity  $  431,707  $    723,240  $      97,448  $   (565,711) $    686,684
                                            ==========  ============  =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                Year ended December 31, 2004
                                             -------------------------------------------------------------------
                                                           Combined      Combined
                                                          Guarantor    Non-Guarantor
                                               Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                             ----------  ------------  -------------  ------------  ------------
                                                                 (in thousands of dollars)
CASH FLOW DATA
Cash (used in) provided by continuing
 operating activities                        $  (55,152) $   12,763    $     17,554   $         -   $   (24,835)
Cash used in discontinued operations                  -        (359)              -             -          (359)
                                             ----------  ----------    ------------   -----------   -----------
Net cash (used in) provided by operating
 activities                                     (55,152)     12,404          17,554             -       (25,194)

Investing activities:
  Additions to property, plant and
   equipment by continuing operations            (3,161)    (11,070)         (8,627)            -       (22,858)
  Proceeds from sale of property, plant and
   equipment                                        969           -               -             -           969
  Purchase of shares of a subsidiary                  -           -          (6,220)            -        (6,220)
                                             ----------  ----------    ------------   -----------   -----------
Net cash used in investing activities            (2,192)    (11,070)        (14,847)            -       (28,109)

Financing activities:
  Net (decrease) increase in revolving credit
   facility                                     (16,339)          -           2,200             -       (14,139)
  Proceeds from term loan                       120,000           -               -             -       120,000
  Proceeds from debtor-in-possession facility     3,000           -               -             -         3,000
  Repayment of revenue bonds                    (35,000)          -               -             -       (35,000)
  Repayment of other debts                       (1,904)     (1,209)           (511)            -        (3,624)
  Payment of debt issuance costs                 (5,200)          -               -             -        (5,200)
  Issuance of common stock                           16           -               -             -            16
  Dividends paid                                 (3,078)          -               -             -        (3,078)
                                             ----------  ----------    ------------   -----------   -----------
Net cash used in financing activities            61,495      (1,209)          1,689             -        61,975
Effect of exchange rate changes on cash and
 cash equivalents                                     -           -           1,532             -         1,532
                                             ----------  ----------    ------------   -----------   -----------
Net increase (decrease) in cash and cash
 equivalents                                 $    4,151  $      125    $      5,928   $         -   $    10,204
                                             ==========  ==========    ============   ===========   ===========

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                 Year ended December 31, 2003
                                               -----------------------------------------------------------------
                                                           Combined      Combined
                                                           Guarantor   Non-Guarantor
                                                Parent   Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                               --------  ------------  -------------  ------------  ------------
                                                                   (in thousands of dollars)
CASH FLOW DATA
Cash provided by continuing operating
  activities                                   $  5,435  $     14,896  $      16,842  $          -  $     37,173
Cash used in discontinued operations                  -        (4,066)             -             -        (4,066)
                                               --------  ------------  -------------  ------------  ------------
Net cash provided by operating activities         5,435        10,830         16,842             -        33,107

Investing activities:
  Additions to property, plant and equipment
    by continuing operations                     (1,725)      (13,193)        (4,615)            -       (19,533)
  Additions to property, plant and equipment
    by discontinued operations                        -          (145)             -             -          (145)
  Proceeds from sale of property, plant and
    equipment                                     1,700             -              -             -         1,700
  Purchase of shares of a subsidiary                  -             -         (5,571)            -        (5,571)
  Proceeds from sale of assets of a subsidiary        -         3,925              -             -         3,925
                                               --------  ------------  -------------  ------------  ------------
Net cash used in investing activities               (25)       (9,413)       (10,186)            -       (19,624)

Financing activities:
  Net decrease in revolving credit facility      (3,000)            -              -             -        (3,000)
  Repayment of other debts                            -        (1,457)        (2,960)            -        (4,417)
  Payment of debt issuance costs                 (2,110)            -              -             -        (2,110)
  Dividends paid                                 (4,096)            -              -             -        (4,096)
                                               --------  ------------  -------------  ------------  ------------
Net cash used in financing activities            (9,206)       (1,457)        (2,960)            -       (13,623)
Effect of exchange rate changes on cash and
  cash equivalents                                    -             -         (2,123)            -        (2,123)
                                               --------  ------------  -------------  ------------  ------------
Net (decrease) increase in cash and cash
  equivalents                                  $ (3,796) $        (40) $       1,573  $          -  $     (2,263)
                                               ========  ============  =============  ============  ============

                              INTERMET Corporation

9. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

                                                                 Year ended December 31, 2002
                                             -------------------------------------------------------------------
                                                           Combined      Combined
                                                           Guarantor   Non-Guarantor
                                               Parent    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                             ----------  ------------  -------------  ------------  ------------
                                                                  (in thousands of dollars)
CASH FLOW DATA
Cash provided by (used in) continuing
  operating activities                       $   92,225  $      4,231  $     (10,027) $          -  $     86,429
Cash provided by discontinued operations              -         2,946              -             -         2,946
                                             ----------  ------------  -------------  ------------  ------------
Net cash provided by (used in) operating
  activities                                     92,225         7,177        (10,027)            -        89,375

Investing activities:
  Additions to property, plant and equipment
   by continuing operations                      (1,714)       (5,358)        (1,355)            -        (8,427)
  Additions to property, plant and equipment
   by discontinued operations                         -        (1,018)             -             -        (1,018)
                                             ----------  ------------  -------------  ------------  ------------
Net cash used in investing activities            (1,714)       (6,376)        (1,355)            -        (9,445)

Financing activities:
Net decrease in revolving credit facility       (85,000)            -              -             -       (85,000)
  Proceeds from debt offering                   175,000             -              -             -       175,000
  Repayment of term loan                       (171,750)            -              -             -      (171,750)
  Repayment of other debts                         (244)       (1,100)          (302)            -        (1,646)
  Payment of debt issuance costs                 (6,022)            -              -             -        (6,022)
  Issuance of common stock                          374             -              -             -           374
  Dividends paid                                 (4,075)            -              -             -        (4,075)
                                             ----------  ------------  -------------  ------------  ------------
Net cash used in financing activities           (91,717)       (1,100)          (302)            -       (93,119)
Effect of exchange rate changes on cash and
  cash equivalents                                    -             -          2,621             -         2,621
                                             ----------  ------------  -------------  ------------  ------------
Net decrease in cash and cash equivalents    $   (1,206) $       (299) $      (9,063) $          -  $    (10,568)
                                             ==========  ============  =============  ============  ============

                              INTERMET Corporation

10. STOCK COMPENSATION

We have executive stock option and incentive award plans ("Employee Plans") and a directors stock option plan ("Directors Plan"). The Employee Plans permit the grant of options and restricted shares for up to 3,000,000 shares of common stock. The Directors Plan permits the grant of options to purchase up to 150,000 shares of common stock. Options granted under the Employee Plans vest over a four-year period. Options granted under the Directors Plan are exercisable at the grant date. The exercise prices of options issued under Employee Plans and Directors Plan are equal to the fair values of the common stock at the option grant date. Certain options also remain outstanding from prior stock option plans. At December 31, 2004, options for 1,571,094 shares were exercisable, while 649,383 of the Employee Plan options and restricted shares and 6,000 Directors Plan options were available for future grant.

We apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our stock option and incentive award plans. Accordingly, we have not recognized compensation expense for our stock option and incentive award plans.

The fair values of our stock options utilized in developing the disclosures presented in Note 1 were estimated as of the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                           2004       2003     2002
                          -------   -------   -------
Risk-free interest rate      4.38%     3.50%     3.00%

Dividend yield               0.00%     1.00%     1.00%

Volatility                  2.185     0.464     0.769

Expected life             6 years   6 years   6 years

For purposes of the pro forma disclosures required under SFAS No. 123, the estimated fair value of the options is amortized over the options' vesting period.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our stock options.

                              INTERMET Corporation

10. STOCK COMPENSATION (CONTINUED)

A summary of our stock option activity for the three years ended December 31, 2004, is as follows:

                                                                            Weighted
                                                              Number of     Average         Exercise
                                                               Options   Exercise Price    Price Range
                                                              ---------  --------------  ---------------
Outstanding at January 1, 2002                                1,665,850  $         9.54
    Granted                                                     175,000            5.07  $  4.20 - $8.39
    Exercised                                                   (19,750)           9.67     8.66 - 11.20
    Forfeited                                                   (80,125)           5.41     3.44 - 18.06
                                                              ---------
Outstanding at December 31, 2002                              1,740,975  $         9.27     3.38 - 19.38
                                                              =========

Exercisable at December 31, 2002                              1,141,248  $        11.25

Weighted average fair value of options granted during 2002               $         3.03

Outstanding at January 1, 2003                                1,740,975  $         9.27
    Granted                                                     325,500            3.57  $          3.57
    Exercised                                                         -               -                -
    Forfeited                                                  (272,000)           9.72     3.44 - 18.06
                                                              ---------
Outstanding at December 31, 2003                              1,794,475  $         8.17     3.38 - 19.38
                                                              =========

Exercisable at December 31, 2003                              1,190,320  $        10.29

Weighted average fair value of options granted during 2003               $         1.58

Outstanding at January 1, 2004                                1,794,475  $         8.17
    Granted                                                     428,250            5.09  $          5.09
    Exercised                                                    (4,875)           3.45      3.44 - 3.57
    Forfeited                                                  (235,000)           6.30     3.38 - 17.00
                                                              ---------
Outstanding at December 31, 2004                              1,982,850  $         7.74     3.44 - 19.38
                                                              =========

Exercisable at December 31, 2004                              1,571,094  $         8.62

Weighted average fair value of options granted during 2004               $         5.07

                              INTERMET Corporation

10. STOCK COMPENSATION (CONTINUED)

The following table summarizes information about options outstanding as of December 31, 2004:

                           Options Outstanding           Options Exercisable
                   -----------------------------------  ----------------------
                                 Weighted-
                                  Average
                                 Remaining   Weighted-               Weighted-
                                Contractual   Average                 Average
Range of Exercise     Number       Life      Exercise      Number    Exercise
      Price        Outstanding  (in years)     Price    Exercisable    Price
-----------------  -----------  -----------  ---------  -----------  ---------
$0.00 - $ 9.68       1,448,850          6.5  $    5.12    1,026,094  $    5.31

 9.69 -  19.38         534,000          2.9      14.85      545,000      14.85
                     ---------                            ---------

                     1,982,850                            1,571,094
                     =========                            =========

We have an Employee Stock Ownership Plan ("ESOP") which enables of some our United States employees who are not covered by collective bargaining agreements to purchase our common stock. We make contributions equal to 3.0% of the annual compensation of the ESOP participants. We may, at our discretion, make additional contributions within specified limits. Beginning with the 2003 plan year, our contributions have been made to the Savings and Investment Plan, a 401(k) retirement plan, instead of the ESOP. Our contributions to the Savings and Investment Plan were $0.7 million 2004 and 2003. ESOP expenses were $0.6 million in 2002.

On October 6, 1995, pursuant to a Shareholder Protection Rights Agreement of the same date, our Board of Directors declared a dividend of one right for each share of INTERMET common stock held of record at the close of business on October 17, 1995. The rights generally are not exercisable until 10 days after an announcement by us that an acquiring person, as defined (excluding, with certain limitations, certain holders of 10% or more of our common stock who do not acquire additional shares, any of our ESOPs or benefit plans, and us and our wholly-owned subsidiaries), has acquired 10% of our common stock or announces a tender offer that could result in the ownership of 10% or more of our common stock. Each right, should it become exercisable, will entitle the owner to buy 1/100th of a share of Participating Preferred Stock, a new series of our preferred stock, at an exercise price of $40. On October 16, 1997, we amended the rights agreement to provide that certain institutional investors who own in excess of 10%, but less than 15% of our common stock, are not "acquiring persons" as defined by the rights agreement.

In the event the rights become exercisable as a result of an acquiring person's acquisition of shares, each right will entitle the owner, other than the acquiring person, to buy at the rights' then-current exercise price a number of shares of common stock with a market value equal to twice the exercise price. In addition, unless the acquiring person owns more than 50% of the outstanding shares of common stock, the board of directors may elect to exchange all outstanding rights (other than those owned by such acquiring person or affiliates thereof) at an exchange ratio of one share of common stock per right. Unless we merge with another company under certain conditions or redeem or exchange the rights before October 6, 2005, the rights will expire on that date.

                              INTERMET Corporation

11. COMMITMENTS AND CONTINGENCIES

Future minimum rental payments required under building and equipment operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2004 are as follows (in thousands of dollars):

2005         $  4,122
2006            2,474
2007            1,976
2008            1,128
2009               68
Thereafter         21
             --------
Total        $  9,789
             ========

Under the Bankruptcy Code we may assume or reject executory contracts, including lease obligations. Therefore, the commitments shown above may not reflect actual cash outlays in the future periods. Total rental expense under operating leases aggregated $5.2 million, $4.5 million, and $5.5 million in 2004, 2003 and 2002, respectively.

We had commitments to purchase capital equipment of approximately $3.5 million as of December 31, 2004.

At December 31, 2004, 48% of our domestic labor force was covered by collective bargaining agreements, with 14% of our domestic labor force covered by collective bargaining agreements that will expire within one year.

We are subject to federal, state, local and foreign environmental laws and regulations concerning, among other things, air emissions, effluent discharges, storage treatment and disposal of hazardous materials and remediation of contaminated soil and groundwater. In addition, at some of our industrial sites hazardous materials have been managed for many years. Consequently, we are subject to various environmental laws that impose compliance obligations and can create liability for historical releases of hazardous substances. It is likely that we will be subject to increasingly stringent environmental standards in the future and that we will be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis.

The 1990 amendments to the Federal Clean Air Act and regulations promulgated thereunder are expected to have a major impact on the compliance cost of many U.S. companies, including foundries of the type we own. We are in the process of reviewing Maximum Achievable Control Technology Standards that will be applicable to our industry.

We also have current and former operating entities (for which we may be responsible) that are potentially responsible for clean-up of known environmental sites. These include third-party-owned sites, as well as sites that are currently or formerly owned by us or our subsidiaries. For known environmental sites, we have recorded reserves, on an undiscounted basis, to cover estimated future environmental expenditures. Environmental reserves at December 31, 2004 and 2003 were $6.3 million and $6.9 million, respectively. As of December 31, 2004, the environmental reserves included a $3.1 million cash escrow account required as a part of our acquisition of Ganton Technologies in 1999 that is being used to fund the clean-up of an inactive property located in Addison, Illinois. We expect that the clean-up will occur in 2005. The reserves also include $2.3 million for the now-closed Radford Foundry, which is discussed below. There can be no assurance that costs in excess of these accruals will not be incurred, or that unknown conditions will not be discovered that result in material additional expenditures by us for environmental matters.

                              INTERMET Corporation

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On March 14, 2002, we entered into a consent order with the U.S. Environmental Protection Agency ("USEPA"), which will require investigation of the nature and extent of any hazardous waste disposed of at our Radford Foundry. We have entered into this consent order in connection with the USEPA's Corrective Action Program, which is being undertaken on a nationwide basis by USEPA pursuant to the Resource Conservation and Recovery Act of 1976. The Corrective Action Program requires facilities that have historically generated or handled hazardous waste to determine whether those activities have or could adversely affect groundwater or human health. Because we historically disposed of waste material at this site, it is probable that remedial action will be required with respect to that on-site disposal. We have accrued $2.3 million for such remediation activity based on our investigation to date. However, our investigation of this site will continue and it is possible that ultimate remediation costs could exceed the amounts we have accrued.

We are also a party to other legal proceedings in the ordinary course of our business, most of which were stayed with the filing of our bankruptcy cases on September 29, 2004. At the present time, we do not believe that any of these proceedings will have a material adverse effect on our results of operations.

We self-insure a significant portion of our health care and property and casualty insurance risks. However, we purchase additional insurance for catastrophic losses. We carry a $2.5 million property deductible per occurrence.

12. RETIREMENT PLANS AND BENEFITS

We maintain four non-contributory defined benefit pension plans for certain U.S. employees covered by collective bargaining agreements for which the benefits are based on years of service. Additionally, we maintain two non-contributory defined benefit pension plans for certain U.S. salaried and non-union hourly employees for which the benefits are based on final average compensation. Our policy is to fund amounts as required under applicable laws and regulations.

In addition to providing pension benefits, we provide health care and life insurance benefits to certain retired U.S. employees and their dependents. In 2003, eligibility requirements for retiree health care for certain salaried employees were changed so that these employees can become eligible for retiree health care benefits at age 62, depending on years of service. Employees hired on or after January 1, 2004 will not be eligible for retiree health care benefits. Certain salaried employees who already have met eligibility requirements at age 55 or age 60, depending on years of service, continue to be eligible for retiree health care benefits. Retirees and their dependents under age 65 receive substantially the same health care benefits as active employees. The medical plans generally pay most medical expenses less deductible and co-pay amounts. Salaried and hourly employees also contribute to the cost of coverage. Certain salaried employee coverage converts to a Medicare carve-out plan at age
65. We subsidize a Medicare supplement plan for certain eligible salaried employees over age 65. Coverage for most hourly employees ceases at age 65. However, certain hourly employees retain eligibility for coverage supplementing Medicare.

Our amendments to certain plans in 2003 increased our pension benefit obligations by $1.6 million and reduced our other postretirement benefit obligations by $5.0 million. In addition, the curtailment of a postretirement benefit plan in 2003 reduced the other postretirement benefit obligations by $0.5 million.

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS (CONTINUED)

Due to the closure of the Radford Foundry in 2003, other postretirement benefit obligations decreased by $2.0 million and resulted in an after-tax gain of $1.2 million. We also incurred an increase in pre-tax pension cost of $0.3 million ($0.2 million after-tax loss) due to pension curtailment. The net after-tax gain of $1.0 million was reported in "Loss from discontinued operation, net of tax" in the accompanying statements of operations in 2003.

During 2004, amendments to certain pension plans increased our pension benefit obligation by $1.5 million. No other postretirement benefit amendments were recognized during 2004. In addition, we recognized a curtailment in the Ganton Technologies Inc., Racine Hourly Employees Retirement Plan as of December 15, 2004, increasing pension benefit obligation by $0.5 million, also resulting in a $1.2 million increase to our pension cost.

We use a September 30 measurement date for all of our pension and other postretirement benefit plans.

The obligations and funded status of our retirement benefit plans are as follows (in thousands of dollars):

                                                                     At December 31,
                                                  -----------------------------------------------------
                                                     Pension Benefits     Other Postretirement Benefits
                                                  ----------------------  -----------------------------
                                                     2004       2003        2004                2003
                                                  ----------  ----------  ----------          ---------
CHANGE IN BENEFIT OBLIGATION:

Benefit obligation at beginning of year           $  104,722  $   90,828  $   42,530          $  43,435
Service cost -- benefits earned during the year        2,347       2,443         447              1,018
Interest cost on benefit obligation                    6,231       6,018       2,433              2,746
Amendments                                             1,478       1,636           -             (4,985)
Curtailment                                              455           -           -               (520)
Actuarial losses                                       2,277       8,229      (1,126)             4,332
Benefits paid                                         (5,076)     (4,432)     (5,479)            (3,496)
                                                  -----------------------------------------------------
Benefit obligation at end of year                 $  112,434  $  104,722  $   38,805          $  42,530
                                                  -----------------------------------------------------

CHANGE IN PLAN ASSETS:

Fair value of plan assets at beginning of year    $   62,472  $   58,897
Actual return on plan assets                           4,456       5,793
Company contributions                                  9,063       2,214
Benefits paid                                         (5,076)     (4,432)
                                                  ----------------------
Fair value of plan assets at end of year          $   70,915  $   62,472
                                                  ----------------------

Funded status of the plan (under-funded)          $  (41,519) $  (42,250) $  (38,805)         $ (42,530)
Unrecognized net actuarial losses                     36,910      35,550       1,931              3,207
Unrecognized transition obligation                         -         286           -                  -
Unrecognized prior service cost (benefit)              6,323       6,497      (4,315)            (4,678)
                                                  -----------------------------------------------------
Prepaid (accrued) benefit cost on balance sheets  $    1,714  $       83  $  (41,189)         $ (44,001)
                                                  =====================================================

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS (CONTINUED)

Amounts recognized for pension benefits in the consolidated balance sheets consist of (in thousands of dollars):

                                                    At December 31,
                                                 ---------------------
                                                   2004        2003
                                                 ---------   ---------
Prepaid pension benefit cost                     $   1,788   $   4,708
Accrued pension benefit liability                  (42,705)    (46,020)
Intangible assets                                    6,323       6,497
Accumulated other comprehensive income, pretax      36,308      34,898
                                                 ---------   ---------
Net amount recognized                            $   1,714   $      83
                                                 =========   =========

The accumulated benefit obligation for all of the pension plans was $111.8 million and $104.1 million at December 31, 2004 and 2003, respectively.

All of our pension plans had accumulated benefit obligations in excess of plan assets (under-funded plans) as of December 31, 2004 and 2003.

The components of net periodic benefit cost are as follows (in thousands of dollars):

                                                              Years ended December 31,
                                           ---------------------------------------------------------------
                                                  Pension Benefits           Other Postretirement Benefits
                                           -------------------------------   -----------------------------
                                             2004       2003        2002      2004       2003       2002
                                           --------   ---------   --------   -------   --------   --------
Service cost                               $  2,347   $   2,443   $  1,922   $   447   $  1,018   $    973
Interest cost                                 6,231       6,018      5,966     2,433      2,746      2,925
Expected return on plan assets               (5,732)     (5,878)    (6,120)        -          -          -
Amortization of net transition obligation         -           -         15         -          -          -
Amortization of prior service cost              919         735        756      (364)       (60)        (2)
Amortization of loss (gain)                   2,195       1,531       (382)      151       (208)      (445)
Curtailment loss                              1,187         253          -         -          -          -
                                           --------   ---------   --------   -------   --------   --------
Net periodic benefit cost                  $  7,147   $   5,102   $  2,157   $ 2,667   $  3,496   $  3,451
                                           ========   =========   ========   =======   ========   ========

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS (CONTINUED)

The assumptions used to determine benefit obligations and cost are as follows:

      Weighted-average assumptions used to determine benefit obligations:

                                                                      At December 31,
                                                       -----------------------------------------------
                                                       Pension Benefits  Other Postretirement Benefits
                                                       ----------------  -----------------------------
                                                       2004        2003  2004                     2003
                                                       ----        ----  ----                     ----
Discount rate                                          5.75%       6.00% 5.75%                    6.00%
Rate of compensation increase for benefit plans with
  benefit obligations based on compensation            3.65%       3.66%

      Weighted-average assumptions used to determine net periodic benefit cost:

                                                            Years ended December 31,
                                               ------------------------------------------------
                                               Pension Benefits   Other Postretirement Benefits
                                               ----------------   -----------------------------
                                               2004  2003  2002   2004        2003         2002
                                               ----  ----  ----   ----        ----         ----
Discount rate                                  6.00% 6.75% 7.50%  6.00%       6.75%        7.50%
Expected long-term return on plan assets       8.50% 8.75% 9.50%
Rate of compensation increase for benefit
 plans with benefit cost based on
 compensation                                  3.66% 3.61% 3.61%

To determine the overall expected long-term rate of return on assets, we consider the current level of expected returns on risk-free investments (primarily government bonds), the historical level of the risk premium associated with the other asset categories in which the portfolio is invested and the expected returns of each asset category of the investment portfolio. The expected return of each asset category is then weighted based on the target asset allocation to develop the overall expected long-term rate of return on assets.

During each quarter, our pension plan actuaries determine a range of expected rates of return based on actual asset mix. Expected rates of return that are between the 25th and 75th percentile of this range are considered reasonable. The expected rate of return of 8.50% as of September 30, 2004 and 2003 was near the 70th percentile of the ranges of expected rates of return.

Assumed health care cost trend rates for other postretirement benefits:

                                                                                   At December 31,
                                                                                   ---------------
                                                                                   2004      2003
                                                                                   -----     -----
Health care cost trend rate assumed for next year                                  10.00%    10.50%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)   5.00%     5.00%
Year that the rate reaches the ultimate trend rate                                  2015      2015

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS (CONTINUED)

The assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects for 2004 (in thousands of dollars):


                                              One Percentage   One Percentage
                                              Point Increase   Point Decrease
                                              --------------   --------------
Effect on total service and interest cost     $          190   $         (167)
Effect on postretirement benefit obligation   $        2,318   $       (2,086)

Our pension plans' weighted-average asset allocations at December 31, 2004 and 2003 by asset category are as follows:

                    Plan Assets at December 31,
                    ---------------------------
                    2004                   2003
                    ----                   ----
Asset Category:
Equity securities     53%                    52%
Debt securities       47%                    48%
                     ---                    ---
Total                100%                   100%
                     ===                    ===

Equity securities do not include any of our common stock.

Under our investment policies and strategies, pension funds are invested in equity securities (including convertible securities), debt securities (including preferred stock) and cash equivalents (including senior debt less than one year to maturity). Pension plan assets allocation guidelines as follows:

                        Allocation Guidelines
Asset Category:
Equity securities            30% to 75%
Debt securities              25% to 70%
Cash equivalents              0% to 30%

Investment managers have full discretion to invest assets within our investment guidelines, including timing, turnover and selection of investment. Pension plan assets are held such that assets are available for near-term, mid-term and long-term future benefit payments.

Equity asset holdings are selected from established markets (including New York Stock Exchange, over-the-counter markets and regional and foreign markets) and equity portfolios are expected to achieve an absolute and risk adjusted return which surpasses the comparative index. Equity assets cannot be held in private placement securities, letter stock or uncovered options. Short sales, margin transactions and other specialized transactions are prohibited. No more than 10% of assets may be held in an individual security or 15% in a particular industry. This pertains to both equity and debt investments, exclusive of treasuries and agencies.

Debt asset holdings can be invested in liquid preferred stocks, corporate debt, obligations of the U.S. Government and its fully guaranteed agencies and debt issues convertible to equities. Investments in single-issue securities are limited to 5% of assets (except for U.S. Government or agency obligations). Assets are not to be invested in private placements, fixed income or interest rate futures, or from arbitrage or other specialized investments. Up to 5% of assets may be invested in below investment grade debt securities. Up to 5% of assets may be invested in global fixed income securities.

                              INTERMET Corporation

12. RETIREMENT PLANS AND BENEFITS (CONTINUED)

Cash equivalent holdings may be invested in commercial paper, repurchase agreements, Treasury bills, certificates of deposit and money market funds. Investments in cash equivalents can be made for income, for liquidity, for expense and benefit payments or to preserve principal value. Assets must represent maturity of less than one year at the time of purchase. Short-term instruments considered speculative in nature may not be purchased. Single issuer paper is limited to 5% of the funds, except for U.S. Government or agencies.

Pension funds may also be invested in mutual funds or other pooled funds containing securities. Direct investments in financial futures, commodities and currency exchanges are prohibited; however, such investments may be made in mutual funds.

We expect to contribute $8.1 million to our pension plans in 2005.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands of dollars):

                                               Other
                                           Postretirement
                        Pension Benefits      Benefits
                        ----------------   --------------
2005                    $          5,772   $        3,755
2006                               5,884            3,559
2007                               6,187            3,468
2008                               6,431            3,247
2009                               6,756            3,155
Years 2010 to 2014                38,029           16,216

Our measurement of the Wagner Castings Company postretirement medical obligations includes the anticipated impact of the federal subsidy enabled by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. These effects are measured in accordance with the Financial Accounting Standards Board Staff Position (FSP FAS106-2) as of the 2004 year-end disclosure. For expense, the impact is to be recognized prospectively, beginning with the 2005 fiscal year expense. While final regulations have not been issued on qualifications for the subsidy or the determination of actuarial equivalence, these measurements are believed to be reasonable best estimates based on the "two-pronged" approach to subsidy determination set forth in the proposed regulations. Under this standard, the Wagner Casting Company's post-Medicare prescription drug plan is "actuarially equivalent" for all retirees receiving medical benefits after 65 years of age (except for hourly participants who retired prior to June 1, 1980) as the value of the plan benefits exceeds the value of Medicare Part D benefits less participant premiums. The annual Medicare subsidy is projected to be $623 per person starting in 2006. This average subsidy amount is assumed to increase at a rate of 8.12% in 2007 decreasing to 5.0% in 2022 and thereafter. With respect to our other (non-Wagner) retiree medical plans, because we do not provide prescription drug benefits to retirees after age 65, it is assumed that the employer will not qualify for the federal subsidy. The Act had no impact on disclosed results.

We maintain several defined contribution plans for certain salaried employees, hourly employees covered by collective bargaining agreements and non-union hourly employees. All of these plans allow participants to make pretax contributions as a percentage of their compensation. We contribute a specified percentage of the annual compensation of participants to some of the plans. Certain plans provide a matching contribution on employees' pretax contribution up to a specified limit. Some plans provide for contributions based on hours worked by each employee; other plans provide for profit-sharing contributions or other base contributions. Costs recognized as expenses to these plans, excluding ESOP expenses, were $2.6 million, $3.0 million and $2.4 million in 2004, 2003 and 2002, respectively.

                              INTERMET Corporation

13. INCOME TAXES

Components of income (loss) from continuing operations before income taxes are as follows:

                  Years ended December 31,
             ----------------------------------
                2004         2003       2002
             -----------  ----------  ---------
Domestic     $  (277,902) $  (70,508) $   6,343
Foreign            7,968       6,707      6,798
             -----------  ----------  ---------
Total        $  (269,934) $  (63,801) $  13,141
             ===========  ==========  =========

The provision for income taxes consists of the following (in thousands of dollars):

                          Years ended December 31,
                       ------------------------------
                         2004       2003       2002
                       --------   ---------   -------
Current:
   Federal             $ (2,656)  $       -   $     -
   State                    355         484       504
   Foreign                  913        (374)      739
                       --------   ---------   -------
                         (1,388)        110     1,243
                       --------   ---------   -------

Deferred:
   Federal                    -      18,314     1,522
   State                      -           -      (100)
   Foreign                2,124         112         -
                       --------   ---------   -------
                          2,124      18,426     1,422
                       --------   ---------   -------
Total tax provision    $    736   $  18,536   $ 2,665
                       ========   =========   =======

In 2004 we did not pay any federal income taxes. We received refunds of $2.7 million in 2004 attributable to an audit of our 2001 federal tax return and resulting carryback claims to our 2002, 1999 and 1996 tax returns. We paid federal income taxes of approximately $2.5 million and $1.1 million in 2003 and 2002, respectively.

The provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate to (loss) income from continuing operations before income taxes and equity interest in a joint venture in the following amounts (in thousands of dollars):

                                                                             Years ended December 31,
                                                                         --------------------------------
                                                                            2004        2003       2002
                                                                         ----------  ----------  --------
Provision for income taxes (benefits) at U.S. statutory rate             $  (94,476) $  (22,594) $  4,672
Foreign operations                                                            4,435         (94)      573
Utilization of credits and credit carryforwards                                   -           -    (3,065)
State income taxes excluding valuation allowance, net of federal income
  tax benefits                                                               (1,368)       (415)      691
Non-deductible goodwill amortization and write-off                           49,528      13,767         -
Valuation allowance for federal tax                                          41,325      22,981         -
Valuation allowance for state tax                                             1,622         899         -
Refund of federal income tax                                                 (2,656)
Other                                                                         2,326       3,992      (206)
                                                                         ----------  ----------  --------
Total tax provision                                                      $      736  $   18,536  $  2,665
                                                                         ==========  ==========  ========

                              INTERMET Corporation

13. INCOME TAXES (CONTINUED)

The components of our net deferred income tax assets at December 31, 2004 and 2003 are as follows (in thousands of dollars):

                                                                                         2004        2003
                                                                                       ---------   ---------
Compensation and benefit items                                                         $  36,320   $  37,618
Operating loss, foreign tax credit and Alternative Minimum Tax credit carryforwards       40,864      19,449
Impairment and shutdown costs                                                              1,262       1,539
Deductible goodwill                                                                       12,516       3,991
Reserve for bad debts, returns and allowances                                              2,566       1,984
Inventory reserve                                                                          7,382       5,337
State income taxes                                                                           (14)      1,093
Other temporary differences                                                                3,804       1,274
                                                                                       ---------   ---------
Gross deferred tax assets                                                                104,700      72,285
Valuation allowance                                                                      (62,646)    (29,732)
                                                                                       ---------   ---------
Deferred tax assets                                                                       42,054      42,553

Depreciation and related items                                                           (34,121)    (32,346)
Other temporary differences                                                               (9,910)    (10,060)
                                                                                       ---------   ---------
Gross deferred tax liabilities                                                           (44,031)    (42,406)
                                                                                       ---------   ---------

Net deferred tax assets (liabilities)                                                 ($   1,977)  $     147
                                                                                       =========   =========

There are limitations on the use of operating loss carryforwards included in the deferred tax assets. Domestic operating loss carryforwards have a life of 15 to 20 years.

As a result of an audit of the 2001 federal tax return, foreign tax credits of $0.2 million, $3.8 million and $7.2 million generated in the returns as filed for 2003, 2002 and 2001, respectively, were either converted to foreign tax deductions to create net operating loss deductions or available for carryover/carryback to earlier tax years resulting in a tax refund of $2.7 million during 2004.

                              INTERMET Corporation

14. REPORTING FOR BUSINESS SEGMENTS

We evaluate our financial results in two business segments, Ferrous Metals and Light Metals. Our segment reporting is consistent with the manner in which our business is managed and our resources are allocated by management. The Ferrous Metals segment consists of ferrous foundry operations and their related machining operations. The Light Metals segment consists of aluminum, magnesium and zinc casting operations and their related machining operations. Our Corporate and Other segment includes operations that do not fall within the Ferrous Metals segment or Light Metals segment, including our corporate business unit and its related expenses and eliminations. Selected financial information for our each of our business segments is as follows:

                                                                      Light     Corporate
                                                    Ferrous Metals    Metals    and Other   Consolidated
                                                    --------------  ----------  ----------  ------------
                                                                 (in thousands of dollars)
Year ended December 31, 2004
    Net sales                                       $      562,623  $  274,550  $        -  $    837,173
    Depreciation and amortization expense                   30,548      17,266       1,936        49,750
    Goodwill impairment charge                              59,731     106,202           -       165,933
    Restructuring and impairment charges                    18,569      11,299       2,345        32,213
    Reorganization charges                                       -           -      14,733        14,733
    Operating loss                                         (16,906)   (124,642)    (98,413)     (239,961)
    Interest expense, net                                    6,162       4,789      19,533        30,484
    Purchases of property, plant and equipment --
      continuing operations                                 10,830       8,918       3,110        22,858

As of December 31, 2004
    Total assets                                    $      378,720  $  104,031  $   30,072  $    512,823

                              INTERMET Corporation

14. REPORTING FOR BUSINESS SEGMENTS (CONTINUED)

                                                                                  Light     Corporate
                                                               Ferrous Metals     Metals    and Other   Consolidated
                                                               --------------   ---------   ---------   ------------
                                                                           (in thousands of dollars)
Year ended December 31, 2003
    Net sales                                                    $ 493,401      $237,766    $    --     $  731,167
    Depreciation and amortization expense                           31,143        17,202      1,906         50,251
    Goodwill impairment charge                                          --        51,083         --         51,083
    Restructuring and impairment charges                             9,138           556        274          9,968
    Operating profit (loss)                                         13,333       (44,192)    (5,758)       (36,617)
    Interest expense, net                                            4,600         4,928     20,367         29,895
    Purchases of property, plant and equipment -- continuing
      operations                                                     8,036         9,772      1,725         19,533
    Purchases of property, plant and equipment --
      discontinued operations                                          145            --         --            145

As of December 31, 2003
    Goodwill                                                     $  59,731      $106,202    $    --     $  165,933
    Total assets                                                   372,812       281,396     32,476        686,684

Year ended December 31, 2002
    Net sales                                                    $ 484,146      $271,591    $    --     $  755,737
    Depreciation and amortization expense                           27,011        18,019      2,090         47,120
    Operating profit (loss)                                         25,867        20,216     (6,406)        39,677
    Interest expense, net                                            3,584         4,390     20,296         28,270
    Cumulative effect of change in accounting                           --            --        481            481
    Purchases of property, plant and equipment -- continuing
      operations                                                     2,648         4,065      1,714          8,427
    Purchases of property, plant and equipment --
      discontinued operations                                          671            --        347          1,018

As of December 31, 2002
    Goodwill                                                      $ 59,731      $157,285    $    --     $  217,016
    Total assets                                                   367,002       332,905     64,191        764,098

                              INTERMET Corporation

15. GEOGRAPHIC AREA AND MAJOR CUSTOMER INFORMATION

The following is a breakout of net sales, operating profit, income before income taxes and identifiable assets based on the geographic locations of our domestic and foreign operations as of and for the years ended December 31, 2004, 2003 and 2002. We operate in North America and have international operations in Europe, mainly Germany and Portugal.

                                                             For the years ended December 31,
                                                         ----------------------------------------
                                                            2004            2003           2002
                                                         ---------        --------       --------
                                                                 (in thousands of dollars)
Net Sales:
    North America                                        $ 661,328        $614,762       $667,787
    Europe                                                 175,845         116,405         87,950
                                                         ---------        --------       --------
    Total                                                $ 837,173        $731,167       $755,737
                                                         =========        ========       ========

Operating (loss) profit:
    North America                                        $(248,051)       $(41,291)      $ 36,239
    Europe                                                   8,090           4,674          3,438
                                                         ---------        --------       --------
    Total                                                $(239,961)       $(36,617)      $ 39,677
                                                         =========        ========       ========

(Loss) income from continuing operations before income
  taxes and equity interest in a joint venture:
    North America                                        $(275,903)       $(68,693)      $  8,379
    Europe                                                   5,969           4,140          3,189
                                                         ---------        --------       --------
    Total                                                $(269,934)       $(64,553)      $ 11,568
                                                         =========        ========       ========

                             As of December 31,
                       ------------------------------
                         2004       2003       2002
                       --------   --------   --------
Identifiable assets:
    North America      $357,260   $560,117   $683,775
    Europe              155,563    126,567     80,323
                       --------   --------   --------
    Total              $512,823   $686,684   $764,098
                       ========   ========   ========

Net sales to customers exceeding 10% of consolidated net sales in 2004, 2003 or 2002, and other major customers, were as follows (as a percentage of consolidated net sales):

                       2004   2003   2002
                       ----   ----   ----
Customer:

  DaimlerChrysler(1)    11%    10%    18%
  Delphi                11%    11%    11%
  Ford                   9%    11%    12%
  Metaldyne(1)          10%     8%     1%
  TRW                    7%     6%     2%
  Visteon                6%     6%     5%
  PBR Automotive         5%     6%     5%
  General Motors         3%     5%     5%

-------------
(1) During 2003, Metaldyne acquired a facility from DaimlerChrysler to which we supply products. This accounts for the majority of the change in the amounts we supply to Metaldyne and DaimlerChrysler from 2002 to 2003.

                              INTERMET Corporation

16. EARNINGS PER SHARE

Earnings per share are computed as follows:

                                                                                Years ended December 31,
                                                                          ------------------------------------
                                                                             2004          2003         2002
                                                                          ----------     ---------     -------
                                                                          (in thousands, except per share data)
Numerator:
    Net (loss) income                                                     $(273,628)     $(98,913)     $ 9,003
                                                                          =========      ========      =======

Denominator:
    Denominator for basic earnings per share -- weighted average shares      25,607        25,581       25,441

    Effect of dilutive securities:
      Employee stock options and unearned restricted stock                       --            --          437
                                                                          ---------      --------      -------
    Denominator for diluted earnings per share -- adjusted weighted
      average shares and assumed conversions                                 25,607        25,581       25,878
                                                                          =========      ========      =======

Net (loss) income per common share -- basic                               $  (10.69)     $  (3.87)     $  0.35
                                                                          =========      ========      =======

Net (loss) income per common share -- assuming dilution                   $  (10.69)     $  (3.87)     $  0.35
                                                                          =========      ========      =======

Dilutive earnings per share reflect the assumed exercise of stock options and unearned restricted stock.

                              INTERMET Corporation

17. QUARTERLY DATA AND SHARE INFORMATION (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 2004 and 2003:

                                                                         Three months ended
                                                         --------------------------------------------------
                                                          March 31    June 30    September 30   December 31
                                                         ---------   ---------   ------------   -----------
                                                          (in thousands of dollars, except per share data)
2004
Net sales                                                $210,646    $217,185     $ 197,713     $ 211,629
Gross profit                                               13,490      12,712        (4,344)       (5,623)
Loss from discontinued operations, net of tax                (712)     (1,255)         (677)         (314)
Net loss (1)                                               (7,853)     (6,454)     (225,046)      (34,275)
Net loss per common share
- Basic                                                     (0.31)      (0.25)        (8.63)        (1.49)
- Diluted                                                   (0.31)      (0.25)        (8.63)        (1.49)
Share prices (Nasdaq) (2)
- High                                                       5.80        4.83          4.25          0.34
- Low                                                        4.01        3.55          0.25          0.08

2003
Net sales                                                $193,040    $182,118     $ 172,700     $ 183,309
Gross profit                                               21,241      17,923        14,729         9,947
(Loss) income from discontinued operations, net of tax       (188)     (8,643)          655        (8,400)
Net Income (loss)(3)                                        3,152      (6,589)          (50)      (95,426)
Net income (loss) per common share
- Basic                                                      0.12       (0.26)           --         (3.73)
- Diluted                                                    0.12       (0.26)           --         (3.73)
Share prices (Nasdaq)(4)
-High                                                        4.40        4.00          4.70          5.61
-Low                                                         3.26        3.06          3.33          4.14

                              INTERMET Corporation

17. QUARTERLY DATA AND SHARE INFORMATION (UNAUDITED)

(1) During the third quarter of 2004, we recorded pretax goodwill impairment charge of $165.9 million because the carrying value of the Ferrous Metals reporting unit and Light Metals reporting unit were in excess of their fair value. We also recorded pretax asset impairment charges of $26.4 million for write-downs of other long-lived assets with carrying values exceeding their fair values. During the fourth quarter of 2004, we recognized reorganization costs of $8.8 million and plant closure and asset impairment charges of $3.8 million related to the closure of our Racine Plant and Racine Machining Plant. All of these charges had a negative impact on our net loss, and total assets and shareholders' equity.

(2) On October 1, 2004, we received a written notice from The NASDAQ Stock Market (Nasdaq) that our shares of common stock would be delisted from Nasdaq at the opening of business on October 12, 2004 in accordance with Marketplace Rule 4815(a) based on Nasdaq's determination that we did not comply with the continued listing requirements under Marketplace Rules 4300 and 4450(f). Since October 12, 2004 our common stock, S0.10 par value, has been traded on the Pink Sheets under the symbol "INMTQ" and had a closing price of $0.13 on June 14, 2005.

(3) During the fourth quarter of 2003, we recorded pretax goodwill impairment charge of $51.1 million because the carrying value of the Light Metals reporting unit was in excess of its fair value. We also recorded pretax restructuring and asset impairment charges of $10.0 million, which included an $8.5 million charge for the announced closure of our Havana Foundry, and $1.5 million in write-downs of other long-lived assets with carrying values exceeding their fair values. In addition, we recorded a valuation reserve against our domestic net deferred tax assets of $23.9 million for our continuing operations. This is due to the accumulation of losses experienced at our domestic operations between 2001 and 2003. All of these charges had a negative impact on our net income (loss), and total assets and shareholders' equity.

(4) The share price information represents inter-dealer transactions in the Nasdaq without detail markup, markdown or commission.

Third- and fourth-quarter sales are usually lower than the first- and second-quarter sales due to plant closings by automotive manufacturers for vacations and model changeovers.

18. DERIVATIVE FINANCIAL INSTRUMENTS

Under our risk management policy, the use of derivatives for managing risk is confined to hedging the exposure related to variable rate funding activities, hedging the foreign currency exposure of inter-company payables and receivables and hedging purchase commitments relating to raw materials used in our production processes and related energy costs. Specifically, we review our liability structure on a recurring basis and make the determination as to whether our risk exposure should be adjusted using derivative instruments. We do not participate in speculative derivatives trading.

On October 24, 2000, we entered into an interest rate swap agreement with a notional principal amount of $50.0 million through Scotia Capital, Inc., a broker-dealer subsidiary of The Bank of Nova Scotia. Interest rate swaps are contractual agreements between parties to exchange fixed and floating interest rate payments periodically, over the life of the agreements, without the exchange of underlying principal amounts. Under the terms of the agreement, we paid interest quarterly at an annual fixed interest rate of 6.468% with Scotia Capital, Inc. paying at the three-month LIBOR rate. This swap was used to partially hedge an underlying debt obligation and is marked to market. The agreement expired on October 24, 2003.

                              INTERMET Corporation

We designated this swap transaction as a cash flow hedge. The effectiveness of this hedge transaction was assessed using the short-cut method as it met the criteria outlined in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This hedge was considered to be perfectly effective; therefore, the entire change in the fair value of the derivative was recorded in other comprehensive income, and no hedge ineffectiveness was recorded in earnings.

To hedge foreign currency risks, we periodically use over-the-counter forward contracts. To hedge our European operations, we had outstanding foreign exchange contracts with a notional amount of Euro 15.5 million (approximately $19.1 million) and Euro 15.9 million (approximately $16.7 million) at December 31, 2003 and 2002, respectively. We had no outstanding foreign exchange contracts at December 31, 2004. The market value of such foreign exchange contracts was minimal at December 31, 2003 and 2002.

In addition to these derivative financial instruments, we have other contracts for the purchase of raw materials and energy that have the characteristics of derivatives but are not required to be accounted for as derivatives. These contracts for the physical delivery of commodities qualify for the normal purchases and normal sales exception under SFAS No. 133 as we take physical delivery of the commodity and use it in the production process. This exception is an election and, if not elected, these contracts would be carried on our balance sheet at fair value with changes in the fair value reflected in earnings.

19. SUBSEQUENT EVENTS

On March 29, 2005, we announced our plan to close our Decatur Foundry located in Decatur, Illinois during the fourth quarter of 2005. We recognized asset impairment charges in 2004 of $10.9 million to reduce the capital assets to their fair values. We are in the process of determining reserves required for plant closing costs.

Some customers of our Hannibal facility have informed us that present product programs will end or they intend to move their magnesium die casting work from that facility to other suppliers or transition to alternative processes. A portion of the work in that facility will end on or about July 1, 2005. If the customers proceed with plans to move the remaining work, we anticipate that this would occur in late 2005 or early 2006. If we are unable to secure new business for the plant within that timeframe, we anticipate that operations at the Hannibal plant would be suspended until the Company is able to utilize that capacity, and all remaining work would be transferred to the Palmyra facility, which also produces magnesium die castings.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
INTERMET Corporation

We have audited the accompanying consolidated balance sheets of INTERMET Corporation and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedule for the three years in the period ended December 31, 2004, listed in the index at Item 15(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004. In conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule for the three years in the period ended December 31, 2004, when considered in relation to the basic financial statements, taken as a whole, represents fairly in all material respects the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in the notes to the consolidated financial statements, on September 29, 2004, INTERMET Corporation and its wholly owned United States subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Uncertainties inherent in the bankruptcy process raise substantial doubt about the Company's ability to continue as a going concern. Management's intentions with respect to these matters are also described in the notes to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for goodwill in 2002.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 14, 2005 expressed an unqualified opinion on management's assessment and an adverse opinion on the effectiveness of internal control over financial reporting.

/s/ Ernst & Young LLP

Troy, Michigan
June 14, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
INTERMET Corporation

We have audited management's assessment, included in the accompanying Management's Report on Internal Controls Over Financial Reporting, that INTERMET Corporation and subsidiaries (the Company) did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of deficiencies in their financial statement close process, based on criteria established in internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management's assessment.

Controls and procedures surrounding the Company's financial statement close process were not designed in a manner to allow the preparation of consolidated financial statements on a timely and accurate basis, which constitutes a material weakness in internal control over financial reporting. This material weakness was exemplified by (1) the Company's failure to file timely 2004 third quarter and year-end reports with the Securities and Exchange Commission (SEC), which was a result of the Company and certain of its subsidiaries filing voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on September 29, 2004, (2) the identification of adjusting entries during the year-end audit process that resulted in a revision to income tax expense and associated liabilities related to the conversion of foreign entity financial statements from local generally accepted accounting principles (GAAP) to U.S. GAAP during the consolidation process, and (3) adjusting entries identified during the audit process related to the write-off of capitalized debt issuance costs associated with the Company's senior notes as required for companies in bankruptcy. The Company is now in a position to file its 2004 third quarter and year-end reports with the SEC, which reflect the aforementioned adjusting entries.

This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the December 31, 2004 consolidated financial statements, and this report does not affect our report dated June
14, 2005 on those financial statements.

In our opinion, management's assessment that INTERMET Corporation did not maintain effective internal control over financial reporting as of December
31, 2004, is fairly stated, in all material respects, based on the COSO control criteria. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2004, based on the COSO control criteria.

/s/ Ernst & Young LLP

Troy, Michigan
June 14, 2005

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined under Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the year covered by this report. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are not effective in timely alerting them to material information relating to us (including our consolidated subsidiaries) that is required to be included in our periodic Securities and Exchange Commission reports. We have reached this conclusion because of the material weakness in internal control over financial reporting described below.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness for future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an assessment of the effectiveness of internal control over financial reporting as of December 31, 2004. This assessment identified a material weakness in internal control over financial reporting relating to our financial statement closing process. The material weakness was the result of a substantial increase in the volume of financial reporting requirements associated with our Chapter 11 bankruptcy proceedings and employee turnover, which resulted in an insufficient compliment of accounting personnel and expertise. As a result, we were not able to prepare consolidated financial statements to meet regulatory filing requirements and deadlines in the course of our financial statement closing process. Additionally, adjustments were detected during the year-end audit process that resulted in a revision of income tax expense and accrued income tax liabilities related to the conversion of foreign entity financial statements from local GAAP to United States GAAP during the consolidation process and entries related to the write-off of capitalized debt issuance costs associated with our outstanding senior notes as required by applicable accounting guidance for companies in Chapter 11 bankruptcy proceedings. These items were corrected and reflected in the audited consolidated financial statements as of and for the year ended December 31, 2004. A material weakness is defined as a significant deficiency, or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the consolidated financial statements will not be prevented or detected. Our process to assess internal controls over financial reporting was also delayed and negatively affected due to the resignation of our manager of internal audit shortly after we filed our Chapter 11 proceedings and also because the engagement of our external consultants for the assessment project was delayed for more than three months due to the approval process required under our Chapter 11 bankruptcy proceedings.

In making its assessment of internal control over financial reporting, management used the criteria established in the framework Internal Control -- Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Because of the material weakness described in the preceding paragraph, management has concluded that, as of December 31, 2004, the Company's internal control over financial reporting was not effective based on those criteria. Our external auditors, Ernst & Young LLP, have issued an attestation report with respect to this assessment. The corrections noted were included in the December 31, 2004 financial results and Ernst & Young LLP has issued an unqualified opinion with respect to our financial statements for that period.

Changes in Internal Control Over Financial Reporting

To remediate the material weakness discussed above, we have taken a number of steps including the hiring of a Director of Corporate Accounting and working with search firms to assist with hiring additional accounting and internal control expertise. In addition, we have mitigated the burden of bankruptcy reporting through reallocation of accounting resources and through increased proficiency with the bankruptcy reports. We believe we will be current with the SEC reporting requirements effective with our second quarter Form 10-Q.

ITEM 9B. OTHER INFORMATION

None

                                    EXHIBIT I

                              DISTRIBUTION SCHEDULE

                              DISTRIBUTION SCHEDULE

($)                                                                                   Cash                Convenience
                                        Shares           Rights                     Inducement              Class
                                         per   $/Share     per   $/Right   Recovery  Recovery  Inducement  Recovery
                             Cash per   $1000    Per     $1000     Per      as a %    as a %      Cash       as a      Convenience
           Debtor           $1000 Claim Claim  Valuation Claim  Valuation  of Claim  of Claim   Pool(a)   % of Claim  Cash Pool (b)
--------------------------- ----------- ------ --------- ------ --------- --------- ---------- ---------- ----------- -------------
Intermet  Corporation(c)       $0.00      4.09   $16.91   12.28   $6.91      15.4%     16.2%   $1,501,901    16.2%     $   488,681
Columbus Foundry, L.P.          0.00      4.00    16.91   12.00    6.91      15.1%     15.8%    1,499,723    15.8%         594,047
Diversified Diemakers, Inc.     0.00      3.13    16.91    9.39    6.91      11.8%     12.4%      416,418    12.4%         350,337
Tool Products, Inc.             0.00      3.00    16.91    9.00    6.91      11.3%     11.9%      737,597    11.9%         367,900
Northern Castings
Corporation                     0.00      2.94    16.91    8.83    6.91      11.1%     11.7%      180,772    11.7%         130,258
Cast-Matic Corporation          0.00      2.90    16.91    8.70    6.91      10.9%     11.5%      375,002    11.5%         134,304
Intermet U.S. Holding, Inc.     0.00      2.75    16.91    8.24    6.91      10.3%     10.9%      648,143    10.9%         257,093
Ganton Technologies, Inc.       0.00      2.67    16.91    8.00    6.91      10.0%     10.6%      748,563    10.6%         468,922
Lynchburg Foundry Company       0.00      2.63    16.91    7.90    6.91       9.9%     10.4%      981,416    10.4%         309,212
Sudbury, Inc.                   0.00      2.62    16.91    7.86    6.91       9.9%     10.4%      297,963    10.4%             711
Wagner Havana, Inc.             0.00      2.62    16.91    7.86    6.91       9.9%     10.4%      149,176    10.4%          26,236
Intermet Illinois, Inc.         0.00      2.61    16.91    7.84    6.91       9.8%     10.4%      144,935    10.4%              36
Ironton Iron, Inc.              0.00      2.61    16.91    7.84    6.91       9.8%     10.4%      290,373    10.4%             261
Wagner Castings Company (d)     0.00      2.61    16.91    7.84    6.91       9.8%     10.4%      481,277    10.4%         305,438
SUDM. Inc.                      0.00       261    16.91    7.84    6.91       9.8%      N/A           N/A     N/A              N/A
Alexander City Castings
Company, Inc.                   0.00      2.61    16.91    7.84    6.91       9.8%      N/A           N/A     N/A              N/A
Intermet International          0.00       N/A    16.91     N/A    6.91     100.0%      N/A           N/A   100.0%          14,000
Intermet Holding Company        0.00       N/A    16.91     N/A    6.91       N/A       N/A           N/A     N/A              N/A
Intermet et. al. (e)            0.00      4.09    16.91   12.28    6.91      15.4%     16.2%       38,205    16.2%          61,103
                                                                                               ----------              -----------
                                                                                               $8,491,464              $ 3,408,536

Noteholders                              12.71   $16.91   38.12   $6.91      47.8%      N/A           N/A     N/A              N/A

Note: The allocation of shares and rights set forth above reflects current estimates of claims at each Debtor. Actual distributions may be higher or lower based on the resolution of disputed claims and actual allowed claims at each Debtor.

Note: To the extent general unsecured creditors elect to receive shares and rights in lieu of the Cash inducement, the Reorganized Company's equity value per share will increase.

Note: Claims are estimated based on data from Administar as of June 2, 2005.

Note: This distribution schedule assumes and incorporates the settlement of substantive consolidation issues described in Section VIII. A.4 of the Disclosure Statement. In particular, this distribution schedule reflects the additional $6.7 million in value that bondholders are providing to non-bondholder general unsecured claimants, pursuant to the settlement, as compared to the value that would have been distributed to such claimants in de-consolidated plans.

(a)If outstanding allowed claims increase or decrease, claimants' recovery may be higher or lower than indicated, provided that the Inducement Cash Pool may be supplemented by proceeds from the purchase of Inducement Cash-Out Shares under the Cash Out Purchase Agreement to the extent that the bondholders elect this treatment under the plan.

(b)If outstanding allowed claims increase or decrease, claimants' recovery may be higher or lower than indicated, provided that the Convenience Cash-Out Shares may be supplemented by proceeds from the purchase of shares under the Cash Out Purchase Agreement to the extent that the bondholders elect this treatment under the plan.

(c)Recoveries reflect the equity value of Intermet International, the holding company for Internet's European Operations. Assumes net debt of zero at Intermet International.

(d)Recovery analyses for Wagner Castings Company, Inc. reflect no retiree medical claims. Proposed percentage recoveries available under the Plan of Reorganization to general unsecured creditors and convenience class claimants at the entity will be adjusted downward based on the filing of any such claims in the future.

(e)These claims are assumed to have only a single obligor; this presentation assumes these claims receive treatment equal to the most favorable recovery of claimants at any of the Debtors (i.e., Intermet Corp.).

                                    EXHIBIT J

                            STOCKHOLDERS' AGREEMENT

                                                                  EXECUTION COPY

R2 INVESTMENTS, LDC                             STANFIELD CAPITAL PARTNERS LLC

                                 August 4, 2005

INTERMET Corporation
5445 Corporate Drive, Suite 200
Troy, Michigan 48098
Attention: Gary F. Ruff
           President and Chief Executive Officer

Ladies and Gentlemen:

      The undersigned, on behalf of one or more of their related or associated entities to be designated by them (collectively, the "Initial Committed Purchasers"), in accordance with the terms and subject to the conditions set forth in this amended commitment letter and the amended restructuring term sheet attached hereto as Annex "A" (the "Term Sheet"), the terms and conditions of which are incorporated by reference herein (collectively, the "Commitment Letter"), are pleased to provide, on a standby basis:

      (a) a commitment to INTERMET Corporation ("Intermet") to purchase 7,500,000 shares of the common stock (the "New Common Stock") of Reorganized Intermet, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the caption "Private Placement Purchase Agreement" (the "Private Placement Backstop Investment"); and

      (b) a commitment to Intermet to purchase the Cash-Out Shares, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the captions "Cash-Out Purchase Agreement" and "Unsecured Claims" (the "Cash-Out Backstop Investment" and, together with the Private Placement Backstop Investment, the "Backstop Investment").

      Capitalized terms used in this Commitment Letter and not defined herein shall have the meanings assigned to such terms in the Term Sheet.

      The proceeds of the Backstop Investment are to be used by the Reorganized Company for general working capital and corporate purposes and to make certain specified payments in connection with and to facilitate the consummation of a plan of reorganization (the "Plan") that shall be filed by the Company with the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy Court"), in connection with the Company's chapter 11 proceedings (the "Chapter 11 Cases") initiated pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code"). The Plan shall be in form and substance consistent with the terms and conditions of this Commitment Letter.

      The Initial Committed Purchasers are willing to provide the Backstop Investment, on a several but not joint basis, to Reorganized Intermet, substantially on the terms and conditions set forth in this Commitment Letter.

Intermet Corporation
August 4, 2005
Page 2

      The aggregate purchase price (the "Purchase Price") for the foregoing shares of New Common Stock will be payable in cash, by wire transfer of immediately available funds, to Reorganized Intermet on the Effective Date.

      In accordance with the terms and subject to the conditions set forth in this Commitment Letter:

      (a) R2 Investments, LDC, on behalf of one or more of its related or associated entities to be designated by it (collectively, "R2 Investments"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment; and

      (b) Stanfield Capital Partners, on behalf of one or more of its related or associated entities to be designated by it (collectively, "Stanfield Capital"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment.

      Neither of the Initial Committed Purchasers shall be obligated to pay or fund any part of the other Initial Committed Purchaser's portion of the Purchase Price.

      Set forth in detail in the Term Sheet are: (a) the conditions precedent to the obligations of the Initial Committed Purchasers to make the Backstop Investment; and (b) the provisions relating to the obligation of Intermet to pay the Commitment Amount and the Reimbursable Expenses.

      Each of the Initial Committed Purchaser's commitment to make the Backstop Investment is subject to, among other things, the satisfaction (or the written waiver by each of the Initial Committed Purchasers) of the conditions precedent set forth in the Term Sheet opposite the caption "Initial Committed Purchasers Conditions Precedent".

      The definitive investment documents, including, without limitation, the Restructuring Documents (collectively, the "Definitive Investment Documents") shall contain representations, warranties, and covenants customarily included in subscription and related agreements for similar standby underwriting investments or financings.

      On the Effective Date, Reorganized Intermet and the Initial Committed Purchasers shall enter into the Registration Rights Agreement. A summary of the terms and conditions of the Registration Rights Agreement is set forth on Annex "B" to this Commitment Letter.

      On the Effective Date, Reorganized Intermet will complete the Key Employees Rights Offering, in connection with which the Key Employees shall be afforded the opportunity to purchase, on a pro rata basis, up to 181,249 shares of New Common Stock, at a purchase price of $10.00 per share. The names of the Key Employees and the number of shares of New Common

Intermet Corporation
August 4, 2005
Page 3

Stock that may be purchased by each Key Employee are set forth on Annex "C" to this Commitment Letter.

      Upon reasonable notice and during normal business hours, Intermet will afford the Initial Committed Purchasers and their counsel, accountants and other representatives (collectively, the "Representatives") full and complete access to the books, records and properties of the Company and the opportunity to discuss the business, affairs and finances of the Company with the officers, employees, accountants, attorneys and representatives of the Company in order to enable the Initial Committed Purchasers and their Representatives to make such investigations of the Company and its business as they deem reasonably appropriate. Intermet agrees that it will cause the officers and employees of the Company, and will request their respective legal counsel and accountants, to cooperate so that the Initial Committed Purchasers can complete such review, including promptly disclosing to the Initial Committed Purchasers any material facts known to such parties which have resulted in, or could be expected to result in, a Material Adverse Change.

      Excluding any Indemnity Claim (as defined herein) arising solely from an Indemnified Party's (as defined herein) breach of this Commitment Letter or breach of any other agreements between an Indemnified Party and Intermet, or among an Indemnified Party and the Reorganized Company, Intermet agrees to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, partners, members, employees, attorneys, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim"), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Commitment Letter or the proceeds of the Backstop Investment, and Intermet agrees to reimburse (on an as incurred monthly basis) each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Commitment Letter, the Initial Committed Purchasers shall not be responsible or liable to Intermet or any other person or entity for any special, indirect, consequential, incidental or punitive damages. The obligations of Intermet under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any Definitive Investment Documents with respect to the Backstop Investment are executed and notwithstanding any termination of this Commitment Letter, and shall be binding upon Reorganized Intermet in the event that any plan of reorganization of Intermet is consummated.

      Except as provided herein, Intermet agrees that, once paid, the fees or any part thereof payable hereunder shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by this

Intermet Corporation
August 4, 2005
Page 4

Commitment Letter are consummated. All fees payable hereunder shall be paid in immediately available funds.

      Intermet represents and warrants that: (i) all written information and other materials concerning the Company and the Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of, Intermet and delivered to the Initial Committed Purchasers were or will be, when delivered, when considered as a whole, complete and correct in all material respects and did not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made; and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by Intermet to be reasonable at the time made and (B) information believed by Intermet to have been accurate based upon the information available to Intermet at the time such projections were furnished to the Initial Committed Purchasers.

      Except as otherwise required by law, Intermet shall not issue any press release or make any other announcement that refers to the Initial Committed Purchasers or the Backstop Investment without the prior written consent of the Initial Committed Purchasers. Notwithstanding the sentence immediately preceding, in no event shall Intermet issue any such press release or make any such announcement without providing each of the Initial Committed Purchasers at least one business day to review the proposed press release or announcement and provide their written comments or suggested revisions with respect thereto.

      This Commitment Letter (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, including the Commitment Letter among R2 Investments, Stanfield Capital and Intermet dated June 21, 2005, (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by Intermet or the Initial Committed Purchasers; (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by Intermet and the Initial Committed Purchasers.

      This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      Notwithstanding anything herein to the contrary, all of the obligations of Intermet hereunder are subject to the approval of the Bankruptcy Court. Intermet shall seek Bankruptcy Court approval of this Commitment Letter at the hearing scheduled for August 9, 2005 (including the Indemnification Obligations and the payment of the Commitment Amount and Reimbursable Expenses).

      If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to the Initial Committed Purchasers executed counterparts hereof not later than 4:00 p.m., New York City time, on August 4,2005. This Commitment Letter will become effective upon the mutual exchange of executed counterparts hereof. This Commitment Letter shall expire at 4:00 p.m., New York City time, on August 4,2005, unless it has previously become effective.

                   Very truly yours,

                   R2 INVESTMENTS, LDC
                   (on behalf of certain of its related or associated entities)

                   By: Amalgamated Gadget, L.P., as its Investment Manager

                   By: Scepter Holdings, Inc., its General Partner

                   By: /s/ Dave Gillespie
                       ---------------------

                       Name: Dave Gillespie
                       Title: Chief Financial Officer

                   STANFIELD CAPITAL PARTNERS LLC
                   (on behalf of certain of its related or associated entities)
                   By: /s/ [ILLEGIBLE]
                       ---------------------
                       Name:
                             -----------------
                       Title:
                              ------------------
Agreed and accepted on this
4th day of August, 2005

INTERMET Corporation

By: /s/ Gary F. Ruff
   -------------------
   Name: Gary F. Ruff
   Title: President and Chief Executive Officer

                                    ANNEX "A"

                            Restructuring Term Sheet

                                                                  EXECUTION COPY

                              INTERMET CORPORATION

                            RESTRUCTURING TERM SHEET

                                 AUGUST 4, 2005

The transactions contemplated by this term sheet are subject to conditions to be set forth in definitive documents. This term sheet is part of the commitment letter (the "Commitment Letter"), dated August 4, 2005, addressed to Intermet (as defined below) by the Initial Committed Purchasers (as defined below) and is subject to the terms thereof. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Until publicly disclosed by INTERMET Corporation, with the prior written consent of the Initial Committed Purchasers, this term sheet and the information contained herein is strictly confidential and may not be shared with any person other than the DIP Lenders (as defined below), the Senior Credit Lenders (as defined below), the Exit Facility Lenders (as defined below), the Official Committee of Unsecured Creditors (the "Creditors' Committee") appointed in the Chapter 11 Cases (as defined below), the Official Committee of Equity Holders (the "Equity Committee") appointed in the Chapter 11 Cases, the Ad Hoc Committee of Trade Claimants (the "Ad Hoc Trade Committee") and each such party's professionals and other advisors.

COMPANY: INTERMET Corporation ("Intermet" and, as reorganized, "Reorganized Intermet), and certain of its subsidiaries (together with Intermet, the "Company" and, as reorganized with Reorganized Intermet, the "Reorganized Company").

NOTEHOLDERS:                    The entities (the "Noteholders") that hold 9.75%
                                Senior Notes due 2009 issued by Intermet and guaranteed by certain subsidiaries of Intermet
                                (collectively, the "Notes"). The claims held by the Noteholders (inclusive of principal and interest accrued as of the petition date of the Chapter 11 Cases) against Intermet and all of the guaranty claims held by the Noteholders against Intermet's debtor subsidiaries shall be collectively referred to herein as the "Noteholder Claims".

OTHER UNSECURED CLAIMANTS:      Holders of all unsecured obligations (the "GUC
                                Claims") other than (i) the Notes; and (ii) such obligations which qualify or elect to be treated in a convenience class (the "Convenience Class
                                Claims") of Intermet and its debtor subsidiaries
                                (the "GUC Holders", together with the
                                Noteholders, the "Unsecured Holders").

INITIAL COMMITTED PURCHASERS:   R2 Investments, LDC and/or one or more of its
                                related or associated entities (collectively,
                                "R2 Investments") and Stanfield Capital
                                Partners and/or one or more of its related or associated entities (collectively, "Stanfield
                                Capital" and, together with R2 Investments, the "Initial Committed Purchasers").

RESTRUCTURING TRANSACTION:      Subject to the terms of the Commitment Letter,
                                Intermet shall restructure its capital structure
                                (the "Restructuring") through the chapter 11 plans of reorganization (as amended, modified or supplemented from time to time, the "Plan") and the related disclosure statement (as amended, modified or supplemented from time to time, the "Disclosure Statement") filed with the United
                                States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy
                                Court") on June 24, 2005 and June 27, 2005, respectively, in cases commenced by the Company on September 29, 2004 under chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"), which
                                Plan and Disclosure Statement shall be modified so as to be consistent with this Term Sheet and acceptable to the Initial Committed Purchasers.

PRIVATE PLACEMENT               In accordance with the terms and subject to the
PURCHASE AGREEMENT:             conditions of a purchase agreement (the "Private
                                Placement Purchase Agreement"), the Initial
                                Committed Purchasers shall commit (the "Funding
                                Commitment") to purchase, on a pro rata basis, on the Effective Date (as defined below), 7,500,000 shares (the "Private Placement
                                Shares") of newly-issued shares of common stock
                                (the "New Common Stock") of Reorganized
                                Intermet, at a purchase price of $10.00 per share, to the extent not otherwise purchased in the Rights Offering (as defined below). The
                                Funding Commitment shall be subject to the right of the Unsecured Holders, including the Initial
                                Committed Purchasers, pursuant to an election to be made in conjunction with voting on the Plan, to purchase, on a ratable basis, the full amount of the Private Placement Shares (the "Rights
                                Offering"). The Private Placement Shares shall be subject to dilution by the Unsecured Shares
                                (as defined below), the Key Employees Rights
                                Offering (as defined below), the Management
                                Incentive Plan (as defined below) and the Alternate Subscription Shares (as defined below). In no event shall any Unsecured Holder have any right of over-subscription with respect to the Rights Offering. Moreover, the rights afforded to all Unsecured Holders to purchase the New Common Stock shall be non-transferable provided, however, with respect to each unsecured claim, the holder of the claim on the tenth business day after the Bankruptcy Court approves the adequacy of the Disclosure
                                Statement is the only person entitled to participate in the Rights Offering with respect to such claim, assuming such person continues to hold the claim. The Private Placement Purchase
                                Agreement, which shall reflect the agreement of the Initial Committed Purchasers to purchase the Private Placement Shares to be issued by Reorganized Intermet in connection with the Plan, shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties thereto. The Private
                                Placement Purchase Agreement (and the Plan with respect to items (i) and (ii) below) shall, among other things, specifically contain:

                                      (i) a provision specifying that
                                Reorganized Intermet shall obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Company on terms and conditions acceptable to the Company and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million;

                                      (ii) a provision specifying that
                                Reorganized Intermet shall indemnify all officers and directors of the Company who served in such capacity at any time prior to the Effective Date (as defined below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (i) above, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan. The indemnity described in the preceding sentence shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. The provision shall specify that amounts payable by Reorganized Intermet pursuant to this provision shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized Intermet, so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance;

                                      (iii) a provision that the Private
                                Placement Purchase Agreement and the Cash-Out Purchase Agreement (as defined below) shall terminate automatically upon the termination of the Commitment Letter. Upon any such termination, the obligations of the parties to the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be of no further force or effect, except as otherwise expressly set forth therein; and

                                      (iv) a representation and warranty stating
                                that the Initial Committed Purchasers hold, as of the date of the Commitment Letter, collectively, on behalf of certain funds and managed accounts, in excess of $58.0 million in face amount of the Notes.

CASH-OUT PURCHASE               The detailed terms and conditions pursuant to
AGREEMENT:                      which the Initial Committed Purchasers shall
                                purchase the Cash-Out Shares (as defined below) shall be set forth in a purchase agreement (the
                                "Cash-Out Purchase Agreement") by and among Intermet and the Initial Committed Purchasers.
                                The Cash-Out Purchase Agreement shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties.

OTHER FEATURES OF
THE RESTRUCTURING:

TREATMENT OF CLAIMS AND         The treatment of claims and interests shall be
INTERESTS:                      as set forth in the Plan and described in the
                                Disclosure Statement, in each case as modified to be consistent with this Term Sheet and acceptable to the Initial Committed Purchasers.

THE KEY EMPLOYEE RIGHTS         The Company will conduct a key employee rights
OFFERING:                       offering (the "Key Employee Rights Offering"),
                                in connection with which the Company shall offer to the Key Employees (as defined below) the right to purchase, on a pro rata basis, 181,249 shares of New Common Stock, in consideration for cash in the amount of $10.00 per share. The Key
                                Employees shall have a right of
                                over-subscription with respect to the Key
                                Employee Rights Offering as set forth on Annex C to the Commitment Letter. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering shall be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Company and the Initial Committed Purchasers, in consultation with the Creditors' Committee.

                                As used herein, the term "Key Employees" means those persons who: (i) shall be employed by the Company on the effective date of the Plan (the "Effective Date"); (ii) upon consummation of the Plan, shall be entitled to receive stay bonuses under the Intermet Amended and Restated Employee Retention Plan, dated effective September 20, 2004 and restated December 8, 2004 (the "KERP"); and (iii) are identified in an annex to the Commitment Letter.

                                The Key Employees either: (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

PURCHASE OF                     On the Effective Date: (i) the Initial Committed
CASH-OUT SHARES:                Purchasers shall purchase, on a pro rata basis,
                                from Reorganized Intermet the Cash-Out Shares, for an aggregate consideration equal to the product (the "Aggregate Cash-Out Payment") determined by multiplying the Cash-Out Amount by the total number of Cash-Out Shares; and (ii) the Initial Committed Purchasers shall deliver to Reorganized Intermet, by wire transfer of immediately available funds, cash in the amount of the Aggregate Cash-Out Payment, in consideration of the Cash-Out Shares.

EXIT FACILITY:                  A term loan facility and a revolving loan/letter
                                of credit facility the total of which shall not exceed $260 million, or such other higher amount as the Company and Initial Committed Purchasers, in consultation with the Creditors' Committee, deem appropriate and necessary (collectively, the "Exit Facility"), shall be made available, by one or more lenders (collectively, the "Exit
                                Facility Lenders"), to the Company, on terms and conditions acceptable to the Company and the Initial Committed Purchasers, in consultation with the Creditors' Committee.

EMPLOYMENT AGREEMENTS:          In connection with the Plan, each officer
                                currently a party to an employment agreement with the Company shall enter into a new employment agreement between such officer and the Company, on terms and conditions acceptable to the Initial Committed Purchasers, in consultation with the Creditors' Committee, which shall supersede such officer's existing employment agreement.

MANAGEMENT INCENTIVE            On or as soon as reasonably practicable after
PLAN:                           the Effective Date, a management incentive plan
                                (the "Management Incentive Plan") shall be implemented to reserve for designated members of senior management of the Reorganized Company equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective
                                Date. The Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Directors of Reorganized Intermet.

STOCKHOLDERS' AGREEMENT:        All holders of New Common Stock will be subject
                                to a stockholders' agreement in the form attached hereto as Exhibit B, as may be amended by mutual agreement of Intermet and the Initial
                                Committed Purchasers, in consultation with the Creditors' Committee (the "Stockholders'
                                Agreement"). The Stockholders' Agreement will be effective as of the Effective Date.

REIMBURSABLE EXPENSES:          The Company shall pay, within 10 days of receipt
                                of an invoice from the Initial Committed
                                Purchasers, the reasonable and documented out-of-pocket fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, on and after January 10, 2005 in connection with the Restructuring, plus all of the reasonable and documented fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, in connection with the drafting, negotiation, prosecution or defense of the Commitment Letter
                                (including this term sheet), the Private
                                Placement Purchase Agreement, the Rights
                                Offering, corporate governance documents, the
                                Cash-Out Purchase Agreement, the Plan, the
                                Disclosure Statement, the Confirmation Order, the Stockholders' Agreement, the Exit Facility agreements and related documents and any and all agreements and other documents ancillary hereto or thereto (collectively, the "Restructuring
                                Documents"), including any fees and expenses incurred by the Initial Committed Purchasers in connection with obtaining all required regulatory approvals (collectively, the "Reimbursable Expenses"). The accrual of the Reimbursable Expenses to be paid by Intermet hereunder shall cease in the event that the Commitment Letter is terminated. So long as the Initial Committed Purchasers are not in material breach of their obligations under the Commitment Letter, the obligations of Intermet to pay the Reimbursable Expenses provided herein shall remain effective whether or not any of the transactions contemplated by this Term Sheet are consummated, any definitive documents with respect to the Restructuring are executed and notwithstanding any termination of the Commitment Letter, and shall be binding upon Reorganized Intermet whether or not any plan of reorganization with respect to Intermet is consummated.

                        Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the Reimbursable Expenses due shall be subject to the approval of the Commitment Letter by the Bankruptcy Court, and such payment not causing a default pursuant to the DIP Credit Facility; provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

CORPORATE GOVERNANCE:   On the Effective Date, the Board of Directors of
                        Reorganized Intermet shall be composed of seven members.
                        On the Effective Date, five of such members shall be selected by the Initial Committed Purchasers, one of such members shall be the Chief Executive Officer of Reorganized Intermet and one of such members shall be selected by the Creditors' Committee. The member selected by the Creditors' Committee shall be acceptable to the Initial Committed Purchasers. Two of the five members selected by the Initial Committed Purchasers may not be officers, directors or employees of either of the Initial Committed Purchasers.

REGISTRATION RIGHTS:    On the Effective Date, Reorganized Intermet shall enter
                        into a Registration Rights Agreement with the Initial
                        Committed Purchasers, pursuant to which Intermet shall agree to register the resale of the shares of New Common
                        Stock issued to the Initial Committed Purchasers in accordance with the requirements of the Securities Act of 1933, as amended. The Registration Rights Agreement shall provide that any holder owning greater than 10% of the outstanding New Common Stock upon emergence shall be entitled to piggyback registration rights. A summary of the material terms and conditions of the Registration
                        Rights Agreement (including without limitation the time period which must have lapsed before any demand registration may be made thereunder) shall be set forth in an annex to the Commitment Letter.

INITIAL COMMITTED       The obligations of the Initial Committed Purchasers to
PURCHASERS CONDITIONS   purchase the Private Placement Shares, and the
                        obligations of the Initial Committed

PRECEDENT:              Purchasers to purchase the Cash-Out Shares, will be
                        subject to the following conditions precedent (each, an "Initial Committed Purchasers Condition Precedent"), each of which may be waived in writing by both of the Initial Committed Purchasers:

                              (i) Intermet shall have amended the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance reasonably satisfactory to the Initial Committed Purchasers, on or before 5 days after execution of the Commitment Letter by Intermet;

                              (ii) a final, non-appealable order confirming the Plan (the "Confirmation Order"), in form and substance reasonably satisfactory to the Initial Committed Purchasers, shall have been entered by the Bankruptcy Court;

                              (iii) there shall not have occurred any Material
                                    Adverse Change (as defined below);

                              (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Intermet and each of its subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) Private Placement Purchase Agreement, (E) the Stockholders' Agreement, and (F) the Cash-Out Purchase Agreement, each in form and substance satisfactory to the Initial Committed Purchasers and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                              (v) all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the Restructuring (collectively, "Approvals") shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Initial Committed Purchasers from consummating the transactions contemplated by the Commitment Letter;

                              (vi)  the Company realizes year-to-date
                                    consolidated EBITDA for 2005, excluding
                                    administrative fees and expenses associated with the Restructuring, through the latest calendar month ending at least 25 days prior to the Effective Date, in an amount that is no less than the amount specified for such calendar month on Exhibit A hereto, and the Company shall provide the Initial

                                     Committed Purchasers on the Effective Date a statement, which shall be executed by the President and Chief Executive Officer and Chief Financial Officer of Intermet, which shall set forth the actual year to date EBITDA through such calendar month;

                              (vii) issuance by Reorganized Intermet of the shares of New Common Stock to the Initial Committed Purchasers as described herein;

                              (viii) cash (or cash equivalents) and/or
                                     availability under the Exit Facility as of the Effective Date, after giving effect to the proceeds realized from the issuance and sale of the Private Placement Purchase Shares, but taking into account distributions under the Plan, of at least the amount required pursuant to the Exit Facility, and the Company shall provide the Initial Committed Purchasers, on the business day immediately preceding the Effective Date, a certificate, executed by the President and Chief Executive Officer and the Chief Financial Officer of Intermet, confirming such availability;

                              (ix) payment in full of the Commitment Amount (as defined below) and all Reimbursable Expenses outstanding on the Effective Date, pursuant to the terms contained herein;

                              (x)    [INTENTIONALLY LEFT BLANK;]

                              (xi) the Exit Facility shall have closed on the terms and conditions acceptable to the Company and the Initial Committed Purchasers, in consultation with the Creditors' Committee, and not materially inconsistent with the terms of the Commitment Letter;

                              (xii) on the Effective Date, all representations and warranties of the Company contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be true, complete and accurate in all material respects; and

                              (xiii) on the Effective Date, all covenants of
                                     the Company contained in the Commitment
                                     Letter, Private Placement Purchase
                                     Agreement and the Cash-Out Purchase
                                     Agreement shall have been complied with by the Company in all material respects.

INTERMET CONDITIONS     The obligations of Intermet to consummate the
PRECEDENT:              transactions contemplated by the Commitment Letter will
                        be subject to the following conditions precedent (each an "Intermet Condition Precedent"), each of which may be waived in writing by Intermet, in consultation with the Creditors' Committee:

                              (i) on the Effective Date, all representations and warranties of the Initial Committed Purchasers contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be true, complete and accurate in all material respects;

                              (ii) on the Effective Date, all covenants of the Initial Committed Purchasers contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall have been complied with by the Initial Committed Purchasers in all material respects;

                              (iii) the Confirmation Order, in form and
                                    substance satisfactory to the Company, shall have been entered by the Bankruptcy Court;

                              (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Intermet and each of its Subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) the Private Placement Purchase Agreement, (E) the Stockholders' Agreement and (F) the Cash-Out Purchase Agreement, each in form and substance satisfactory to the Company and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                              (v)   all material Approvals shall have been
                                    obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Company from consummating the transactions contemplated by the Commitment Letter;

                              (vi) the Exit Facility shall have closed on the terms and conditions acceptable to the Company; and

                              (vii) (A) Reorganized Intermet shall obtain and
                                    maintain in full force tail insurance
                                    covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Company on terms and conditions acceptable to the Company and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million and (B)

                                    Reorganized Intermet shall indemnify all officers and directors of the Company who served in such capacity at any time prior to the Effective Date (as defined below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (A) above, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan. The indemnity described herein shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, amounts payable by Reorganized Intermet pursuant to the aforementioned shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized Intermet, so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance.

TERMINATION OF          The Commitment Letter shall terminate and all of the
COMMITMENT LETTER:      obligations of the parties thereto (other than the
                        obligations of Intermet to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect, upon the giving of written notice of termination by the Initial Committed Purchasers or, with respect to (xiii)(B) and (xvi) only, Intermet, in the event that any of the following occurs (each, a "Termination Event"), each of which may be waived in writing by both of the Initial Committed Purchasers or, with respect to (xiii)(B) and (xvi) only, Intermet, as applicable:

                              (i) the Board of Directors of Intermet shall fail to approve of the terms and conditions of the Commitment Letter on or before the filing of a motion with the Bankruptcy Court seeking entry of the Approval Order (as defined below);

                              (ii) Intermet shall fail to file a motion with the Bankruptcy Court (or provide other notice) seeking an order (the "Approval Order"), approving the terms and conditions of the Commitment Letter and designating the payment of any indemnification or the payment of the Commitment

                                    Amount and the Reimbursable Expenses payable thereunder as administrative expenses and obligations of Intermet, one business day after execution of the Commitment Letter by Intermet;

                              (iii) the Bankruptcy Court shall fail to enter the
                                    Approval Order on or before the 14th day following the filing of the motion seeking entry of the Approval Order;

                              (iv)  Intermet and the Initial Committed
                                    Purchasers shall fail to agree upon, execute and deliver the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement on or before 30 days after the entry of the Approval Order;

                              (v) the Company shall fail to amend the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance reasonably satisfactory to the Initial Committed Purchasers, on or before 5 days after execution of the Commitment Letter by Intermet;

                              (vi)  the Disclosure Statement or a version
                                    thereof that is not inconsistent with the terms set forth in the Commitment Letter shall not have been approved by a final, non- appealable order of the Bankruptcy Court on or before 24 days after the filing of the motion seeking the Approval Order;

                              (vii) the Confirmation Order shall not have been
                                    entered by the Bankruptcy Court within 75 days of the entry of the Approval Order;

                              (viii) the Plan shall not have become effective on
                                    or before the 20th day following
                                    confirmation of the Plan;

                              (ix)  there shall be any modification to any
                                    provision of the Plan or the Disclosure
                                    Statement that is inconsistent with the
                                    terms and conditions set forth in the
                                    Commitment Letter, without the prior written consent of the Initial Committed Purchasers, which consent shall not be unreasonably withheld, or Intermet shall withdraw, or file a motion to withdraw, the Plan, except on terms reasonably acceptable to the Initial Committed Purchasers;

                              (x) an event shall have occurred or an order shall have been entered by the Bankruptcy Court that shall have the practical effect of preventing confirmation of the Plan on or before the date contemplated in clause (vii) above and such order or event shall not have been vacated or otherwise corrected within 30 days after receipt of notice from the Initial Committed Purchasers;

                            (xi) the conversion of one or more of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, unless any such conversion is made with the prior written consent of the Initial Committed Purchasers;

                            (xii) the appointment of a trustee, receiver or examiner with expanded powers in one or more of the Chapter 11 Cases, unless any such appointment is made with the prior written consent of the Initial Committed Purchasers;

                            (xiii) (A) one or more of the Initial Committed Purchasers Conditions Precedent shall not have been satisfied (or waived by the Initial Committed Purchasers) on or before the Effective Date, unless such delay is solely due to the fault of the Initial Committed Purchasers; or (B) one or more of the Intermet Conditions Precedent shall not have been satisfied (or waived by the Intermet) on or before the Effective Date, unless such delay is solely due to the fault of the Intermet;

                            (xiv) 10 days after the receipt of written notice of termination by Intermet from the Initial Committed Purchasers that Intermet has failed to perform in any material respect any of its obligations under the Commitment Letter and such failure remains uncured at the conclusion of such ten-day period; or

                            (xv) at any time after the occurrence of a Material Adverse Change. As used herein, the term "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by the Company as of June 21, 2005, that is materially adverse to the business, financial condition or results of operation of Intermet and its subsidiaries, taken as a whole; provided, however, that in no event shall any change, effect, event, occurrence, state of facts or development that is disclosed in Intermet's Annual Report on Form 10-K for the twelve-month period ended December 31, 2003, or in Intermet's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2004, June 30, 2004 and September 30, 2004, or on any filing on Form 8-K made by Intermet prior to June 21, 2005, each in the form first filed by Intermet with the Securities and Exchange Commission, or any other information delivered in writing by the Company to the Initial Committed Purchasers prior to June 21, 2005, be considered a Material Adverse Change, and provided further, that in no event shall the prosecution of the Chapter 11 Cases on terms and conditions consistent with the terms and conditions set forth in the Commitment Letter be considered a Material Adverse Change.

                              (xvi) Intermet receives a binding offer with
                                    respect to a financial restructuring that
                                    (a) pays the Company's existing secured
                                    creditors in full in cash, and (b) delivers a dollar recovery to all Unsecured Holders in excess of the implied dollar recovery to Unsecured Holders as set forth in the Disclosure Statement.

REPRESENTATION OF       The Initial Committed Purchasers represent to the
INITIAL COMMITTED       Debtors that the Initial Committed Purchasers hold, as
PURCHASER OWNERSHIP:    of the date of the Commitment Letter, collectively, on
                        behalf of certain funds and managed accounts, in excess of $58.0 million in face amount of the Notes. If the Initial Committed Purchasers, at any time prior to the date on which the Plan shall be confirmed by the Bankruptcy Court or the termination of the Commitment
                        Letter, shall fail to hold collectively, on behalf of such funds and managed accounts, at least $58 million in face amount of the Notes, the Initial Committed
                        Purchasers shall promptly deliver written notice (the
                        "Sell-Down Notice") thereof to Intermet.

                        So long as Intermet is not in breach of its obligations under the Commitment Letter, Intermet may terminate the Commitment Letter at any time within five business days of its receipt of the Sell-Down Notice by delivering to the Initial Committed Purchasers written notice (the "Sell-Down Termination Notice") of such termination. Upon the receipt of the Sell-Down Termination Notice by the Initial Committed Purchasers, the Commitment Letter shall terminate and all of the obligations of the parties thereto (other than the obligations of Intermet to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect.

COMMITMENT AMOUNT:      In accordance with the terms and conditions of the
                        Commitment Letter and this Term Sheet, Intermet shall pay the Initial Committed Purchasers an amount equal to $3.0 million (the "Commitment Amount") on the Effective
                        Date. In the event that the Commitment Letter is terminated prior to the Effective Date, the Commitment
                        Amount shall not be payable. Notwithstanding anything contained herein to the contrary, in the event that the Commitment Letter is terminated in accordance herewith prior to the Effective Date, the Initial Committed
                        Purchasers sole and exclusive remedy shall be limited to the payment of the Reimbursable Expenses accrued up until the date of termination and the Indemnification
                        Obligation (as defined in the Commitment Letter).

                        The Initial Committed Purchasers shall have no duties or obligations under the Commitment Letter, Private Placement Purchase Agreement or Cash-Out Purchase Agreement, other than those expressly set forth herein or therein.

                        Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the payment of the Commitment Fee shall be subject to the approval of the Commitment Letter by the Bankruptcy Court, and such payment not causing a default under the DIP Credit Facility; provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

ALTERNATE APPLICATION   So long as the Commitment Letter has not been previously
OF THE COMMITMENT       terminated, on the Effective Date, the Initial Committed
AMOUNT:                 Purchasers: (i) may purchase up to 300,000 additional
                        shares of New Common Stock, at a purchase price of $
                        10.00 per share, by delivering to Reorganized Intermet, by wire transfer of immediately available funds, cash in an amount up to the Commitment Amount that the Initial
                        Committed Purchasers shall have previously received; and
                        (ii) may apply all or any portion of the Commitment
                        Amount otherwise payable to the Initial Committed
                        Purchasers toward the purchase of up to 300,000 additional shares of New Common Stock at a purchase price of $10.00 per share. Any shares of New Common
                        Stock purchased by an Initial Committed Purchaser
                        (collectively, the "Alternate Subscription Shares") pursuant to this paragraph shall be issued to such Initial Committed Purchaser on the Effective Date, and the portion of the Commitment Amount otherwise payable to such Initial Committed Purchaser shall be correspondingly reduced.

PLAN SUPPORT:           Until the termination of the Commitment Letter in
                        accordance with its terms, the Initial Committed
                        Purchasers agree to support confirmation of the Plan and agree not to support any other plan of reorganization with regard to the Company.

                                    EXHIBIT A

                              INTERMET CORPORATION

If the latest calendar month          Then the year-to-date
ending at least 25 days               2005 consolidated
prior to the Effective Date           EBITDA, excluding
is the month of:                      administrative fees and
                                      expenses associated with the
                                      Restructuring, for such calendar
                                      month shall be no less than:

June 2005                             $15,230,000
July 2005                             $14,163,000
August 2005                           $17,149,000
September 2005                        $22,476,000
October 2005                          $26,799,000
November 2005                         $29,725,000
December 2005                         $27,459,000

                                    EXHIBIT B

                             STOCKHOLDERS' AGREEMENT

                             STOCKHOLDERS AGREEMENT

                                      AMONG

                              INTERMET CORPORATION

                                       AND

                        THE STOCKHOLDERS SPECIFIED HEREIN

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
STOCKHOLDERS AGREEMENT among INTERMET CORPORATION and THE
      STOCKHOLDERS SPECIFIED HEREIN..........................................................    1

TABLE OF CONTENTS............................................................................    i

INTERMET CORPORATION STOCKHOLDERS AGREEMENT..................................................    1

Preamble.....................................................................................    1

ARTICLE I DEFINITIONS........................................................................    1
      1.1  Definitions.......................................................................    1

ARTICLE II RESTRICTIONS ON TRANSFER..........................................................    3
      2.1  Transfers Binding Upon Transferees................................................    3
      2.2  Restrictions on Transfer..........................................................    3
      2.3  Agreement to Become Party; Invalid Transfers......................................    5
      2.4  Issuance of New Company Shares....................................................    5
      2.5  Legends...........................................................................    5

ARTICLE III INFORMATION RIGHTS AND CONFIDENTIALITY...........................................    6
      3.1  Information Rights................................................................    6
      3.2  Confidentiality...................................................................    6

ARTICLE IV MISCELLANEOUS.....................................................................    7
      4.1  Amendment and Waiver..............................................................    7
      4.2  Severability......................................................................    7
      4.3  Entire Agreement..................................................................    7
      4.4  Successors and Assigns............................................................    7
      4.5  Counterparts......................................................................    8
      4.6  Remedies..........................................................................    8
      4.7  Notices...........................................................................    8
      4.8  Delivery by Facsimile.............................................................    8
      4.9  Descriptive Headings..............................................................    8
      4.10 Governing Law.....................................................................    8
      4.11 Submission to Jurisdiction........................................................    9
      4.12 Agreement Binding and Enforceable.................................................    9

                              INTERMET CORPORATION
                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of [EFFECTIVE DATE], among INTERMET Corporation, a Delaware corporation (the "Company"), each of the holders of the Common Stock (as hereinafter defined), as set forth on Schedule 1, and each other holder or potential holder of Common Stock who may be or may become bound by the terms of this Agreement, pursuant to the provisions of Sections 2.3, 2.4, or 4.12 hereof or otherwise (the "Stockholders").

                                    PREAMBLE

            WHEREAS, pursuant to the Plan (as hereinafter defined), each Stockholder listed on Schedule I hereto is receiving from the Company, on the date hereof, the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto; and

            WHEREAS, pursuant to the Plan, the Company and the Stockholders are entering into this Agreement to govern certain of their rights relating to the Common Stock.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 DEFINITIONS. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Beneficial Owner" and "Beneficial Ownership" shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The term "Beneficially Owned" shall have a correlative meaning.

            "Common Stock" means the Common Stock, $[-] par value per share, of the Company.

            "Company" has the meaning set forth in the first paragraph hereof.

            "Company Shares" means any shares of any class or series of capital stock of the Company (or any securities, options, or warrants convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company) held by any Stockholder.

            "Effective Date" means the date and time immediately following the consummation of the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Person" has the meaning set forth in Section 2.2.

            "Plan" means the Debtors' Plan of Reorganization filed by the Company with the United States Bankruptcy Court of the Eastern District of Michigan, Southern District, on June 24, 2005, as amended, modified and supplemented on or prior to the date hereof.

            "Public Offering" means any public offering of Common Stock registered under the Securities Act.

            "R2 Investments" means R2 Investments, LDC and/or one or more of its related or associated entities.

            "Registrant" has the meaning assigned in Rule 12b-2 under the Exchange Act.

            "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

            "Stanfield" means Stanfield Capital Partners LLC and/or one or more of its related or associated entities.

            "Stockholders" has the meaning set forth in the Preamble.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, capital stock possessing the voting power under normal circumstances to elect a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

            "Ten Percent Holder" means, the Beneficial Owner of at least 10% of the outstanding Common Stock on the Effective Date.

"Transfer" has the meaning set forth in Section 2.2 of this Agreement. The terms "Transferee", "Transferor" "Transferred" and other forms of the word "Transfer" shall have correlative meanings.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

            2.1 TRANSFERS BINDING UPON TRANSFEREES. The terms of this Agreement shall be binding upon any Transferee of any Company Shares.

            2.2 RESTRICTIONS ON TRANSFER. The following restrictions shall apply to any Transfer of any of the Company Shares:

            (a) If an individual, partnership, limited liability company, firm, company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (each a "Person"), shall attempt to transfer in any manner whatsoever, including by way of sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition to the Company, any of the Company Shares (any such transfer or assignment being a "Transfer"), (provided, however, that a transaction that is a pledge shall not be deemed a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer), then such Transfer shall be void and shall not be recognized by the Company, except as authorized pursuant to this Section 2.2.

            (b) The restrictions contained in this Section 2.2 are for the purpose of ensuring that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders. In connection therewith, and to provide for the effective policing of these provisions, a potential transferor or transferee who proposes to effect a Transfer, prior to the date of the proposed Transfer, must submit a request in writing (a "Request") that the Company review the proposed Transfer and authorize or not authorize the proposed Transfer. A Request shall be mailed or delivered to the attention of the Chief Executive Officer and the General Counsel of the Company at the Company's principal place of business or telecopied to the Company's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Company. A Request shall include (i) the name, address and telephone number of the proposed transferee, (ii) a description of the interest proposed to be Transferred by the proposed transferee, (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the proposed transferor of the interest to be Transferred, (v) the percentage of the proposed transferor's Company Shares to be Transferred and (vi) a Request that the Company authorize, if appropriate, the Transfer and inform the proposed transferor and transferee of its determination regarding the proposed Transfer. Each such Request shall be reviewed, on behalf of the Company, by the Company's General Counsel or, if the Company does not have a General Counsel at the time of such Request, by the Chief Executive Officer of the Company (such reviewing executive hereinafter referred to as the "Reviewer"). Subject to subparagraph (c) hereof, the Reviewer shall conclusively determine whether to authorize or reject the proposed Transfer, and shall promptly, and in any event within thirty (30) days after receipt of (i) a properly completed Request and (ii) any additional information the Reviewer may request pursuant to Section 2.2(c), inform the proposed transferee or transferor making the Request of such determination.

            (c) Notwithstanding anything to the contrary set forth in this
Section 2.2, the Reviewer shall authorize (i) any proposed Transfer by a Stockholder of the Company to another Stockholder of the Company, and (ii) any proposed Transfer of all of the Company Shares owned by the proposed transferor to a Person who is treated as a single record holder under the Exchange Act. The Reviewer shall reject any proposed Transfer that the Reviewer determines in good faith could cause the Company to be required to become a Registrant under the Exchange Act due to the number of Stockholders. For the avoidance of doubt, the Reviewer shall address requests for Transfers contemplated in the order in which the Requests are received. In deciding whether to approve any proposed Transfer, the Reviewer may seek the advice of outside counsel to the Company and may request all relevant additional information from the proposed Transferor and/or the Transferee necessary to make her or his determination. The Reviewer may rely in good faith upon any advice so provided and on information provided in the Request or pursuant to this Section 2.2(c).

            (d) Any Transfer attempted to be made in violation of this Section
2.2 will be null and void. The proposed transferee shall not be entitled to any rights of stockholders of the Company, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions, with respect to the Company Shares that were the subject of such attempted Transfer.

            (e) In addition to any remedies available to the Company under applicable law or in equity, after learning of a Transfer not in compliance with this Section 2.2, the Company shall demand the immediate surrender, or cause to be immediately surrendered, to the Company, all certificates representing the Company Shares that were the subject of such attempted transfer, or any proceeds received upon a sale of such Company Shares, and any dividends or other distributions made after such noncompliant transfer with respect to such Company Shares, if any. Any such surrendered certificates shall be destroyed. If any such certificates are not immediately surrendered, the Company shall cancel such certificates, or cause such certificates to be cancelled, on the stock transfer records and other records of the Company. Any shares attempted to be transferred pursuant to a destroyed or cancelled certificate shall continue to be registered in the name of the purported Transferor. Nothing in this subparagraph (e) shall be deemed inconsistent with the Transfer of such securities being deemed null and void pursuant to subparagraph (d) hereof.

            (f) The Company may require, as a condition precedent to the registration of the Transfer of any of the Company Shares or the payment of any distribution on any of the Company Shares, that the proposed transferor and transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Shares. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Chief Executive Officer under the direction of the Board of Directors to be necessary or advisable to implement this Section 2.2, including, without limitation, instructing the transfer agent not to register any Transfer of Company Shares on the Company's stock transfer records if it has knowledge that such Transfer is prohibited by this Section 2.2, and/or authorizing such transfer agent to require an affidavit from a transferee or transferor regarding such Person's ownership of Company Shares and other evidence that a Transfer will not be prohibited by this Section 2.2, as a condition to registering any Transfer.

            (g) Nothing contained in this Section 2.2 shall limit the authority of the Company, its executive officers or the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to ensure that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders.

            (h) The provisions of this Section 2.2 shall terminate upon the earliest of (i) any Public Offering of Common Stock, (ii) the filing by the Company of a registration statement pursuant to Section 12(g) of the Exchange Act, and (iii) such time as the Board of Directors determines that the provisions of this Section 2.2 are no longer necessary for the preservation of the Company's status as a non-reporting company under the Exchange Act.

            (i) This Section 2.2 shall not apply to the Transfer of any Common Stock offered and sold by a Stockholder in conjunction with a Public Offering. Upon completion of a Public Offering, the holder of any certificate representing any Common Stock offered or sold in conjunction with such Public Offering shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing either of the legends required under Section 2.5.

            2.3 AGREEMENT TO BECOME PARTY; INVALID TRANSFERS. No Stockholder may Transfer any Company Shares unless, prior to the consummation thereof, such Stockholder delivers to the Company a counterpart or joinder of this Agreement executed by the Transferee of such Company Shares.

            2.4 ISSUANCE OF NEW COMPANY SHARES. Prior to any issuance of Company Shares (other than pursuant to a Public Offering) to any Person who is not already a Stockholder, the Company shall cause such Person to execute and agree to deliver to the Company a counterpart or joinder of this Agreement.

            2.5 LEGENDS. (a) Each certificate evidencing Company Shares subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Company Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF [-], 2005, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE "COMPANY") AND ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Subject to the prior approval of the Board of Directors, the holder of any certificate representing Company Shares and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

(b) In addition, each certificate evidencing Company Shares issued to a Ten Percent Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

 A holder of a certificate representing shares of Company Shares and bearing such legend shall be entitled to have a new certificate issued without such legend upon delivery to the Company of an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required to ensure compliance with the Securities Act.

                                   ARTICLE III
                     INFORMATION RIGHTS AND CONFIDENTIALITY

            3.1 INFORMATION RIGHTS. After the end of each fiscal year, the Company shall provide to each Stockholder that shall request such information in writing (so long as such information may be provided by the Company without unreasonable effort or expense), an audited balance sheet of the Company as of the end of such fiscal year, and an audited statement of income and statement of cash flows of the Company for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Company's independent public accountants.

            3.2 CONFIDENTIALITY. Each Stockholder agrees to use commercially reasonable efforts (equivalent to the efforts such Stockholder applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all information regarding the Company and its business provided to such Stockholder by the Company pursuant to Section 3.1 or otherwise for a period of two years following receipt thereof, except that such Stockholder may disclose such information: (a) to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2; (b) in connection with any Transfer or proposed Transfer to any bona fide proposed Transferee that has agreed in writing to comply with the covenant contained in this Section 3.2 (and any such bona fide proposed Transferee may disclose such information to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2); (c) as required or requested by any governmental authority or compelled by any court decree, subpoena or legal or administrative order or process; (d) in connection with the exercise of any right or remedy under this Agreement or in connection with any action, claim, lawsuit, demand, investigation or proceeding to which such Stockholder is a party before any governmental authority or before any arbitrator or panel of arbitrators; or (e) that ceases to be confidential through no fault of such Stockholder.

                                   ARTICLE IV
                                  MISCELLANEOUS

            4.1 AMENDMENT AND WAIVER. This Agreement may only be modified or amended, and the provisions hereof may be waived, by an instrument in writing signed by the Company and approved by the Board of Directors, provided, however, that: (a) any amendment, modification or waiver that would adversely affect the rights or obligations of all Stockholders under Sections 2.2 and 3.1 hereof shall not be effective without the prior written consent of the holders of at least 66.6% of all shares of Common Stock then issued and outstanding; (b) any amendment, modification and waiver that would adversely affect the rights or obligations of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights or obligations hereunder of all Stockholders, shall not be effective as to such Stockholder without its prior written consent; and (c) the Company may automatically amend Schedule 1 hereto and may distribute such amended Schedule 1 to each of the Stockholders upon any change in any Stockholder's information thereon, such as a change in the Stockholder's notice information or a change required as a result of a Transfer of Common Stock by a Stockholder in accordance with this Agreement, or a change required as a result of the addition of additional Stockholders in accordance with Section 2.3 or
Section 2.4. Any waiver of any provision of this Agreement must be granted in writing by the party granting such waiver.

            4.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            4.3 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            4.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and their respective successors and permitted assigns, subject to the restrictions on transfer set forth herein.

            4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            4.6 REMEDIES. The Company and the other Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            4.7 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule 1 hereto and to any subsequent holder of Company Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

            INTERMET Corporation
            5445 Corporate Drive
            Suite 200
            Troy, Michigan 48098
            Attn: Chief Executive Officer and General Counsel

            4.8 DELIVERY BY FACSIMILE. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            4.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


            4.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            4.11 SUBMISSION TO JURISDICTION. The Company and each Stockholder hereby irrevocably submit to any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction of any court of the State of Delaware located in Wilmington and waive any and all objections to jurisdiction that they may have under the laws of the State of Delaware or the United States and any claim or objection that any such court is an inconvenient forum.

            4.12 AGREEMENT BINDING AND ENFORCEABLE. This Agreement shall be binding on and enforceable by each holder of Common Stock that shall receive such Common Stock pursuant to the terms of the Plan, to the same extent and with the same effect as if such holder shall have executed and delivered this Agreement as of the date hereof, irrespective of whether (a) such holder is a signatory hereto; (b) such holder's name is set forth on Schedule 1 hereto; and
(c) such holder shall receive the certificate or certificates evidencing such Common Stock on or after the Effective Date. Upon the written request of the Company, each holder of Common Stock that is not a signatory to this Agreement agrees to execute and deliver to the Company a counterpart or joinder to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                     INTERMET CORPORATION

                                     By: ____________________________________
                                         Name:
                                         Title:

                                     [Name of Stockholder]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                     [Name of Stockholder]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                     [Name of Stockholder]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                     [Name of Stockholder]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                   [Signature Pages to Stockholders Agreement]

                                   SCHEDULE 1
                                  STOCKHOLDERS

NAME AND ADDRESS                                        SHARES OF
 OF STOCKHOLDER                                        COMMON STOCK
----------------                                       ------------

                                    ANNEX "B"

                       Summary of the Terms and Conditions
                      of the Registration Rights Agreement

      The Registration Rights Agreement shall provide, among other things, that:

      (i) within sixty days after the date on which Reorganized Intermet shall receive a written request, signed by either of the Initial Committed Purchasers, pursuant to which such Initial Committed Purchaser shall request that Reorganized Intermet register the resale of the shares of New Common Stock held by such Initial Committed Purchaser under the Securities Act of 1933, as amended (the "Securities Act"), Reorganized Intermet shall prepare and file, and shall use its reasonable best efforts to have declared effective within sixty days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock held by such Initial Committed Purchaser (the "Shelf Registration"); and

      (ii) Reorganized Intermet shall keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Securities and Exchange Commission (the "SEC"), (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradeable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act or (e) such Registrable Securities cease to be outstanding.

      The Registration Rights Agreement shall include such other provisions, including provisions relating to indemnification and contribution and the payment by Reorganized Intermet of the fees and expenses incurred by the Initial Committed Purchasers, customarily included in registration rights agreements entered into in connection with similar financings.

      The Registration Rights Agreement shall also provide that any person holding more than 10% of the outstanding New Common Stock on the Effective Date shall be entitled to piggy-back registration rights.

                                    ANNEX "C"

                          Key Employee Rights Offering

            Name of Key                                            Number of Shares
             Employee                                             of New Common Stock
---------------------------------------                           -------------------
Those persons who upon consummation of                               181,249*
the Plan, shall be entitled to receive
stay bonuses under the Intermet Amended
and Restated Employee Retention Plan,
dated effective September 20, 2004 and
restated December 8, 2004 and are
classified as Tier I Participants or
Tier II Participants

* To the extent that the KERP Shares exercised by TIER I participants plus the KERP Shares exercised by the TIER II participants is less than 181,249, such TIER I participants and such TIER II participants may purchase the KERP Shares that have not otherwise been exercised on a pro rata basis based upon the KERP payment which would otherwise be due to such participant. In no event will more than 181,249 shares be issued.